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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.          )

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Filed by a Party other than the Registrant ☐
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☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material under §240.14a-12

REGAL ENTERTAINMENT GROUP
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON MAY 9, 2012

DEAR STOCKHOLDERS:

        We cordially invite you to attend the Annual Meeting of Stockholders of Regal Entertainment Group, which will be held on May 9, 2012 at 8:30 a.m. (Eastern Time) at our Pinnacle Stadium 18 at Turkey Creek theatre, located at 11240 Parkside Drive, Knoxville, Tennessee 37922 for the following purposes:

  1.
  To elect three Class I directors to serve for three-year terms on our board of directors;

  2.
  To approve, on an advisory, non-binding basis, the compensation of our named executive officers;

  3.
  To ratify the Audit Committee's selection of KPMG LLP as our independent registered public accounting firm for the fiscal year ending December 27, 2012;

  4.
  To approve amendments to our 2002 Stock Incentive Plan; and

  5.
  To transact such other business as may properly come before the Annual Meeting of Stockholders or any adjournments or postponements thereof.

        These items of business are more fully described in the Proxy Statement accompanying this notice.

        Our board of directors has fixed the close of business on Wednesday, March 14, 2012 as the record date for determining the stockholders entitled to notice of and to vote at the Annual Meeting of Stockholders or at any adjournment or postponement thereof. Therefore, stockholders who owned shares of our Class A or Class B common stock at the close of business on March 14, 2012 are entitled to notice of and to vote at the meeting. A list of these stockholders will be available at the time and place of the meeting and, during the ten days prior to the meeting, at the office of the Secretary of Regal Entertainment Group at 7132 Regal Lane, Knoxville, Tennessee 37918.

        Only stockholders and persons holding proxies from stockholders may attend the meeting. If your shares are registered in your name, you should bring your proxy card and a proper form of identification such as your driver's license to the meeting. If your shares are held in the name of a broker, trust, bank or other nominee, you will need to bring a proxy or letter from that broker, trust, bank or other nominee that confirms you are the beneficial owner of those shares.

        In order that your shares may be represented at the meeting if you are not personally present, you are urged to vote your shares by telephone or Internet, or, if you have received hard copy materials, by completing, signing and dating the enclosed proxy card and returning it promptly in the accompanying postage prepaid (if mailed in the U.S.) return envelope.

ALL STOCKHOLDERS ARE EXTENDED A CORDIAL INVITATION
TO ATTEND THE ANNUAL MEETING OF STOCKHOLDERS

By Order of the Board of Directors,

Knoxville, Tennessee April 20, 2012	Peter B. Brandow Executive Vice President, General Counsel and Secretary

i

ii

PROXY STATEMENT

 GENERAL INFORMATION

        This proxy statement is provided in connection with the solicitation of proxies by the board of directors of Regal Entertainment Group, a Delaware corporation (the "Company" or "Regal"), for use at the Annual Meeting of Stockholders of the Company, to be held on May 9, 2012 at 8:30 a.m. (Eastern Time), or any adjournment or postponement thereof, at our Pinnacle Stadium 18 at Turkey Creek theatre, located at 11240 Parkside Drive, Knoxville, Tennessee 37922 (the "Annual Meeting").

        Pursuant to the rules and regulations of the Securities and Exchange Commission (the "SEC"), we are providing access to our proxy materials, which include our notice of annual meeting, proxy statement and summary annual report over the Internet at www.proxyvote.com. These proxy materials are available without charge.

        This proxy statement and the accompanying proxy are first being sent or given to stockholders beginning on or about April 20, 2012. The costs of this proxy solicitation will be borne by the Company, which maintains its principal executive offices at 7132 Regal Lane, Knoxville, Tennessee 37918.

THE PROXY

        A stockholder submitting a proxy by telephone or over the Internet or by mailed proxy card may revoke such proxy at any time before it is used by giving written notice of revocation to the Secretary of the Company, by delivering to the Secretary of the Company a duly executed proxy bearing a later date or by voting in person at the Annual Meeting. Attendance at the Annual Meeting will not, in and of itself, revoke a proxy. Proxies provided by telephone or over the Internet or by mailed proxy card, unless revoked, will be voted at the Annual Meeting as directed by you, or, in the absence of such direction, as the board of directors recommends for proposals 1, 2, 3 and 4 at the Annual Meeting.

VOTING AT THE ANNUAL MEETING

        The only voting securities of the Company are its shares of Class A and Class B common stock (collectively, the "Common Stock"). Only stockholders of record of our Common Stock at the close of business on March 14, 2012, the date selected as the record date by our board of directors, are entitled to vote at the Annual Meeting. The holders of Class A common stock are entitled to one vote per share and the holders of Class B common stock are entitled to ten votes per share on each matter submitted to a vote of the stockholders. The shares of Class A and Class B common stock will vote together as a single class on all matters to be considered at the Annual Meeting. At the close of business on March 14, 2012, 131,561,044 shares of Class A common stock and 23,708,639 shares of Class B common stock were outstanding and entitled to vote.

        The holders of a majority of the voting power of the Common Stock entitled to vote at the Annual Meeting and who are present, in person or by proxy, will constitute a quorum for the transaction of business at the Annual Meeting or any adjournment or postponement thereof. Abstentions and broker non-votes (which are explained below) are counted as present to determine whether there is a quorum for the Annual Meeting. Directors are elected by a plurality of the affirmative votes cast by the stockholders present at the Annual Meeting in person or by proxy, and entitled to vote. Cumulative voting is not permitted in the election of directors. The affirmative vote of the holders of a majority of the voting power of the Common Stock present at the Annual Meeting, in person or by proxy, and entitled to vote, is necessary for ratification of the Company's auditors, for approval of the amendments to the 2002 Stock Incentive Plan and for approval, on an advisory basis, of the Company's executive compensation, provided that the approval of the amendments to the 2002 Stock Incentive Plan, which includes an amendment to increase the total number of shares of our Class A common stock reserved and available for issuance, also requires that the total votes cast on the amendments represent over 50% of the outstanding shares of our Common Stock entitled to vote on the proposal. If ratification of the auditors is not approved, our Audit Committee of the board of directors will reconsider the matter.

        Abstentions and broker non-votes are not relevant to the proposals regarding the election of directors or the advisory vote on executive compensation. Abstentions on the proposals regarding the ratification of the Company's auditors and the approval of the amendments to the 2002 Stock Incentive Plan will have the effect of votes against those proposals. Broker non-votes will have no effect on the vote for the ratification of the Company's auditors or the approval of the amendments to the 2002 Stock Incentive Plan. A broker non-vote occurs if a stockholder does not provide the record holder of their shares (usually a bank, broker or other nominee) with voting instructions on a matter and the holder is not permitted to vote on the matter without instructions from such stockholder under the New York Stock Exchange (the "NYSE") rules.

        Unless you indicate otherwise on your proxy card, the persons named as your proxies will vote your shares in accordance with the recommendations of the board of directors. These recommendations are: FOR election of all of the nominees for director named in this proxy statement, FOR approval, on an advisory basis, of executive compensation, FOR approval of the amendments to the 2002 Stock Incentive Plan, and FOR ratification of KPMG LLP ("KPMG") as our independent registered public accounting firm for the fiscal year ending December 27, 2012.

PROPOSAL 1.
ELECTION OF CLASS I DIRECTORS

        Regal's business and affairs are managed under the direction of our board of directors, which is currently comprised of ten members. The size of our board of directors may be fixed from time to time by our board of directors as provided in our bylaws. Pursuant to our amended and restated certificate of incorporation, our board of directors is divided into three classes, designated as Class I, Class II and Class III, and the members of each class are elected to serve a three-year term, with the terms of office of each class ending in successive years.

Director Nomination

        The Company's board of directors shall be comprised of individuals who meet the highest possible personal and professional standards. Our director nominees should have broad experience in management, policy making and/or finance, relevant industry knowledge, business creativity and vision. They should also be committed to enhancing stockholder value and should be able to dedicate sufficient time to effectively carry out their duties.

        The Nominating and Corporate Governance Committee monitors the mix of skills, knowledge, perspective, leadership, age, experience and diversity among directors in order to assure that the board of directors has the ability to perform its oversight function effectively.

        The Nominating and Corporate Governance Committee considers many factors when determining the eligibility of candidates for nomination as director. The Committee does not have a formal diversity policy; however, the Committee considers the diversity of candidates to ensure that the board is comprised of individuals with a broad range of experiences and backgrounds who can contribute to the board's overall effectiveness in carrying out its responsibilities.

        The Nominating and Corporate Governance Committee considers the following specific characteristics in making its nominations for our board of directors:

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  Personal and professional integrity;

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  Exceptional ability and broad business judgment;

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  Skills, knowledge and a diverse perspective;

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  Leadership;

  •
  Industry knowledge;

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  Business creativity and vision; and

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  Overall experience, age and diversity.

For additional information relating to the nomination process, see the discussion under the heading "Corporate Governance—Nominating and Corporate Governance Committee."

        Since the 2011 Annual Meeting of Stockholders, no fees were paid to any third party to identify or evaluate a potential director nominee. In 2009, Amy E. Miles, our Chief Executive Officer, was referred to our Nominating and Corporate Governance Committee as a director candidate. Upon the recommendation of the Nominating and Corporate Governance Committee, the board of directors increased its size from nine directors to ten and elected Ms. Miles to the board effective June 30, 2009.

        At this Annual Meeting of Stockholders, there are three nominees for election to the board of directors, each of whom, if elected, will serve as a Class I director. The Class I directors, each of whom were recommended for election by the Nominating and Corporate Governance Committee, will serve on the board of directors for a three-year term expiring on the date of our Annual Meeting of Stockholders to be held in 2015. The names of each nominee and continuing director, their respective ages (as of March 15, 2012), class of the board of directors, the year during which each director's current term expires, the year they became a Company director and any current or former directorships of other publicly-held corporations (within the last five years) appear below in tabular format. Additional biographical information about our nominees and continuing directors is set forth in more detail below. There are no family relationships among any director, executive officer or any person nominated or chosen by us to become a director.

        Each nominee is an incumbent director and each nominee has consented to be named herein and to serve on the board of directors if elected. If any of these director nominees should be unavailable for election at the time of the Annual Meeting of Stockholders, which is not anticipated, the proxies will be voted for such other person as may be recommended by the Nominating and Corporate Governance Committee and the board of directors in place of each such nominee.

Name	Age	Class or Nominee Class	Expiration of Current Term	Director Since	Current or Former Public Company Directorships(2)
Charles E. Brymer(1)	52	I	2012	2007	N/A
Michael L. Campbell(1)	58	I	2012	2002	National CineMedia, Inc. (NasdaqGS: NCMI)
Alex Yemenidjian(1)	56	I	2012	2005	MGM Resorts International, Inc. (NYSE: MGM). Guess?, Inc. (NYSE: GES)
Thomas D. Bell, Jr.	62	II	2013	2002	Cousins Properties Incorporated (NYSE: CUZ) AGL Resources, Inc. (NYSE: AGL) Norfolk Southern Corporation (NYSE: NSC) Lincoln National Corporation Co. (NYSE: LNC)
David H. Keyte	55	II	2013	2006	N/A
Amy E. Miles	45	II	2013	2009	National CineMedia, Inc. (NasdaqGS: NCMI)
Lee M. Thomas	67	II	2013	2006	Airgas, Inc. (NYSE: ARG)
					Rayonier, Inc. (NYSE: RYN)
					Dupont (NYSE: DD)
Stephen A. Kaplan	53	III	2014	2002	Oaktree Capital Group, LLC (NYSE: OAK) Genco Shipping & Trading Limited (NYSE: GNK) Alliance Healthcare Services, Inc. (NYSE: AIQ)
Jack Tyrrell	65	III	2014	2006	N/A
Nestor R. Weigand, Jr.	73	III	2014	2005	N/A

(1)
Director nominee.

(2)
For a detailed description of current or former public company directorships held within the last five years, please see each individual director's biographical summary immediately below.

Nominees and Continuing Directors of the Company

        All of our directors and director nominees bring extensive management and leadership experience acquired through their individual roles as executives and business leaders in many diverse areas of business. In these executive roles, they have taken hands-on, day-to-day responsibility for strategy and operations, including management of capital, risk and business cycles. In addition, many of our directors and director nominees bring public company board experience—either significant experience on other boards or long service on our board—that broadens their knowledge of board policies and processes, rules and regulations, issues and solutions.

        In the paragraphs below, we describe each director's individual management and leadership experience for at least the last five years, which we believe, in the aggregate, creates a well-rounded and capable board of directors and contributes to the overall effectiveness of our board and each of its committees.

 Nominees for Director—Class I
For a Three Year Term Expiring 2015

        Charles E. Brymer, 52, has served as a director since September 2007 and was appointed as a member of our Audit Committee in August 2011 and as a member of our Compensation Committee in October 2009. Mr. Brymer has served as President and Chief Executive Officer of DDB Worldwide Communications Group, Inc., an advertising and communications company that is part of the Omnicom Group, since April 2006. Mr. Brymer served as Chairman and Chief Executive Officer of Interbrand Group, a branding and design firm, from 1994 to 2006.

        The Nominating and Corporate Governance Committee has determined that Mr. Brymer's extensive executive management and branding and advertising experience make him a suitable nominee for re-election to the Company's board of directors.

        Michael L. Campbell, 58, has served as a director since March 2002 and as the Chairman of the Board since December 2011. Mr. Campbell served as the Executive Chairman of the Board from June 2009 until December 2011 and as the Chief Executive Officer and Chairman of the Board from May 2005 until June 2009. Prior to that, he was the Co-Chairman of the Board and Co-Chief Executive Officer from March 2002 until May 2005. Mr. Campbell founded Regal Cinemas, Inc., a wholly owned subsidiary of the Company, in November 1989, and served in various executive officer positions, including Chief Executive Officer and Executive Chairman of the Board, from its inception until August 2011. Mr. Campbell served as a director and executive officer of Regal Cinemas, Inc. when it filed for bankruptcy under Chapter 11 of the United States Bankruptcy Code on October 11, 2001 and throughout the bankruptcy proceedings. Prior to Mr. Campbell's service with Regal Cinemas, Inc., he served as the Chief Executive Officer of Premiere Cinemas Corporation, which he co-founded in 1982, and served in such capacity until Premiere was sold in October 1989. Mr. Campbell served as a director of National CineMedia, Inc. (NasdaqGS: NCMI) from October 2006 until December 2011 and as a director of National CineMedia, LLC from March 2005 until December 2011.

        The Nominating and Corporate Governance Committee has determined that Mr. Campbell's extensive industry knowledge and executive management experience make him a suitable nominee for re-election to the Company's board of directors. The Nominating and Corporate Governance Committee believes Mr. Campbell brings to the board of directors a valuable historical perspective of board and Company operations.

        Alex Yemenidjian, 56, has served as a director since October 2005 and is the Chairman of our Audit Committee. Mr. Yemenidjian has served as Chairman of the Board and Chief Executive Officer of Tropicana Las Vegas Hotel and Casino, Inc. since July 2009 and Chairman of the Board and Chief Executive Officer of Armenco Holdings, LLC since January 2005. He served as Chairman of the Board and Chief Executive Officer of Metro Goldwyn Mayer Inc. from April 1999 to April 2005 and was a director thereof from November 1997 to April 2005. Mr. Yemenidjian also served as a director of MGM Resorts International, Inc. ("MGM") (formerly MGM Grand, Inc. and MGM Mirage Resorts, Inc.) (NYSE: MGM) from 1989 to 2005 and held senior executive positions with MGM, including President, Chief Operating Officer and Chief Financial Officer, from May 1994 through December 1999. In addition, Mr. Yemenidjian served as an executive of the Tracinda Corporation, the majority owner of Metro Goldwyn Mayer Inc., and of MGM from January 1990 to January 1997 and from February 1999 to April 1999. Prior to 1990, Mr. Yemenidjian was the Managing Partner of Parks, Palmer, Turner & Yemenidjian, Certified Public Accountants. Mr. Yemenidjian currently serves as a director of Guess?, Inc. (NYSE: GES), Baron Investment Funds Trust, USC Marshall School of Business Board of Leaders and as Co-Chair of The Imagine the Arts Campaign at California State University, Northridge.

        The Nominating and Corporate Governance Committee has determined that Mr. Yemenidjian's accounting and finance background coupled with his extensive executive management and public company board experience make him a suitable nominee for re-election to the Company's board of directors.

Continuing Directors—Class II
Term Expires 2013

        Thomas D. Bell, Jr., 62, is our Lead Director and has served on the board since March 2002. He is the Chairman of our Nominating and Corporate Governance Committee and was previously a member of our Audit Committee until October 2009. Mr. Bell is currently the Vice Chairman and Partner of Goddard Investment Group. Prior to that, Mr. Bell served as the Chief Executive Officer and a director of Cousins Properties Incorporated (NYSE: CUZ), a real estate investment trust, from January 2001 until July 2009. Prior thereto, Mr. Bell served as senior advisor at Credit Suisse First Boston Corporation, overseeing real estate activities. Mr. Bell also spent ten years with Young & Rubicam and retired as the Chairman and Chief Executive Officer. Mr. Bell currently serves as the Chairman of Mesa Capital Partners, a real estate investment company, as the non-executive Chairman of SecurAmerica LLC, a national commercial security company, and as a director at AGL Resources, Inc. (NYSE: AGL) and Norfolk Southern Corporation (NYSE: NSC). Mr. Bell served as a director of Lincoln National Corporation Co. (NYSE: LNC) from May 1988 to May 2005.

        The Nominating and Corporate Governance Committee has determined that Mr. Bell's extensive public company board experience together with his real estate, investment and executive management experience make him a suitable continuing member of the Company's board of directors. In addition, the Nominating and Corporate Governance Committee believes Mr. Bell brings to the board of directors a valuable historical perspective of board and Company operations.

        David H. Keyte, 55, has served as a director since September 2006 and was appointed as a member of our Compensation Committee in August 2011. Mr. Keyte is the Chairman of the Board and Chief Executive Officer of Caerus Oil and Gas LLC, which he co-founded in November 2009. Prior to that, Mr. Keyte held senior executive positions at Forest Oil Corporation from November 1997 until November 2009, including the positions of Chief Financial Officer, Executive Vice President and Chief Accounting Officer.

        The Nominating and Corporate Governance Committee has determined that Mr. Keyte's vast executive management experience and his finance and accounting background make him a suitable continuing member of the Company's board of directors.

        Amy E. Miles, 45, has served as a director and our Chief Executive Officer since June 2009. Prior to becoming our Chief Executive Officer, Ms. Miles served as our Executive Vice President, Chief Financial Officer and Treasurer from March 2002 through June 2009. Ms. Miles has also served in various executive officer positions, including Chief Executive Officer, Executive Vice President, Chief Financial Officer and Treasurer, of Regal Cinemas, Inc., a wholly owned subsidiary of the Company, since April 1999. She served as an executive officer of Regal Cinemas, Inc. when it filed for bankruptcy under Chapter 11 of the United States Bankruptcy Code on October 11, 2001 and throughout the bankruptcy proceedings. Ms. Miles was a Senior Manager with Deloitte & Touche from 1998 to 1999. From 1989 to 1998, she was with PricewaterhouseCoopers, LLP. Ms. Miles currently serves as a director for National CineMedia, Inc. (NasdaqGS: NCMI) and as an Executive Board Member of the National Association of Theatre Owners.

        The Nominating and Corporate Governance Committee has determined that Ms. Miles' finance and accounting background together with her extensive industry knowledge make her a suitable nominee for the Company's board of directors. In addition, since Ms. Miles has been involved with the Company for over ten years, the Nominating and Corporate Governance Committee believes that Ms. Miles brings to the board of directors a valuable historical perspective of board and Company operations.

        Lee M. Thomas, 67, has served as a director since May 2006 and is a member of our Audit Committee. Mr. Thomas served as President and Chief Executive Officer of Rayonier, Inc. from March 2007 until he retired in December 2011. Prior to that, Mr. Thomas held senior executive positions at Georgia Pacific Corporation from 1993 until December 2005, including the position of President and Chief Executive Officer. Prior thereto, he was Chairman and Chief Executive Officer of Law Companies Environmental Group Inc. and has held numerous federal and state government positions, including positions with the U.S. Environmental Protection Agency, the Federal Emergency Management Agency and the Office of the Governor of South Carolina. Mr. Thomas currently serves as a director for Airgas, Inc. (NYSE: ARG), Dupont (NYSE: DD) and as the Chairman of the Board of Rayonier, Inc. (NYSE: RYN). Mr. Thomas served as a director of the Federal Reserve Bank of Atlanta until January 2011.

        The Nominating and Corporate Governance Committee has determined that Mr. Thomas' extensive management experience in the governmental sector coupled with his executive and leadership roles, including public board experience, in the private sector make him a suitable continuing member of the Company's board of directors.

Continuing Directors—Class III
Term Expires 2014

        Stephen A. Kaplan, 53, has served as a director since March 2002, is the Chairman of our Compensation Committee and a member of our Nominating and Corporate Governance Committee. Mr. Kaplan is currently a principal and director of Oaktree Capital Group, LLC. Since 1995, Mr. Kaplan has managed Oaktree's Principal Investment Activities Group, which invests in controlling and minority positions in private and public companies. Prior to joining Oaktree Capital Group, LLC, Mr. Kaplan was a Managing Director of Trust Company of the West. Prior to his work with Trust Company of the West, Mr. Kaplan was a partner with the law firm Gibson, Dunn & Crutcher. Mr. Kaplan currently serves as a director of Genco Shipping & Trading Limited (NYSE: GNK), Cannery Casino Resorts, LLC, Oaktree Capital Group, LLC (NYSE: OAK), Pierre Foods, Inc. and Townsquare Media, Inc. Mr. Kaplan served on the board of directors of Alliance Healthcare Services, Inc. (formerly known as Alliance Imaging, Inc. (NYSE: AIQ)) from May 2007 until he resigned in May 2008.

        The Nominating and Corporate Governance Committee has determined that Mr. Kaplan's legal background and education, extensive investment background and his public board experience make him a suitable continuing member of the Company's board of directors. In addition, since Mr. Kaplan has been a Company director since 2002, the Nominating and Corporate Governance Committee believes Mr. Kaplan brings to the board of directors a valuable historical perspective of board and Company operations.

        Jack Tyrrell, 65, has served as a director since May 2006 and was appointed as a member of our Audit Committee in October 2009. Mr. Tyrrell founded five venture capital funds since 1985 and currently serves as managing partner of Richland Ventures II, L.P. and Richland Ventures III, L.P. Mr. Tyrrell also has experience serving as a director over the past 25 years for various portfolio companies. In the past five years, Mr. Tyrrell has served on the board of directors of e+ healthcare, Symbion, Inc., Physicians Capital and Appriss, Inc.

        The Nominating and Corporate Governance Committee has determined that Mr. Tyrrell's extensive venture capital experience together with his lengthy board service on various boards of directors make him a suitable continuing member of the Company's board of directors.

        Nestor R. Weigand Jr., 73, has served as a director since October 2005 and is a member of our Compensation Committee and Nominating and Corporate Governance Committee. Mr. Weigand is currently the Chairman and Chief Executive Officer of J. P. Weigand & Sons, Inc., a residential, commercial, industrial and investment real estate firm, and served as its President from 1983 to 2001. Mr. Weigand has been employed by J.P. Weigand & Sons, Inc. since 1961. Mr. Weigand has served as a member of the International Real Estate Federation ("FIABCI") since 1985 and also serves as Chairman of the Board of Wesley Medical Center, a wholly owned subsidiary of Hospital Corporation of America, and as a director of the National Association of Realtors. Mr. Weigand has over 50 years of experience in the real estate industry and has served in a variety of key roles in domestic and international real estate organizations. Mr. Weigand served as the World President of FIABCI from 2001 to 2002 and the President of the National Association of Realtors in 1988. He served as a director of the Wichita Area Association of Realtors and the Kansas Association of Realtors. Mr. Weigand is also a former director of Central Bank & Trust, 4th National Bank, and Nations Bank.

        The Nominating and Corporate Governance Committee has determined that Mr. Weigand's real estate, leadership and executive management experience make him a suitable continuing member of the Company's board of directors.

        The board of directors unanimously recommends a vote "FOR" the election of each of the three nominees to serve as a Class I Director.

 CORPORATE GOVERNANCE

Corporate Governance Guidelines

        Our board of directors adopted Corporate Governance Guidelines that reflect the principles by which the Company operates and set forth the Company's director qualification standards, responsibilities, compensation, evaluation, orientation and continuing education, board committee structure, Chief Executive Officer performance review, management succession planning and other policies for the governance of the Company. Copies of the Corporate Governance Guidelines are available on our website at www.regmovies.com under "Investor Relations"—"Corporate Governance" or in print, without charge, to any stockholder who sends a request to the office of the Secretary of Regal Entertainment Group at 7132 Regal Lane, Knoxville, Tennessee 37918.

Code of Business Conduct and Ethics

        Our board of directors adopted the Code of Business Conduct and Ethics applicable to the Company's directors, officers and employees. The Code of Business Conduct and Ethics sets forth the Company's conflict of interest policy, records retention policy, insider trading policy and policies for the protection of the Company's property, business opportunities and proprietary information. The Code of Business Conduct and Ethics requires prompt disclosure to stockholders of any waiver of the Code of Business Conduct and Ethics for executive officers or directors made by the board of directors or any committee thereof. Copies of the Code of Business Conduct and Ethics are available on our website at www.regmovies.com under "Investor Relations"—"Corporate Governance" or in print, without charge, to any stockholder who sends a request to the office of the Secretary of Regal Entertainment Group at 7132 Regal Lane, Knoxville, Tennessee 37918.

Risk Management

        The Company's board of directors believes that oversight of the Company's risk management efforts is the responsibility of the entire board of directors. We view risk management as an important part of the Company's overall strategic planning process. The board of directors receives updates from its committees on individual areas of risk. In addition, the Audit Committee established an internal audit function to provide management, the Audit Committee and the board of directors with ongoing assessments of the Company's risk management processes and system of internal control. As part of its responsibilities, the Audit Committee inquires of management and our independent auditors about the Company's processes for identifying and assessing such risks and exposures and the steps management has taken to minimize such risks and exposures to the Company. The Audit Committee also reviews the Company's guidelines and policies that govern the processes for identifying and assessing significant risks or exposures and for formulating and implementing steps to minimize such risks and exposures to the Company.

Board and Committee Information

        The board of directors held four meetings during our fiscal year ended December 29, 2011, to which we refer as fiscal 2011. Each of our incumbent directors attended at least 75% of the aggregate number of meetings held by the board of directors and by the committees of the board of directors on which they served for the period during which each director was a member during fiscal 2011.

Communications with the Board

        Interested parties, including our stockholders, desiring to communicate with our board members, including our lead non-management director or non-management directors as a group, may do so by mailing a request to the Secretary of Regal Entertainment Group at 7132 Regal Lane, Knoxville, Tennessee 37918. Pursuant to the instruction of the Company's non-management directors, the Secretary will review inquiries and if they are relevant to, and consistent with our operations, policies and procedures, they will be forwarded to the director or directors to whom they are addressed. Inquiries not forwarded will be retained by the Company and will be made available to any director upon request.

Stockholder Recommendations of Candidates for Director

        Stockholders wishing to recommend candidates to the Nominating and Corporate Governance Committee for consideration as directors should submit a written recommendation to the office of the Secretary of Regal Entertainment Group at 7132 Regal Lane, Knoxville, Tennessee 37918. The Nominating and Corporate Governance Committee employs a process for evaluating all candidates for director, including those recommended by stockholders. See the discussion under the heading "Corporate Governance—Nominating and Corporate Governance Committee."

Director Independence

        Our board of directors has determined that each of Messrs. Bell, Brymer, Kaplan, Keyte, Thomas, Tyrrell, Weigand and Yemenidjian qualifies as an independent director under the applicable listing standards of the NYSE and the Company's categorical standards for independence adopted by our board of directors, as set forth below. In addition, each member of the Company's Audit Committee, Compensation Committee and Nominating and Corporate Governance Committee qualifies as an independent director under the applicable listing standards of the NYSE and the SEC applicable to such committees. Pursuant to the NYSE listing standards, a director shall be considered independent if the board of directors makes an affirmative determination after a review of all relevant information that the director has no material relationship with the Company. Under the categorical standards for independence established by our board of directors, a director will not be considered independent if the director:

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  is, or within the last three years has been, employed by the Company;

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  has an immediate family member (which, for purposes of the these independence standards, shall include such person's spouse, parents, children, siblings, mothers and fathers-in-law, sons and daughters-in-law, brothers and sisters-in-law and anyone (other than domestic employees) who shares such person's home) who is, or within the last three years has been, employed as an executive officer of the Company;

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  has received, during any twelve month period within the last three years, more than $120,000 per year in direct compensation from the Company other than director and committee fees and pension or other forms of deferred compensation for prior service (provided such compensation is not contingent in any way on continued service);

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  has an immediate family member who received, during any twelve month period within the last three years, more than $120,000 per year in direct compensation from the Company other than pension or other forms of deferred compensation (provided such compensation is not contingent in any way on continued service);

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  is a current partner or employee of the Company's auditor;

  •
  was, within the last three years, a partner or employee of the Company's auditor and personally worked on the Company's audit during that time;

  •
  has an immediate family member who is a current partner of the Company's auditor;

  •
  has an immediate family member who is a current employee of the Company's auditor and personally works on the Company's audit;

  •
  has an immediate family member who was, within the last three years, a partner or employee of the Company's auditor and personally worked on the Company's audit during that time;

  •
  is, or within the last three years has been, employed as an executive officer of another company where any of the Company's present executives serve, or within the last three years have served, on such other company's compensation committee;

  •
  has an immediate family member who is, or within the last three years has been, employed as an executive officer of another company where any of the Company's present executives serve, or within the last three years have served, on such other company's compensation committee;

  •
  is an employee of a company that has made payments to, or received payments from, the Company for property or services in an amount which, in any of the last three fiscal years, exceeds the greater of $1 million or 2% of such other company's consolidated gross revenues; or

  •
  has an immediate family member who is a current executive officer of a company that has made payments to, or received payments from, the Company for property or services in an amount which, in any of the last three fiscal years, exceeds the greater of $1 million or 2% of such other company's consolidated gross revenues.

        The following factor is also considered by the board of directors in making an independence determination. However, the board of directors is not precluded from finding a director to be independent if the director:

  •
  is, or within the last three years has been, an executive officer of a charitable organization that receives contributions from the Company in an amount which, in any single fiscal year, exceeds the greater of $1.0 million or 2% of such charitable organization's consolidated gross revenues.

Board Leadership Structure and Role in Risk Oversight

        Our bylaws and Corporate Governance Guidelines permit the roles of Chairman of the Board and Chief Executive Officer to be filled by different individuals. Under the current board leadership structure, Mr. Campbell serves as our non-executive Chairman of the Board and Ms. Miles serves as our Chief Executive Officer. At this time, our board of directors believes that this structure is best for the Company as it allows our Chairman to oversee board matters and assist with strategic initiatives, while enabling our Chief Executive Officer to focus on management and daily operations of the

Company. Mr. Campbell and Ms. Miles have a long standing working relationship and our current leadership structure is part of the Company's long term succession planning.

        While the roles of Chairman of the Board and Chief Executive Officer are currently held by different individuals, our Chairman is not considered independent under the NYSE rules because he previously served as our Executive Chairman and our Chief Executive Officer. Other than Mr. Campbell and Ms. Miles, all of our directors are independent, as discussed above.

        The board of directors as a whole is responsible for overseeing risks that could affect the Company. The Audit Committee conducts much of this oversight by working with management, other internal staff and the independent auditor to identify and assess potential risks and exposures. The Audit Committee formulates and implements steps to minimize such risks and exposures to the Company, as more fully described in the Audit Committee Charter.

Executive Sessions

        Our non-management directors meet in an executive session at least once per year and approve a lead non-management director annually. For fiscal 2011, the lead non-management director was Thomas D. Bell, Jr. and Mr. Bell will continue to serve in this role for fiscal 2012. We intend to hold an executive session including only our non-management directors at least once a year.

Attendance at Annual Meetings

        We encourage, but do not require, our board members to attend our Annual Meeting of Stockholders. Last year, six of our ten directors serving at the time of our Annual Meeting of Stockholders attended such meeting.

Committees

        Our board of directors has established three standing committees. The standing committees consist of an Audit Committee, a Compensation Committee and a Nominating and Corporate Governance Committee. The standing committees are comprised entirely of non-management directors as provided in the table below.

Board Member	Audit	Compensation	Nominating and Corporate Governance
Thomas D. Bell, Jr.(1)			X
Charles E. Brymer(1)(2)	X	X
Michael L. Campbell(3)
Stephen A. Kaplan(1)		X	X
David H. Keyte(1)(4)		X
Amy E. Miles
Lee M. Thomas(1)	X
Jack Tyrrell(1)	X
Nestor R. Weigand, Jr.(1)		X	X
Alex Yemenidjian(1)	X
Meetings Held in Fiscal 2011	8	2	1

(1)
non-management directors

(2)
Mr. Brymer joined the Audit Committee in August 2011 and attended the two meetings held after his appointment in fiscal 2011.

(3)
Mr. Campbell was a management director in fiscal 2011, but will be a non-management (non-independent) director in fiscal 2012.

(4)
Mr. Keyte joined the Compensation Committee in August 2011 and attended the one meeting held after his appointment in fiscal 2011.

        Each of our Audit Committee, Compensation Committee and Nominating and Corporate Governance Committee operates under a charter, adopted by our board of directors, which is available on our website at www.regmovies.com under "Investor Relations"—"Corporate Governance," or in print, without charge, to any stockholder who sends a request to the office of the Secretary of Regal Entertainment Group at 7132 Regal Lane, Knoxville, Tennessee 37918. The functions performed by each of the committees of the board of directors are briefly described below.

Audit Committee

        The duties and responsibilities of the Audit Committee are to:

  •
  oversee the integrity of the Company's financial statements;

  •
  oversee the Company's compliance with legal and regulatory requirements;

  •
  review the qualifications and independence of the registered public accounting firm engaged to be the independent auditor of the Company;

  •
  evaluate the performance of the Company's internal audit function and the independent registered public accounting firm; and

  •
  prepare the report required to be included in our annual meeting proxy statements.

        Our board of directors has determined that each of the members of the Audit Committee is financially literate and that Mr. Yemenidjian qualifies as an "audit committee financial expert" within the meaning of the rules and regulations of the SEC.

Compensation Committee

        The Compensation Committee is responsible for reviewing and making recommendations to the board of directors regarding compensation of the Company's directors and executive officers and administering and implementing the Company's incentive compensation plans and equity based plans. The Compensation Committee's duties and responsibilities are to:

  •
  review and approve corporate goals and objectives relevant to the compensation of the Company's executive officers;

  •
  evaluate the performance of the Company's executive officers in light of such goals and objectives; and

  •
  determine and approve the Company's executive officers' compensation level based on such evaluation.

        The Compensation Committee also reviews and discusses the Compensation Discussion and Analysis with our management, and based on such review and discussions, has recommended to the board of directors that the Compensation Discussion and Analysis be included in this proxy statement.

        Under our Compensation Committee Charter, the Compensation Committee has the authority to retain and terminate any compensation consultant and has the sole authority to approve the consultant's fees and other retention terms. In 2011, the Compensation Committee engaged Pay Governance LLC as an outside compensation consultant to review and make recommendations regarding the terms and conditions of the Separation and General Release Agreement, dated

December 20, 2011, between Mr. Campbell and the Company. In the past, the Compensation Committee engaged outside compensation consultants Mellon Human Resources & Investor Services and Towers Perrin to review and make recommendations regarding our executive and director compensation programs and our long-term incentive based compensation. Certain elements of our executive compensation program have been developed, based in part, on the recommendations of the outside compensation consultants. See the discussion under the heading "Compensation Discussion and Analysis" for further information regarding the executive compensation program.

        The Compensation Committee has the authority to obtain advice and assistance from our executives, internal or external legal, accounting or other advisors as it determines necessary to carry out its duties. Under the Compensation Committee Charter, however, none of our executives shall be involved in the Compensation Committee's determination of his or her own compensation. The Compensation Committee has the ability to delegate its authority to its members or a subcommittee as it deems appropriate, provided that any delegate or subcommittee shall report any actions taken by it to the whole Compensation Committee at the Compensation Committee's next regularly scheduled Compensation Committee meeting.

Nominating and Corporate Governance Committee

        The Nominating and Corporate Governance Committee's duties and responsibilities are to:

  •
  identify qualified nominees for our board of directors;

  •
  develop and recommend to our board of directors a set of corporate governance principles to assist the board of directors in fulfilling its corporate governance responsibilities; and

  •
  oversee an annual evaluation of the board of directors and management.

The Nominating and Corporate Governance Committee has the ability to consider nominees recommended by stockholders and other interested parties and does not distinguish between nominees recommended by our stockholders and those recommended by other parties. The procedures to be followed by stockholders in submitting such recommendations are available in our bylaws.

        The Nominating and Corporate Governance Committee identifies director candidates based on input provided by a number of sources, including members of the Committee, other directors, our stockholders, our Chief Executive Officer and third parties. The Nominating and Corporate Governance Committee also has the authority to consult with or retain advisors or search firms to assist in the identification of qualified director candidates. As part of the identification process, the Nominating and Corporate Governance Committee takes into account each nominee's skills, knowledge, perspective, broad business judgment and leadership, relevant industry knowledge, business creativity and vision, experience, age and diversity, all in the context of the perceived needs of the board of directors at that time. The Nominating and Corporate Governance Committee does not have a formal diversity policy; however, it considers the diversity of candidates to ensure that the board is comprised of individuals with a broad range of experiences and backgrounds who can contribute to the board's overall effectiveness in carrying out its responsibilities. Incumbent directors who are being considered for re-nomination are re-evaluated both on their performance as directors and their continued ability to meet the required qualifications.

 Director Compensation During Fiscal 2011

        Directors who are our employees or our subsidiaries' employees receive no additional cash or equity compensation for service on our board of directors. All of our directors are reimbursed for reasonable out-of-pocket expenses related to attendance at board of directors and committee meetings. In fiscal 2011, we provided the following annual compensation to directors who were not employed by us or our subsidiaries:

Name	Fees earned or paid in cash(1)	Stock awards(2)	All other compensation(3)	Total
Thomas D. Bell, Jr.	$40,000	$100,000	$6,880	$146,880
Charles E. Brymer	$41,250	$100,000	$6,880	$148,130
Stephen A. Kaplan	$40,000	$100,000	$6,880	$146,880
David H. Keyte	$40,000	$100,000	$6,880	$146,880
Lee M. Thomas	$45,000	$100,000	$6,880	$151,880
Jack Tyrrell	$45,000	$100,000	$6,880	$151,880
Nestor R. Weigand, Jr.	$40,000	$100,000	$6,880	$146,880
Alex Yemenidjian	$50,000	$100,000	$6,880	$156,880

(1)
Non-employee directors received an annual cash retainer for service on our board of directors of $40,000 during fiscal 2011. During fiscal 2011, Mr. Yemenidjian, the Chairman of the Audit Committee, received an additional $10,000 annual cash retainer and Messrs. Thomas and Tyrrell each received an additional $5,000 annual cash retainer for their full year of service on the Audit Committee. Mr. Brymer, who was appointed to the Audit Committee in August 2011, received an additional $1,250 annual cash retainer for his partial year of service on the Audit Committee. Directors do not receive additional cash or equity compensation for service on any other committees of the board of directors.

(2)
During fiscal 2011, each director who was not an employee of the Company received a grant of restricted Class A common stock having, at the time of grant, a fair market value of approximately $100,000 (as computed in accordance with FASB ASC Topic 718). Such shares of restricted stock vest on the first anniversary of the date of grant. On January 12, 2011, Messrs. Bell, Brymer, Kaplan, Keyte, Thomas, Tyrrell, Weigand and Yemenidjian each received a grant of 8,190 shares of restricted stock, based on the closing market price of the Company's Class A common stock of $12.21 per share on such date. These amounts represent the portion of the fair value of the restricted shares during fiscal 2011 (disregarding estimated forfeitures for service based vesting conditions) for financial statement reporting purposes in accordance with FASB ASC Topic 718, and do not represent cash payments made to the individuals or amounts realized, or amounts that may be realized. The amounts reported for fiscal 2011 do not include the portion of the fair value of the January 11, 2012 grant to each of our non-employee directors of 8,130 restricted shares of Class A common stock, having a fair market value of approximately $100,000 (as computed in accordance with FASB ASC Topic 718), based on the closing market price of the Company's Class A common stock of $12.30 per share on such date.

(3)
Represents dividends paid on the shares of restricted stock held by our non-employee directors during fiscal 2011.

 BENEFICIAL OWNERSHIP OF VOTING SECURITIES

        The following table shows information with respect to beneficial ownership of our Common Stock, as of March 31, 2012, for:

  •
  each of our directors and our executive officers listed in the 2011 Summary Compensation Table provided below, who we refer to as our named executive officers;

  •
  all of our directors and executive officers as a group; and

  •
  each person known by us, based upon our review of documents filed by them with the SEC with respect to the ownership of our shares of Common Stock, to beneficially own five percent or more of either class of our Common Stock.

        We have calculated the percentage of beneficial ownership based on 131,567,629 shares of Class A common stock and 23,708,639 shares of Class B common stock outstanding as of the close of business on March 31, 2012.

	Class A common stock		Class B common stock
Name of Beneficial Owner	Amount and Nature of Beneficial Ownership(1)	Percent of Class	Amount and Nature of Beneficial Ownership(1)	Percent of Class	Percentage of Voting Power(2)
Directors
Thomas D. Bell, Jr.(3)	61,958	*	—	—	*
Charles E. Brymer(3)	40,380	*	—	—	*
Michael L. Campbell(4)	666,354	*	—	—	*
Stephen A. Kaplan(3)	115,636	*	—	—	*
David H. Keyte(3)(5)	49,760	*	—	—	*
Lee M. Thomas(3)	54,814	*	—	—	*
Jack Tyrrell(3)(6)	244,814	*	—	—	*
Nestor R. Weigand, Jr.(3)	59,458	*	—	—	*
Alex Yemenidjian(3)	44,958	*	—	—	*
Executive Officers
Amy E. Miles(7)	482,984	*	—	—	*
Gregory W. Dunn(8)	100,723	*	—	—	*
Peter B. Brandow(9)	193,622	*	—	—	*
David H. Ownby(10)	118,807	*	—	—	*
Group
All directors and executive officers as a group (13 persons)	2,234,268	1.7	—	—	*
Five Percent Stockholders
Anschutz Company(11)	73,708,639	47.5	23,708,639	100%	77.9
Ameriprise Financial, Inc.(12)	7,314,691	5.6	—	—	*

*
Represents less than 1%.

(1)
Beneficial ownership is determined under the rules of the SEC and includes voting or investment power with respect to the securities. Unless indicated by footnote, the address for each listed director and executive officer is 7132 Regal Lane, Knoxville, Tennessee 37918. Except as indicated by footnote, the persons named in the table report having sole voting and investment power with respect to all shares of Class A common stock and Class B common stock shown as beneficially owned by them.

  Class B common stock may convert into Class A common stock on a one-for-one basis. The number of shares of Class A common stock and Class B common stock outstanding used in calculating the percentage for each listed person includes the shares of Class A common stock and Class B common stock and shares of Class A common stock underlying warrants or options held by that person that are currently exercisable or are exercisable within 60 days of March 31, 2012, but excludes shares of Class A common stock and Class B common stock and shares of Class A common stock underlying warrants or options held by any other person.

(2)
Each share of Class A common stock has one vote and each share of Class B common stock has ten votes on all matters to be voted on by stockholders. This column represents the combined voting power of the outstanding shares of Class A common stock and Class B common stock held by such beneficial owner (assuming exercise of currently exercisable options) and assumes that no currently outstanding shares of Class B common stock have been converted into Class A common stock.

(3)
Includes 8,130 shares of restricted stock.

(4)
Includes 162,290 shares of restricted stock.

(5)
Represents direct ownership of 41,760 shares of Class A common stock and indirect ownership of 8,000 shares of Class A common stock. The indirect ownership of 8,000 shares of Class A common stock consists of 4,000 shares held by the Hemingway Irrevocable Trust and 4,000 shares held by the Katherine Elizabeth Keyte Trust.

(6)
Represents direct ownership of 44,814 shares of Class A common stock and indirect ownership of 200,000 shares of Class A common stock. The indirect ownership of 200,000 shares of Class A common stock consists of 100,000 shares held by the Jack Tyrrell Revocable Trust and 100,000 shares held by JRS Partners GP.

(7)
Includes 301,457 shares of restricted stock.

(8)
Includes 84,055 shares of restricted stock.

(9)
Includes 61,993 shares of restricted stock.

(10)
Includes 47,111 shares of restricted stock and 45,566 shares subject to currently exercisable options.

(11)
The 73,708,639 shares of Class A common stock represent: (i) 42,700,730 shares of Class A common stock owned directly by Anschutz Company, (ii) 5,839,416 shares of Class A common stock owned by Anschutz Family Investment Company ("AFIC"), (iii) 1,459,854 shares of Class A common stock owned by AFIC II, and (iv) 23,708,639 shares of Class A common stock issuable upon the conversion of a like number of shares of Class B common stock owned by Anschutz Company. Anschutz Company is the manager and one percent owner of both AFIC and AFIC II and may be deemed to beneficially own all shares held by AFIC and AFIC II. The address of Anschutz Company is 555 17th Street, Suite 2400, Denver, CO 80202. This information was derived from the Schedule 13G/A filed with the SEC by Anschutz Company on February 14, 2011.

(12)
Represents beneficial ownership of 7,314,691 shares of Class A common stock as reported in the Schedule 13G/A filed with the SEC jointly by Columbia Management Investment Advisers, LLC ("Columbia") and its parent company Ameriprise Financial, Inc. ("Ameriprise") on February 14, 2012. The address of Columbia is 225 Franklin Street, Boston, MA 02110. The address of Ameriprise is 145 Ameriprise Financial Center, Minneapolis, MN 55474.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

        Section 16(a) of the Exchange Act requires our directors and executive officers, and persons who own more than 10% of a registered class of our equity securities, to file with the SEC initial reports of ownership and reports of changes in ownership of our Common Stock and other equity securities. Executive officers, directors and holders of greater than 10% of our Common Stock are required by regulations of the SEC to furnish us with copies of all Section 16(a) reports they file.

        To our knowledge, based solely upon a review of the copies of such reports furnished to us and/or written representations that no other reports were required to be filed during fiscal 2011, all filing requirements under Section 16(a) applicable to our officers, directors and 10% stockholders were satisfied timely.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Related Person Transaction Policy

        Our board of directors has adopted a policy for the review, approval or ratification of transactions involving the Company and "related persons" as defined under the relevant SEC rules. The policy covers any related person transaction that meets the minimum threshold for disclosure in the proxy statement under the relevant SEC rules (generally, transactions involving amounts exceeding $120,000 in which a related person has a direct or indirect material interest). Our policy is as follows:

  •
  Any proposed related person transaction must be reported to the Company's Chief Executive Officer, Chief Financial Officer or General Counsel, whom we refer to in this policy as authorized officers, and reviewed and approved by the Audit Committee, after full disclosure of the related person's interest in the transaction, prior to effectiveness or consummation of the transaction, whenever practicable.

  •
  If an authorized officer determines that advance approval of such transaction is not practicable under the circumstances, the Audit Committee shall review, after full disclosure of the related person's interest in the transaction, and, in its discretion, may ratify the transaction at the next Audit Committee meeting or at its next meeting following the date that such transaction comes to the attention of such authorized officer.

  •
  An authorized officer may present any such transaction arising in the time period between meetings of the Audit Committee to the Chair of the Audit Committee, who shall review and may approve such transaction, subject to ratification, after full disclosure of the related person's interest in the transaction, by the Audit Committee at the next Audit Committee meeting.

  •
  Transactions involving compensation of executive officers shall be reviewed and approved by the Compensation Committee, pursuant to the Compensation Committee charter.

  •
  In review of a related person transaction, the Audit Committee will review all relevant information available to it, and the Audit Committee may approve or ratify such transaction only if the Audit Committee determines that, under all of the circumstances, the transaction is in, or is not inconsistent with, the best interests of the Company.

  •
  The Audit Committee may, in its sole discretion, impose such conditions as it deems appropriate on the Company or the related person in connection with the approval of such transaction.

Related Party Transactions

        During fiscal 2011, in connection with an agreement with an Anschutz affiliate, Regal received various forms of advertising in exchange for on-screen advertising provided in certain of its theatres. The value of such advertising was approximately $0.1 million.

        During fiscal 2011, Regal Cinemas incurred approximately $0.1 million of expenses payable to Anschutz affiliates for certain advertising services during fiscal 2011. Also during fiscal 2011, Regal Cinemas received less than $0.1 million from an Anschutz affiliate for rent and other expenses related to a theatre facility.

        During fiscal 2011, the Company received approximately $0.5 million from an Anschutz affiliate for management fees related to a theatre site in Los Angeles, California.

        During fiscal 2011, Mr. Campbell's brothers, Charles Campbell and Rick Campbell, were employed by us as our Vice President of Security and Vice President of Information Technology, respectively. Charles Campbell's compensation in fiscal 2011 was approximately $139,000. Rick Campbell's compensation for fiscal 2011 was approximately $154,000.

        The Audit Committee has reviewed and approved or ratified these transactions.

Employment Agreements

        We have entered into employment agreements with each of our named executive officers. For the details of these agreements, see the discussion under the heading "Compensation Discussion and Analysis—Elements of Compensation" below.

        As detailed in the current report on Form 8-K filed with the SEC on December 22, 2011, during fiscal 2011 the Company entered into a Separation and General Release Agreement with Mr. Campbell, pursuant to which Mr. Campbell resigned as Executive Chairman of the Company, effective December 28, 2011. Under the Separation and General Release Agreement, the Company paid Mr. Campbell his base salary through December 28, 2011 and his annual bonus for fiscal 2011 in the amount of $800,000. In exchange for his continuing service as Chairman of the Board, the Company will also pay Mr. Campbell a $100,000 annual cash retainer and make annual grants to him of restricted shares of Class A common stock of the Company having, at the time of grant, a fair market value of $200,000. In addition, Mr. Campbell's unvested equity awards, comprised of 122,916 unvested restricted shares and 169,682 unvested performance shares at December 29, 2011, remained outstanding. Mr. Campbell will be considered in service for purposes of vesting in these equity awards as long as he continues to be a member of the board. If Mr. Campbell's service on the board terminates other than due to his voluntary resignation from the board or his declining to be nominated for an additional term, then his unvested restricted shares will become fully vested and his unvested performance shares will remain outstanding and will vest to the extent that the as-adjusted EBITDA targets applicable to such performance shares are achieved.

Indemnification Agreements

        Regal Cinemas has entered into indemnification agreements with each of Messrs. Campbell, Dunn, Brandow and Ownby and Ms. Miles. The indemnification agreements provide that Regal Cinemas will indemnify each of those individuals against claims arising out of events or occurrences related to that individual's service as an agent of Regal Cinemas, except among other restrictions to the extent such claims arise from conduct that was knowingly fraudulent, a knowing violation of law or of any policy of Regal Cinemas, deliberately dishonest or in bad faith or constituted willful misconduct. Under the employment agreements with each of our named executive officers, the Company will indemnify each such executive against all liabilities, with respect to such executive's service as an officer, and as a director, to the extent applicable.

        On March 3, 2006, the board of directors adopted a form of Director Indemnification Agreement to be used as a template for future indemnification agreements between the Company and its directors. Pursuant to the indemnification agreement, the Company will indemnify each director who becomes a party thereto against claims arising out of events or occurrences related to such individual's service on our board of directors; provided such individual acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Company and our stockholders, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. Under the indemnification agreements, we agree to maintain directors' and officers' liability insurance for our directors. As of the date of this proxy statement, the Company has entered into indemnification agreements with each of its directors.

AUDIT COMMITTEE REPORT

        Our Audit Committee reviews our financial reporting process on behalf of our board of directors. In March 2004, our board of directors adopted a written charter for our Audit Committee, and has re-evaluated it in connection with the filing of our annual report on Form 10-K with the SEC. In fulfilling its responsibilities, the Audit Committee has reviewed and discussed the audited financial statements contained in the 2011 annual report on Form 10-K with our management and our independent registered public accounting firm, KPMG. Our management is responsible for the financial statements and the reporting process, including the system of internal controls. KPMG is responsible for expressing an opinion on the conformity of those audited financial statements with U.S. generally accepted accounting principles. KPMG is also responsible for expressing an opinion on the effectiveness of the Company's internal control over financial reporting.

        The Audit Committee has discussed with KPMG the matters requiring discussion by Statement on Auditing Standards No. 61, Communication with Audit Committees (as amended), and all other matters required to be discussed with the auditors. In addition, the Audit Committee has received the written disclosures and the letter from KPMG required by Independence Standards Board No. 1 (Independence Discussions with Audit Committees), as modified or supplemented, and discussed with KPMG their independence from Regal and our management. The Audit Committee has received the written disclosures and the letter from KPMG required by applicable requirements of the Public Company Accounting Oversight Board regarding KPMG's communications with the Audit Committee concerning independence, and, with KPMG, has discussed KPMG's independence.

        Based on the reviews and discussions to which we refer above, the Audit Committee recommended to our board of directors (and our board of directors has approved) that the audited financial statements be included in our annual report on Form 10-K for fiscal 2011, for filing with the SEC.

        Respectfully submitted on April 20, 2012 by the members of the Audit Committee of the board of directors.

                      Alex Yemenidjian, Chairman
                      Charles Brymer
                      Jack Tyrrell
                      Lee M. Thomas

        In accordance with the rules and regulations of the SEC, the above report of the Audit Committee shall not be deemed to be "soliciting material" or to be "filed" with the SEC or subject to Regulations 14A or 14C of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), or to the liabilities of Section 18 of the Exchange Act and shall not be deemed to be incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Exchange Act, notwithstanding any general incorporation by reference of this proxy statement into any other filed document.

Independent Registered Public Accounting Firm

        KPMG served as our independent registered public accounting firm for fiscal 2011 and has been selected to serve as our independent registered public accounting firm for the current fiscal year, to which we refer as fiscal 2012. For the fiscal year ended December 30, 2010, to which we refer as fiscal 2010, and fiscal 2011, we incurred fees for services from KPMG as discussed below.

  •
  Audit Fees.  The aggregate fees billed for professional services rendered by KPMG for the audit of our annual financial statements included in our annual report filed on Form 10-K and the review of the financial statements included in our quarterly reports filed on Form 10-Q were approximately $1,011,000(1) for fiscal 2010 and $980,000(2) for fiscal 2011. For fiscal 2010 and fiscal 2011, such fees included fees for KPMG's examination of the effectiveness of the Company's internal control over financial reporting.

  •
  Audit Related Fees.  The aggregate fees billed for professional services rendered by KPMG for assurances and related services that are reasonably related to the performance of the audit or review of our financial statements were approximately $0 for fiscal 2010 and fiscal 2011.

  •
  Tax Fees.  The aggregate fees billed for professional services rendered by KPMG related to federal and state tax compliance, tax advice and tax planning were approximately $11,000 for fiscal 2010 and $8,600 for fiscal 2011. All of these services are permitted non-audit services.

  •
  All Other Fees.  There were $3,100 and $3,900 for professional services rendered by KPMG for continuing professional education and training in fiscal 2010 and fiscal 2011.

Audit Committee Pre-Approval Policy

        The Audit Committee pre-approves all audit and permissible non-audit services provided by our independent registered public accounting firm on a case-by-case basis. These services may include audit services, audit related services, tax services and other services. Our Chief Financial Officer is responsible for presenting the Audit Committee with an overview of all proposed audit, audit related, tax or other non-audit services to be performed by our independent registered public accounting firm. The presentation must be in sufficient detail to define clearly the services to be performed. The Audit Committee does not delegate its responsibilities to pre-approve services performed by our independent registered public accounting firm to management or to an individual member of the Audit Committee.

EXECUTIVE COMPENSATION
COMPENSATION DISCUSSION AND ANALYSIS

Goals and Objectives of Our Executive Compensation Program

        The primary goals of the Compensation Committee with respect to executive compensation are to create value for our stockholders in both the short and long term through growth in our earnings and to motivate and reward our executive officers, including our current named executive officers, Messrs. Dunn, Brandow, and Ownby and Ms. Miles. To achieve these goals, we maintain compensation plans that tie a substantial portion of our executives' overall compensation to key short-term and long-term strategic, operational and financial goals which, in fiscal 2011, were the achievement of budgeted levels of revenue, earnings before interest, taxes, depreciation and amortization ("EBITDA"), earnings before interest, taxes, depreciation, amortization and rent ("EBITDAR") margin and other non-financial goals that the Compensation Committee and board of directors deem important. We implement this philosophy by focusing on the following three key objectives:

  •
  to attract, retain and motivate talented executives;

  •
  to tie annual and long-term compensation incentives to achievement of specified performance objectives; and

(1)
Includes comfort letter and consent fess of $55,000 for fiscal 2010.

(2)
Includes comfort letter and consent fees of $20,000 for fiscal 2011.

  •
  to create long-term value by aligning the interests of our executives with our stockholders.

        To achieve these objectives, management and the members of the Compensation Committee analyze market data and evaluate individual executive performance with a goal of setting compensation at levels they believe, based on their general business and industry knowledge and experience, are comparable with executives in companies of similar size operating in the domestic motion picture exhibition industry and other comparable companies. For fiscal 2011, these companies were AMC Entertainment Inc. and Cinemark, Inc. (which we refer to as the "comparable companies"), based on such comparable companies' industry, size and scope of operations. The members of the Compensation Committee also take into account retention needs, internal pay equity, our relative performance and our own strategic goals in determining executive compensation. We generally rely on SEC filings made by each of the comparable companies or other publicly available data to collect this information.

        With respect to internal pay equity, in setting each element of compensation, the Compensation Committee makes an assessment of each executive position's responsibility for and ability to impact Company performance, and based on such analysis, provides for differing amounts of compensation with respect to different named executive officers. For example, Ms. Miles' and Mr. Dunn's annual executive incentive program targets and long-term performance based equity compensation awards, each as a percentage of base salary, are higher than those of other named executive officers, based on the Compensation Committee's determination that Ms. Miles, as our Chief Executive Officer, and Mr. Dunn as our President and Chief Operating Officer, have the greatest management and oversight responsibility and have a greater ability to affect the Company's performance than our other named executive officers. In addition, the Compensation Committee's decisions with respect to each element of compensation take into account other elements of the executive officer's compensation. Specifically, we allow each of our named executive officers the opportunity to earn a larger portion of their overall compensation in the form of long-term performance based equity awards as opposed to base salary, in order to put a greater percentage of potential compensation at risk in any given year and to further align the interests of our executives with our stockholders.

        The Company has conducted in the past, and we intend to conduct in the future, an annual review of the aggregate level of our executive compensation as part of our annual budget review and annual performance review processes, which include determining the operating metrics (such as EBITDA and EBITDAR margin targets with respect to annual cash bonuses) and non-financial elements used to measure our performance and to compensate our executive officers. In appropriate circumstances, the Compensation Committee, in its discretion, considers the recommendations of members of management, primarily Ms. Miles, our Chief Executive Officer, in setting executive compensation. In particular, the Compensation Committee finds it appropriate to solicit management's advice regarding the competitiveness of our compensation program, its perceived effectiveness in attracting, retaining and motivating talented executives, and in evaluation of executives who report to management. In addition, Ms. Miles has the ability to call Compensation Committee meetings and regularly attends such meetings. This allows Ms. Miles to provide the Compensation Committee with her assessment of the performance of the Company's executives whom she oversees. The Compensation Committee, however, makes all final determinations regarding these awards and none of our executive officers are involved in the determination of their own compensation. Ms. Miles does not attend the portion of Compensation Committee meetings during which her compensation is determined.

        The Compensation Committee does not typically determine a set allocation or weight attributable to each element of compensation. Instead, the Committee considers all elements of the executive officer's total compensation package. The Compensation Committee targets compensation levels at or above the median of the comparable companies in order to be competitive, which allows the Company to achieve its objectives of attracting, retaining and motivating talented executives. The Compensation Committee bases awards of long-term compensation in part on the amount of current cash compensation that is paid to each executive officer, because we believe that tying a substantial portion of overall compensation opportunities to long-term equity awards such as restricted stock and performance shares helps to better align the interests of our named executive officers with our stockholders.

Elements of Compensation

        Our executive compensation program consists of the following elements:

        Base Salary.    Base salaries for our executives are established based on the scope of their responsibilities, taking into account competitive market compensation for similar positions at the comparable companies, as well as seniority of the individual, and our ability to replace the individual. Generally, we believe that executive base salaries should be targeted near or above the median of the range of salaries for executives in similar positions with similar responsibilities at the comparable companies, as discussed above, in line with our compensation philosophy. Base salaries are reviewed annually by the Compensation Committee and may be adjusted from time to time pursuant to such review and/or in accordance with guidelines contained in the various employment agreements. Base salaries may also be adjusted at other appropriate times, such as at the time cash bonuses and restricted stock awards are made for the prior fiscal year, in order to realign salaries with market levels after taking into account individual responsibilities, performance and experience.

        On May 5, 2009, we entered into amended and restated employment agreements with Ms. Miles and Messrs. Campbell and Dunn and we entered into an employment agreement with Mr. Ownby. On January 13, 2010, we entered into an employment agreement with Mr. Brandow. Under their employment agreements, once increased, the base salaries for Ms. Miles and Messrs. Campbell, Dunn, Brandow and Ownby may not be reduced, and, as so increased, become the "base salary" under the agreements. All such amended and restated employment agreements and Messrs. Ownby's and Brandow's employment agreements (which we collectively refer to as the "employment agreements") comply with Section 409A of the Internal Revenue Code of 1986, as amended, to which we refer as the Code, and contain the same provisions for determination of base salaries as the prior employment agreements, as applicable, which were in effect for a significant portion of fiscal 2009. On December 20, 2011, we entered into a Separation and General Release Agreement with Mr. Campbell, pursuant to which he resigned as Executive Chairman of the Company, effective December 28, 2011. In connection with his resignation, Mr. Campbell and the Company terminated his amended and restated employment agreement. Mr. Campbell agreed to continue serving as a director of the Company, but he will not be a named executive officer of the Company for fiscal 2012.

        For several years, base salaries for each of our named executive officers remained fairly constant, with little, if any increase from year to year. Base salaries for our named executive officers were increased in line with comparable companies and in keeping with the Company's compensation philosophy in fiscal years 2008 through 2010 and for fiscal 2012. For fiscal 2011, base salaries for our named executive officers remained the same as in fiscal 2010.

        Annual Incentive Compensation.    Pursuant to the employment agreements with Ms. Miles and Messrs. Dunn, Ownby and Brandow, each such executive is eligible for annual cash incentive compensation, based on the Company's financial performance in relation to predetermined performance goals for the prior fiscal year. Prior to the termination of his employment agreement in 2011, Mr. Campbell's eligibility for annual cash incentive compensation was determined on the same basis. Under the material terms for our payment of executive incentive compensation, which has been approved by our board of directors and our stockholders, the Compensation Committee has negative discretion, which prohibits the Compensation Committee from increasing the amount of compensation payable if a performance goal is met, but allows the Compensation Committee to reduce or eliminate compensation even if such performance goal is attained. In addition to awards of annual cash incentive compensation under the annual executive incentive program, the Compensation Committee also has the authority to award discretionary annual performance bonuses to our executive officers outside such material terms. Any such discretionary annual performance bonuses, if awarded, may not be fully deductible under Section 162(m) of the Code. See the discussion under the heading "Tax Deductibility of Executive Compensation."

        The annual cash incentive compensation is intended to compensate officers for achieving short-term financial and operational goals and for achieving individual annual performance objectives over the course of one year. These objectives and goals vary from year to year and between named executive officers. They are established in writing by the Compensation Committee, with the expectation that attainment of these goals would require significant effort in light of the current business environment and that such attainment was moderately likely, based upon the assumptions made in determination of the annual targets and the Company's historic performance with respect to similarly determined targets in prior years. In fiscal 2011, these targets were allocated 75% to individual job performance and two discretionary strategic factors, targeted levels of EBITDA and EBITDAR margin, and 25% associated with financial factors applicable to all of our named executive officers, which in fiscal 2011, were targeted levels of EBITDA and EBITDAR margin. Under the material terms for payment of our executive compensation, the discretionary strategic factors used to determine 75% of the target award for our executives may be any one of, or a combination of, (1) total stockholder return; (2) such total stockholder return as compared to total return (on a comparable basis) of a publicly available index such as, but not limited to, the Standard & Poor's 500 Stock Index; (3) net income; (4) pretax earnings; (5) EBITDA; (6) EBITDAR; (7) pretax operating earnings after interest expense and before bonuses and extraordinary or special items; (8) EBITDAR margin; (9) earnings per share; (10) return on equity; (11) return on capital; (12) return on investment; (13) operating earnings; (14) working capital; (15) ratio of debt to stockholders' equity; and (16) revenue. In determining EBITDA and EBITDAR margin targets, the Company made assumptions regarding industry attendance figures for the 2011 fiscal year. Consistent with past practice, in consideration of awarding annual cash incentive bonuses, at the completion of the fiscal year, such EBITDA and EBITDAR margin targets are adjusted to reflect the actual industry attendance figures. Because industry attendance figures in 2011 were approximately 3% lower than those anticipated in determining the projected targets for the fiscal year, such EBITDA and EBITDAR margin targets were adjusted to approximately $457 million and approximately 31%, respectively. In fiscal 2011, the Company exceeded its adjusted EBITDA and EBITDAR margin targets. Because these annual cash incentive compensation amounts are intended to reward both overall Company and individual performance during the year, they can be highly variable from year to year, depending on factors both within and outside of the named executive officer's control. Therefore, when the relevant performance targets are not met, the Company does not pay its executive officers an annual cash incentive. The award of an annual cash incentive to our executive officers and the required satisfaction of target levels demonstrates the Company's appreciation of its financial risks, and in connection therewith, our board of directors believes that the Company's executive officers should participate in those financial risks as well.

        Pursuant to their employment agreements, each of Messrs. Dunn, Ownby and Brandow and Ms. Miles are, and prior to the termination of his employment agreement in 2011, Mr. Campbell was, eligible for annual cash incentives up to an amount equal to a specified percentage of such executive's salary. The Compensation Committee may increase the discretionary annual incentive paid to our executive officers using their judgment based on the Company exceeding certain financial goals, which we refer to as the "stretch incentive." Our Compensation Committee targeted annual cash incentive amounts to be paid in fiscal 2012 for performance during fiscal 2011 at 100% of base salary for Messrs. Campbell and Dunn and Ms. Miles and 75% of base salary for Messrs. Ownby and Brandow, with an additional "stretch incentive" amount of up to 50% of base salary for Messrs. Campbell and Dunn and Ms. Miles and up to 37.5% of base salary for Messrs. Ownby and Brandow. The actual amount of annual cash incentive, which varies by individual, is determined following a review of each named executive officer's individual performance and contribution to our strategic and financial goals.

Each annual cash incentive is paid in cash in an amount reviewed and approved by the Compensation Committee in the first quarter following the completion of a given fiscal year. The Compensation Committee determined the cash incentives for fiscal 2011 for the named executive officers, other than Mr. Campbell, on January 11, 2012. The Board of Directors determined the cash incentive for fiscal 2011 for Mr. Campbell in connection with his Separation and General Release Agreement on December 20, 2011. The Company achieved its adjusted EBITDA and EBITDAR margin targets in fiscal 2011 and the Compensation Committee used its discretion to pay annual cash incentive at 100% of the targeted amount for such incentives. See the discussion under the heading "2010 Summary Compensation Table" for those amounts.

        Executive Equity Incentives.    We believe that creating long-term value for our stockholders is achieved, in part, by retaining our executive officers in a challenging business environment and aligning the interests of our executive officers with those of our stockholders. To achieve this goal, we utilize a combination of awards of shares of restricted stock and performance shares under our 2002 Stock Incentive Plan, which has been approved by our board of directors and our stockholders. Our restricted stock awards apply time-based vesting and our performance shares apply both performance and time-based vesting. Based on the past recommendations of outside compensation consultant Mellon Human Resources & Investor Services, and in part upon the Compensation Committee's analysis of our named executive officers' level of responsibility for market competitiveness and our performance, we currently target the value of our equity incentive awards based on a factor ranging from 115% to 200% of our named executive officers' base salaries. In determining the number of shares of restricted stock and the number of performance shares granted to each of our executive officers in furtherance of this objective, we award approximately 43% of such equity awards in restricted stock and approximately 57% of such equity awards in performance shares, to reflect the higher potential risk of forfeiture for the performance shares. Accordingly, in fiscal 2011, the Compensation Committee targeted equity incentive awards of $920,000 for our then Executive Chairman, Mr. Campbell, and $1,500,000 for our Chief Executive Officer, Ms. Miles, which reflected 115% of Mr. Campbell's base salary and 200% of Ms. Miles' base salary. Of this targeted amount, approximately 43% of such targeted equity incentive awards was allocated to restricted stock, with a targeted value for Mr. Campbell and Ms. Miles of approximately $395,600 and $645,000, respectively, and approximately 57% was allocated to performance shares, with a targeted value for Mr. Campbell and Ms. Miles of approximately $524,400 and $855,000, respectively, with the difference between the targeted value and the grant date fair value of such awards disclosed in the 2011 Grants of Plan-Based Awards table equal to the projected payment of dividends on performance shares. The Compensation Committee targeted equity incentive awards of $618,800, $462,000 and $444,000 for Messrs. Dunn, Ownby and Brandow, respectively, which reflected 125% of Mr. Dunn's fiscal 2011 base salary, 120% of Mr. Ownby's fiscal 2011 base salary and 120% of Mr. Brandow's fiscal 2011 base salary. Of such targeted amounts, approximately 43% of such targeted equity incentive awards was allocated to restricted stock, with a targeted value of approximately $266,100, $198,700 and $190,900, for Messrs. Dunn, Ownby and Brandow, respectively, and approximately 57% was allocated to performance shares, with a targeted value of approximately $352,700, $263,300 and $253,100 for Messrs. Dunn, Ownby and Brandow, respectively.

        Awarding restricted stock and performance shares enables us to account for our executive incentive program based on the price of our Class A common stock underlying these shares, fixed at the date of grant of the awards, resulting in a known maximum cost under the program at the time of grant. In addition, the use of restricted stock and performance shares allows us to compensate our executives, in part, through the payment of dividends, which we declare from time to time on our Class A common stock. Thus, we believe, the use of restricted and performance shares provides additional linkage between the interests of our executive officers and our stockholders.

        Prior to 2005, the primary form of equity compensation that we awarded consisted of non-qualified stock options. Based in part on the recommendations of Mellon Human Resources & Investor Services,

because we pay dividends on shares of our Class A common stock, and as part of our ongoing efforts to align the interests of our executives and our stockholders, the Compensation Committee concluded that awards of restricted stock and performance shares would provide a superior motivating form of incentive compensation by allowing our executives to participate in our dividends, while permitting us to issue fewer shares and reducing potential dilution. Thus, beginning in 2005, it became our practice to grant restricted stock and performance shares, rather than options, to our executive officers. In fiscal 2011, awards of restricted stock and performance shares were made to all of our named executive officers, as described under the heading "2011 Grants of Plan-Based Awards." In fiscal 2011, as in prior years, the Compensation Committee determined that the costs to the Company of the restricted and performance share awards to our executive officers were offset by the potential cost of stock options that the Compensation Committee might otherwise award to our executive officers over the duration of the performance period.

        Restricted Stock.    As described above, awards of restricted stock serve to retain our executive officers over the vesting period of the grant by conditioning delivery of the underlying shares on continued employment with our Company for the vesting period. Periodic awards of restricted stock can be made at the discretion of the Compensation Committee to eligible executive officers.

        Performance Shares.    Our performance shares provide our executive officers with equity incentives for attaining long-term corporate goals and maximizing stockholder value over the course of three years. The design of our long-term equity incentive program, the establishment of performance targets and the mix of performance and time-based targets as a percentage of each executive officer's compensation were established by our Compensation Committee and approved by our board of directors after discussion with, and recommendations from, our Chief Executive Officer (with respect to executives other than herself) and Mellon Human Resources & Investor Services. Under our 2002 Stock Incentive Plan, long-term equity incentive awards, which we refer to as performance shares, paid to our executive officers depend exclusively on the Company's satisfaction of target levels of total stockholder return as determined by the Compensation Committee. Therefore, when the relevant performance targets are not met, the Company does not pay its executive officers this incentive compensation. The award of performance shares to our executive officers and the required satisfaction of target levels of total stockholder return demonstrates the Company's appreciation of its financial risks, and in connection therewith, our board of directors believes that the Company's executive officers should participate in those financial risks as well.

        In fiscal 2008, the Company engaged outside compensation consultant Towers Perrin to review and redesign our long-term equity incentive program. Based upon the recommendations of Towers Perrin, in fiscal 2009, the Compensation Committee adopted an amended and restated form of performance share award agreement, to which we refer as the 2009 performance share award agreement. Specifically, the Compensation Committee adopted this new form of performance share award agreement in order to: (i) more closely align the Company's compensation policy with competitive practices, (ii) increase the attraction and retention value of the Company's long-term incentive compensation program by utilizing performance goals viewed as more within our named executive officers' control, (iii) align the accounting expense of such long-term incentive compensation more closely with the income participants realize from the performance shares; and (iv) reinforce the Company's long term performance objectives using a method the Company regularly measures itself against for internal performance review. Under the 2009 performance share award agreement, the specified performance target is based on as-adjusted EBITDA targets, and on the calculation date for such awards, the Compensation Committee will determine the actual performance percentage by calculating for each of the three fiscal years prior to the calculation date the percentage by which the Company's actual adjusted EBITDA met or exceeded adjusted annual EBITDA target for each such fiscal year, respectively, and averaging such performance percentages over such three fiscal year period. Like our awards of annual executive incentive compensation, such EBITDA targets will be adjusted annually at the completion of the fiscal year to reflect the actual industry attendance figures and to neither penalize nor reward our named executive officers for non-controllable industry results. In prior years, performance targets were based on stockholder return, as more fully described below.

        Under our 2009 performance share award agreement, the adjusted annual EBITDA targets and number of corresponding performance shares issuable for the attainment of such return, are as follows:

Performance Goals and Number of Shares of Restricted Stock

Actual Performance Percentage(1)	Shares of Restricted Stock
Actual Performance Percentage < 90%	0% of Target Long Term Incentive
90%≤Actual Performance Percentage < 110%	100% of Target Long Term Incentive
Actual Performance Percentage ≥ 110%	150% of Target Long Term Incentive

(1)
During the first quarter of each year, the board of directors will determine a projected Adjusted EBITDA (as defined in the Company's quarterly earnings releases) for such year (the "Annual EBITDA Target"). During the first quarter of the following year, the Annual EBITDA Target will automatically adjust based upon any differences between forecasted attendance for the prior year and actual attendance for the prior year based on reported national box office revenue for such year (the "Adjusted Annual EBITDA Target"). The goal of this year-end adjustment to the Annual EBITDA Target is to neither penalize nor reward our named executive officers for non-controllable industry results. During the first quarters of 2011 and 2012, the Adjusted Annual EBITDA Target for the 2010 and 2011 performance share awards was determined to be $491 million and $457 million, respectively. Adjusted EBITDA for 2010 was approximately 101% of the Adjusted Annual EBITDA Target and Adjusted EBITDA for 2011 was approximately 106% of the Adjusted Annual EBITDA Target.

        In 2006 and until fiscal 2009, the Company used a form of performance share award agreement, to which we refer as the 2006 performance share award agreement. Under the 2006 performance share award agreement, the total number of performance shares that may be issued under an award was based upon the attainment of a specified target relating to total stockholder return as of a specified date. Under the 2006 performance share award agreement, depending on the stockholder return, executives could receive between 50% to 175% of the target number of performance shares issuable. Use of the total stockholder return measure was designed to provide a threshold or minimum payout if we perform favorably in total stockholder return, which the Compensation Committee believed was one way to further link our executive officers' interests with those of our stockholders. Until 2009, the Company issued all of its performance shares under the 2006 performance share award agreement.

        Except with respect to the first performance share grant made in 2006, under the 2006 and 2009 performance share award agreements, the shares each executive officer receives upon attainment of the specified performance goals are subject to further service based vesting for a period of one year beyond the calculation date. On the calculation date, the executive is entitled to receive a payment in an amount equal to the dividends paid by us with respect to a share of our Class A common stock from the grant date through the calculation date, multiplied by the number of shares of restricted stock, if any, such executive receives.

Equity Grant Practices

        We generally seek to make equity compensation grants, in the form of restricted stock, in the first quarter following the completion of a given fiscal year. In addition, we grant restricted stock to new executives on their hire date. Such grants are awarded by the Compensation Committee. We do not have a specific program, plan or practice related to timing equity compensation awards to executives in coordination with the release of non-public information.

Executive Stock Ownership Guidelines

        Based on the recommendation of outside compensation consultant Mellon Human Resources & Investor Services, in 2004 we implemented stock ownership guidelines to require our executive officers to retain significant investments in the Company. We believe these guidelines foster long-term stock ownership and further align our named executive and other officers' interests with those of our stockholders.

        For 2012, all other Company and Regal Cinemas, Inc. ("Regal Cinemas") executives, which include all of our executive officers, with the title of Senior Vice President and above, are required to meet an equity holding requirement, calculated by adding the value of an executive's shares of our Common Stock and the value of an executive's vested or unvested stock options, equal to a multiple of their base salary. The applicable multiple of base salary will be determined as follows:

  •
  Tier 1 (Chief Executive Officer): five times base salary;

  •
  Tier 2 (President, Chief Operating Officer, Chief Financial Officer and General Counsel): two times base salary; and

  •
  Tier 3 (all Senior Vice Presidents of Regal Cinemas): one times base salary.

        The variation in holding requirements between executive positions was based in part upon the board of directors' assessment of each executive position's responsibility for and ability to impact Company performance, as well as to reflect the difference in amounts of equity awards between our named executive officers, as discussed under the heading "Goals and Objectives of Our Executive Compensation Program." Based in part on the recommendations of outside compensation consultant Towers Perrin, the Compensation Committee adopted changes to our executive stock ownership guidelines that were effective as of January 1, 2010 and that include providing a window for promoted executives to come into compliance with the guidelines, counting restricted shares against the guideline requirement, and eliminating the policy of withholding grants, replacing that policy with a retention ratio for executives who are below the compliance level.

Perquisites

        We do not grant perquisites to our executive officers.

Post-Termination Compensation

        We have entered into employment agreements with each of our named executive officers, as discussed under the heading "Base Salary." The employment agreements provide for severance payments if we terminate such executive officer's employment, or such executive officer resigns for good reason, within three months prior to, or within one year after, a change in control of the Company.

        Under the employment agreements, "good reason" is defined as one or more of the following conditions arising without consent of the executive and which has not been remedied by the Company within 30 days after notice by the executive: (i) a material reduction in the executive's base salary or the establishment of or any amendment to the annual executive incentive program which would materially impair the ability of the executive to receive the target bonus (other than the establishment of reasonable EBITDA or other reasonable performance targets to be set annually in good faith by the board); (ii) a material diminution of the executive's titles, offices, positions or authority, excluding for purposes of determining "good reason," an action not taken in bad faith; or the assignment to the executive of any duties inconsistent with the executive's position (including status or reporting requirements), authority, or material responsibilities, or the removal of executive's authority or material responsibilities, excluding for this purpose an action not taken in bad faith; (iii) a transfer of the executive's primary workplace of more than 50 miles from the current workplace; (iv) a material breach of the employment agreement by the Company; or (v) the executive is no longer serving in the position(s) for which the employment agreement relates, and in the case of Mr. Campbell (pursuant to his employment agreement prior to its termination in fiscal 2011) and Ms. Miles, and that he or she is no longer a member of the board of directors. Under the employment agreements, "change of control" is defined as both (1) the acquisition by any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Exchange Act), other than certain entities controlled by Philip F. Anschutz, of 20% or more of the combined voting power of the then-outstanding voting securities of the Company and (2) the beneficial ownership of such individual, entity or group of more than 20% of the voting power of the Company exceeds the beneficial ownership of such entities controlled by Mr. Anschutz.

        We believe these change in control arrangements provide continuity of management in the event of an actual or threatened change in control of the Company. The three month and one year periods are designed to retain our named executive officers through the date of the change in control and for a one-year period thereafter in order to allow us to effectuate the change in control and transition to new ownership with the benefit of the institutional knowledge and industry experience of these executive officers.

        We also provide for severance payments if we terminate the named executive officers' employment without cause or if the named executive officers terminate their employment for good reason. Under the employment agreements, "cause" is defined as (i) any willful breach of any material written policy of the Company that results in material and demonstrable liability or loss to the Company; (ii) the executive engaging in conduct involving moral turpitude that causes material and demonstrable injury, monetarily or otherwise, to the Company, including, but not limited to, misappropriation or conversion of assets of the Company (other than immaterial assets); (iii) conviction of or entry of a plea of nolo contendere to a felony; or (iv) a material breach of the employment agreement by engaging in action in violation of the restrictive covenants in the employment agreement. For purposes of defining "cause" under the employment agreements, no act or failure to act by the executive shall be deemed "willful" if done, or omitted to be done, by such executive in good faith and with the reasonable belief that such action or omission was in the best interest of the Company.

        We believe that these termination provisions reflect both market practices and competitive factors. Our board of directors believes that these severance payments and benefit arrangements are necessary to attract and retain our named executive officers and believes that such provisions continue to reflect market practices and competitive factors. Additional information regarding the employment agreements and the quantified benefits that would be payable by the Company to these executive officers had termination occurred on December 29, 2011, is found below under the heading "Potential Payments upon Termination or Change in Control."

Tax Deductibility of Executive Compensation

        Section 162(m) of the Code generally provides that no federal income tax business expense deduction is allowed for annual compensation in excess of $1.0 million paid by a publicly traded corporation to its chief executive officer and up to three other most highly compensated officers who are included in the summary compensation table in the Company's proxy statement for the following fiscal year, excluding the chief financial officer. Under the Code, however, there is no limitation on the deductibility of "qualified performance based compensation." In order to satisfy the requirement for qualified performance based compensation under the Code, the Compensation Committee is prohibited from increasing the amount of compensation payable if a performance goal is met, but may reduce or eliminate compensation even if such performance goal is attained. In addition, among other requirements, every five years, stockholders must approve the types of performance goals and the maximum amount that may be paid to covered executive officers or the formula used to calculate such amount. Our stockholders previously have approved the material terms for payment of our executive incentive compensation. Our Compensation Committee has taken, and intends to continue taking, the necessary steps to ensure that the Company's tax deduction is preserved and not materially impacted by the $1.0 million deductibility cap, provided, however, that the Compensation Committee reserves the right, in circumstances that it deems appropriate, to pay discretionary amounts that are not deductible if such payments are in the best interest of the Company.

COMPENSATION COMMITTEE REPORT

        Our Compensation Committee, which consists of Messrs. Kaplan, Brymer, Keyte and Weigand, is composed entirely of independent directors based on the standards for independence of the NYSE as they relate to Compensation Committee membership.

        The Compensation Committee met with management to review and discuss this Compensation Discussion and Analysis. Based on such review and discussion, the Compensation Committee recommended to the board of directors that the Compensation Discussion and Analysis be included in this proxy statement and incorporated by reference in the Company's annual report on Form 10-K for fiscal 2011, and the board of directors has approved that recommendation.

        Respectfully submitted on April 20, 2012 by the members of the Compensation Committee.

                      Stephen A. Kaplan, Chairman
                      Charles E. Brymer
                      David H. Keyte
                      Nestor R. Weigand, Jr.

 2011 Summary Compensation Table

Name and Principal Position	Year	Salary(1)	Stock Awards(2)	Option Awards	Non-Equity Incentive Plan Compensation(3)	All Other Compensation(4)	Total
Michael L. Campbell,	2011	$800,000	$1,026,438	—	$800,000	$113,049	$2,739,488
Executive Chairman	2010	$800,000	$1,045,044	—	$800,000	$318,072	$2,963,116
	2009	$800,000	$1,793,149	—	$920,000	$127,734	$3,640,883
Amy E. Miles,	2011	$750,000	$1,673,555	—	$750,000	$227,515	$3,401,070
Chief Executive Officer	2010	$750,000	$1,703,872	—	$750,000	$509,221	$3,713,093
	2009	$650,000	$2,554,760	—	$747,500	$108,254	$4,060,514
Gregory W. Dunn,	2011	$495,000	$690,340	—	$495,000	$59,904	$1,740,245
President and Chief	2010	$495,000	$702,855	—	$495,000	$140,436	$1,833,291
Operating Officer	2009	$477,500	$598,883	—	$549,125	$55,001	$1,680,509
David H. Ownby,	2011	$385,000	$515,454	—	$288,750	$37,395	$1,226,599
Executive Vice President,	2010	$385,000	$524,796	—	$288,750	$64,672	$1,263,218
Chief Financial Officer	2009	$350,000	$174,514	—	$301,875	$23,885	$850,274
and Treasurer
Peter B. Brandow,	2011	$370,000	$495,360	—	$277,500	$46,799	$1,189,660
Executive Vice President,	2010	$370,000	$504,347	—	$277,500	$106,850	$1,258,697
General Counsel and	2009	$335,000	$450,531	—	$288,938	$44,396	$1,118,865
Secretary

(1)
Base salaries for fiscal 2012 were increased from fiscal 2011 and were reported on the Company's Current Report on Form 8-K, filed with the SEC on January 13, 2012, as follows:

  Amy E. Miles' base salary increased from $750,000 to $800,000;
  Gregory W. Dunn's base salary increased from $495,000 to $515,000;
  David H. Ownby's base salary increased from $385,000 to $420,000; and
  Peter B. Brandow's base salary increased from $370,000 to $395,000.

(2)
These amounts represent the portion of the fair value of the performance shares and restricted shares granted during fiscal 2009, fiscal 2010 and fiscal 2011 for financial statement reporting purposes in accordance with FASB ASC Topic 718, and do not represent cash payments made to the individuals or amounts realized, or amounts that may be realized. The amounts reported for fiscal 2011 do not include the portion of fair value of the following equity awards granted in 2012:

Name	Grant Date	Grant Date Closing Market Price of our Class A common stock on the date of award	Number of Restricted Shares	Number of Performance Shares*
Michael L. Campbell	January 11, 2012	$12.30	16,260	—
Amy E. Miles	January 11, 2012	$12.30	55,935	74,146
Gregory W. Dunn	January 11, 2012	$12.30	22,505	29,832
David H. Ownby	January 11, 2012	$12.30	17,620	23,356
Peter B. Brandow	January 11, 2012	$12.30	16,571	21,966

*
Pursuant to the terms of the 2002 Stock Incentive Plan, these performance shares will vest on January 11, 2016, the one year anniversary of the calculation date, if the threshold performance goals are achieved.

(3)
On January 11, 2012, pursuant to the Company's annual executive incentive program and based upon the attainment of performance targets previously established by the Compensation Committee under the annual executive incentive program, the Company approved the 2011 cash incentive awards for the current named executive officers. The amounts with respect to fiscal 2011 were reported on the Company's Current Report on Form 8-K, filed with the SEC on January 13, 2012 and paid in the first quarter of fiscal 2012. On December 20, 2011, the Company approved the 2011 cash incentive award for Mr. Campbell in connection with his Separation and General Release Agreement. This amount was reported on the Company's Current Report on Form 8-K, filed with the SEC on December 22, 2011 and paid on December 28, 2011.

(4)
Includes the following:

Name	Fiscal Year	Company Contributions Under 401(k) Savings Plan	Dividends Paid on Restricted Stock	Total
Michael L. Campbell	2011	$9,800	$103,249	$113,049
	2010	$16,269	$301,803	$318,072
	2009	$16,269	$111,465	$127,734
Amy E. Miles	2011	$9,800	$217,715	$227,515
	2010	$16,500	$492,721	$509,221
	2009	$16,500	$91,754	$108,254
Gregory W. Dunn	2011	$9,800	$50,104	$59,904
	2010	$16,217	$124,219	$140,436
	2009	$14,482	$40,519	$55,001
David H. Ownby	2011	$9,800	$27,595	$37,395
	2010	$13,424	$51,248	$64,672
	2009	$13,228	$10,657	$23,885
Peter B. Brandow	2011	$9,800	$36,999	$46,799
	2010	$13,204	$93,646	$106,850
	2009	$13,208	$31,188	$44,396

  The amounts reported for fiscal 2011 do not include a $3.68 per share cumulative dividend paid on January 14, 2012 to the named executive officers pursuant to their January 14, 2009 performance share grant. The sum payments of this cumulative dividend to each named executive officer were $103,728 to Ms. Miles, $111,979 to Mr. Dunn, $32,631 to Mr. Ownby and $84,239 to Mr. Brandow. The sum payment of this cumulative dividend was $335,281 to Mr. Campbell, which was paid in connection with his Separation and General Release Agreement.

 2011 Grants of Plan-Based Awards

				Estimated Future Payouts Under Equity Incentive Plan Awards: Number of Shares of Stock or Units(2)
		Estimated Future Payouts Under Non-Equity Incentive Plan Awards(1)
							All Other Stock Awards: Number of Shares of Stock or Units(3)
								Grant Date Fair Value of Stock and Option Awards(4)
Name	Grant Date	Target	Maximum	Threshold	Target	Maximum
Michael L. Campbell	—	$800,000	$1,200,000	—	—	—	—	—
	01/12/2011			—	—	—	32,400	$395,604
	01/12/2011			42,948	42,948	64,422	—	$630,834
Amy E. Miles	—	$750,000	$1,125,000	—	—	—	—	—
	01/12/2011			—	—	—	52,826	$645,005
	01/12/2011			70,025	70,025	105,038	—	$1,028,550
Gregory W. Dunn	—	$495,000	$742,500	—	—	—	—	—
	01/12/2011			—	—	—	21,791	$266,068
	01/12/2011			28,885	28,885	43,328	—	$424,272
David H. Ownby	—	$385,000	$433,125	—	—	—	—	—
	01/12/2011			—			16,270	$198,657
	01/12/2011			21,568	21,568	32,352	—	$316,798
Peter B. Brandow	—	$370,000	$416,250	—	—	—	—	—
	01/12/2011			—	—	—	15,636	$190,916
	01/12/2011			20,727	20,727	31,091	—	$304,445

(1)
These amounts represent the dollar amount of the estimated future payout upon satisfaction of certain conditions under non-equity incentive plan awards granted during fiscal 2011. The Compensation Committee approved the 2011 non-equity incentive plan awards for the named executive officers on January 13, 2012. Such amounts were paid during the first quarter of 2012. See the 2011 Summary Compensation Table for those amounts.

(2)
On January 12, 2011, 184,153 performance shares, in the aggregate, were granted under our 2002 Stock Incentive Plan at nominal cost to our named executive officers. Each performance share represents the right to receive from 0% to 150% of the target numbers of shares of restricted Common Stock. The number of shares of restricted Common Stock earned will be determined by a calculation of as-adjusted EBITDA targets, and on the calculation date for such awards, the Compensation Committee will determine the actual performance percentage by calculating for each of the three fiscal years prior to the calculation date the percentage by which the Company's actual adjusted EBITDA met or exceeded adjusted annual EBITDA target for each such fiscal year, respectively, and averaging such performance percentages over such three fiscal year period. On the calculation date, the executive is entitled to receive payment in an amount equal to the dividends paid by us with respect to a share of our Class A common stock from the grant date through the calculation date, multiplied by the number of restricted shares, if any, such executive receives under the award of performance shares. For purposes of this 2011 Grants of Plan-Based Awards Table, the ultimate expense for such shares recognized for financial statement reporting purposes by the Company, which is the grant date fair value, is included in the 2011 Summary Compensation Table in the column entitled "Stock Awards" and their valuation assumptions are referenced in footnote 2 to that table.

(3)
On January 12, 2011, 138,923 restricted shares, in the aggregate, were granted under our 2002 Stock Incentive Plan at nominal cost to our named executive officers. The closing price of our Class A common stock on the date of these grants was $12.21 per share. The restricted shares are subject to a continued employment restriction and such restriction is fulfilled upon continued employment for a specified number of years (typically four years after the award date). Upon the lapse of such restrictions, the restricted stock award immediately vests. The ultimate expense recognized for financial statement reporting purposes by the Company for these restricted shares, which is the grant date fair value, is included in the 2011 Summary Compensation Table in the column entitled "Stock Awards" and their valuation assumptions are referenced in footnote 2 to that table.

(4)
These amounts represent the grant date fair value computed in accordance with FASB ASC Topic 718. See details of the assumptions used in valuation of the performance shares and restricted shares in Note 9 to the Company's audited consolidated financial statements, which have been reproduced in Appendix A to this proxy statement and are included in the Company's annual report on Form 10-K for fiscal 2011 filed with the SEC on February 27, 2012.

Outstanding Equity Awards at Fiscal 2011 Year End

	Option Awards					Stock Awards
Name	Number of Securities Underlying Unexercised Options		Number of Securities Underlying Unexercised Options	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options	Option Exercise Price	Option Expiration Date	Number of shares or units of stock that have not vested(1)		Market value of shares or units of stock that have not vested(1)	Equity incentive plan awards: number of unearned shares, units or other rights that have not vested(2)		Equity incentive plan awards: market or pay out value of unearned shares, units or other rights that have not vested(2)
Michael L. Campbell(3)	—		—	—	—	—	32,400	(5)	$392,040	42,948	(10)	$519,671
	—		—	—	—	—	20,157	(6)	$243,900	35,625	(11)	$431,063
	—		—	—	—	—	34,366	(7)	$415,829	91,109	(12)	$1,102,419
	—		—	—	—	—	35,993	(8)	$435,515	23,972	(13)	—
Amy E. Miles	—		—	—	—	—	52,826	(5)	$639,195	70,025	(10)	$847,303
	—		—	—	—	—	32,864	(6)	$397,654	58,084	(11)	$702,816
	—		—	—	—	—	10,632	(7)	$128,647	28,187	(12)	$341,063
	—		—	—	—	—	12,373	(8)	$149,713	8,240	(13)	—
	—		—	—	—	—	150,489	(9)	$1,820,917	—		—
Gregory W. Dunn	—		—	—	—	—	21,791	(5)	$263,671	28,885	(10)	$349,509
	—		—	—	—	—	13,557	(6)	$164,040	23,960	(11)	$289,916
	—		—	—	—	—	11,478	(7)	$138,884	30,429	(12)	$368,191
	—		—	—	—	—	12,822	(8)	$155,146	8,540	(13)	—
David H. Ownby	45,566	(4)	—	—	$4.4134	05/03/2012	16,270	(5)	$196,867	21,568	(10)	$260,973
	—		—	—	—	—	10,122	(6)	$122,476	17,890	(11)	$216,469
	—		—	—	—	—	3,345	(7)	$40,475	8,867	(12)	$107,291
	—		—	—	—	—	3,114	(8)	$37,679	2,073	(13)	—
Peter B. Brandow	—		—	—	—	—	15,636	(5)	$189,196	20,727	(10)	$250,797
	—		—	—	—	—	9,728	(6)	$117,709	17,193	(11)	$208,035
	—		—	—	—	—	8,635	(7)	$104,484	22,891	(12)	$276,981
	—		—	—	—	—	10,048	(8)	$121,581	6,692	(13)	—

(1)
These amounts represent the number of unvested restricted shares and the market value of such unvested shares for each of our named executive officers as of December 29, 2011, the end of fiscal 2011. The December 29, 2011 fair market value of these restricted shares was valued at the closing price of our Class A common stock on December 29, 2011 of $12.10 per share.

(2)
These amounts represent the number of unearned performance shares for each of our named executive officers, based on the achievement of threshold performance goals, as of the December 29, 2011, the end of fiscal 2011, and the market value of such unearned shares, based on the closing price of our Class A common stock on December 29, 2011 of $12.10 per share. The threshold performance goals for these performance shares is more fully described in footnote 2 to the 2011 Grants of Plan-Based Awards table and Note 9 to the Company's audited consolidated financial statements, which have been reproduced in Appendix A to this proxy statement and are included in the annual report on Form 10-K for fiscal 2011, filed with the SEC on February 27, 2012. The reported unearned performance shares will be issued, subject to the executive's performance share award agreement, on the calculation date. In addition, certain of the reported unearned performance shares granted to Messrs. Campbell, Dunn, Ownby and Brandow and Ms. Miles are subject to an additional one-year vesting period, as described in footnotes 10, 11, 12 and 13 to this Outstanding Equity Awards at Fiscal 2011 Year End table.

(3)
Pursuant to the Separation and General Release Agreement between Mr. Campbell and the Company, effective December 28, 2011, Mr. Campbell is considered in service for purposes of vesting in his equity awards for as long as he continues to be a member of the board of directors of the Company. If Mr. Campbell's service on the board of directors terminates prior to the vesting dates for the performance shares other than due to his voluntary resignation from the board of directors or his declining to be nominated for an additional term on the board of directors, such performance shares will remain outstanding and Mr. Campbell will vest in those shares to the extent of the achievement of the as-adjusted EBITDA targets for such performance shares. If Mr. Campbell's service on the board of directors terminates prior to the vesting dates for any restricted shares other than due to his voluntary resignation from the board of directors or his declining to be nominated for an additional term on the board of directors, all unvested restricted shares shall become fully vested. Except as provided above, the equity awards will continue to be governed by the terms of the awards agreements with regard to such equity awards and our 2002 Stock Incentive Plan.

(4)
This amount reflects the number of exercisable options (after giving effect to the antidilution adjustments made in connection with our payment of extraordinary cash dividends on December 30, 2010, April 13, 2007, June 2, 2004 and July 1, 2003) for Mr. Ownby on December 29, 2011, the last day of fiscal 2011.

(5)
Restricted stock vesting on January 12, 2015.

(6)
Restricted stock vesting on January 13, 2014.

(7)
Restricted stock vesting on January 14, 2013.

(8)
Restricted stock vesting on January 16, 2012.

(9)
This amount represents the number of unvested restricted shares and the market value of such unvested shares granted to Ms. Miles as of June 30, 2009.

(10)
Assumes achievement of the threshold performance goals for such award. The threshold performance goals for these performance shares are more fully described in footnote 2 to the 2011 Grants of Plan-Based Awards table. Such performance shares vest on January 12, 2015, the one year anniversary of the calculation date.

(11)
Assumes achievement of the threshold performance goals for such award. The threshold performance goals for these performance shares are more fully described in Note 9 to the Company's audited consolidated financial statements, which have been reproduced in Appendix A to this proxy statement and are included in the annual report on Form 10-K for fiscal 2011, filed with the SEC on February 27, 2012. Such performance shares vest on January 13, 2014, the one year anniversary of the calculation date.

(12)
Assumes achievement of the threshold performance goals for such award. The threshold performance goals for these performance shares are more fully described in Note 9 to the Company's audited consolidated financial statements, which have been reproduced in Appendix A to this proxy statement and are included in the annual report on Form 10-K for fiscal 2011, filed with the SEC on February 27, 2012. As of the calculation date, which was January 14, 2012, such threshold performance goals were satisfied; thus, the restricted shares will vest on January 14, 2013, the one year anniversary of the calculation date.

(13)
Assumes achievement of the threshold performance goals for such award. The threshold performance goals for these performance shares are more fully described in Note 9 to the Company's audited consolidated financial statements, which have been reproduced in Appendix A to this proxy statement and are included in the annual report on Form 10-K for fiscal 2011, filed with the SEC on February 27, 2012. As of the calculation date, which was January 16, 2011, such threshold performance goals were not satisfied, and therefore, no restricted shares will be issued under this performance grant. Accordingly, as of December 29, 2011, the value of such unvested shares was $0.

Stock Vested During Fiscal 2011

	Stock Awards
Name	Number of Shares Acquired on Vesting(1)	Value Realized on Vesting(2)
Amy E. Miles	25,244	$313,786
Michael L. Campbell	49,789	$617,222
Gregory W. Dunn	19,807	$245,736
David H. Ownby	7,365	$91,674
Peter B. Brandow	15,038	$186,485

(1)
These amounts represent the combined number of restricted shares vested on January 10, 2011, January 13, 2011 and January 14, 2011.

(2)
These amounts represent the combined fair market value of such vested shares for each of our named executive officers as vested on January 10, 2011, January 13, 2011 and January 14, 2011. The fair market values of these restricted shares at the closing price of our Class A common stock on January 10, 2011, January 13, 2011 and January 14, 2011 was $12.17, $12.50 and $12.73 per share, respectively.

Potential Payments Upon Termination or Change in Control

        Potential Payments Upon Termination.    Pursuant to each employment agreement, the Company provides for severance payments and other benefits if the Company terminates an executive's employment without cause or if an executive terminates his or her employment for good reason. Under these circumstances, the executive shall be entitled to receive severance payments equal to (i) the actual bonus, pro-rated to the date of termination, that executive would have received with respect to the fiscal year in which the termination occurs; (ii) two times the executive's annual base salary plus one times the executive's target bonus; and (iii) continued coverage under any medical, health and life insurance plans for a 24-month period following the date of termination.

        In addition, pursuant to our form of Restricted Stock Agreement, if we terminate our named executive officers without cause, their restricted stock awards granted vest as to one-fourth of the total number of restricted shares granted for each of the anniversaries of the grant date for which they remained in service prior to such termination without cause. Pursuant to the Separation and General Release Agreement between Mr. Campbell and the Company, Mr. Campbell is considered in service for purposes of vesting in his equity awards for as long as he continues to be a member of the board of directors of the Company. If Mr. Campbell's service on the board of directors terminates prior to the vesting dates for the performance shares other than due to his voluntary resignation from the board of directors or his declining to be nominated for an additional term on the board of directors, such performance shares will remain outstanding and Mr. Campbell will vest in those shares to the extent of the achievement of the as-adjusted EBITDA targets for such performance shares. If Mr. Campbell's service on the board of directors terminates prior to the vesting dates for any restricted shares other than due to his voluntary resignation from the board of directors or his declining to be nominated for an additional term on the board of directors, all unvested restricted shares shall become fully vested. Except as provided above, the equity awards will continue to be governed by the terms of the awards agreements with regard to such equity awards and our 2002 Stock Incentive Plan.

        Potential Payments Upon Change in Control.    If the Company terminates any executive's employment, or if any executive resigns for good reason, within three (3) months prior to, or one (1) year after, a change of control of the Company (as defined within each employment agreement), the executive shall be entitled to receive severance payments equal to: (i) the actual bonus, pro-rated to the date of termination, that the executive would have received with respect to the fiscal year in which the termination occurs; and (ii)(a) in the case of Mr. Campbell (prior to the termination of his employment agreement in fiscal 2011) and Ms. Miles, two and one-half times the executive's annual base salary plus two times the executive's target bonus; and (b) in the case of Messrs. Dunn, Ownby and Brandow, two times the executive's annual salary plus one and one-half times the executive's target bonus; and (iii) continued coverage under any medical, health and life insurance plans for a 30-month period following the date of termination. A change in control is defined in our 2002 Stock Incentive Plan as both (1) the acquisition by any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Exchange Act), other than certain entities controlled by Philip F. Anschutz, of 20% or more of the combined voting power of the then-outstanding voting securities of the Company and (2) the beneficial ownership of such individual, entity or group of more than 20% of the voting power of the Company exceeds the beneficial ownership of such entities controlled by Mr. Anschutz. Pursuant to our 2002 Stock Incentive Plan, upon a change in control, all restrictions with respect to restricted stock awards to these executives shall immediately lapse. For additional information regarding the philosophy behind our change in control arrangements, see the discussion under the heading, "Compensation Discussion and Analysis—Post-Termination Compensation."

        Pursuant to our 2006 performance share award agreement, in the event of a change of control such performance shares are treated in the following manner:

Time of change of control event	Amount of performance shares vested	Method for calculating total stockholder return in connection with change of control event
Prior to the first-year anniversary of the grant date	None; all performance shares under such grant are forfeited	—
On or after the first-year anniversary but before the second-year anniversary of the grant date
One-third the number of performance shares the grant recipient would have been awarded based upon the total stockholder return achieved (which, depending on total stockholder return attained, may be zero)
The average of the total stockholder returns attained by the Company for the full twelve month period ended on the first-year anniversary of the grant date prior to the change of control, and for the portion of the twelve month period in which the change in control occurs (excluding from such calculation the date of the change of control)

Time of change of control event	Amount of performance shares vested	Method for calculating total stockholder return in connection with change of control event
On or after the second-year anniversary of the grant date but prior to the calculation date	Two-thirds the number of performance shares the grant recipient would have been awarded based upon the total stockholder return achieved (which, depending on total stockholder return attained, may be zero)	The average of the total stockholder returns attained by the Company for the two full twelve month periods ended on the second-year anniversary of the grant date prior to the change of control, and for the portion of the twelve month period in which the change in control occurs (excluding from such calculation the date of the change of control)

        Pursuant to our 2009 performance share award agreement, in the event of a change of control such performance shares are treated in the following manner:

Time of change of control event	Amount of performance shares vested
Prior to the first-year anniversary of the grant date	The grant recipient will forfeit performance shares and not have any right to receive any restricted stock or common stock in respect of this award of performance shares
On or after the first-year anniversary but before the second-year anniversary of the grant date	The grant recipient will be entitled to receive a number of shares of restricted stock in respect of the recipient's performance shares equal to one-third of the target long term incentive
On or after the second-year anniversary of the grant date but prior to the calculation date	The grant recipient will be entitled to receive a number of shares of restricted stock in respect of the recipient's performance shares equal to two-thirds of the target long term incentive

        The following table describes the potential payments and benefits, payable to our named executive officers, if such executive were terminated on December 29, 2011 based on our employment agreements:

Name	Cash Severance Payment(1)(2)	Cash Bonus(1)(3)	Value of Medical Insurance Continuation(1)	Value of Life Insurance Continuation(1)	Value of Acceleration of Equity Awards Upon Termination(4)	Total Termination Benefit
Michael L. Campbell(5)
By the Company without cause	—	—	—	—	$326,636	$326,636
By executive for good reason	—	—	—	—	—	—
By the Company or by executive for good reason in connection with a change in control	—	—	—	—	—	—
Amy E. Miles
By the Company without cause	$1,500,000	$750,000	$20,874	$2,340	$1,022,743	$3,295,958
By executive for good reason	$1,500,000	$1,500,000	$20,874	$2,340	—	$3,023,214
By the Company or by executive for good reason in connection with a change in control	$1,875,000	$2,250,000	$26,093	$2,925	$5,027,308	$9,181,326
Gregory W. Dunn
By the Company without cause	$990,000	$495,000	$20,874	$1,544	$116,360	$1,729,356
By executive for good reason	$990,000	$990,000	$20,874	$1,544	—	$2,002,419
By the Company or by executive for good reason in connection with a change in control	$990,000	$1,237,500	$26,093	$1,931	$1,729,356	$3,984,880
David H. Ownby
By the Company without cause	$770,000	$288,750	$20,874	$1,201	$28,260	$1,109,085
By executive for good reason	$770,000	$577,500	$20,874	$1,201	—	$1,369,576
By the Company or by executive for good reason in connection with a change in control	$770,000	$721,875	$26,093	$1,502	$982,230	$2,501,699
Peter B. Brandow
By the Company without cause	$740,000	$277,500	$20,874	$1,154	$91,186	$1,130,714
By executive for good reason	$740,000	$555,000	$20,874	$1,154	—	$1,317,029
By the Company or by executive for good reason in connection with a change in control	$740,000	$693,750	$26,093	$1,443	$1,268,782	$2,730,068

(1)
The Cash Severance Payment, Cash Bonus and Medical and Life Insurance Continuation amounts are calculated in connection with each named executive officer's employment agreement.

(2)
The amounts reported as cash severance payment are calculated under the employment agreements as follows: (i) for a termination by the Company without cause or by the executive for good reason, two times such executive's base salary for fiscal 2011, and (ii) in the case of termination by the Company or by the executive for good reason in connection with a change in control, as more fully described under the heading "Potential Payments Upon Termination," in the case of Ms. Miles, two and a half times her annual base salary for fiscal 2011, and in the case of Messrs. Dunn, Ownby and Brandow, two times his annual base salary for fiscal 2011.

(3)
The amounts reported as cash bonus are calculated under the employment agreements as follows: (i) for a termination by the Company without cause or by the executive for good reason, the actual bonus, pro-rated to the date of termination, that he or she would have received, plus one times such executive's target bonus, for fiscal 2011, and (ii) in the case of termination by the Company or by the executive for good reason in connection with a change in control, as more fully described under the heading "Potential Payments Upon Termination," in the case of Ms. Miles, the actual bonus, pro-rated to the date of termination, that she would have received, plus two times her target bonus, for fiscal 2011, and in the case of Messrs. Dunn, Ownby and Brandow, the actual bonus, pro-rated to the date of termination, that he would have received, plus one and one-half times his target bonus, for fiscal 2011.

(4)
Under our 2002 Stock Incentive Plan, upon a change in control, restrictions on all restricted stock immediately lapse, irrespective of whether such executive is terminated. Amounts reported include the value of shares of restricted stock for which such restrictions immediately would lapse upon a change in control, but do not include the value of any performance shares granted under the 2006 performance share award agreement since the value of such shares depends on the stock price of our Class A common stock at the time of such change of control.

(5)
On December 20, 2011, we entered into a Separation and General Release Agreement with Mr. Campbell, pursuant to which he resigned as Executive Chairman of the Company, effective December 28, 2011. In connection with his resignation, Mr. Campbell and the Company terminated his amended and restated employment agreement; thus, he is no longer eligible for certain termination payments. Mr. Campbell is still considered in service for purposes of vesting in his equity awards for as long as he continues to be a member of the board of directors of the Company, as more fully described in this section above.

Compensation Committee Interlocks and Insider Participation

        No interlocking relationship exists between our board of directors or Compensation Committee and the board of directors or Compensation Committee of any other company, nor has any interlocking relationship existed in the past.

PROPOSAL 2.
ADVISORY VOTE ON EXECUTIVE COMPENSATION

        Pursuant to Section 14A of the Securities Exchange Act, stockholders have an opportunity to approve, on a non-binding, advisory basis, the compensation of named executive officers. As described in the "Compensation Discussion and Analysis" section of this proxy statement, our compensation program is designed with three key objectives: (1) to attract, retain and motivate talented executives; (2) to tie annual and long term compensation incentives to achievement of specified performance objectives; and (3) to create long term value by aligning the interests of our executives with our stockholders. To achieve these objectives, our compensation program consists of several elements, including a base salary, annual incentive compensation and equity incentives. The mix of fixed and performance based compensation, as well as the terms of the executives' employment agreements, allow the Company to tie pay to performance while retaining and attracting experienced, talented senior executives.

        We believe our compensation policies and practices appropriately reward our named executive officers for the Company's performance and for their individual performances. Our pay practices are competitive and comparable to other companies of similar size and operations within our industry. We urge stockholders to read the Compensation Discussion and Analysis, the tabular disclosure regarding such compensation, and the accompanying narrative disclosure and related materials to gain a broader understanding of our compensation program.

        We ask stockholders to indicate their support regarding the compensation of our named executive officers. This vote is not intended to address specific items of the compensation, but rather the overall compensation and the philosophy, policies and practices described in this proxy statement. This vote is advisory and non-binding, but our board of directors and the Compensation Committee will consider stockholders' concerns and evaluate whether actions are necessary to address those concerns.

        The board of directors unanimously recommends a vote "FOR" approval of the compensation of our named executive officers, as disclosed in this proxy statement.

 PROPOSAL 3.
RATIFICATION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

        Our Audit Committee has unanimously selected KPMG to be our independent registered public accounting firm for the fiscal year ending December 27, 2012, and has further directed that management submit the selection of our independent registered public accounting firm for ratification by the stockholders at the Annual Meeting.

        Ratification of the selection of KPMG by our stockholders is not required by law. As a matter of policy, however, such selection is being submitted to the stockholders for ratification at the Annual Meeting (and it is the present intention of our Audit Committee and board of directors to continue this policy). The persons designated in the enclosed proxy will vote your shares "FOR" ratification unless you include instruction in your signed proxy to the contrary. If the stockholders fail to ratify the selection of this firm, the Audit Committee will reconsider the matter.

        Representatives of KPMG are expected to be present at the Annual Meeting to answer appropriate questions from the stockholders and will be given an opportunity to make a statement on behalf of KPMG should they desire to do so. None of our directors or executive officers has any substantial interest, direct or indirect, in KPMG.

        The board of directors unanimously recommends a vote "FOR" ratification of the selection of KPMG as our independent registered public accounting firm for the fiscal year ending December 27, 2012.

 PROPOSAL 4.
AMENDMENTS TO THE 2002 STOCK INCENTIVE PLAN

        Regal Entertainment Group's 2002 Stock Incentive Plan was initially adopted on May 3, 2002 and, with stockholder approval, subsequently amended effective March 22, 2005 to increase the number of shares authorized for issuance (the "2002 Stock Incentive Plan"). Stockholders are being asked to consider and approve this proposal to amend the 2002 Stock Incentive Plan to increase the number of shares of Class A common stock authorized for issuance by a total of 5,000,000 shares from 18,319,207 to 23,319,207 shares and extend the term of the 2002 Stock Incentive Plan from May 3, 2012 to May 9, 2022. As of March 14, 2012, the record date, a total of 524,391 shares of Class A common stock remained available for issuance under the 2002 Stock Incentive Plan. Our board of directors has adopted these amendments to the 2002 Stock Incentive Plan, subject to stockholder approval, and such amendments will become effective when stockholder approval is obtained.

        On March 14, 2012, the closing price of our Class A common stock was $13.74 per share. On the record date, there were approximately four executive officers, 155 employees and nine non-employee directors of the Company and our subsidiaries who were eligible to participate in the 2002 Stock Incentive Plan.

Purpose

        The purpose of the 2002 Stock Incentive Plan is to enable the Company to attract and retain highly qualified personnel who will contribute to our success and to provide incentives to participants in the 2002 Stock Incentive Plan that are linked directly to increases in stockholder value.

Shares Subject to the 2002 Stock Incentive Plan

        As of March 14, 2012, the total number of shares of Class A common stock authorized for issuance under the 2002 Stock Incentive Plan was 18,319,207 shares. The total number of authorized shares has been adjusted from 18,000,000 (following the amendment to the 2002 Stock Incentive Plan, effective March 22, 2005) to 18,319,207 to account for the extraordinary dividends paid by the

Company on April 13, 2007 and December 30, 2010. These shares may be authorized but unissued shares of Class A common stock or treasury shares of Class A common stock. If an option grant either expires or for any reason is terminated without being exercised or any shares subject to a restricted stock award are forfeited, the shares of Class A common stock subject to the option or restricted stock award again become available for issuance under the 2002 Stock Incentive Plan and will not be counted against the aggregate number of shares available for issuance under the 2002 Stock Incentive Plan. As of March 14, 2012, there were nonqualified stock options to purchase 312,209 shares outstanding, no incentive stock options outstanding and 1,213,303 shares of restricted stock outstanding.

New Plan Benefits

        Because participation and the types of awards under the 2002 Stock Incentive Plan are subject to the discretion of the Compensation Committee, the benefits or amounts that may be received by any participant or groups of participants under the 2002 Stock Incentive Plan are not currently determinable.

Description of the 2002 Stock Incentive Plan

        The material terms of the 2002 Stock Incentive Plan are summarized below and are qualified in their entirety by the terms of the amended 2002 Stock Incentive Plan, which is included as Appendix B to this Proxy Statement

        Administration.    The Compensation Committee of the board of directors administers the 2002 Stock Incentive Plan. Subject to the terms of the 2002 Stock Incentive Plan, the Compensation Committee selects participants to receive awards, determines the types of awards and terms and conditions of awards, and interprets provisions of the 2002 Stock Incentive Plan. Members of the Compensation Committee serve at the discretion of the board of directors.

        Eligibility.    Grants may be made under the 2002 Stock Incentive Plan to any officer, director, employee, consultant or advisor of the Company or any subsidiary of the Company or to any individual who has accepted an offer to be an officer, director, employee consultant or advisor of the Company or any subsidiary of the Company, in each case as determined by our board of directors or the Compensation Committee.

        Amendment or Termination.    The board of directors may terminate or amend the 2002 Stock Incentive Plan at any time for any reason. To the extent necessary and desirable, or as required by law, the board of directors shall obtain approval of the shareholders for any amendment that would: (a) except for certain circumstances involving a corporate reorganization or change in control, increase the total number of shares reserved for issuance under the 2002 Stock Incentive Plan; (b) change the class of officers, directors, employees, consultants and advisors eligible to participate in the 2002 Stock Incentive Plan; or (c) extend the maximum option period of the 2002 Stock Incentive Plan.

        Options.    The 2002 Stock Incentive Plan permits the granting of options to purchase shares of Class A common stock intended to qualify as incentive stock options under the Code and stock options that do not qualify as incentive stock options.

        The fair market value is generally determined as the closing price of the Class A common stock on the NYSE on the date of grant. In the case of certain 10% stockholders who receive incentive stock options, the exercise price may not be less than 110% of the fair market value of the Class A common stock on the date of grant.

        The term of each stock option is fixed by the Compensation Committee in an award agreement and may not exceed 10 years from the date of grant. The Compensation Committee determines at what time or times each option may be exercised and the period of time, if any, after retirement, death, disability or termination of employment during which options may be exercised. Upon the termination of a participant's service for any reason other than death, disability or retirement, all unvested options shall expire. Unless provided otherwise in an award agreement or at the Compensation Committee's discretion, all outstanding options shall expire immediately on the date a participant is terminated for cause.

        In general, a participant may pay the exercise price of an option by cash, by tendering shares of Common Stock which have been held by the participant for at least six months, or by means of a broker-assisted cashless exercise.

        Stock options granted under the 2002 Stock Incentive Plan may not be sold, transferred, pledged or assigned other than by will or under applicable laws of descent and distribution.

        Restricted Stock.    The 2002 Stock Incentive Plan permits the granting of restricted stock. Shares of restricted stock are shares of our Class A common stock subject to certain restrictions established in the 2002 Stock Incentive Plan and the applicable award agreement.

        The purchase price for shares of restricted stock, if any, will be determined by the Compensation Committee. In no event, however, may the purchase price be less than the par value of the Class A common stock.

        Subject to terms of the 2002 Stock Incentive Plan and the applicable award agreement, shares of restricted stock shall not be sold, transferred, pledged or assigned. The Compensation Committee may provide for the lapse of restrictions in installments. The lapse of restrictions may be accelerated at the discretion of the Compensation Committee. Unless otherwise provided by the Compensation Committee, shares of restricted stock will be deemed forfeited upon a termination of service.

        Performance or Annual Incentive Awards.    The 2002 Stock Incentive Plan provides for the granting of performance or annual incentive awards. The awards are ultimately payable in our Class A common stock, cash, options or restricted stock, as determined by the Compensation Committee.

        The Compensation Committee may grant multi-year and annual incentive awards subject to achievement of specified goals tied to certain business criteria (described below). The Compensation Committee may specify the amount of the incentive award as a percentage of these business criteria, a percentage in excess of a threshold amount or as another amount which need not bear a strictly mathematical relationship to these business criteria. The Compensation Committee may modify, amend or adjust the terms of each award and performance goal. Awards to individuals who are covered under Section 162(m) of the Code, or who the Compensation Committee designates as likely to be covered in the future, will comply with the requirement that payments to such employees qualify as performance-based compensation under Section 162(m) of the Code to the extent that the Compensation Committee so designates. Such employees include five highest compensated executive officers determined at the end of each year.

        Mergers and other Similar Transactions.    Unless assumed or substituted in connection with a merger or other similar transaction, all options shall vest and all restrictions on restricted stock shall lapse prior to the consummation of the merger or other similar transaction.

        Adjustments.    In the event of a stock dividend, extraordinary cash dividend or other change in the corporate structure affecting our Class A common stock, an adjustment may be made by the Compensation Committee to the aggregate number of shares reserved for issuance and the kind, number and purchase price or exercise price of shares subject to awards. In connection with any such event, the Compensation Committee may elect to cancel outstanding awards and pay the fair market value of such awards in cash or other property.

        Section 162(m).    Section 162(m) of the Code limits publicly-held companies to an annual deduction for federal income tax purposes of $1,000,000 for compensation paid to their chief executive officer and their four highest compensated executive officers (other than the chief executive officer), as determined at the end of each year. However, performance-based compensation is excluded from this limitation. The 2002 Stock Incentive Plan is designed to permit the Compensation Committee to grant awards that qualify as performance-based for purposes of satisfying the conditions of Section 162(m).

        To qualify as performance-based:

  (i)
  the compensation must be paid solely on account of the attainment of one or more pre-established, objective performance goals;

  (ii)
  the performance goal under which compensation is paid must be established by a compensation committee comprised solely of two or more directors who qualify as outside directors for purposes of the exception;

  (iii)
  the material terms under which the compensation is to be paid must be disclosed to and subsequently approved by stockholders of the corporation before payment is made in a separate vote; and

  (iv)
  the Compensation Committee must certify in writing before payment of the compensation that the performance goals and any other material terms were in fact satisfied.

        In the case of compensation attributable to stock options, the performance goal requirement is deemed satisfied, and the certification requirement is inapplicable, if the grant or award is made by the Compensation Committee; the plan under which the option is granted states the maximum number of shares with respect to which options may be granted during a specified period to an employee; and under the terms of the option, the amount of compensation is based solely on an increase in the value of the common stock after the date of grant.

        Under the 2002 Stock Incentive Plan, one or more of the following business criteria, on a consolidated basis, and/or with respect to specified subsidiaries or business units (except with respect to the total stockholder return and earnings per share criteria), are used exclusively by the Compensation Committee in establishing performance goals:

  •
  total stockholder return;

  •
  such total stockholder return as compared to total return (on a comparable basis) of a publicly available index such as, but not limited to, the Standard & Poor's 500 Stock Index;

  •
  net income;

  •
  pretax earnings;

  •
  earnings before interest expense, taxes, depreciation and amortization;

  •
  pretax operating earnings after interest expense and before bonuses, service fees and extraordinary or special items;

  •
  operating margin;

  •
  earnings per share;

  •
  return on equity;

  •
  return on capital;

  •
  return on investment;

  •
  operating earnings;

  •
  working capital;

  •
  ratio of debt to stockholders' equity; and

  •
  revenue.

        Business criteria may be measured on a GAAP or non-GAAP basis.

        Under the Code, a director is an "outside director" of the Company if he or she is not a current employee of the Company; is not a former employee who receives compensation for prior services (other than under a qualified retirement plan); has not been an officer of the Company; and does not receive, directly or indirectly (including amounts paid to an entity that employs the director or in which the director has at least a five percent ownership interest), remuneration from the Company in any capacity other than as a director.

        The maximum number of shares of Class A common stock subject to options that can be awarded under the 2002 Stock Incentive Plan to any person is 2,000,000 per year. The maximum number of shares of Class A common stock that can be awarded under the 2002 Stock Incentive Plan to any person, other than pursuant to an option, is 2,000,000 per year.

Federal Income Tax Treatment

        Incentive Stock Options.    The grant of an option will not be a taxable event for the grantee or for the Company. A grantee will not recognize taxable income upon exercise of an incentive stock option (except that the alternative minimum tax may apply), and any gain realized upon a disposition of our Class A common stock received pursuant to the exercise of an incentive stock option will be taxed as long-term capital gain if the grantee holds the shares of Class A common stock for at least two years after the date of grant and for one year after the date of exercise (the "holding period requirement"). We will not be entitled to any business expense deduction with respect to the exercise of an incentive stock option, except as discussed below.

        For the exercise of an option to qualify for the foregoing tax treatment, the grantee generally must be our employee or an employee of our subsidiary from the date the option is granted through a date within three months before the date of exercise of the option.

        If all of the foregoing requirements are met except the holding period requirement mentioned above, the grantee will recognize ordinary income upon the disposition of the Class A common stock in an amount generally equal to the excess of the fair market value of the Class A common stock at the time the option was exercised over the option exercise price (but not in excess of the gain realized on the sale). The balance of the realized gain, if any, will be capital gain. We will be allowed a business expense deduction to the extent the grantee recognizes ordinary income, subject to our compliance with Section 162(m) of the Code and to certain reporting requirements.

        Non-Qualified Options.    The grant of an option will not be a taxable event for the grantee or the Company. Upon exercising a non-qualified option, a grantee will recognize ordinary income in an amount equal to the difference between the exercise price and the fair market value of the Class A common stock on the date of exercise. Upon a subsequent sale or exchange of shares acquired pursuant to the exercise of a non-qualified option, the grantee will have taxable capital gain or loss, measured by the difference between the amount realized on the disposition and the tax basis of the shares of Class A common stock (generally, the amount paid for the shares plus the amount treated as ordinary income at the time the option was exercised).

        If we comply with applicable reporting requirements and with the restrictions of Section 162(m) of the Code, we will be entitled to a business expense deduction in the same amount and generally at the same time as the grantee recognizes ordinary income.

        Restricted Stock.    A grantee who is awarded restricted stock will not recognize any taxable income for federal income tax purposes in the year of the award, provided that the shares of Class A common stock are subject to restrictions (that is, the restricted stock is nontransferable and subject to a substantial risk of forfeiture). However, the fair market value of the Class A common stock on the date the restrictions lapse (less the purchase price, if any) will be treated as compensation income to the grantee and will be taxable in the year the restrictions lapse and dividends paid while the common stock is subject to restrictions will be subject to withholding taxes. If we comply with applicable reporting requirements and with the restrictions of Section 162(m) of the Code, we will be entitled to a business expense deduction in the same amount and generally at the same time as the grantee recognizes ordinary income.

        Performance and Annual Incentive Awards.    The award of a performance or an annual incentive award will have no federal income tax consequences for us or for the grantee. The payment of the award is taxable to a grantee as ordinary income. If we comply with applicable reporting requirements and with the restrictions of Section 162(m) of the Code, we will be entitled to a business expense deduction in the same amount and generally at the same time as the grantee recognizes ordinary income.

        Securities Authorized for Issuance Under Equity Compensation Plans.    The following table sets forth, as of December 29, 2011, the number of shares of Regal's Class A common stock to be issued upon exercise of outstanding options, the weighted average exercise price of outstanding options, and the number of securities available for future issuance under our equity compensation plan, after giving effect to the anti-dilution adjustments made in connection with our payment of extraordinary cash dividends on December 30, 2010, April 13, 2007, June 2, 2004 and July 1, 2003.

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights(1) (a)	Weighted-average exercise price of outstanding options, warrants and rights(2) (b)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a)) (c)
Equity compensation plans approved by security holders(3)	1,682,158	$8.69	1,109,763
Equity compensation plans not approved by security holders	—	—	—
Total	1,682,158	$8.69	1,109,763

(1)
Represents 454,951 shares underlying unexercised options and 1,227,207 unearned performance shares, based on the achievement of target performance goals.

(2)
Does not take into account the unearned performance shares reported in column (a).

(3)
Consists of equity awards under 2002 Stock Incentive Plan.

        The board of directors unanimously recommends a vote "FOR" the amendments to our 2002 Stock Incentive Plan to increase the number of shares authorized for issuance and to extend the term.

 OTHER BUSINESS

        We know of no other matter to be acted upon at the Annual Meeting. If any other matters are properly brought before the Annual Meeting however, the persons named in the accompanying proxy card as proxies for the holders of Regal's Common Stock will vote thereon in accordance with their best judgment.

OTHER INFORMATION

        Regal's audited consolidated financial statements are reproduced in Appendix A to this proxy statement and are included in the Annual Report on Form 10-K for fiscal 2011 filed with the SEC, 100 F Street N.E., Washington, D.C. 20549. Complimentary copies of the Form 10-K as filed with the SEC may be obtained by following the instructions provided below under the heading "Availability of Report on Form 10-K."

Costs of Proxy Statement

        The Company bears the cost of preparing, assembling and mailing this proxy statement and any other proxy materials transmitted on behalf of our board of directors. We will, upon request, reimburse brokerage firms and others for their reasonable expenses in forwarding proxy materials to the beneficial owners of our Common Stock.

Important Notice Regarding Delivery of Stockholder Documents

        The SEC has adopted rules that permit companies and intermediaries (e.g., brokers) to satisfy the delivery requirements for proxy statements and annual reports with respect to two or more stockholders sharing the same address by delivering a single proxy statement addressed to those stockholders. This process, which is commonly referred to as "householding," potentially means extra convenience for stockholders and cost savings for companies.

        A number of brokers with account holders who are Regal stockholders may be householding our proxy materials, to the extent such stockholders have given their prior express or implied consent in accordance with SEC rules. A single proxy statement and summary annual report will be delivered to multiple stockholders sharing an address unless contrary instructions have been received from the affected stockholders. Once you have received notice from your broker that it will be householding communications to your address, householding will continue until you are notified otherwise or until you revoke your consent, which is deemed to be given unless you inform the broker otherwise when you receive the original notice of householding. If, at any time, you no longer wish to participate in householding and would prefer to receive a separate proxy statement and summary annual report, please notify your broker to discontinue householding and direct your written request to receive a separate proxy statement and summary annual report to the Company at: Regal Entertainment Group, Attention: Investor Relations, 7132 Regal Lane, Knoxville, Tennessee 37918, or by calling (865) 922-1123. Stockholders who currently receive multiple copies of the proxy statement and summary annual report at their address and would like to request householding of their communications should contact their broker.

STOCKHOLDER PROPOSALS

        In order to include a stockholder proposal in our proxy statement and form of proxy relating to our next annual meeting of stockholders following the end of fiscal 2012, we must receive it no later than December 21, 2012. Any stockholder proposal submitted to us for consideration at next year's annual meeting but which is not intended to be included in the related proxy statement and form of proxy must be received between December 10, 2012 and January 9, 2013; otherwise, the proposal will be considered by us to be untimely and not properly brought before the meeting.

 AVAILABILITY OF REPORT ON FORM 10-K

        Upon your written request, we will provide to you a complimentary copy of our 2011 Annual Report on Form 10-K (without exhibits) as filed with the SEC. Your request should be mailed to Regal's offices, addressed as follows: Regal Entertainment Group, Attention: Investor Relations, 7132 Regal Lane, Knoxville, Tennessee 37918. A free copy of the Form 10-K may also be obtained at the Internet web site maintained by the SEC at www.sec.gov and by visiting our Internet web site at www.regalentertainmentgroup.com and clicking on "Investor Relations," then on "Financial Information" and then on "SEC Filings."

By Order of the Board of Directors,
Peter B. Brandow Executive Vice President, General Counsel and Secretary

April 20, 2012

Appendix A

REGAL ENTERTAINMENT GROUP
SUMMARY ANNUAL REPORT

        This Summary Annual Report on Appendix A was reproduced from Part I, Item 1A, and Part II of our annual report on Form 10-K (our "Form 10-K") for the fiscal year ended December 29, 2011 (fiscal 2011) that was filed with the Securities and Exchange Commission (the "SEC") on February 27, 2012. You can obtain a copy of the complete text of our annual report on Form 10-K, without charge, by following the instructions in our Proxy Statement under the heading "Availability of Report on Form 10-K."

        Exhibits 31.1 and 31.2 to our Form 10-K contain our Chief Executive Officer's and Chief Financial Officer's certifications required by Section 302 of the Sarbanes-Oxley Act of 2002 regarding the quality of our public disclosure. Following our 2011 annual meeting of stockholders, we submitted the Section 313A.12(a) Chief Executive Officer Certification to the NYSE in accordance with NYSE's corporate governance rules.

MARKET FOR THE REGISTRANT'S COMMON EQUITY, RELATED STOCKHOLDER MATTERS
AND ISSUER PURCHASES OF EQUITY SECURITIES

        Our common equity consists of Class A and Class B common stock. Our Class A common stock has traded on the New York Stock Exchange since May 9, 2002 under the symbol "RGC." There is no established public trading market for our Class B common stock.

        The following table sets forth the historical high and low sales prices per share of our Class A common stock as reported by the New York Stock Exchange for the fiscal periods indicated.

	Fiscal 2011
	High	Low
First Quarter (December 31, 2010 - March 31, 2011)	$15.07	$11.73
Second Quarter (April 1, 2011 - June 30, 2011)	14.65	11.65
Third Quarter (July 1, 2011 - September 29, 2011)	13.48	11.15
Fourth Quarter (September 30, 2011 - December 29, 2011)	14.74	11.70

	Fiscal 2010
	High	Low
First Quarter (January 1,2010 - April 1, 2010)	$18.49	$14.05
Second Quarter (April 2, 2010 - July 1, 2010)	18.42	12.66
Third Quarter (July 2, 2010 - September 30, 2010)	14.37	11.59
Fourth Quarter (October 1, 2010 - December 30, 2010)	15.22	11.67

        On February 20, 2012, there were approximately 257 stockholders of record of our Class A common stock and one stockholder of record of our Class B common stock.

        Additionally, as of February 20, 2012, approximately 437,508 shares of our Class A common stock are issuable upon exercise of stock options that vest and are exercisable at various dates through June 23, 2014, with exercise prices ranging from $4.4134 to $14.6414. All such options were exercisable as of February 20, 2012. Finally, as of February 20, 2012 our officers, directors and key employees hold, or in the case of performance shares are eligible to receive, approximately 2,180,333 restricted shares of our Class A common stock, for which the restrictions lapse or the performance criteria and vesting may be satisfied, at various dates through January 11, 2016. All shares underlying outstanding options and all shares of restricted stock are registered and will be freely tradable when the option is exercised, in the case of restricted stock when the restrictions lapse, or, in the case of performance shares when the performance criteria and vesting are satisfied, unless such shares are acquired by an affiliate of Regal, in which case the affiliate may only sell the shares subject to the volume limitations imposed by Rule 144 of the Securities Act.

  Dividend Policy

        During fiscal 2011, we paid to our stockholders four quarterly cash dividends of $0.21 per share on each outstanding share of our Class A and Class B common stock, or approximately $129.8 million in the aggregate. During fiscal 2010, we paid to our stockholders four quarterly cash dividends of $0.18 per share on each outstanding share of our Class A and Class B common stock, or approximately $111.1 million in the aggregate. In addition, on December 30, 2010, Regal paid an extraordinary cash dividend of $1.40 per share on each outstanding share of its Class A and Class B common stock, or approximately $216.0 million. On February 13, 2012, we declared a cash dividend of $0.21 per share on each outstanding share of Class A and Class B common stock. The dividend is payable on March 15, 2012 to our stockholders of record on March 5, 2012. These dividends have been or will be funded through cash flow from operations and available cash on hand. We, at the discretion of our board of directors and subject to applicable law, anticipate paying regular quarterly dividends on our Class A and Class B common stock for the foreseeable future. The amount, if any, of the dividends to be paid in the future will depend upon our then available cash, anticipated cash needs, overall financial condition, loan agreement restrictions, future prospects for earnings and cash flows, as well as other relevant factors. For a description of the loan agreement restrictions on the payment of dividends, see "Management's Discussion and Analysis of Financial Condition and Results of Operations—Liquidity and Capital Resources" included in Part II, Item 7 of this Form 10-K and Note 5 to the consolidated financial statements included in Part II, Item 8 of this Form 10-K.

  Unregistered Sales of Equity Securities and Use of Proceeds

        None.

  Issuer Purchases of Equity Securities

        None.

Comparative Stock Performance

        The following performance graph compares the yearly percentage change in the cumulative total stockholder return on Regal's Class A common stock with (i) the cumulative total return on the Standard and Poor's Corporation Composite 500 Index and (ii) a self-determined peer group of another public company primarily engaged in the motion picture exhibition industry, for the period commencing December 29, 2006 (the first day of fiscal 2007) and ending December 29, 2011 (the last day of fiscal 2011). The comparison assumes $100 was invested on December 29, 2006 in Regal's Class A common stock and in the foregoing index and peer group, and further assumes the reinvestment of dividends. The peer group for the Company's fiscal year 2007 is comprised of Carmike Cinemas, Inc., and for fiscal years 2008 through 2011 is comprised of Carmike Cinemas, Inc., and Cinemark, Inc. Cinemark, Inc. was added to the Company's peer from in fiscal 2008, the first full fiscal year after Cinemark, Inc. became a public reporting company and such data was publicly available.

 Comparison of 5 Year Cumulative Total Return
Assumes Initial Investment of $100
December 29, 2011

        In accordance with the rules and regulations of the SEC, the above performance graph shall not be deemed "soliciting material" or to be "filed" with the SEC or subject to Regulations 14A or 14C of the Securities Exchange Act of 1934, as amended (the "Exchange Act") or to the liabilities of Section 18 of the Exchange Act and shall not be deemed to be incorporated by reference into any filing under the Securities Act of 1933, as amended, notwithstanding any general incorporation by reference of this proxy statement into any other filed document.

EXECUTIVE OFFICERS OF THE REGISTRANT

        Shown below are the names, ages (as of March 15, 2012), and positions of our executive officers during fiscal 2011. There are no family relationships between any of the persons listed below, or between any of such persons and any of the directors of the Company or any persons nominated or chosen by the Company to become a director or executive officer of the Company.

Name	Age	Position
Michael L. Campbell(1)	58	Executive Chairman of the Board of Directors
Amy E. Miles(1)	45	Chief Executive Officer
Gregory W. Dunn	52	President and Chief Operating Officer
Peter B. Brandow	51	Executive Vice President, General Counsel and Secretary
David H. Ownby	42	Executive Vice President, Chief Financial Officer and Treasurer

(1)
Please refer to Mr. Campbell and Ms. Miles' biographical summaries set forth in the attached Proxy Statement under the heading "Nominees and Continuing Directors of the Company."

        Gregory W. Dunn, 52, is our President and Chief Operating Officer. Mr. Dunn has served as an Executive Vice President and Chief Operating Officer of the Company since March 2002 and became President of the Company in May 2005. Mr. Dunn has also served in various executive officer positions of Regal Cinemas, Inc., a wholly owned subsidiary of the Company, since 1995 and currently serves as its President and Chief Operating Officer. Mr. Dunn served as an executive officer of Regal Cinemas, Inc. when it filed for bankruptcy under Chapter 11 of the United States Bankruptcy Code on October 11, 2001 and throughout the bankruptcy proceedings.

        Peter B. Brandow, 51, is our Executive Vice President, General Counsel and Secretary and has served as such since March 2002. Mr. Brandow has served as the Executive Vice President, General Counsel and Secretary of Regal Cinemas, Inc., a wholly owned subsidiary of the Company, since July 2001, and prior to that time he served as Senior Vice President, General Counsel and Secretary of Regal Cinemas, Inc. since February 2000. Prior thereto, Mr. Brandow served as Vice President, General Counsel and Secretary from February 1999 when he joined Regal Cinemas, Inc. Mr. Brandow served as an executive officer of Regal Cinemas, Inc. when it filed for bankruptcy under Chapter 11 of the United States Bankruptcy Code on October 11, 2001 and throughout the bankruptcy proceedings. From September 1989 to January 1999, Mr. Brandow was an associate with the law firm Simpson Thatcher & Bartlett LLP.

        David H. Ownby, 42, is our Executive Vice President, Chief Financial Officer and Treasurer and has served in such capacity since June 2009. Mr. Ownby served as our Senior Vice President of Finance from March 2002 to June 2009. Mr. Ownby also served as our Chief Accounting Officer from May 2006 to June 2009. Prior thereto, Mr. Ownby served as the Company's Vice President Finance and Director of Financial Projects from October 1999 to March 2002. Prior to joining the Company, Mr. wnby served with Ernst & Young LLP from September 1992 to October 1999.

SELECTED FINANCIAL DATA

        We present below selected historical consolidated financial data for Regal based on historical data, for periods subsequent to the respective acquisition dates, (i) the fiscal year ended December 27, 2007, considering the results of United Artists, Regal Cinemas, Edwards and Hoyts, (ii) the fiscal year ended January 1, 2009, considering the results of United Artists, Regal Cinemas, Edwards, Hoyts and the results of operations of the 28 theatres acquired from Consolidated Theatres on April 30, 2008 for the period subsequent to the acquisition date, (iii) the fiscal year ended December 31, 2009, considering the results of United Artists, Regal Cinemas, Edwards, Hoyts and the 28 theatres acquired from Consolidated Theatres from January 2, 2009, (iv) the fiscal year ended December 30, 2010, considering the results of United Artists, Regal Cinemas, Edwards, Hoyts, the 28 theatres acquired from Consolidated Theatres from January 1, 2010 and the eight theatres acquired from AMC on May 24, 2010 and June 24, 2010 for periods subsequent to their acquisition dates and (v) the fiscal year ended December 29, 2011, considering the results of United Artists, Regal Cinemas, Edwards, Hoyts, the 28 theatres acquired from Consolidated Theatres and the eight theatres acquired from AMC on May 24, 2010 and June 24, 2010 from December 31, 2010. The fiscal year ended January 1, 2009 consisted of 53 weeks of operations. The selected historical consolidated financial data as of and for the fiscal years ended December 29, 2011, December 30, 2010, December 31, 2009, January 1, 2009 and December 27, 2007 were derived from the audited consolidated financial statements of Regal and the notes thereto. The selected historical financial data do not necessarily indicate the operating results or financial position that would have resulted from our operations on a combined basis during the periods presented, nor is the historical data necessarily indicative of any future operating results or financial position of Regal. In addition to the below selected financial data, you should also refer to the more complete financial information included elsewhere in this Form 10-K.

	Fiscal year ended December 29, 2011	Fiscal year ended December 30, 2010		Fiscal year ended December 31, 2009	Fiscal year ended January 1, 2009(1)	Fiscal year ended December 27, 2007
	(in millions, except per share data)
Statement of Operations Data:
Total revenues	$2,681.7	$2,807.9		$2,893.9	$2,771.9	$2,661.2
Income from operations(6)	221.3	215.8		279.4	284.4	322.2
Net income attributable to controlling interest(4)(5)(6)(7)	40.3	77.6		95.5	112.2	360.4
Earnings per diluted share(4)(5)(6)(7)	0.26	0.50		0.62	0.72	2.26
Dividends per common share(4)(5)(6)(7)	$0.84	$2.12	(2)	$0.72	$1.20	$3.20	(3)

	As of or for the fiscal year ended December 29, 2011	As of or for the fiscal year ended December 30, 2010	As of or for the fiscal year ended December 31, 2009	As of or for the fiscal year ended January 1, 2009(1)	As of or for the fiscal year ended December 27, 2007
	(in millions, except operating data)
Other financial data:
Net cash provided by operating activities(4)(5)	$353.1	$259.4	$410.8	$270.9	$453.4
Net cash (used in) provided by investing activities(4)(5)	(101.1)	(82.7)	(110.5)	(338.5)	299.8
Net cash used in financing activities(2)(3)	(204.3)	(299.5)	(142.4)	(197.4)	(480.2)
Balance sheet data at period end:
Cash and cash equivalents	$253.0	$205.3	$328.1	$170.2	$435.2
Total assets	2,341.3	2,492.6	2,637.7	2,595.8	2,634.2
Total debt obligations	2,016.3	2,073.0	1,997.1	2,004.9	1,963.7
Deficit	(572.5)	(491.7)	(246.9)	(235.9)	(117.7)
Operating data:
Theatre locations	527	539	548	552	527
Screens	6,614	6,698	6,768	6,801	6,388
Average screens per location	12.6	12.4	12.4	12.3	12.1
Attendance (in millions)	211.9	224.3	244.5	245.2	242.9
Average ticket price	$8.70	$8.72	$8.15	$7.68	$7.43
Average concessions per patron	$3.34	$3.23	$3.17	$3.09	$3.03

(1)
Fiscal year ended January 1, 2009 was comprised of 53 weeks.

(2)
Includes the December 30, 2010 payment of the $1.40 extraordinary cash dividend paid on each share of Class A and Class B common stock.

(3)
Includes the April 13, 2007 payment of the $2.00 extraordinary cash dividend paid on each share of Class A and Class B common stock.

(4)
On February 13, 2007, NCM, Inc., the sole manager of National CineMedia, completed an IPO of its common stock. NCM, Inc. sold 38.0 million shares of its common stock for $21 per share in the IPO, less underwriting discounts and expenses. NCM, Inc. used a portion of the net cash proceeds from the IPO to acquire newly issued common units from National CineMedia. As a result of the NCM, Inc.'s acquisition of common units in National CineMedia, the Company recognized a change in interest gain of approximately $182.7 million along with a corresponding increase in the Company's equity investment in National CineMedia. At the closing of the IPO, the underwriters exercised their over-allotment option to purchase an additional 4.0 million shares of common stock of NCM, Inc. at the initial offering price of $21 per share, less underwriting discounts and commissions. In connection with this over-allotment option exercise, Regal, AMC and Cinemark each sold to NCM, Inc. common units of National CineMedia on a pro rata basis at the initial offering price of $21 per share, less underwriting discounts and expenses. Regal sold approximately 1.6 million common units to NCM, Inc. for proceeds of approximately $32.2 million and recognized a gain on the sale of such units of approximately $19.3 million. Upon the closing of the IPO, National CineMedia entered into a $725.0 million term loan facility, the net cash proceeds of which were used to redeem preferred units issued to each of Regal, AMC and Cinemark on a pro rata basis pursuant to a recapitalization of National CineMedia prior to completion of the IPO. We received approximately $315.1 million as a result of the preferred unit redemption. The Company recognized such cash distributions from National CineMedia by (1) reducing its equity investment in National CineMedia from approximately $166.4 million to zero and (2) recording distributions in excess of the investment balance in National CineMedia of approximately $148.7 million as a gain. After the payment of current taxes, net cash proceeds from these transactions totaled approximately $447.4 million.

(5)
During the quarter ended September 30, 2010, we redeemed 4.3 million of our National CineMedia common units for a like number of shares of NCM, Inc. common stock, which we sold in an underwritten public offering (including underwriter over-allotments) for $16.00 per share, reducing our investment in National CineMedia by $14.0 million, the average carrying amount of the shares sold. We received approximately $66.0 million in proceeds after deducting related fees and expenses payable by us, resulting in a gain on sale of $52.0 million.

(6)
During the years ended December 29, 2011, December 30, 2010, December 31, 2009, January 1, 2009 and December 27, 2007, we recorded long-lived asset impairment charges of $17.9 million, $10.3 million, $15.3 million, $22.4 million and $6.8 million, respectively, specific to theatres that were directly and individually impacted by increased competition, adverse changes in market demographics or adverse changes in the development or the conditions of the areas surrounding the theatre. See Note 2 to the consolidated financial statements included in Part II, Item 8 of this Form 10-K for further information related to our impairment policies.

(7)
During the quarter ended December 29, 2011, the Company considered various factors pertaining to its investment in RealD, Inc. as part of its ongoing impairment review and determined that an other-than-temporary impairment existed as of December 29, 2011. Such determination was based primarily on the length (approximately six months) of time during which the fair value of the RealD, Inc. investment remained substantially below the recorded investment cost basis of approximately $19.40 per share, the severity of the decline during such period and the prospects of recovery of the investment to its original cost basis. As a result, the Company recorded a $13.9 million other-than-temporary impairment charge to write-down its cost basis in RealD, Inc. (1,222,780 shares) to fair value as of December 29, 2011. The fair value of RealD, Inc. common shares was based on the publicly traded common stock price of RealD, Inc. as of December 29, 2011 of $8.05 per share.

 MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND
RESULTS OF OPERATIONS

        This discussion summarizes the significant factors affecting the consolidated operating results, financial condition, liquidity and cash flows of Regal Entertainment Group for the fiscal years ended December 29, 2011, December 30, 2010 and December 31, 2009. The following discussion and analysis should be read in conjunction with the consolidated financial statements of Regal and the notes thereto included elsewhere in this Form 10-K.

 Overview and Basis of Presentation

        We conduct our operations through our wholly owned subsidiaries. We operate the largest and most geographically diverse theatre circuit in the United States, consisting of 6,614 screens in 527 theatres in 37 states and the District of Columbia as of December 29, 2011. We believe the size, reach and quality of our theatre circuit provide an exceptional platform to realize economies of scale from our theatre operations. We also maintain an investment in National CineMedia, which concentrates on in-theatre advertising. The Company manages its business under one reportable segment: theatre exhibition operations.

        We generate revenues primarily from admissions and concession sales. Additional revenues are generated by our vendor marketing programs, our gift card and discount ticket programs and various other activities in our theatres. In addition, National CineMedia provides us with a theatre access fee associated with revenues generated from its sale of on-screen advertising, concerts and other events. Film rental costs depend on a variety of factors, including the prospects of a film, the popularity and box office revenues of a film, and such film rental costs generally increase as the admissions revenues generated by a film increase. Because we purchase certain concession items, such as fountain drinks and popcorn, in bulk and not pre-packaged for individual servings, we are able to improve our margins by negotiating volume discounts. Other operating expenses consist primarily of theatre labor and occupancy costs.

        The Company's revenues are usually seasonal, coinciding with the timing of releases of motion pictures by the major distributors. Generally, motion picture studios release the most marketable motion pictures during the summer and holiday seasons. The unexpected emergence or continuance of a "hit" film during other periods can alter the traditional pattern. The timing of movie releases can have a significant effect on the Company's results of operations, and the results of one fiscal quarter are not necessarily indicative of the results for the next or any other fiscal quarter. The seasonality of motion picture exhibition, however, has become less pronounced as motion picture studios are releasing motion pictures somewhat more evenly throughout the year. The Company does not believe that inflation has had a material impact on its financial position or results of operations.

        For a summary of other industry trends as well as other risks and uncertainties relevant to the Company, see "Business—Industry Overview and Trends" and "Risk Factors."

Critical Accounting Estimates

        Our consolidated financial statements are prepared in conformity with U.S generally accepted accounting principles ("GAAP"), which require management to make estimates and assumptions that affect the reported amounts of the assets and liabilities and disclosures of contingent assets and liabilities as of the date of the balance sheet as well as the reported amounts of revenues and expenses during the reporting period. We routinely make estimates and judgments about the carrying value of our assets and liabilities that are not readily apparent from other sources. We evaluate and modify on an ongoing basis such estimates and assumptions, which include those related to film costs, property and equipment, goodwill, income taxes and purchase accounting as well as others discussed in Note 2 to the consolidated financial statements included in Part II, Item 8 of this Form 10-K. Estimates and assumptions are based on historical and other factors believed to be reasonable under the circumstances. The results of these estimates may form the basis of the carrying value of certain assets and liabilities. Actual results, under conditions and circumstances different from those assumed, may differ materially from estimates. The impact and any associated risks related to estimates, assumptions, and accounting policies are discussed elsewhere within this "Management's Discussion and Analysis of Financial Condition and Results of Operations," as well as in the notes to the consolidated financial statements, if applicable, where such estimates, assumptions, and accounting policies affect our reported and expected results. Management has discussed the development and selection of its critical accounting estimates with the audit committee of our board of directors and the audit committee has reviewed our related disclosures herein.

        We believe the following accounting policies are critical to our business operations and the understanding of our results of operations and affect the more significant judgments and estimates used in the preparation of our consolidated financial statements:

  •
  We have applied the principles of purchase accounting when recording theatre acquisitions. Under current purchase accounting principles, we are required to use the acquisition method of accounting to estimate the fair value of all assets and liabilities, including: (i) the acquired tangible and intangible assets, including property and equipment, (ii) the liabilities assumed at the date of acquisition (including contingencies), and (iii) the related deferred tax assets and liabilities. Because the estimates we make in purchase accounting can materially impact our future results of operations, for significant acquisitions, we have obtained assistance from third party valuation specialists in order to assist in our determination of fair value. The Company provides the assumptions to the third party valuation firms based on information available to us at the acquisition date, including both quantitative and qualitative information about the specified assets or liabilities. The Company primarily utilizes the third parties to accumulate comparative data from multiple sources and assemble a report that summarizes the information obtained. The Company then uses the information to determine fair value. The third party valuation firms are supervised by Company personnel who are knowledgeable about valuations and fair value. The Company evaluates the appropriateness of the valuation methodology utilized by the third party valuation firm. The estimation of the fair value of the assets and liabilities involves a number of judgments and estimates that could differ materially from the actual amounts. Historically, the estimates made have not experienced significant changes and, as a result, we have not disclosed such changes.

  •
  FASB Accounting Standards Codification ("ASC") Subtopic 350-20, Intangibles—Goodwill and Other—Goodwill specifies that goodwill and indefinite-lived intangible assets will be subject to an annual impairment assessment. Based on our annual impairment assessment conducted during fiscal 2011, fiscal 2010 and fiscal 2009, we were not required to record a charge for goodwill impairment. In assessing the recoverability of the goodwill, we must make various assumptions regarding estimated future cash flows and other factors in determining the fair values of the respective assets. If these estimates or their related assumptions change in the future, we may be required to record impairment charges for these assets in future periods.

  •
  We estimate our film cost expense and related film cost payable based on management's best estimate of the expected box office revenue of each film over the length of its run in our theatres and the ultimate settlement of such film costs with the distributors. Generally, less than one-third of our quarterly film expense is estimated at period-end. The length of time until these costs are known with certainty depends on the ultimate duration of the film play, but is typically "settled" within two to three months of a particular film's opening release. Upon settlement with our film distributors, film cost expense and the related film cost payable are adjusted to the final film settlement. The ultimate revenues of a film can be estimated reasonably accurately within a few weeks after the film is released based on the film's initial box office performance, which is determined by a film's initial box office receipts. As a result, there are typically insignificant variances between our estimates of film cost expense and the final film cost payable, because we make such estimates based on each film's box office receipts through the end of the reporting period. For the fiscal years ended December 29, 2011, December 30, 2010 and December 31, 2009, there were no significant changes in our film cost estimation and settlement procedures.

  •
  We depreciate and amortize the components of our property and equipment relating to both owned and leased theatres on a straight-line basis over the shorter of the lease term or the estimated useful lives of the assets. Each owned theatre consists of a building structure, structural improvements, seating and concession and film display equipment. While we have assigned an estimated useful life of less than 30 years to certain acquired facilities, we estimate that our newly constructed buildings generally have an average economic useful life of 30 years. Certain of our buildings have been in existence for more than 40 years. With respect to equipment (e.g., concession stand, point-of-sale equipment, etc.), a substantial portion is depreciated over seven years or less, which has been our historical replacement period. Seats and digital projection equipment generally have a longer useful economic life, and their depreciable lives (12-17.5 years) are based on our experience and replacement practices. The estimates of the assets' useful lives require our judgment and our knowledge of the assets being depreciated and amortized. Further, we review the economic useful lives of such assets annually and make adjustments thereto as necessary. To the extent we determine that certain of our assets have become obsolescent, we accelerate depreciation over the remaining useful lives of the assets. For example, in connection with our deployment of leased digital projection systems to theatres across our circuit, the Company has accelerated depreciation of its owned 35mm film projection equipment that is scheduled to be replaced with leased digital projection systems, with such depreciation occurring over the expected deployment schedule since the Company plans to dispose of such equipment prior to the end of its useful life. To that end, during the fiscal years ended December 29, 2011 and December 30, 2010, the Company recorded approximately $7.5 million and $18.9 million, respectively, of accelerated depreciation related to such 35mm film projection equipment, as described further in Note 2 to the consolidated financial statements included in Part II, Item 8 of this Form 10-K. Actual economic lives may differ materially from these estimates.

  •
  The majority of our properties have been appraised. Such appraisals supported the estimated lives being used for depreciation and amortization purposes. Furthermore, our analysis of our historical capital replacement program is consistent with our depreciation policies. Finally, we review long-lived assets for impairment whenever events or changes in circumstances indicate that the carrying amounts of the assets may not be fully recoverable. Such analysis generally evaluates assets for impairment on an individual theatre basis. When the estimated future undiscounted cash flows of the operations to which the assets relate do not exceed the carrying value of the assets, such assets are written down to fair value. Our experience indicates that theatre properties become impaired primarily due to market or competitive factors rather than physical (wear and tear) or functional (inadequacy or obsolescence) factors. In this regard, we do not believe the frequency or volume of facilities impaired due to these market factors are significant enough to impact the useful lives used for depreciation periods.

  •
  For the fiscal years ended December 29, 2011, December 30, 2010 and December 31, 2009, no significant changes have been made to the depreciation and amortization rates applied to operating assets, the underlying assumptions related to estimates of depreciation and amortization, or the methodology applied. For the fiscal year ended December 29, 2011, consolidated depreciation and amortization expense was $197.6 million, representing 7.4% of consolidated total revenues. If the estimated lives of all assets being depreciated were increased by one year, the consolidated depreciation and amortization expense would have decreased by approximately $12.4 million, or 6.3%. If the estimated lives of all assets being depreciated were decreased by one year, the consolidated depreciation and amortization expense would have increased by approximately $14.2 million, or 7.2%.

  •
  Income taxes are accounted for under the asset and liability method. Deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases as well as operating loss and tax credit carryforwards. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date. We record a valuation allowance if it is deemed more likely than not that our deferred income tax assets will not be realized. We reassess the need for such valuation allowance on an ongoing basis. An increase in the valuation allowance generally results in an increase in the provision for income taxes recorded in such period. A decrease in the valuation allowance generally results in a decrease to the provision for income taxes recorded in such period.

  •
  Additionally, income tax rules and regulations are subject to interpretation, require judgment by us and may be challenged by the taxing authorities. As described further in Note 7 to the consolidated financial statements included in Part II, Item 8 of this Form 10-K, effective December 29, 2006, the Company adopted the provisions of ASC Subtopic 740-10, Income Taxes—Overview. Although we believe that our tax return positions are fully supportable, in accordance with ASC Subtopic 740-10, we recognize a tax benefit only for tax positions that we determine will more likely than not be sustained based on the technical merits of the tax position. With respect to such tax positions for which recognition of a benefit is appropriate, the benefit is measured at the largest amount of benefit that is greater than 50 percent likely of being realized upon ultimate settlement. Tax positions are evaluated on an ongoing basis as part of our process for determining our provision for income taxes. Among other items deemed relevant by us, the evaluations are based on new legislation, other new technical guidance, judicial proceedings, and our specific circumstances, including the progress of tax audits. Any change in the determination of the amount of tax benefit recognized relative to an uncertain tax position impacts the provision for income taxes in the period that such determination is made.

  •
  For fiscal 2011, our provision for income taxes was $17.7 million. Changes in management's estimates and assumptions regarding the probability that certain tax return positions will be sustained, the enacted tax rate applied to deferred tax assets and liabilities, the ability to realize the value of deferred tax assets, or the timing of the reversal of tax basis differences could impact the provision for income taxes and change the effective tax rate. A one percentage point change in the effective tax rate from 30.6% to 31.6% would have increased the current year income tax provision by approximately $0.6 million.

Significant Events and Fiscal 2012 Outlook

        During the fiscal years ended December 29, 2011 ("Fiscal 2011 Period"), December 30, 2010 ("Fiscal 2010 Period") and December 31, 2009 ("Fiscal 2009 Period"), the Company entered into various financing transactions which are more fully described under "Liquidity and Capital Resources—Financing Activities" below and in Note 5 to the consolidated financial statements included in Part II, Item 8 of this Form 10-K. As discussed further under "Liquidity and Capital Resources—Investing Activities" below, during the Fiscal 2011 Period, we received from National CineMedia approximately 0.6 million newly issued common units of National CineMedia. This adjustment increased the number of National CineMedia common units held by us to approximately 22.1 million and as a result, on a fully diluted basis, we own a 19.9% interest in NCM, Inc. as of December 29, 2011.

        During the Fiscal 2011 Period, we continued to make progress with respect to the following strategic initiatives:

  •
  We demonstrated our commitment to providing incremental value to our stockholders. Total cash dividends distributed to our stockholders during the Fiscal 2011 Period totaled approximately $129.8 million.

  •
  We opened three new theatres with 43 screens and closed 15 theatres with 127 screens, ending the Fiscal 2011 Period with 527 theatres and 6,614 screens.

  •
  We continue to embrace innovative concepts to deliver a premium movie-going experience for our customers on three complementary fronts:

    First, during fiscal 2011, we completed our deployment of 3D compatible digital projection systems across our circuit. As of December 29, 2011, we operated 4,721 screens outfitted with digital projection systems, 2,784 of which are digital 3D capable (approximately 42% of our total screens). We expect substantially all of our screens to be outfitted with digital projection systems by late 2012 or early 2013. In addition, we continued to expand our IMAX® footprint by installing an additional 16 IMAX® digital projection systems during fiscal 2011, bringing our total to 66 IMAX® screens as of December 29, 2011. We believe that expanding our IMAX® footprint will continue to have a positive impact on our operating results. Finally, during fiscal 2011, we added our proprietary large screen format known as "Regal Premium Experience" ("RPX(SM)") to 10 auditoriums, bringing our total to 17 RPX(SM) screens as of as of December 29, 2011. We have been encouraged by the results of RPX(SM) screens and expect to expand our RPX(SM) footprint to between 30 and 35 auditoriums by the end of 2012. We believe the installation of 3D digital projection systems and IMAX® theatres systems and the conversion of existing auditoriums to RPX(SM) auditoriums allow us to offer our patrons premium 3D movies and all-digital large format experiences that we believe generate incremental revenue and cash flows for the Company. We are pleased with the benefits of digital cinema primarily as it relates to 3D film product and other 3D content and with the continued support of 3D and IMAX® film product by the major motion picture studios.

    Second, to continually address consumer trends and customer preferences, we have focused on expanding our menu of food and beverage products to include hot made-to-order meals, customizable coffee, healthy snacks, alcohol and other specialty products in select theatres. To that end, during fiscal 2011, we introduced several new items including boneless chicken wings, cheese sticks, hamburgers, chicken sandwiches and jalapeno poppers in approximately 28 theatres and also offer beer and wine in other locations. In addition, as of December 29, 2011, we have successfully launched five Cinebarre locations which offer patrons the convenience of a variety of lunch and dinner menu options, including beer and wine, served at the customer's seat before and during the featured film. We believe that the enhancement of our food and beverage offerings has had a positive effect on our attendance and operating results and expect to invest in such food and beverage offerings in our theatres during fiscal 2012 and beyond.

    Third, we continued our focus on interactive marketing programs aimed at increasing attendance and enhancing the overall customer experience. For example, we maintain a frequent moviegoer loyalty program, named the Regal Crown Club®, in all of our markets. Regal Crown Club® members are eligible for specified awards, such as concession items, based on purchases made at our participating theatres. As of December 29, 2011, we had over six million active members in the Regal Crown Club®, making it the largest loyalty program in our industry. In addition, we seek to develop patron loyalty through a number of other marketing programs such as selective discounting of ticket and concession prices in certain markets, summer children's film series, cross-promotional ticket redemptions and promotions within local communities. We plan to use these programs in future markets where we believe patron loyalty can be further enhanced, and will continue to evaluate our markets on a case-by-case basis to determine the suitability of these programs in individual regions.

  •
  Finally, during the Fiscal 2011 Period, we announced the creation of Open Road Films, a new film distribution company that is jointly owned by us and AMC. We believe that Open Road Films has a unique opportunity to fill a gap in the marketplace created by the major studios' big-budget franchise film strategy by marketing smaller budget films in a cost-effective manner which we believe will drive additional patrons to our theaters and generate a return on our capital investment. Open Road Films released its first film, The Killer Elite, in late September 2011 and its second film, The Grey, in January 2012 and expects to eventually distribute approximately eight to ten films per year. As of December 29, 2011, we have invested approximately $20.0 million in cash in Open Road Films and ultimately expect to invest up to $30.0 million in this joint venture. We account for our investment in Open Road Films using the equity method of accounting. We believe our investment in Open Road Films will generate incremental value for our stockholders.

        We are optimistic regarding the breadth of the 2012 film slate, including the timing of the release schedule and the number of films scheduled for release in premium-priced formats. Evidenced by the motion picture studios' continued efforts to promote and market upcoming film releases, 2012 appears to be another year of high-profile releases such as John Carter, The Hunger Games, Wrath of the Titans, The Avengers, Dark Shadows, Battleship, Men in Black III, Snow White and the Huntsman, Madagascar 3: Europe's Most Wanted, Prometheus, The Amazing Spiderman, Ice Age: Continental Drift, The Dark Knight Rises, Total Recall, SkyFall, The Twilight Saga: Breaking Dawn—Part 2, Gravity, The Hobbit: An Unexpected Journey, Rise of the Guardians and The Great Gatsby.

        We intend to grow our theatre circuit through selective expansion and through accretive acquisitions. With respect to capital expenditures, subject to the timing of certain construction projects, we expect capital expenditures (net of proceeds from asset sales) to be in the range of $105.0 million to $120.0 million for fiscal 2012, consisting of new theatre development, expansion of existing theatre facilities, upgrades and replacements.

        Overall for the fiscal 2012 year, we expect to benefit from modest increases in ticket prices and average concessions per patron. In addition, we expect fiscal 2012 admissions and concessions revenues to be supported by our continued focus on efficient theatre operations and through opportunities to expand our concession offerings. We will continue to maintain a business strategy focused on the evaluation of accretive acquisition opportunities, selective upgrades and premium experience opportunities and providing incremental returns to our stockholders. For an understanding of the significant factors that influenced our performance during the past three fiscal years, the preceding and following discussion should be read in conjunction with the consolidated financial statements and the notes thereto presented in Part II, Item 8 of this Form 10-K.

Results of Operations

        Based on our review of industry sources, national box office revenues for the time period that corresponds to Regal's fiscal 2011 were estimated to have decreased by approximately four percent in comparison to fiscal 2010. The industry's box office results were negatively impacted by difficult comparisons generated by strong attendance from premium-priced films released during 2010, including the record-breaking performance of Avatar and strong attendance from other top tier releases such as Toy Story 3, Alice in Wonderland, Iron Man 2 and Inception.

        The following table sets forth the percentage of total revenues represented by certain items included in our consolidated statements of income for the Fiscal 2011 Period, the Fiscal 2010 Period and the Fiscal 2009 Period (dollars and attendance in millions, except average ticket prices and average concession per patron):

	Fiscal 2011 Period		Fiscal 2010 Period		Fiscal 2009 Period
	$	% of Revenue	$	% of Revenue	$	% of Revenue
Revenues:
Admissions	$1,842.6	68.7%	$1,956.3	69.7%	$1,991.6	68.8%
Concessions	708.0	26.4	724.3	25.8	775.6	26.8
Other operating revenues	131.1	4.9	127.3	4.5	126.7	4.4

Total revenues	2,681.7	100.0	2,807.9	100.00	2,893.9	100.0
Operating expenses:
Film rental and advertising costs(1)	953.7	51.8	1,026.7	52.5	1,046.5	52.5
Cost of concessions(2)	96.6	13.6	101.1	14.0	110.6	14.3
Rent expense(3)	381.5	14.2	382.3	13.6	378.8	13.1
Other operating expenses(3)	744.4	27.8	784.0	27.9	778.5	26.9
General and administrative expenses (including share-based compensation of $7.9 million, $8.4 million and $5.9 million for the Fiscal 2011 Period, the Fiscal 2010 Period and the Fiscal 2009 Period, respectively)(3)	65.8	2.5	66.7	2.4	64.2	2.2
Depreciation and amortization(3)	197.6	7.4	213.4	7.6	201.9	7.0
Net loss on disposal and impairment of operating assets and other(3)	20.8	0.8	17.9	0.6	34.0	1.2

Total operating expenses(3)	2,460.4	91.7	2,592.1	92.3	2,614.5	90.3

Income from operations(3)	221.3	8.3	215.8	7.7	279.4	9.7
Interest expense, net(3)	149.7	5.6	148.1	5.3	151.0	5.2
Loss on extinguishment of debt(3)	21.9	0.8	23.5	0.8	7.4	0.3
Earnings recognized from NCM(3)	(37.9)	1.4	(40.8)	1.5	(38.6)	1.3
Gain on sale of NCM, Inc. common stock(3)	—	—	(52.0)	1.9	—	—
Impairment of investment in RealD, Inc.(3)	13.9	0.5	—	—	—	—
Provision for income taxes(3)	17.7	0.7	48.7	1.7	61.9	2.1
Net income attributable to controlling interest(3)	$40.3	1.5	$77.6	2.8	$95.5	3.3
Attendance	211.9	*	224.3	*	244.5	*
Average ticket price(4)	$8.70	*	$8.72	*	$8.15	*
Average concession per patron(5)	$3.34	*	$3.23	*	$3.17	*

*
Not meaningful

(1)
Percentage of revenues calculated as a percentage of admissions revenues.

(2)
Percentage of revenues calculated as a percentage of concessions revenues.

(3)
Percentage of revenues calculated as a percentage of total revenues.

(4)
Calculated as admissions revenue/attendance.

(5)
Calculated as concessions revenue/attendance.

Fiscal 2011 Period Compared to Fiscal 2010 Period

  Admissions

        During the Fiscal 2011 Period, total admissions revenues decreased $113.7 million, or 5.8%, to $1,842.6 million, from $1,956.3 million in the Fiscal 2010 Period primarily due to a 5.5% decrease in attendance and a 0.2% decrease in average ticket price. We believe that our attendance is primarily dependent upon the commercial appeal of content released by the major motion picture studios. The Fiscal 2011 Period decline in attendance was primarily attributable to a decline in the appeal to our patrons of the films exhibited in our theatres during the Fiscal 2011 Period as compared to the films exhibited during the Fiscal 2010 Period, which included the record-breaking performance of Avatar and strong attendance from other top tier releases such as Toy Story 3, Alice in Wonderland, Iron Man 2 and Inception. The primary driver of the decrease in our Fiscal 2011 Period average ticket price was a decrease in the percentage of our admissions revenues generated by premium-priced films exhibited during the Fiscal 2011 Period, partially offset by selective price increases identified during our ongoing periodic pricing reviews (which include analysis of various factors such as general inflationary trends and local market conditions).

  Concessions

        Total concessions revenues decreased $16.3 million, or 2.3%, to $708.0 million during the Fiscal 2011 Period, from $724.3 million for the Fiscal 2010 Period. Average concessions revenues per patron during the Fiscal 2011 Period increased 3.4%, to $3.34, from $3.23 for the Fiscal 2010 Period. The decrease in total concessions revenues during the Fiscal 2011 Period was attributable to the aforementioned decrease in attendance during the period, partially offset by the increase in average concessions revenues per patron. The increase in average concessions revenues per patron for the Fiscal 2011 Period was primarily a result of increases in popcorn and beverage sales volume during the Fiscal 2011 Period, selective price increases effected subsequent to the end of the Fiscal 2010 Period and to a lesser extent, the impact of expanded concession menu items introduced in certain of our theatres during such periods.

  Other Operating Revenues

        During the Fiscal 2011 Period, other operating revenues increased $3.8 million, or 3.0%, to $131.1 million, from $127.3 million in the Fiscal 2010 Period. Included in other operating revenues are the theatre access fees paid by National CineMedia (net of payments for onscreen advertising time provided to our beverage concessionaire), revenues from our vendor marketing programs, arcade game revenue and revenues related to our gift card and discount ticket programs. The increase in other operating revenues during the Fiscal 2011 Period was primarily driven by increases in National CineMedia revenues and incremental other theatre revenues, partially offset by decreases in gift card and discount ticket program revenues.

  Film Rental and Advertising Costs

        Film rental and advertising costs as a percentage of admissions revenues decreased to 51.8% during the Fiscal 2011 Period from 52.5% in the Fiscal 2010 Period. The decrease in film rental and advertising costs as a percentage of box office revenues during the Fiscal 2011 Period was primarily attributable to higher film costs associated with the success of Avatar during the Fiscal 2010 Period.

  Cost of Concessions

        During the Fiscal 2011 Period, cost of concessions decreased $4.5 million, or 4.5%, to $96.6 million as compared to $101.1 million during the Fiscal 2010 Period. Cost of concessions as a percentage of concessions revenues for the Fiscal 2011 Period was approximately 13.6%, compared to 14.0% during the Fiscal 2010 Period. The decrease in cost of concessions as a percentage of concessions revenues during the Fiscal 2011 Period was primarily related to increases in popcorn and beverage sales volume and selective price increases effected subsequent to the end of the Fiscal 2010 Period.

  Rent Expense

        Rent expense decreased by $0.8 million, or 0.2%, to $381.5 million in the Fiscal 2011 Period, from $382.3 million in the Fiscal 2010 Period. The decrease in rent expense during the Fiscal 2011 Period was primarily related to a reduction in our screen count subsequent to the end of the Fiscal 2010 Period and slightly lower contingent rent during the Fiscal 2011 Period.

  Other Operating Expenses

        Other operating expenses decreased $39.6 million, or 5.1%, to $744.4 million in the Fiscal 2011 Period, from $784.0 million in the Fiscal 2010 Period. The decrease in other operating expenses during the Fiscal 2011 Period was attributable to savings in theatre-level payroll, other non-rent occupancy costs and a reduction in costs associated with lower premium format film revenues.

  General and Administrative Expenses

        General and administrative expenses decreased $0.9 million, or 1.3%, to $65.8 million in the Fiscal 2011 Period, from $66.7 million in the Fiscal 2010 Period. The decrease in general and administrative expenses during the Fiscal 2011 Period was primarily attributable to decreases in certain corporate expenses and share-based compensation expense, partially offset by slightly higher corporate payroll costs and legal and professional fees during the period.

  Depreciation and Amortization

        Depreciation and amortization expense decreased $15.8 million, or 7.4%, to $197.6 million for the Fiscal 2011 Period, from $213.4 million in the Fiscal 2010 Period. The decrease in depreciation and amortization expense during the Fiscal 2011 Period as compared to the Fiscal 2010 Period was primarily due to a reduction in depreciation related to the replacement of owned 35mm film projectors with leased digital projection systems.

  Income from Operations

        Income from operations increased $5.5 million, or 2.5%, to $221.3 million during the Fiscal 2011 Period, from $215.8 million in the Fiscal 2010 Period. The net increase in income from operations during the Fiscal 2011 Period as compared to the Fiscal 2010 Period was primarily attributable to a reduction in certain variable operating expense line items described above, partially offset by a decrease in total revenues, and a greater loss on disposal and impairment of operating assets and other ($20.8 million and $17.9 million, respectively, for the Fiscal 2011 Period and Fiscal 2010 Period).

  Interest Expense, net

        During the Fiscal 2011 Period, net interest expense increased $1.6 million, or 1.1%, to $149.7 million, from $148.1 million in the Fiscal 2010 Period. The increase in net interest expense during the Fiscal 2011 Period was principally due to incremental interest expense associated with the issuance of the $275.0 million in aggregate principal amount of our 9 1/8% Senior Notes in August 2010 and the shift in our debt portfolio resulting from the first quarter of 2011 issuance of $250.0 million in aggregate principal amount of our 9 1/8% Senior Notes. These items were partially offset by a reduction in interest expense resulting from the repurchases of our 6 1/4% convertible senior notes due March 15, 2011 (the "the 6 1/4% Convertible Senior Notes") during the second half of fiscal 2010 and first quarter of 2011.

  Earnings Recognized from NCM

        Earnings recognized from NCM decreased $2.9 million, or 7.1%, to $37.9 million in the Fiscal 2011 Period, from $40.8 million in the Fiscal 2010 Period. The decrease in earnings recognized from NCM during the Fiscal 2011 Period as compared to the Fiscal 2010 Period was primarily attributable to slightly lower earnings of National CineMedia.

  Income Taxes

        The provision for income taxes of $17.7 million and $48.7 million for the Fiscal 2011 Period and the Fiscal 2010 Period, respectively, reflect effective tax rates of approximately 30.6% and 38.7%, respectively. The decrease in the effective tax rate for the Fiscal 2011 Period is primarily attributable to changes in uncertain tax positions with state taxing authorities resulting from the lapse of statute of limitations and clarifications of tax law, as well as increases in Federal hiring credits during the Fiscal 2011 Period (as described further in Note 7—"Income Taxes"). The effective tax rates for such periods also reflect the impact of certain non-deductible expenses and other income tax credits.

  Net Income Attributable to Controlling Interest

        Net income attributable to controlling interest for the Fiscal 2011 Period was $40.3 million, which represents a decrease of $37.3 million, from net income attributable to controlling interest of $77.6 million during the Fiscal 2010 Period. The decrease in net income attributable to controlling interest for the Fiscal 2011 Period was primarily attributable the impact of the $52.0 million ($31.4 million after related tax effects) gain on sale of NCM, Inc. common stock recorded during the Fiscal 2010 Period, incremental losses from the Company's equity investment in Open Road Films during the Fiscal 2011 Period included in "Other, net", and the impairment of our investment in RealD, Inc. recorded in the Fiscal 2011 Period, partially offset by an increase in operating income during the Fiscal 2011 Period as described above.

Fiscal 2010 Period Compared to Fiscal 2009 Period

  Admissions

        During the Fiscal 2010 Period, total admissions revenues decreased $35.3 million, or 1.8%, to $1,956.3 million, from $1,991.6 million in the Fiscal 2009 Period. An 8.3% decline in attendance, partially offset by a 7.0% increase in average ticket prices, led to the decrease in the Fiscal 2010 Period admissions revenues. We believe that our attendance is primarily dependent upon the commercial appeal of content released by the major motion picture studios. The Fiscal 2010 Period decline in attendance was primarily attributable to the overall lack of appeal to our patrons of the films exhibited in our theatres during the Fiscal 2010 Period as compared to the films exhibited during the Fiscal 2009 Period. An increase in the percentage of our admissions revenues generated by premium-priced 3D and IMAX® films exhibited during the Fiscal 2010 Period along with price increases identified during our ongoing periodic pricing reviews (which include analysis of various factors such as general inflationary trends and local market conditions) were the primary drivers of the increase in our Fiscal 2010 Period average ticket prices. Based on our review of certain industry sources, the decrease in our admissions revenues on a per screen basis was slightly greater than the industry's results for the Fiscal 2010 Period as compared to the Fiscal 2009 Period. We believe the greater than industry decrease in admissions revenues on a per screen basis in the Fiscal 2010 Period was attributable to geographical differences in film product performance.

  Concessions

        Total concessions revenues decreased $51.3 million, or 6.6%, to $724.3 million in the Fiscal 2010 Period, from $775.6 million in the Fiscal 2009 Period. Average concessions revenues per patron during the Fiscal 2010 Period increased 1.9%, to $3.23, from $3.17 for the Fiscal 2009 Period. The increase in average concessions revenues per patron for the Fiscal 2010 Period was primarily a result of selective price increases.

  Other Operating Revenues

        During the Fiscal 2010 Period, other operating revenues increased $0.6 million, or 0.5%, to $127.3 million, from $126.7 million in the Fiscal 2009 Period. Included in other operating revenues are the theatre access fees paid by National CineMedia (net of payments for onscreen advertising time provided to our beverage concessionaire), revenues from our vendor marketing programs and other theatre revenues, including revenue related to our gift card and discount ticket programs. The slight increase in other operating revenues during the Fiscal 2010 Period was primarily driven by increases in revenues related to our gift card and discount ticket programs and other theatre revenues, partially offset by a decrease in revenues from our vendor marketing programs.

  Film Rental and Advertising Costs

        Film rental and advertising costs as a percentage of admissions revenues of 52.5% during the Fiscal 2010 Period were consistent with that of the Fiscal 2009 Period. Film rental and advertising costs as a percentage of admissions revenues during the Fiscal 2010 Period was primarily impacted by higher film costs associated with the success of Avatar, offset by a reduction in newspaper advertising costs.

  Cost of Concessions

        For the Fiscal 2010 Period, cost of concessions as a percentage of concession revenues was approximately 14.0%, compared to 14.3% for the Fiscal 2009 Period. The decrease in cost of concessions as a percentage of concessions revenues during the Fiscal 2010 Period was primarily related to selective price increases effected subsequent to the end of the Fiscal 2009 period, slightly lower raw material costs for certain items and a shift in the mix and sizes of products sold at the concession stand. In addition, we also experienced an increase in the amount of vendor marketing revenue recorded as a reduction of cost of concessions during the Fiscal 2010 Period.

  Rent Expense

        Rent expense increased by $3.5 million, or 0.9%, to $382.3 million in the Fiscal 2010 Period, from $378.8 million in the Fiscal 2009 Period. The increase in rent expense during the Fiscal 2010 Period was primarily attributable to incremental rent associated with the 106 screens acquired from an affiliate of AMC, partially offset by a reduction in rent associated with the closure of 200 screens subsequent to the end of the Fiscal 2009 Period.

  Other Operating Expenses

        During the Fiscal 2010 Period, other operating expenses increased $5.5 million, or 0.7%, to $784.0 million, from $778.5 million in the Fiscal 2009 Period. The increase in other operating expenses during the Fiscal 2010 Period was attributable to increased costs associated with higher 3D and IMAX® film revenues and incremental DCIP related expenses, partially offset by savings in theatre-level payroll and non-rent occupancy costs.

  General and Administrative Expenses

        General and administrative expenses increased $2.5 million, or 3.9%, to $66.7 million during the Fiscal 2010 Period, from $64.2 million in the Fiscal 2009 Period. As a percentage of total revenues, general and administrative expenses increased to 2.4% during the Fiscal 2010 Period, from 2.2% in the Fiscal 2009 Period. The increase in general and administrative expenses during the Fiscal 2010 Period was primarily attributable to increases in stock-based compensation expense and corporate payroll costs during the period.

  Depreciation and Amortization

        During the Fiscal 2010 Period, depreciation and amortization expense increased $11.5 million, or 5.7%, to $213.4 million, from $201.9 million in the Fiscal 2009 Period. The increase in depreciation and amortization expense during the Fiscal 2010 Period as compared to the Fiscal 2009 Period was primarily due to accelerated depreciation of $18.9 million related to the replacement of 35mm film projectors in connection with our conversion to digital projection systems, partially offset by slightly lower capital expenditures during the Fiscal 2010 Period.

  Income from Operations

        Income from operations decreased $63.6 million, or 22.8%, to $215.8 million during the Fiscal 2010 Period, from $279.4 million in the Fiscal 2009 Period. The net decrease in income from operations during the Fiscal 2010 Period as compared to the Fiscal 2009 Period was primarily attributable to the overall decrease in total revenues and the fixed cost nature of certain operating expense line items including rent expense and other operating expenses, partially offset by a lower loss on disposal and impairment of operating assets ($17.9 million and $34.0 million, respectively, for the Fiscal 2010 Period and Fiscal 2009 Period).

  Interest Expense, net

        During the Fiscal 2010 Period, net interest expense declined $2.9 million, or 1.9%, to $148.1 million, from $151.0 million in the Fiscal 2009 Period. The decrease in net interest expense during the Fiscal 2010 Period was principally due to a lower average effective interest rate on our Term Facility as a result of a change in our interest rate swap portfolio during the Fiscal 2009 Period, a reduction in interest expense resulting from the repurchases of our 6 1/4% Convertible Senior Notes and incremental interest income during the Fiscal 2010 Period, partially offset by incremental interest expense associated with the issuance of the $400.0 million Regal Cinemas 8 5/8% Senior Notes due 2019 (the "8 5/8% Senior Notes") in July 2009 and the issuance of the 9 1/8% Senior Notes in August 2010.

  Earnings Recognized from NCM

        The Company received $43.0 million and $39.6 million, respectively, in cash distributions from National CineMedia (including payments received under the tax receivable agreement described in Note 4 to the consolidated financial statements included in Part II, Item 8 of this Form 10-K) during the Fiscal 2010 Period and Fiscal 2009 Period. Approximately $7.4 million and $6.2 million, respectively, of these cash distributions received during the Fiscal 2010 Period and the Fiscal 2009 Period were recognized as a reduction in our investment in National CineMedia. The remaining amounts were recognized in equity earnings during each of these periods and have been included as a component of "Earnings recognized from NCM" in the accompanying consolidated financial statements. The increase in earnings recognized from National CineMedia during the Fiscal 2010 Period as compared to the Fiscal 2009 Period was primarily attributable to slightly higher earnings of National CineMedia and the timing of their contractual cash distributions to the Company.

  Income Taxes

        The provision for income taxes of $48.7 million and $61.9 million for the Fiscal 2010 Period and the Fiscal 2009 Period, respectively, reflect effective tax rates of approximately 38.7% and 39.4%, respectively. The decrease in the effective tax rate for the Fiscal 2010 Period is primarily attributable to a decrease in the effective tax rates in certain states and the lapse of statute of limitations on uncertain tax positions with state taxing authorities during the Fiscal 2010 Period. The effective tax rates for such periods also reflect the impact of certain non-deductible expenses and income tax credits.

  Net Income Attributable to Controlling Interest

        Net income attributable to controlling interest for the Fiscal 2010 Period was $77.6 million, which represents a decrease of $17.9 million, from net income attributable to controlling interest of $95.5 million during the Fiscal 2009 Period. The decrease in net income attributable to controlling interest for the Fiscal 2010 Period was primarily attributable to a reduction in operating income, the Fiscal 2010 Period loss on debt extinguishment associated with the Amended Senior Credit Facility and certain repurchases of the 6 1/4% Convertible Senior Notes, incremental losses from the Company's equity investment in DCIP, partially offset by the impact of the $52.0 million ($31.4 million after related tax effects) gain on sale of NCM, Inc. common stock.

Quarterly Results

        The Company's consolidated financial statements for the Fiscal 2010 Period include the results of operations of the eight theatres acquired from an affiliate of AMC during May and June 2010 for periods subsequent to the respective dates of acquisition. The acquisition of such theatres is further described in Note 3 to the consolidated financial statements included in Part II, Item 8 of this Form 10-K. The comparability of our results between quarters is impacted by the inclusion from such date of the results of operations of the acquisitions, certain other factors described below and to a lesser extent, seasonality.

        The following tables set forth selected unaudited quarterly results for the eight quarters ended December 29, 2011. The quarterly financial data as of each period presented below have been derived from Regal's unaudited condensed consolidated financial statements for those periods. Results for these periods are not necessarily indicative of results for the full year. The quarterly financial data should be read in conjunction with the consolidated financial statements of Regal and notes thereto included in Part II, Item 8 of this Form 10-K.

	Dec. 29, 2011	Sept. 29, 2011	June 30, 2011	March 31, 2011	Dec. 30, 2010		Sept. 30, 2010	July 1, 2010	April 1, 2010
	In millions (except per share data)
Total revenues	$613.9	$743.6	$753.3	$570.9	$661.0		$696.4	$730.7	$719.8
Income from operations(3)	33.6	81.1	96.9	9.7	44.1		58.1	66.0	47.6
Net income (loss) attributable to controlling interest(2)(3)(4)	4.1	25.0	34.8	(23.6)	13.7		42.6	4.8	16.5
Diluted earnings (loss) per share(2)(3)(4)	0.03	0.16	0.23	(0.15)	0.09		0.28	0.03	0.11
Dividends per common share(3)(4)	$0.21	$0.21	$0.21	$0.21	$1.58	(1)	$0.18	$0.18	$0.18

(1)
Includes the December 30, 2010 payment of the $1.40 extraordinary cash dividend paid on each share of Class A and Class B Common Stock. See Note 9 to the accompanying consolidated financial statements included in Item 8 of this Form 10-K for further discussion.

(2)
During the quarter ended September 30, 2010, we redeemed 4.3 million of our National CineMedia common units for a like number of shares of NCM, Inc. common stock, which we sold in an underwritten public offering (including underwriter over-allotments) for $16.00 per share, reducing our investment in National CineMedia by $14.0 million, the average carrying amount of the shares sold. We received approximately $66.0 million in proceeds after deducting related fees and expenses payable by us, resulting in a gain on sale of $52.0 million.

(3)
During the eight quarters ended December 29, 2011, we recorded long-lived asset impairment charges of $5.2 million, $0.6 million, $5.4 million, $6.7 million, $3.3 million, $0.0 million, $0.9 million and $6.1 million, respectively, specific to theatres that were directly and individually impacted by increased competition, adverse changes in market demographics or adverse changes in the development or the conditions of the areas surrounding the theatre. See Note 2 to the consolidated financial statements included in Part II, Item 8 of this Form 10-K for further information related to our impairment policies.

(4)
During the quarter ended December 29, 2011, the Company considered various factors pertaining to its investment in RealD, Inc. as part of its ongoing impairment review and determined that an other-than-temporary impairment existed as of December 29, 2011. Such determination was based primarily on the length (approximately six months) of time during which the fair value of the RealD, Inc. investment remained substantially below the recorded investment cost basis of approximately $19.40 per share, the severity of the decline during such period and the prospects of recovery of the investment to its original cost basis. As a result, the Company recorded a $13.9 million other-than-temporary impairment charge to write-down its cost basis in RealD, Inc. (1,222,780 shares) to fair value as of December 29, 2011. The fair value of RealD, Inc. common shares was based on the publicly traded common stock price of RealD, Inc. as of December 29, 2011 of $8.05 per share.

Liquidity and Capital Resources

        On a consolidated basis, we expect our primary uses of cash to be for operating expenses, capital expenditures, investments, general corporate purposes related to corporate operations, debt service and the Company's quarterly dividend payments. The principal sources of liquidity are cash generated from operations, cash on hand and borrowings under the Amended Senior Credit Facility described below. Under the terms of the Amended Senior Credit Facility and the 8 5/8% Senior Notes issued during fiscal 2009, Regal Cinemas is restricted as to how much it can advance or distribute to Regal, its indirect parent. Since Regal is a holding company with no significant assets other than the stock of its subsidiaries, this restriction could impact Regal's ability to effect future debt or dividend payments, pay corporate expenses or redeem or convert for cash its 9 1/8% Senior Notes. In addition, as described further below, the Indenture under which the 9 1/8% Senior Notes are issued limits the Company's (and its restricted subsidiaries') ability to, among other things, incur additional indebtedness, pay dividends on or make other distributions in respect of its capital stock, purchase or redeem capital stock, make loans or advances to its subsidiaries (or the Company), or purchase, redeem or otherwise acquire or retire certain subordinated obligations.

Operating Activities

        Our revenues are generated principally through admissions and concessions sales with proceeds received in cash or via credit cards at the point of sale. Our operating expenses are primarily related to film and advertising costs, rent and occupancy, and payroll. Film costs are ordinarily paid to distributors within 30 days following receipt of admissions revenues and the cost of the Company's concessions are generally paid to vendors approximately 30 to 35 days from purchase. Our current liabilities generally include items that will become due within 12 months. In addition, from time to time, we use cash from operations and borrowings to fund dividends in excess of net income attributable to controlling interest and cash flows from operating activities less cash flows from investing and other financing activities. As a result, at any given time, our balance sheet may reflect a working capital deficit.

        As further described Note 4 to the consolidated financial statements included in Part II, Item 8 of this Form 10-K, the Company maintains an investment in National CineMedia, a pass-through entity for federal income tax purposes. The Internal Revenue Service ("IRS") is currently examining National CineMedia's 2007 and 2008 income tax returns and, as of December 29, 2011, has proposed an adjustment related to agreements entered into in conjunction with NCM Inc.'s IPO. Management is currently evaluating the proposed adjustment but does not anticipate the adjustment would result in a material change to the Company's results of operations or financial position. The Company believes that it is reasonably possible that an increase in unrecognized tax benefits related to this position may be necessary within the next twelve months, however the amount of such unrecognized tax benefits is not reasonably estimable as of December 29, 2011.

        Net cash flows provided by operating activities totaled approximately $353.1 million, $259.4 million and $410.8 million for the Fiscal 2011 Period, the Fiscal 2010 Period and the Fiscal 2009 Period, respectively. The $93.7 million increase in net cash flows generated by operating activities for the Fiscal 2011 Period as compared to the Fiscal 2010 Period increase was caused by a $62.1 million increase in net income excluding non-cash items coupled with a positive fluctuation in working capital activity of approximately $31.6 million. In the Fiscal 2011 Period, a $23.5 million reduction in accrued expenses and other liabilities was the primary driver of working capital activity that negatively impacted cash flow from operating activities by $19.4 million. The reduction in accrued expenses and other liabilities was primarily related to the timing of real estate tax and other lease related payments and the recognition of previously unrecognized tax benefits. In the Fiscal 2010 Period, a $21.4 million increase in trade and other receivables and a $36.1 million reduction in accounts payable were the primary components of working capital activity that negatively impacted cash flows from operating activities by $51.0 million. The increase in trade and other receivables during the Fiscal 2010 Period was primarily associated with increased third party sales of our gift cards and discount tickets during the latter part of 2010 and with the timing of our estimated Federal and state income tax payments. The decrease in accounts payable (primarily film rental liabilities) in the Fiscal 2010 Period was primarily due to lower attendance and box office revenue at our theaters during the latter part of the period coupled with the timing of certain film payments.

        The $151.4 million decrease in net cash flows generated by operating activities for the Fiscal 2010 Period as compared to the Fiscal 2009 Period was caused by a $56.3 million reduction in net income excluding non-cash items coupled with negative fluctuations in working capital activity. In the Fiscal 2010 Period, a $21.4 million increase in trade and other receivables and a $36.1 million reduction in accounts payable were the primary components of working capital activity that negatively impacted cash flows from operating activities by $51.0 million. The increase in trade and other receivables during the Fiscal 2010 Period was primarily associated with increased third party sales of our gift cards and discount tickets during the latter part of 2010 and with the timing of our estimated Federal and state income tax payments. The decrease in accounts payable (primarily film rental liabilities) in the Fiscal 2010 Period was primarily due to lower attendance and box office revenue at our theaters during the latter part of the period coupled with the timing of certain film payments. In the Fiscal 2009 Period, a $36.5 million increase in accounts payable was the primary component of working capital activity that positively impacted cash flows from operating activities by $44.1 million. The increase in accounts payable (primarily film rental liabilities) in the Fiscal 2009 Period was primarily due to increased attendance and box office revenue at our theaters in the latter part of the Fiscal 2009 Period and the timing of certain film payments.

Investing Activities

        Our capital requirements have historically arisen principally in connection with acquisitions of theatres, new theatre construction, strategic partnerships, adding new screens to existing theatres, upgrading the Company's theatre facilities and replacing equipment. We fund the cost of capital expenditures through internally generated cash flows, cash on hand, proceeds from disposition of assets and financing activities.

        During June 2011, we completed our deployment of 3D compatible digital projection systems across our circuit. We believe the installation of 3D digital projection systems and IMAX® theatres systems and the conversion of existing auditoriums to RPXSM auditoriums allow us to offer our patrons premium 3D movies and large all-digital format experiences that we believe generate incremental revenue and cash flows for the Company. We are pleased with the benefits and future potential of digital cinema primarily as it relates to 3D film product and other 3D content and with the continued

support of 3D and IMAX® film product by the major motion picture studios. As of December 29, 2011, we operated 4,721 screens outfitted with digital projection systems. We expect to outfit substantially all of our screens with digital projection systems by late 2012 or early 2013.

        We intend to continue to grow our theatre circuit through selective expansion and acquisition opportunities. The Company has a formal and intensive review procedure for the authorization of capital projects, with the most important financial measure of acceptability for a discretionary non-maintenance capital project being whether its projected discounted cash flow return on investment meets or exceeds the Company's internal rate of return targets. The credit crisis of late 2008 and early 2009 negatively impacted real estate development and has caused a temporary slowdown in our building program. We currently expect capital expenditures (net of proceeds from asset sales) for theatre development, expansion, upgrading and replacements to return to more normalized levels and in the range of approximately $105.0 million to $120.0 million in fiscal year 2012, exclusive of acquisitions.

        On March 10, 2010, DCIP executed definitive agreements and related financing transactions in connection with the conversion to digital projection. DCIP's financing raised approximately $660.0 million, consisting of approximately $445.0 million in senior bank debt, approximately $135.0 million in additional junior capital and approximately $80.0 million in equity contributions (consisting of cash and existing digital projection systems) from us, AMC and Cinemark. Concurrent with closing, the Company entered into a master equipment lease agreement (the "Master Lease") and other related agreements (collectively, the "Digital Cinema Agreements") with Kasima, LLC, a wholly owned subsidiary of DCIP. Upon execution of the Digital Cinema Agreements, the Company made equity contributions to DCIP of approximately $41.7 million, consisting of $29.1 million in cash and 200 existing digital projection systems with a fair value of approximately $12.6 million (collectively, the "DCIP Contributions"). After giving effect to the DCIP Contributions, the Company holds a 46.7% economic interest in DCIP as of December 29, 2011, while continuing to maintain a one-third voting interest along with each of AMC and Cinemark. Since the Company determined that it is not the primary beneficiary of DCIP or any of its subsidiaries, it will continue to account for its investment in DCIP under the equity method of accounting.

        DCIP's initial financing described above, coupled with a second round of financing completed in March 2011 (which consisted of a new $220.0 million term loan facility), will cover the cost of conversion to digital projection for our entire circuit. DCIP funds the cost of conversion to digital projection principally through the collection of virtual print fees from motion picture studios and equipment lease payments from participating exhibitors, including us. In accordance with the Master Lease, the digital projection systems are leased from Kasima, LLC under a twelve-year term with ten one-year fair value renewal options. The Master Lease also contains a fair value purchase option. Under the Master Lease, the Company pays annual minimum rent of $1,000 per digital projection system from the effective date of the agreement through the end of the lease term and is, upon certain conditions described below, subject to incremental annual rent of $2,000 per digital projection system beginning at six and a half years from the effective date of the agreement through the end of the lease term. In the event that the junior capital raised by DCIP in the initial financing transactions remains outstanding at any time on or after the date that is six and a half years after the closing date of March 2010, the holders of the related notes will have the right to require the Company and other participating exhibitors to make incremental minimum rent payments of $2,000 per digital projection system per year through the earlier of the end of the lease term or until such notes are repaid. The Company considers both the $1,000 minimum rental and the incremental minimum rental payment of $2,000 per digital projection system to be minimum rents and accordingly has recorded such rents on a straight-line basis in its consolidated financial statements. The Company is also subject to various types of other rent if such digital projection systems do not meet minimum performance requirements as outlined in the Master Lease. Certain of the other rent payments are subject to either a monthly or an annual maximum. The Company accounts for the Master Lease as an operating lease for accounting purposes. During the fiscal years ended December 29, 2011 and December 30, 2010, the Company incurred total rent of approximately $7.4 million and $2.0 million, respectively, associated with the leased digital projection systems.

        As described more fully in Note 4 to the consolidated financial statements included in Part II, Item 8 of this Form 10-K, during the Fiscal 2011 Period, we received from National CineMedia approximately 0.6 million newly issued common units of National CineMedia in accordance with the annual adjustment provisions of the Common Unit Adjustment Agreement. This transaction caused a proportionate increase in the Company's Additional Investments Tranche and increased our ownership share in National CineMedia to 22.1 million common units. As a result, on a fully diluted basis, we own a 19.9% interest in NCM, Inc. as of December 29, 2011.

        During the Fiscal 2011 Period, we announced the creation of Open Road Films. We believe that Open Road Films has a unique opportunity to fill a gap in the marketplace created by the major studios' big-budget franchise film strategy by marketing smaller budget films in a cost-effective manner which we believe will drive additional patrons to our theaters and generate a return on our capital investment. Open Road Films released its first film, The Killer Elite, in late September 2011 and its second film, The Grey, in January 2012 and expects to eventually distribute approximately eight to ten films per year. As of December 29, 2011, we have invested approximately $20.0 million in cash in Open Road Films and ultimately expect to invest up to $30.0 million in this joint venture. We account for our investment in Open Road Films using the equity method of accounting.

        During the quarter ended December 29, 2011, the Company considered various factors pertaining to its investment in RealD, Inc. as part of its ongoing impairment review and determined that an other-than-temporary impairment existed as of December 29, 2011. Such determination was based primarily on the length (approximately six months) of time during which the fair value of the RealD, Inc. investment remained substantially below the recorded investment cost basis of approximately $19.40 per share, the severity of the decline during such period and the prospects of recovery of the investment to its original cost basis. As a result, the Company recorded a $13.9 million other-than-temporary impairment charge to write-down its cost basis in RealD, Inc. (1,222,780 shares) to fair value as of December 29, 2011. The fair value of RealD, Inc. common shares was based on the publicly traded common stock price of RealD, Inc. as of December 29, 2011 of $8.05 per share.

        Net cash flows used in investing activities totaled approximately $101.1 million, $82.7 million and $110.5 million for the Fiscal 2011 Period, the Fiscal 2010 Period and the Fiscal 2009 Period, respectively. The $18.4 million increase in cash flows used in investing activities during the Fiscal 2011 Period, as compared to the Fiscal 2010 Period, was primarily attributable to the impact of net proceeds of approximately $66.0 million related to the sale of NCM, Inc. common stock during the Fiscal 2010 Period, a $14.2 million reduction in proceeds from the disposition of assets during the Fiscal 2011 Period and incremental cash contributions to our various investments in non-consolidated entities during the Fiscal 2011 Period as compared to the Fiscal 2010 Period, partially offset by the impact of the $55.0 million acquisition of eight AMC theatres during the Fiscal 2010 Period, an $11.2 million reduction in capital expenditures during the Fiscal 2011 Period and $2.7 million in proceeds received in connection with a property insurance claim during the Fiscal 2011 Period. Contributing to the $27.8 million decrease in cash flows used in investing activities during the Fiscal 2010 Period, as compared to the Fiscal 2009 Period, was the impact of net proceeds totaling approximately $66.0 million resulting from the sale of NCM, Inc. common stock, coupled with lower capital expenditures and higher proceeds from the disposition of assets during the Fiscal 2010 Period, partially offset by the $55.0 million acquisition of eight AMC theatres and approximately $29.9 million of cash contributions to DCIP during the Fiscal 2010 Period.

 Financing Activities

        On January 4, 2011, Regal issued and sold $150.0 million in aggregate principal amount of the Company's 9 1/8% Senior Notes at a price equal to 104.5% of their face value. The notes were issued under an existing Indenture entered into by and between the Company and the Trustee, dated August 16, 2010, as supplemented by a First Supplemental Indenture, dated January 7, 2011. In addition, on February 10, 2011, Regal issued and sold $100.0 million in aggregate principal amount of the Company's 9 1/8% Senior Notes at a price equal to 104.5% of their face value. The notes were issued on February 15, 2011 under an existing Indenture entered into by and between the Company and the Trustee, as supplemented by the First Supplemental Indenture, and a Second Supplemental Indenture, dated February 15, 2011. The notes issued in 2011 constitute additional securities under the existing Indenture and are treated as a single series with, and have the same terms as, and will be fungible with, the $275.0 million in aggregate principal amount of the Company's 9 1/8% Senior Notes described herein and previously issued under the Indenture on August 16, 2010. The net proceeds from the 2011 offerings, after deducting underwriting discounts and commissions by the Company, were approximately $257.8 million. The Company used the net proceeds to repay approximately $234.6 million of the Amended Senior Credit Facility and for general corporate purposes. As a result of this repayment, coupled with the execution of the Refinancing Agreement described below, the Company recorded an aggregate loss on extinguishment of debt of approximately $21.9 million during the quarter ended March 31, 2011.

        On February 23, 2011, Regal Cinemas entered into the Refinancing Agreement (the "Refinancing Agreement") with Regal, the Guarantors, Credit Suisse, and the Lenders, which amends and refinances the term facility under the Amended Senior Credit Facility (the "Term Facility") described further in Note 5 to the 2010 Audited Consolidated Financial Statements. Pursuant to the Refinancing Agreement, Regal Cinemas consummated a permitted secured refinancing of the Term Facility in the amount of $1,006.0 million (the "New Term Loans"), and in accordance therewith, the Lenders advanced the New Term Loans in an aggregate principal amount of $1,006.0 million with a final maturity date in August 2017. Together with other amounts provided by Regal Cinemas, proceeds of the New Term Loans were applied to repay all of the outstanding principal and accrued and unpaid interest on the Term Facility under the Amended Senior Credit Facility in effect immediately prior to the making of the New Term Loans.

        In addition to extending the maturity date of the New Term Loans, the Refinancing Agreement also amends the Amended Senior Credit Facility by reducing the interest rate on the New Term Loans, by providing, at Regal Cinemas' option, either a base rate or an adjusted LIBOR rate plus, in each case, an applicable margin that is determined according to the consolidated leverage ratio of Regal Cinemas and its subsidiaries. Such applicable margin will be either 2.00% or 2.25% in the case of base rate loans and either 3.00% or 3.25% in the case of LIBOR rate loans. The Refinancing Agreement also amends the Second Amended and Restated Guaranty and Collateral Agreement, dated May 19, 2010, to exclude Margin Stock (as defined therein) from the grant of the security interest in the Collateral (as defined therein) used to secure the obligations under the Amended Senior Credit Facility.

        As further described in Note 5 to the 2010 Audited Consolidated Financial Statements, on March 10, 2008, Regal issued $200.0 million aggregate principal amount of the 6 1/4% Convertible Senior Notes. Subsequent to the issuance of the 9 1/8%Senior Notes issued during fiscal 2010, the Company used a portion of the net proceeds from the offering to repurchase a total of approximately $125.3 million aggregate principal amount of the 6 1/4% Convertible Senior Notes, in a series of privately negotiated transactions. During March 2011, we redeemed the remaining $74.7 million aggregate principal amount of the 6 1/4% Convertible Senior Notes, at a redemption price of 100% of their principal amount, plus accrued interest.

        As of December 29, 2011, we had approximately $998.5 million aggregate principal amount outstanding under the New Term Loans, $534.8 million aggregate principal amount outstanding (including premium) under the 9 1/8% Senior Notes and $392.7 million aggregate principal amount outstanding (net of debt discount) under the 8 5/8% Senior Notes. As of December 29, 2011, we had approximately $2.7 million outstanding in letters of credit, leaving approximately $82.3 million available for drawing under the Revolving Facility.

        As of December 29, 2011, we are in full compliance with all agreements, including all related covenants, governing our outstanding debt obligations.

        The Company is rated by nationally recognized rating agencies. The significance of individual ratings varies from agency to agency. However, companies assigned ratings at the top end of the range have, in the opinion of certain rating agencies, the strongest capacity for repayment of debt or payment of claims, while companies at the bottom end of the range have the weakest capability. Ratings are always subject to change and there can be no assurance that the Company's current ratings will continue for any given period of time. An upgrade or downgrade of the Company's debt ratings, depending on the extent, could affect the cost to borrow funds. There were no upgrades or downgrades to the Company's debt ratings that materially impacted our ability or cost to borrow funds during the fiscal year ended December 29, 2011.

        During the Fiscal 2011 Period, Regal paid four quarterly cash dividends of $0.21 per share on each outstanding share of the Company's Class A and Class B common stock, or approximately $129.8 million in the aggregate. On February 13, 2012, the Company declared a cash dividend of $0.21 per share on each share of the Company's Class A and Class B common stock (including outstanding restricted stock), payable on March 15, 2012, to stockholders of record on March 5, 2012. These dividends have been or will be funded through cash flow from operations and available cash on hand. We, at the discretion of the board of directors and subject to applicable law, anticipate paying regular quarterly dividends on our Class A and Class B common stock for the foreseeable future. The amount, if any, of the dividends to be paid in the future will depend upon our then available cash, anticipated cash needs, overall financial condition, loan agreement restrictions, future prospects for earnings and cash flows, as well as other relevant factors.

        Net cash flows used in financing activities were approximately $204.3 million, $299.5 million and $142.4 million for the Fiscal 2011 Period, the Fiscal 2010 Period and the Fiscal 2009 Period, respectively. The net decrease in cash flows used in financing activities during the Fiscal 2011 Period as compared to the Fiscal 2010 Period of $95.2 million was primarily attributable to a $197.3 million decrease in dividends paid to shareholders during the 2011 Fiscal Period as compared to the 2010 Fiscal Period, $53.9 million less cash used to redeem the Company's remaining 6 1/4% Convertible Senior Notes, the impact of $51.5 million cash used to redeem our 9 3/8% Senior Subordinated Notes (the "Senior Subordinated Notes") during the Fiscal 2010 Period, and lower debt acquisition costs during the Fiscal 2011 Period, partially offset by a $212.5 million of incremental net payments on long-term debt obligations (including the Amended Senior Credit Facility described above). The net increase in cash flows used in financing activities during the Fiscal 2010 Period as compared to the Fiscal 2009 Period of $157.1 million was primarily attributable to a $216.3 million increase in dividends paid to shareholders during the Fiscal 2010 Period as compared to the Fiscal 2009 Period, $128.6 million used to repurchase a portion of the 6 1/4% Convertible Senior Notes during the Fiscal 2010 Period, $51.5 million used to redeem the Senior Subordinated Notes, incremental payments (including a $12.5 million debt discount) related to the Amended Senior Credit Facility and incremental debt acquisition costs and related to the Amended Senior Credit Facility and the 9 1/8% Senior Notes, partially offset by proceeds of $275.0 million received in connection with the Fiscal 2010 Period issuance of the 9 1/8% Senior Notes.

 EBITDA

        Earnings before interest, taxes, depreciation and amortization ("EBITDA") was approximately $405.3 million, $487.8 million and $510.3 million for the Fiscal 2011 Period, the Fiscal 2010 Period and the Fiscal 2009 Period, respectively. The decrease in EBITDA in the Fiscal 2011 Period from the Fiscal 2010 Period was primarily attributable to the impact of the gain on sale of NCM, Inc. common stock during the Fiscal 2010 Period, the impairment of our investment in RealD, Inc., and incremental losses from the Company's equity investment in Open Road Films included in "Other, net" during the Fiscal 2011 Period as compared to the Fiscal 2010 Period, partially offset by an increase in operating income for the Fiscal 2011 Period. The Company uses EBITDA as a supplemental liquidity measure because we find it useful to understand and evaluate our capacity, excluding the impact of interest, taxes, and non-cash depreciation and amortization charges, for servicing our debt, paying dividends and otherwise meeting our cash needs, prior to our consideration of the impacts of other potential sources and uses of cash, such as working capital items. We believe that EBITDA is useful to investors for these purposes as well. EBITDA should not be considered an alternative to, or more meaningful than, net cash provided by or used in operating activities, as determined in accordance with U.S. generally accepted accounting principles ("GAAP"), since it omits the impact of interest, taxes and changes in working capital that use or provide cash (such as receivables, payables and inventories) as well as the sources or uses of cash associated with changes in other balance sheet items (such as long-term loss accruals and deferred items). Because EBITDA excludes depreciation and amortization, EBITDA does not reflect any cash requirements for the replacement of the assets being depreciated and amortized, which assets will often have to be replaced in the future. Further, EBITDA, because it also does not reflect the impact of debt service, income taxes, cash dividends, capital expenditures and other cash commitments from time to time as described in more detail elsewhere in this Form 10-K, does not represent how much discretionary cash we have available for other purposes. Nonetheless, EBITDA is a key measure expected by and useful to our fixed income investors, rating agencies and the banking community all of whom believe, and we concur, that these measures are critical to the capital markets' analysis of our ability to service debt, fund capital expenditures, pay dividends and otherwise meet cash needs, respectively. We also evaluate EBITDA because it is clear that movements in these non-GAAP measures impact our ability to attract financing and pay dividends. EBITDA, as calculated, may not be comparable to similarly titled measures reported by other companies. A reconciliation of EBITDA to net cash provided by operating activities is calculated as follows (in millions):

	Fiscal 2011 Period	Fiscal 2010 Period	Fiscal 2009 Period
EBITDA	$405.3	$487.8	$510.3
Interest expense, net	(149.7)	(148.1)	(151.0)
Provision for income taxes	(17.7)	(48.7)	(61.9)
Deferred income taxes	41.3	(7.5)	(1.1)
Changes in operating assets and liabilities	(19.4)	(51.0)	44.1
Loss on extinguishment of debt	21.9	23.5	7.4
Gain on sale of NCM, Inc. common stock	—	(52.0)	—
Impairment of investment in RealD, Inc.	13.9	—	—
Other items, net	57.5	55.4	63.0

Net cash provided by operating activities	$353.1	$259.4	$410.8

Interest Rate Swaps

        As described in Note 5 to the consolidated financial statements included in Part II, Item 8 of this Form 10-K, During the Fiscal 2009 Period, Regal Cinemas entered into four hedging relationships via four distinct interest rate swap agreements with maturity terms of two to three years each from the respective effective dates of the swaps, which require Regal Cinemas to pay interest at fixed rates ranging from 2.15% to 2.53% and receive interest at a variable rate. These four interest rate swap agreements were designated to hedge $1,000.0 million of variable rate debt obligations at an effective rate 5.82% as of December 30, 2010. On September 30, 2011, one of our interest rate swaps designated to hedge $200.0 million of variable rate debt obligations matured. As a result, the Company's three interest rate swap agreements effective as of December 29, 2011 hedge an aggregate of $800.0 million of variable rate debt obligations at an effective rate of approximately 5.36%.

        Under the terms of the Company's effective interest rate swap agreements as of December 29, 2011, Regal Cinemas pays interest at various fixed rates ranging from 2.22% to 2.53% and receives interest at a variable rate based on the 3-month LIBOR. The 3-month LIBOR rate on each reset date determines the variable portion of the interest rate-swaps for the following three-month period. The interest rate swaps settle any accrued interest for cash on the last day of each calendar quarter, until expiration. At such dates, the differences to be paid or received on the interest rate swaps will be included in interest expense. No premium or discount was incurred upon the Company entering into the interest rate swaps, because the pay and receive rates on the interest rate swaps represented prevailing rates for each counterparty at the time the interest rate swaps were entered into. The interest rate swaps qualify for cash flow hedge accounting treatment and as such, the Company has effectively hedged its exposure to variability in the future cash flows attributable to the 3-month LIBOR on $800.0 million of variable rate obligations. The change in the fair values of the interest rate swaps is recorded on the Company's consolidated balance sheet as an asset or liability with the effective portion of the interest rate swaps' gains or losses reported as a component of other comprehensive income and the ineffective portion reported in earnings (interest expense). As interest expense is accrued on the debt obligation, amounts in accumulated other comprehensive income (loss) related to the designated hedging instruments (the three interest rate swaps) will be reclassified into earnings to obtain a net cost on the debt obligation equal to the effective yield of the fixed rate of each swap. During the quarter ended September 29, 2011, Regal Cinemas entered into an additional hedging relationship via a distinct interest rate swap agreement with an effective date of June 30, 2012 and a maturity term of three years from the effective date of the swap. The swap will require Regal Cinemas to pay interest at a fixed rate of 1.82% and receive interest at a variable rate. The interest rate swap is designated to hedge $200.0 million of variable rate debt obligations. In addition, during the quarter ended December 29, 2011, Regal Cinemas entered into an additional hedging relationship via a distinct interest rate swap agreement with an effective date of December 31, 2012 and a maturity term of three years from the effective date of the swap. The swap will require Regal Cinemas to pay interest at a fixed rate of 1.325% and receive interest at a variable rate. The interest rate swap is designated to hedge $100.0 million of variable rate debt obligations.

        The fair value of the Company's interest rate swaps is based on Level 2 inputs as described in ASC Topic 820, Fair Value Measurements and Disclosures, which include observable inputs such as dealer quoted prices for similar assets or liabilities, and represents the estimated amount Regal Cinemas would receive or pay to terminate the agreements taking into consideration various factors, including current interest rates, credit risk and counterparty credit risk. The counterparties to the Company's interest rate swaps are major financial institutions. The Company evaluates the bond ratings of the financial institutions and believes that credit risk is at an acceptably low level. See Note 13 to the consolidated financial statements included in Part II, Item 8 of this Form 10-K for additional discussion of the Company's interest rate swaps' fair value estimation methods and assumptions.

Sale-Leaseback Transactions

        For information regarding our various sale and leaseback transactions, refer to Note 6 to the consolidated financial statements included in Part II, Item 8 of this Form 10-K.

 Contractual Cash Obligations and Commitments

        The Company has assumed long-term contractual obligations and commitments in the normal course of business, primarily debt obligations and non-cancelable operating leases. Other than the operating leases that are detailed below, the Company does not utilize variable interest entities or any other form of off-balance sheet financing. As of December 29, 2011, the Company's estimated contractual cash obligations and commercial commitments over the next several periods are as follows (in millions):

	Payments Due By Period
	Total	Current	13 - 36 months	37 - 60 months	After 60 months
Contractual Cash Obligations:
Debt obligations(1)	$1,944.3	$11.9	$26.8	$22.5	$1,883.1
Future interest on debt obligations(2)	828.3	126.5	243.8	236.6	221.4
Capital lease obligations, including interest(3)	16.9	3.4	6.8	4.7	2.0
Lease financing arrangements, including interest(3)	98.9	13.2	27.8	23.5	34.4
Purchase commitments(4)	68.2	46.0	22.2	—	—
Operating leases(5)	3,190.8	366.2	705.3	640.6	1,478.7
FIN 48 liabilities(6)	—	—	—	—	—
Other long term liabilities	0.8	0.3	0.5	—	—

Total	$6,148.2	$567.5	$1,033.2	$927.9	$3,619.6

	Amount of Commitment Expiration per Period
	Total Amounts Available	Current	13 - 36 months	37 - 60 months	After 60 months
Other Commercial Commitments(7)	$85.0	$—	$—	$85.0	$—

(1)
These amounts are included on our consolidated balance sheet as of December 29, 2011. Our Amended Senior Credit Facility provides for mandatory prepayments under certain scenarios. See Note 5 to the consolidated financial statements included in Part II, Item 8 of this Form 10-K for additional information about our long-term debt obligations and related matters.

(2)
Future interest payments on the Company's unhedged debt obligations (consisting of approximately $198.5 million of variable interest rate borrowings under the New Term Loans, $525.0 million outstanding under the 9 1/8% Senior Notes, $400.0 million outstanding under the 8 5/8% Senior Notes, and approximately $11.0 million of other debt obligations) are based on the stated fixed rate or in the case of the $198.5 million of variable interest rate borrowings under the New Term Loans, the current interest rate as of December 29, 2011 (3.37%). Future interest payments on the Company's hedged indebtedness as of December 29, 2011 (the remaining $800.0 million of borrowings under the New Term Loans) are based on (1) the applicable margin (as defined Note 5 to the consolidated financial statements included in Part II, Item 8 of this Form 10-K) as of December 29, 2011 (3.00%) and (2) the expected fixed interest payments under the Company's interest rate swap agreements, which are described in further detail under Note 5 to the consolidated financial statements included in Part II, Item 8 of this Form 10-K.

(3)
The present value of these obligations, excluding interest, is included on our consolidated balance sheet as of December 29, 2011. Future interest payments are calculated based on interest rates implicit in the underlying leases, which have a weighted average interest rate of 11.26%, maturing in various installments through 2021. Refer to Note 5 to the consolidated financial statements included in Part II, Item 8 of this Form 10-K for additional information about our capital lease obligations and lease financing arrangements.

(4)
Includes estimated capital expenditures and investments to which we were committed as of December 29, 2011, including improvements associated with existing theatres, the construction of new theatres, the estimated cost of ADA related betterments and investments in non-consolidated entities.

(5)
We enter into operating leases in the ordinary course of business. Such lease agreements provide us with the option to renew the leases at defined or then fair value rental rates for various periods. Our future operating lease obligations would change if we exercised these renewal options or if we enter into additional operating lease agreements. Our operating lease obligations are further described in Note 6 to the consolidated financial statements included in Part II, Item 8 of this Form 10-K.

(6)
The table does not include approximately $17.3 million of recorded liabilities associated with unrecognized state tax benefits because the timing of the related payments was not reasonably estimable as of December 29, 2011.

(7)
In addition, as of December 29, 2011, Regal Cinemas had approximately $82.3 million available for drawing under the $85.0 million Revolving Facility. Regal Cinemas also maintains a sublimit within the Revolving Facility of $10.0 million for short-term loans and $30.0 million for letters of credit.

        We believe that the amount of cash and cash equivalents on hand, cash flow expected from operations and availability under our Revolving Facility will be adequate for the Company to execute its business strategy and meet anticipated requirements for lease obligations, capital expenditures, working capital and debt service for the next 12 months.

Off-Balance Sheet Arrangements

        Other than the operating leases detailed above in this Form 10-K, under the heading "Contractual Cash Obligations and Commitments," the Company has no other off-balance sheet arrangements.

Recent Accounting Pronouncements

        For a discussion of the recent accounting pronouncements relevant to our operations, please refer to the information provided under Note 2 to the consolidated financial statements included in Part II, Item 8 of this Form 10-K, which information is incorporated herein by reference.

FORWARD-LOOKING STATEMENTS

        Some of the information in this Form 10-K includes "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933, as amended (the "Securities Act"), and Section 21E of the Securities Exchange Act of 1934, as amended (the "Exchange Act"). All statements other than statements of historical facts included in this Form 10-K, including, without limitation, certain statements under "Business" and "Management's Discussion and Analysis of Financial Condition and Results of Operations" may constitute forward-looking statements. In some cases you can identify these forward-looking statements by words like "may," "will," "should," "expects," "plans," "anticipates," "believes," "estimates," "predicts," "potential" or "continue" or the negative of those words and other comparable words. These forward-looking statements involve risks and uncertainties. Our actual results could differ materially from those indicated in these statements as a result of certain risk factors as more fully discussed under "Risk Factors" below.

RISK FACTORS

        Investing in our securities involves a significant degree of risk. In addition to the other information contained in this Form 10-K, you should consider the following factors before investing in our securities.

Our substantial lease and debt obligations could impair our financial condition.

        We have substantial lease and debt obligations. For fiscal 2011, our total rent expense and net interest expense were approximately $381.5 million and $149.7 million, respectively. As of December 29, 2011, we had total debt obligations of $2,016.3 million. As of December 29, 2011, we had total contractual cash obligations of approximately $6,148.2 million. For a detailed discussion of our contractual cash obligations and other commercial commitments over the next several years, refer to "Management's Discussion and Analysis of Financial Condition and Results of Operations—Contractual Cash Obligations and Commitments" provided in Part II, Item 7 of this Form 10-K.

        If we are unable to meet our lease and debt service obligations, we could be forced to restructure or refinance our obligations and seek additional equity financing or sell assets. We may be unable to restructure or refinance our obligations and obtain additional equity financing or sell assets on satisfactory terms or at all. As a result, inability to meet our lease and debt service obligations could cause us to default on those obligations. Many of our lease agreements and the agreements governing the terms of our debt obligations contain restrictive covenants that limit our ability to take specific actions (including paying dividends to our stockholders) or require us not to allow specific events to occur and prescribe minimum financial maintenance requirements that we must meet. If we violate those restrictive covenants or fail to meet the minimum financial requirements contained in a lease or debt instrument, we could be in default under that instrument, which could, in turn, result in defaults under other leases and debt instruments. Any such defaults could materially impair our financial condition and liquidity.

An increase in the use of alternative film delivery methods may drive down movie theatre attendance and reduce ticket prices.

        We also compete with other movie delivery vehicles, including cable television, downloads via the Internet, in-home video and DVD, satellite and pay-per-view services such as video on demand. When motion picture distributors license their products to the domestic exhibition industry, they refrain from licensing their motion pictures to these other delivery vehicles during the theatrical release window. The theatrical release window has been stable over the past five to six years. We believe that a material contraction of the current theatrical release window could significantly dilute the consumer appeal of the in-theatre motion picture offering, which could have a material adverse effect on our business and results of operations.

We depend on motion picture production and performance and our relationships with film distributors.

        Our ability to operate successfully depends upon the availability, diversity and commercial appeal of motion pictures, our ability to license motion pictures and the performance of such motion pictures in our markets. We license first-run motion pictures, the success of which has increasingly depended on the marketing efforts of the major motion picture studios. Poor performance of, or any disruption in the production of, these motion pictures (including by reason of a strike or lack of adequate financing), or a reduction in the marketing efforts of the major motion picture studios, could hurt our business and results of operations. In addition, a change in the type and breadth of movies offered by motion picture studios may adversely affect the demographic base of moviegoers.

        The distribution of motion pictures is in large part regulated by federal and state antitrust laws and has been the subject of numerous antitrust cases. Consent decrees resulting from those cases effectively require major motion picture distributors to offer and license films to exhibitors, including us, on a film-by-film and theatre-by-theatre basis. Consequently, we cannot assure ourselves of a supply of motion pictures by entering into long-term arrangements with major distributors, but must compete for our licenses on a film-by-film and theatre-by-theatre basis. In addition, the film distribution business is highly concentrated, with ten major film distributors accounting for approximately 93% of our admissions revenues during fiscal 2011. Our business depends on maintaining good relations with these distributors. We are dependent on our ability to negotiate commercially favorable licensing terms for first-run films. A deterioration in our relationship with any of the ten major film distributors could affect our ability to negotiate film licenses on favorable terms or our ability to obtain commercially successful films and, therefore, could hurt our business and results of operations.

Our theatres operate in a competitive environment.

        The motion picture exhibition industry is fragmented and highly competitive with no significant barriers to entry. Theatres operated by national and regional circuits and by small independent exhibitors compete with our theatres, particularly with respect to film licensing, attracting patrons and developing new theatre sites. Moviegoers are generally not brand conscious and usually choose a theatre based on its location, the films showing there and its amenities.

        Generally, stadium seating found in modern megaplex theatres is preferred by patrons over slope-floored multiplex theatres, which were the predominant theatre-type built prior to 1996. Although, as of December 29, 2011, approximately 83% of our screens were located in theatres featuring stadium seating, we still serve many markets with sloped-floored multiplex theatres. These theatres may be more vulnerable to competition than our modern megaplex theatres, and should other theatre operators choose to build and operate modern megaplex theatres in these markets, the performance of our theatres in these markets may be significantly and negatively impacted. In addition, should other theatre operators return to the aggressive building strategies undertaken in the late 1990's, our attendance, revenue and income from operations per screen could decline substantially.

We may not benefit from our strategic acquisition strategy and partnerships.

        We may have difficulty identifying suitable acquisition candidates and partnership opportunities. In the case of acquisitions, even if we identify suitable candidates, we anticipate significant competition from other motion picture exhibitors and financial buyers when trying to acquire these candidates, and there can be no assurances that we will be able to acquire such candidates at reasonable prices or on favorable terms. Moreover, some of these possible buyers may be stronger financially than we are. As a result of this competition for limited assets, we may not succeed in acquiring suitable candidates or may have to pay more than we would prefer to make an acquisition. If we cannot identify or successfully acquire suitable acquisition candidates, we may not be able to successfully expand our operations and the market price of our securities could be adversely affected.

        In any acquisition, we expect to benefit from cost savings through, for example, the reduction of overhead and theatre level costs, and from revenue enhancements resulting from the acquisition. There can be no assurance, however, that we will be able to generate sufficient cash flow from these acquisitions to service any indebtedness incurred to finance such acquisitions or realize any other anticipated benefits. Nor can there be any assurance that our profitability will be improved by any one or more acquisitions. If we cannot generate sufficient cash flow to service debt incurred to finance an acquisition, our results of operations and profitability would be adversely affected. Any acquisition may involve operating risks, such as:

  •
  the difficulty of assimilating the acquired operations and personnel and integrating them into our current business;

  •
  the potential disruption of our ongoing business;

  •
  the diversion of management's attention and other resources;

  •
  the possible inability of management to maintain uniform standards, controls, procedures and policies;

  •
  the risks of entering markets in which we have little or no experience;

  •
  the potential impairment of relationships with employees;

  •
  the possibility that any liabilities we may incur or assume may prove to be more burdensome than anticipated; and the possibility that any acquired theatres or theatre circuit operators do not perform as expected.

        We also selectively pursue theatre-related investments and partnership opportunities that enhance and more fully leverage our asset base to improve our consolidated operating results and free cash flow. As of December 29, 2011, we owned approximately 19.9% of National CineMedia, and participate in joint ventures such as DCIP and Open Road Films. Risks associated with pursuing these investments and opportunities include:

  •
  The difficulties and uncertainties associated with identifying investment and partnership opportunities that will successfully enhance and utilize our existing asset base in a manner that contributes to cost savings and revenue enhancement;

  •
  Our inability to exercise complete voting control over the partnerships and joint ventures in which we participate; and

  •
  Our partners may have economic or business interests or goals that are inconsistent with ours, exercise their rights in a way that prohibits us from acting in a manner which we would like or they may be unable or unwilling to fulfill their obligations under the joint venture or similar agreements.

        Although we have not been materially constrained by our participation in National CineMedia or other joint ventures to date, no assurance can be given that the actions or decisions of other stakeholders in these ventures will not affect our investments in National CineMedia, DCIP, Open Road Films or other ventures in a way that hinders our corporate objectives or reduces any anticipated improvements to our operating results and free cash flow.

        In addition, any acquisitions or partnership opportunities are subject to the risk that the Antitrust Division of the United States Department of Justice or foreign competition authorities may require us to dispose of existing or acquired theatres in order to complete acquisition and partnership opportunities.

A prolonged economic downturn could materially affect our business by reducing consumer spending on movie attendance or could have an impact on our business and financial condition in ways that we currently cannot predict.

        We depend on consumers voluntarily spending discretionary funds on leisure activities. We also compete for the public's leisure time and disposable income with other forms of entertainment, including sporting events, concerts, live theatre and restaurants. Motion picture theatre attendance may be affected by prolonged negative trends in the general economy that adversely affect consumer spending, including those resulting from terrorist attacks on, or wars or threatened wars involving, the United States. A prolonged reduction in consumer confidence or disposable income in general may affect the demand for motion pictures or severely impact the motion picture production industry, which, in turn, could adversely affect our operations. If economic conditions become weak or deteriorate, or if financial markets experience significant disruption, it could materially adversely affect our results of operations, financial position and/or liquidity. For example, deteriorating conditions in the global credit markets could negatively impact our business partners which may impact film production, the development of new theatres or the enhancement of existing theatres, including delaying the deployment of new projection and other technologies to our theatres.

        In addition, our ability to access capital markets may be restricted at times when the implementation of our business strategy may require us to do so, which could have an impact on our flexibility to react to changing economic and business conditions. For example, our future ability to borrow on our revolving credit facility (the "Revolving Facility") or the effectiveness of our remaining and future interest rate hedging arrangements could be negatively impacted if one or more counterparties files for bankruptcy protection or otherwise fails to perform their obligations thereunder.

        All of these factors could adversely affect our credit ratings, the market price of our Class A common stock and our financial condition and results of operations.

We depend on our senior management.

        Our success depends upon the retention of our senior management, including Amy Miles, our Chief Executive Officer. We cannot assure you that we would be able to find qualified replacements for the individuals who make up our senior management if their services were no longer available. The loss of services of one or more members of our senior management team could have a material adverse effect on our business, financial condition and results of operations. The loss of any member of senior management could adversely affect our ability to effectively pursue our business strategy.

The interests of our controlling stockholder may conflict with your interests.

        Anschutz Company owns all of our outstanding Class B common stock. Our Class A common stock has one vote per share while our Class B common stock has ten votes per share on all matters to be voted on by stockholders. As a result, as of December 29, 2011, Anschutz Company controlled approximately 78% of the voting power of all of our outstanding common stock. For as long as Anschutz Company continues to own shares of common stock representing more than 50% of the voting power of our common stock, it will be able to elect all of the members of our board of directors and determine the outcome of all matters submitted to a vote of our stockholders, including matters involving mergers or other business combinations, the acquisition or disposition of assets, the incurrence of indebtedness, the issuance of any additional shares of common stock or other equity securities and the payment of dividends on our common stock. Anschutz Company will also have the power to prevent or cause a change in control, and could take other actions that might be desirable to Anschutz Company but not to other stockholders. In addition, Anschutz Company and its affiliates have controlling interests in companies in related and unrelated industries, including interests in the sports, motion picture production and music entertainment industries. In the future, it may combine our company with one or more of its other holdings.

Substantial sales of our Class A common stock could cause the market price for our Class A common stock to decline.

        We cannot predict the effect, if any, that market sales of shares of our Class A common stock or the availability of shares of our Class A common stock for sale will have on the market price of our Class A common stock prevailing from time to time. Sales of substantial amounts of shares of our Class A common stock in the public market, or the perception that those sales will occur, could cause the market price of our Class A common stock to decline.

        As of February 20, 2012, we had outstanding 23,708,639 shares of Class B common stock that may convert into Class A common stock on a one-for-one basis, all of which shares of common stock constitute "restricted securities" under the Securities Act. Provided the holders comply with the applicable volume limits and other conditions prescribed in Rule 144 under the Securities Act, all of these restricted securities are currently freely tradable.

        Anschutz Company is able to sell their shares pursuant to the registration rights that we have granted. We cannot predict whether substantial amounts of our Class A common stock will be sold in the open market in anticipation of, or following, any divestiture by Anschutz Company or our directors or executive officers of their shares of our common stock.

Our amended and restated certificate of incorporation and our amended and restated bylaws contain anti-takeover protections, which may discourage or prevent a takeover of our company, even if an acquisition would be beneficial to our stockholders.

        Provisions contained in our amended and restated certificate of incorporation and amended and restated bylaws, as amended, as well as provisions of the Delaware General Corporation Law, could delay or make it more difficult to remove incumbent directors or for a third party to acquire us, even if a takeover would benefit our stockholders.

Our issuance of shares of preferred stock could delay or prevent a change of control of our company.

        Our board of directors has the authority to cause us to issue, without any further vote or action by the stockholders, up to 50,000,000 shares of preferred stock, par value $0.001 per share, in one or more series, to designate the number of shares constituting any series, and to fix the rights, preferences, privileges and restrictions thereof, including dividend rights, voting rights, rights and terms of redemption, redemption price or prices and liquidation preferences of such series. The issuance of shares of preferred stock may have the effect of delaying, deferring or preventing a change in control of our company without further action by the stockholders, even where stockholders are offered a premium for their shares.

Our issuance of preferred stock could dilute the voting power of the common stockholders.

        The issuance of shares of preferred stock with voting rights may adversely affect the voting power of the holders of our other classes of voting stock either by diluting the voting power of our other classes of voting stock if they vote together as a single class, or by giving the holders of any such preferred stock the right to block an action on which they have a separate class vote even if the action were approved by the holders of our other classes of voting stock.

Our issuance of preferred stock could adversely affect the market value of our common stock.

        The issuance of shares of preferred stock with dividend or conversion rights, liquidation preferences or other economic terms favorable to the holders of preferred stock could adversely affect the market price for our common stock by making an investment in the common stock less attractive. For example, investors in the common stock may not wish to purchase common stock at a price above the conversion price of a series of convertible preferred stock because the holders of the preferred stock would effectively be entitled to purchase common stock at the lower conversion price causing economic dilution to the holders of common stock.

We are a holding company dependent on our subsidiaries for our ability to service our debt and pay our dividends.

        Regal is a holding company with no operations of our own. Consequently, our ability to service our and our subsidiaries' debt and pay dividends on our common stock is dependent upon the earnings from the businesses conducted by our subsidiaries. Our subsidiaries are separate and distinct legal entities and have no obligation to provide us with funds for our payment obligations, whether by dividends, distributions, loans or other payments. Any distribution of earnings to us from our subsidiaries, or advances or other distributions of funds by these subsidiaries to us, all of which are subject to statutory or contractual restrictions, are contingent upon the subsidiaries' earnings and are subject to various business considerations. Our right to receive any assets of any of our subsidiaries upon their liquidation or reorganization, and therefore the right of the holders of our 9 1/8% Senior Notes due 2018 (the "9 1/8% Senior Notes") and our common stock to participate in those assets, will be structurally subordinated to the claims of that subsidiary's creditors. In addition, even if we were a creditor of any of our subsidiaries, our rights as a creditor would be subordinate to any security interest in the assets of our subsidiaries and any indebtedness of our subsidiaries senior to that held by us.

QUANTITATIVE AND QUALITATIVE DISCLOSURES ABOUT MARKET RISK

        The Company is exposed to various market risks including interest rate risk and equity price risk. The Company's interest rate risk is confined to interest rate exposure of its and its wholly owned subsidiaries' debt obligations that bear interest based on floating rates. The Amended Senior Credit Facility provides variable rate interest that could be adversely affected by an increase in interest rates. Borrowings under the New Term Loans bear interest, at Regal Cinemas' option, at either a base rate or an adjusted LIBOR rate or the base rate plus, in each case, an applicable margin.

        Under the terms of the Company's effective interest rate swap agreements (which hedge an aggregate of $800.0 million of variable rate debt obligations as of December 29, 2011) described in Note 5 to the consolidated financial statements included in Part II, Item 8 of this Form 10-K, Regal Cinemas pays interest at various fixed rates ranging from 2.22% to 2.53% and receives interest at a variable rate based on the 3-month LIBOR.

        As of December 29, 2011 and December 30, 2010, borrowings of $998.5 million and $1,232.5 million (net of debt discount), respectively, were outstanding under the New Term Loans at an effective interest rate of 4.96% (as of December 29, 2011) and 5.42% (as of December 30, 2010), after the impact of the interest rate swaps is taken into account. A hypothetical change of 10% in the Company's effective interest rate under the New Term Loans as of December 29, 2011, would increase or decrease interest expense by $5.0 million for the fiscal year ended December 29, 2011.

        In addition, the Company is exposed to equity price risk associated with approximately 1.2 million shares of stock held in RealD, Inc. as described further in Note 13 to the consolidated financial statements included in Part II, Item 8 of this Form 10-K. Such shares of stock are accounted for as available for sale securities with recurring fair value adjustments recorded as a component of accumulated other comprehensive loss/income (net of related tax effects).

FINANCIAL STATEMENTS AND SUPPLEMENTARY DATA
MANAGEMENT'S REPORT ON INTERNAL CONTROL OVER FINANCIAL REPORTING

The Board of Directors
Regal Entertainment Group:

        Management is responsible for establishing and maintaining adequate internal control over financial reporting as such term is defined in Rules 13a-15(f) and 15d-15(f) under the Securities Exchange Act of 1934, as amended.

        Management, including our principal executive officer and principal financial officer, conducted an evaluation of the effectiveness of such controls as of December 29, 2011. This assessment was based on criteria for effective internal control over financial reporting described in Internal Control—Integrated Framework issued by the Committee of Sponsoring Organizations of the Treadway Commission. Based on this assessment, our management believes that the Company's internal control over financial reporting is effective as of December 29, 2011.

        KPMG LLP, independent registered public accounting firm of the Company's consolidated financial statements, has issued an audit report on management's assertion with respect to the effectiveness of the Company's internal control over financial reporting as of December 29, 2011, as stated in their report which is included herein.

/s/ AMY E. MILES Amy E. Miles Chief Executive Officer (Principal Executive Officer)	/s/ DAVID H. OWNBY David H. Ownby Executive Vice President and Chief Financial Officer (Principal Financial Officer)

Report of Independent Registered Public Accounting Firm

The Board of Directors and Stockholders
Regal Entertainment Group:

        We have audited the accompanying consolidated balance sheets of Regal Entertainment Group and subsidiaries as of December 29, 2011 and December 30, 2010, and the related consolidated statements of income, deficit and comprehensive income, and cash flows for each of the years in the three-year period ended December 29, 2011. We also have audited Regal Entertainment Group's internal control over financial reporting as of December 29, 2011, based on criteria established in Internal Control—Integrated Framework issued by the Committee of Sponsoring Organizations of the Treadway Commission (COSO). Regal Entertainment Group's management is responsible for these consolidated financial statements, for maintaining effective internal control over financial reporting, and for its assessment of the effectiveness of internal control over financial reporting, included in the accompanying Management's Report on Internal Control over Financial Reporting. Our responsibility is to express an opinion on these consolidated financial statements and an opinion on the Company's internal control over financial reporting based on our audits.

        We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement and whether effective internal control over financial reporting was maintained in all material respects. Our audits of the consolidated financial statements included examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. Our audit of internal control over financial reporting included obtaining an understanding of internal control over financial reporting, assessing the risk that a material weakness exists, and testing and evaluating the design and operating effectiveness of internal control based on the assessed risk. Our audits also included performing such other procedures as we considered necessary in the circumstances. We believe that our audits provide a reasonable basis for our opinions.

        A company's internal control over financial reporting is a process designed to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles. A company's internal control over financial reporting includes those policies and procedures that (1) pertain to the maintenance of records that, in reasonable detail, accurately and fairly reflect the transactions and dispositions of the assets of the company; (2) provide reasonable assurance that transactions are recorded as necessary to permit preparation of financial statements in accordance with generally accepted accounting principles, and that receipts and expenditures of the company are being made only in accordance with authorizations of management and directors of the company; and (3) provide reasonable assurance regarding prevention or timely detection of unauthorized acquisition, use, or disposition of the company's assets that could have a material effect on the financial statements.

        Because of its inherent limitations, internal control over financial reporting may not prevent or detect misstatements. Also, projections of any evaluation of effectiveness to future periods are subject to the risk that controls may become inadequate because of changes in conditions, or that the degree of compliance with the policies or procedures may deteriorate.

        In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Regal Entertainment Group and subsidiaries as of December 29, 2011 and December 30, 2010, and the results of their operations and their cash flows for each of the years in the three-year period ended December 29, 2011, in conformity with U.S. generally accepted accounting principles. Also in our opinion, Regal Entertainment Group maintained, in all material respects, effective internal control over financial reporting as of December 29, 2011, based on criteria established in Internal Control—Integrated Framework issued by the Committee of Sponsoring Organizations of the Treadway Commission.

/s/ KPMG LLP
Knoxville, Tennessee
February 24, 2012

REGAL ENTERTAINMENT GROUP

CONSOLIDATED BALANCE SHEETS

(in millions, except share data)

	December 29, 2011	December 30, 2010
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$253.0	$205.3
Trade and other receivables	75.2	77.3
Income tax receivable	24.6	18.0
Inventories	14.8	14.7
Prepaid expenses and other current assets	14.1	15.9
Assets held for sale	0.6	1.2
Deferred income tax asset	21.2	14.1

TOTAL CURRENT ASSETS	403.5	346.5
PROPERTY AND EQUIPMENT:
Land	124.8	129.7
Buildings and leasehold improvements	1,953.8	1,973.6
Equipment	965.7	984.1
Construction in progress	7.1	5.9

Total property and equipment	3,051.4	3,093.3
Accumulated depreciation and amortization	(1,503.2)	(1,402.8)

TOTAL PROPERTY AND EQUIPMENT, NET	1,548.2	1,690.5
GOODWILL	178.8	178.8
INTANGIBLE ASSETS, NET	20.8	22.2
DEFERRED INCOME TAX ASSET	17.3	81.2
OTHER NON-CURRENT ASSETS	172.7	173.4

TOTAL ASSETS	$2,341.3	$2,492.6

LIABILITIES AND DEFICIT
CURRENT LIABILITIES:
Current portion of debt obligations	$20.6	$95.8
Accounts payable	174.5	162.4
Accrued expenses	69.0	67.5
Deferred revenue	89.6	98.5
Interest payable	47.0	44.8

TOTAL CURRENT LIABILITIES	400.7	469.0
LONG-TERM DEBT, LESS CURRENT PORTION	1,925.0	1,897.7
LEASE FINANCING ARRANGEMENTS, LESS CURRENT PORTION	59.6	66.2
CAPITAL LEASE OBLIGATIONS, LESS CURRENT PORTION	11.1	13.3
NON-CURRENT DEFERRED REVENUE	348.0	342.4
OTHER NON-CURRENT LIABILITIES	169.4	195.7

TOTAL LIABILITIES	2,913.8	2,984.3
DEFICIT:
Class A common stock, $0.001 par value; 500,000,000 shares authorized, 130,864,513 and 130,594,743 shares issued and outstanding at December 29, 2011 and December 30, 2010, respectively	0.1	0.1
Class B common stock, $0.001 par value; 200,000,000 shares authorized, 23,708,639 shares issued and outstanding at December 29, 2011 and December 30, 2010	—	—
Preferred stock, $0.001 par value; 50,000,000 shares authorized; none issued and outstanding	—	—
Additional paid-in capital (deficit)	(577.6)	(487.6)
Retained earnings	15.7	9.4
Accumulated other comprehensive loss, net	(9.1)	(12.2)

TOTAL STOCKHOLDERS' DEFICIT OF REGAL ENTERTAINMENT GROUP	(570.9)	(490.3)
Noncontrolling interest	(1.6)	(1.4)

TOTAL DEFICIT	(572.5)	(491.7)

TOTAL LIABILITIES AND DEFICIT	$2,341.3	$2,492.6

See accompanying notes to consolidated financial statements.

REGAL ENTERTAINMENT GROUP

CONSOLIDATED STATEMENTS OF INCOME

(in millions, except share and per share data)

	Year Ended December 29, 2011	Year Ended December 30, 2010	Year Ended December 31, 2009
REVENUES:
Admissions	$1,842.6	$1,956.3	$1,991.6
Concessions	708.0	724.3	775.6
Other operating revenues	131.1	127.3	126.7

TOTAL REVENUES	2,681.7	2,807.9	2,893.9
OPERATING EXPENSES:
Film rental and advertising costs	953.7	1,026.7	1,046.5
Cost of concessions	96.6	101.1	110.6
Rent expense	381.5	382.3	378.8
Other operating expenses	744.4	784.0	778.5
General and administrative expenses (including share-based compensation of $7.9, $8.4 and $5.9 for the years ended December 29, 2011, December 30, 2010 and December 31, 2009, respectively)	65.8	66.7	64.2
Depreciation and amortization	197.6	213.4	201.9
Net loss on disposal and impairment of operating assets and other	20.8	17.9	34.0

TOTAL OPERATING EXPENSES	2,460.4	2,592.1	2,614.5

INCOME FROM OPERATIONS	221.3	215.8	279.4
OTHER EXPENSE (INCOME):
Interest expense, net	149.7	148.1	151.0
Loss on extinguishment of debt	21.9	23.5	7.4
Earnings recognized from NCM	(37.9)	(40.8)	(38.6)
Gain on sale of NCM, Inc. common stock	—	(52.0)	—
Impairment of investment in RealD, Inc.	13.9	—	—
Other, net	15.9	11.0	2.4

TOTAL OTHER EXPENSE (INCOME), NET	163.5	89.8	122.2

INCOME BEFORE INCOME TAXES	57.8	126.0	157.2
PROVISION FOR INCOME TAXES	17.7	48.7	61.9

NET INCOME	40.1	77.3	95.3
NONCONTROLLING INTEREST, NET OF TAX	0.2	0.3	0.2

NET INCOME ATTRIBUTABLE TO CONTROLLING INTEREST	$40.3	$77.6	$95.5

EARNINGS PER SHARE OF CLASS A AND CLASS B COMMON STOCK (NOTE 12):
Basic	$0.26	$0.51	$0.62
Diluted	$0.26	$0.50	$0.62
AVERAGE SHARES OUTSTANDING (in thousands):
Basic	153,577	153,399	153,062
Diluted	154,556	154,517	154,092
Dividends declared per common share	$0.84	$2.12	$0.72

See accompanying notes to consolidated financial statements.

REGAL ENTERTAINMENT GROUP

CONSOLIDATED STATEMENTS OF DEFICIT AND COMPREHENSIVE INCOME (LOSS)

(in millions, except per share data)

	Class A Common Stock		Class B Common Stock					Total Stockholders' Deficit of Regal Entertainment Group
					Additional Paid-In Capital (Deficit)		Accumulated Other Comprehensive Income (Loss)
						Retained Earnings			Noncontrolling Interest	Total Deficit
	Shares	Amount	Shares	Amount
Balances, January 1, 2009	129.8	$0.1	23.8	$—	$(265.8)	$40.1	$(9.9)	$(235.5)	$(0.4)	$(235.9)
Comprehensive Income:
Change in fair value of interest rate swap transactions, net of tax	—	—	—	—	—	—	(0.4)	(0.4)	—	(0.4)
Net income attributable to controlling interest	—	—	—	—	—	95.5	—	95.5	—	95.5

Total comprehensive income										95.1
Noncontrolling interest adjustments	—	—	—	—	—	—	—	—	(0.4)	(0.4)
Share-based compensation expense	—	—	—	—	5.9	—	—	5.9	—	5.9
Exercise of stock options	0.1	—	—	—	0.1	—	—	0.1	—	0.1
Tax benefits from exercise of stock options, vesting of restricted stock and other	—	—	—	—	(0.9)	—	—	(0.9)	—	(0.9)
Issuance of restricted stock	0.4	—	—	—	—	—	—	—	—	—
Cash dividends declared, $0.72 per share	—	—	—	—	(22.2)	(88.6)	—	(110.8)	—	(110.8)

Balances, December 31, 2009	130.3	0.1	23.8	—	(282.9)	47.0	(10.3)	(246.1)	(0.8)	(246.9)
Comprehensive Income:
Change in fair value of interest rate swap transactions, net of tax	—	—	—	—	—	—	(6.8)	(6.8)	—	(6.8)
Change in fair value of available for sale securities, net of tax	—	—	—	—	—	—	4.9	4.9	—	4.9
Net income attributable to controlling interest	—	—	—	—	—	77.6	—	77.6	—	77.6

Total comprehensive income										75.7
Noncontrolling interest adjustments	—	—	—	—	—	—	—	—	(0.6)	(0.6)
Share-based compensation expense	—	—	—	—	7.2	—	—	7.2	—	7.2
Exercise of stock options	—	—	—	—	0.8	—	—	0.8	—	0.8
Tax benefits from exercise of stock options, vesting of restricted stock and other	—	—	—	—	(0.8)	—	—	(0.8)	—	(0.8)
Issuance of restricted stock	0.3	—	—	—	—	—	—	—	—	—
Extraordinary cash dividend declared, $1.40 per share	—	—	—	—	(195.8)	(20.2)	—	(216.0)	—	(216.0)
Cash dividends declared, $0.72 per share	—	—	—	—	(16.1)	(95.0)	—	(111.1)	—	(111.1)

Balances, December 30, 2010	130.6	0.1	23.8	—	(487.6)	9.4	(12.2)	(490.3)	(1.4)	(491.7)
Comprehensive Income:
Change in fair value of interest rate swap transactions, net of tax	—	—	—	—	—	—	8.0	8.0	—	8.0
Change in fair value of available for sale securities, net of tax	—	—	—	—	—	—	3.5	3.5	—	3.5
Other-than-temporary impairment of available for sale securities, net of tax (Note 13)	—	—	—	—	—	—	(8.4)	(8.4)	—	(8.4)
Net income attributable to controlling interest	—	—	—	—	—	40.3	—	40.3	—	40.3

Total comprehensive income										43.4
Noncontrolling interest adjustments	—	—	—	—	—	—	—	—	(0.2)	(0.2)
Share-based compensation expense	—	—	—	—	7.4	—	—	7.4	—	7.4
Exercise of stock options	0.1	—	—	—	0.4	—	—	0.4	—	0.4
Tax benefits from exercise of stock options, vesting of restricted stock and other	(0.1)	—	—	—	(2.0)	—	—	(2.0)	—	(2.0)
Issuance of restricted stock	0.3	—	—	—	—	—	—	—	—	—
Cash dividends declared, $0.84 per share	—	—	—	—	(95.8)	(34.0)	—	(129.8)	—	(129.8)

Balances, December 29, 2011	130.9	$0.1	23.8	$—	$(577.6)	$15.7	$(9.1)	$(570.9)	$(1.6)	$(572.5)

See accompanying notes to consolidated financial statements.

REGAL ENTERTAINMENT GROUP

CONSOLIDATED STATEMENTS OF CASH FLOWS

(in millions)

	Year Ended December 29, 2011	Year Ended December 30, 2010	Year Ended December 31, 2009
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	$40.1	$77.3	$95.3
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	197.6	213.4	201.9
Amortization of debt discount and premium, net	0.1	5.9	4.6
Amortization of debt acquisition costs	4.0	6.9	8.9
Share-based compensation expense	7.9	8.4	5.9
Deferred income tax provision (benefit)	41.3	(7.5)	(1.1)
Net loss on disposal and impairment of operating assets and other	20.8	17.9	34.0
Impairment of investment in RealD, Inc.	13.9	—	—
Equity in earnings of non-consolidated entities and other	10.8	5.8	(2.3)
Excess cash distribution on NCM shares	7.6	7.3	6.2
Gain on sale of NCM, Inc. common stock	—	(52.0)	—
Proceeds from business interruption insurance claim	1.3	—	—
Loss on extinguishment of debt	21.9	23.5	7.4
Non-cash rent expense	5.2	3.5	5.9
Changes in operating assets and liabilities (excluding effects of acquisition):
Trade and other receivables	(9.2)	(21.4)	4.2
Inventories	(0.1)	(2.4)	(4.0)
Prepaid expenses and other assets	2.1	2.0	0.4
Accounts payable	12.1	(36.1)	36.5
Income taxes payable	13.0	1.8	6.1
Deferred revenue	(13.8)	(0.1)	(7.3)
Accrued expenses and other liabilities	(23.5)	5.2	8.2

NET CASH PROVIDED BY OPERATING ACTIVITIES	353.1	259.4	410.8
CASH FLOWS FROM INVESTING ACTIVITIES:
Capital expenditures	(87.2)	(98.4)	(108.8)
Proceeds from disposition of assets	20.5	34.7	0.8
Proceeds from property insurance claim	2.7	—	—
Net proceeds from sale of NCM, Inc. common stock	—	66.0	—
Investment in non-consolidated entities	(37.0)	(29.9)	(2.5)
Cash used for acquisition	—	(55.0)	—
Distributions to partnership	(0.1)	(0.1)	—

NET CASH USED IN INVESTING ACTIVITIES	(101.1)	(82.7)	(110.5)
CASH FLOWS FROM FINANCING ACTIVITIES:
Cash used to pay dividends	(129.8)	(327.1)	(110.8)
Proceeds from stock option exercises	0.4	0.8	0.1
Proceeds from issuance of Regal Entertainment Group 9 1/8% Senior Notes	261.3	275.0	—
Net proceeds from issuance of Regal Cinemas 8 5/8% Senior Notes	—	—	390.2
Cash used to repurchase 6 1/4% Convertible Senior Notes	(74.7)	(128.6)	—
Cash used to redeem 9 3/8% Senior Subordinated Notes	—	(51.5)	—
Net payments on long-term obligations	(254.2)	(29.2)	(402.7)
Debt discount paid on Amended Senior Credit Facility	—	(12.5)	—
Cash used to purchase treasury shares	(1.3)	(0.9)	(0.4)
Payment of debt acquisition costs	(6.1)	(25.6)	(18.8)
Excess tax benefits from share-based payment arrangements	0.1	0.1	—

NET CASH USED IN FINANCING ACTIVITIES	(204.3)	(299.5)	(142.4)

NET INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS	47.7	(122.8)	157.9
CASH AND CASH EQUIVALENTS AT BEGINNING OF YEAR	205.3	328.1	170.2

CASH AND CASH EQUIVALENTS AT END OF YEAR	$253.0	$205.3	$328.1

SUPPLEMENTAL CASH FLOW INFORMATION:
Cash paid (refunded) for income taxes	$(18.1)	$68.8	$39.8

Cash paid for interest	$149.9	$114.8	$124.6

SUPPLEMENTAL NON-CASH INVESTING ACTIVITIES:
Investment in NCM	$10.4	$5.9	$7.0

Investment in DCIP	$—	$12.6	$—

Property and equipment acquired with debt	$—	$13.3	$—

See accompanying notes to consolidated financial statements.

REGAL ENTERTAINMENT GROUP

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

December 29, 2011, December 30, 2010 and December 31, 2009

1. THE COMPANY AND BASIS OF PRESENTATION

        Regal Entertainment Group (the "Company," "Regal," "we" or "us") is the parent company of Regal Entertainment Holdings, Inc. ("REH"), which is the parent company of Regal Cinemas Corporation ("Regal Cinemas") and its subsidiaries. Regal Cinemas' subsidiaries include Regal Cinemas, Inc. ("RCI") and its subsidiaries, which include Edwards Theatres, Inc. ("Edwards"), Hoyts Cinemas Corporation ("Hoyts") and United Artists Theatre Company ("United Artists"). The terms Regal or the Company, REH, Regal Cinemas, RCI, Edwards, Hoyts and United Artists shall be deemed to include the respective subsidiaries of such entities when used in discussions included herein regarding the current operations or assets of such entities.

        Regal operates the largest theatre circuit in the United States, consisting of 6,614 screens in 527 theatres in 37 states and the District of Columbia as of December 29, 2011. The Company formally operates on a 52-week fiscal year with each quarter generally consisting of 13 weeks, unless otherwise noted. The Company's fiscal year ends on the first Thursday after December 25, which in certain years (such as fiscal 2008) results in a 53-week fiscal year.

        During 2001 and 2002, the Anschutz Corporation and its subsidiaries ("Anschutz") acquired controlling equity interests in United Artists, Edwards and RCI upon each of the entities' emergence from bankruptcy reorganization. In May 2002, the Company sold 18.0 million shares of its Class A common stock in an initial public offering at a price of $19.00 per share, receiving aggregate net offering proceeds, net of underwriting discounts, commissions and other offering expenses, of $314.8 million.

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

  Principles of Consolidation

        The consolidated financial statements include the accounts of Regal and its subsidiaries. All significant intercompany accounts and transactions have been eliminated in consolidation.

  Revenue Recognition

        Revenues are generated principally through admissions and concessions sales with proceeds received in cash or via credit card at the point of sale. Other operating revenues consist primarily of product advertising (including vendor marketing programs) and other ancillary revenues that are recognized as income in the period earned. The Company generally recognizes payments received attributable to the marketing and advertising services provided by the Company under certain vendor programs as revenue in the period in which the related impressions are delivered. Such impressions are measured by the concession product sales volume, which is a mutually agreed upon proxy of attendance and reflects the Company's marketing and advertising services delivered to its vendors. In instances where the consideration received is in excess of fair value of the advertising services provided, the excess is recorded as a reduction of concession costs. Proceeds received from advance ticket sales and gift cards are recorded as deferred revenue. The Company recognizes revenue associated with gift cards and advanced ticket sales at such time as the items are redeemed, or when redemption becomes unlikely. The determination of the likelihood of redemption is based on an analysis of the Company's historical redemption trends.

REGAL ENTERTAINMENT GROUP

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

December 29, 2011, December 30, 2010 and December 31, 2009

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

  Cash Equivalents

        The Company considers all unrestricted highly liquid debt instruments and investments purchased with an original maturity of three months or less to be cash equivalents. At December 29, 2011, the Company held substantially all of its cash in temporary cash investments in the form of certificates of deposit and variable rate investment accounts with major financial institutions.

  Inventories

        Inventories consist of concession products and theatre supplies. The Company states inventories on the basis of first-in, first-out (FIFO) cost, which is not in excess of net realizable value.

  Property and Equipment

        The Company states property and equipment at cost. Major renewals and improvements are capitalized, while maintenance and repairs that do not improve or extend the lives of the respective assets are expensed currently. Gains and losses from disposition of property and equipment are included in income and expense when realized.

        The Company capitalizes the cost of computer equipment, system hardware and purchased software ready for service. During the years ended December 29, 2011 and December 30, 2010, the Company capitalized approximately $11.4 million and $9.3 million of such costs, which were associated primarily with (i) new point-of-sale devices at the Company's box offices and concession stands, (ii) new ticketing kiosks, and (iii) computer hardware and software purchased for the Company's theatre locations and corporate office. The Company also capitalizes certain direct external costs associated with software developed for internal use after the preliminary software project stage is completed and Company management has authorized further funding for a software project and it is deemed probable of completion. The Company capitalizes these external software development costs only until the point at which the project is substantially complete and the software is ready for its intended purpose.

        The Company records depreciation and amortization using the straight-line method over the following estimated useful lives:

Buildings	20 - 30 years
Equipment	3 - 20 years
Leasehold improvements	Lesser of term of lease or asset life
Computer equipment and software	3 - 5 years

        As of December 29, 2011 and December 30, 2010, included in property and equipment is $104.1 million and $104.3 million, respectively, of assets accounted for under capital leases and lease financing arrangements, before accumulated depreciation of $58.2 million and $53.3 million, respectively. The Company records amortization using the straight-line method over the shorter of the lease terms or the estimated useful lives noted above.

REGAL ENTERTAINMENT GROUP

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

December 29, 2011, December 30, 2010 and December 31, 2009

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

  Impairment of Long-Lived Assets

        The Company reviews long-lived assets, including intangible assets, marketable equity securities and investments in non-consolidated entities described below, for impairment whenever events or changes in circumstances indicate that the carrying amounts of the assets may not be fully recoverable. The Company generally evaluates assets for impairment on an individual theatre basis, which management believes is the lowest level for which there are identifiable cash flows. If the sum of the expected future cash flows, undiscounted and without interest charges, is less than the carrying amount of the assets, the Company recognizes an impairment charge in the amount by which the carrying value of the assets exceeds their fair market value.

        The Company considers actual theatre level cash flows, future years budgeted theatre level cash flows, theatre property and equipment carrying values, amortizing intangible asset carrying values, the age of a recently built theatre, competitive theatres in the marketplace, the impact of recent ticket price changes, available lease renewal options and other factors considered relevant in its assessment of impairment of individual theatre assets. The impairment evaluation is based on the estimated cash flows from continuing use until the expected disposal date or the fair value of furniture, fixtures and equipment. The expected disposal date does not exceed the remaining lease period unless it is probable the lease period will be extended and may be less than the remaining lease period when the Company does not expect to operate the theatre to the end of its lease term. The fair value of assets is determined using the present value of the estimated future cash flows or the expected selling price less selling costs for assets of which the Company expects to dispose. Significant judgment is involved in estimating cash flows and fair value. Management's estimates (Level 3 inputs as described in FASB Accounting Standards Codification ("ASC") Topic 820, Fair Value Measurements and Disclosures) are based on historical and projected operating performance, recent market transactions, and current industry trading multiples.

        This analysis resulted in the recording of impairment charges of $17.9 million, $10.3 million and $15.3 million for the years ended December 29, 2011, December 30, 2010 and December 31, 2009, respectively. The long-lived asset impairment charges recorded during each of the periods presented are specific to theatres that were directly and individually impacted by increased competition, adverse changes in market demographics or adverse changes in the development or the conditions of the areas surrounding the theatre.

  Leases

        The majority of the Company's operations are conducted in premises occupied under non-cancelable lease agreements with initial base terms ranging generally from 15 to 20 years. The Company, at its option, can renew a substantial portion of the leases at defined or then fair rental rates for various periods. Certain leases for Company theatres provide for contingent rentals based on the revenue results of the underlying theatre and require the payment of taxes, insurance, and other costs applicable to the property. Also, certain leases contain escalating minimum rental provisions. There are no conditions imposed upon us by our lease agreements or by parties other than the lessor that legally obligate the Company to incur costs to retire assets as a result of a decision to vacate our leased properties. None of our lease agreements require us to return the leased property to the lessor in its

REGAL ENTERTAINMENT GROUP

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

December 29, 2011, December 30, 2010 and December 31, 2009

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

original condition (allowing for normal wear and tear) or to remove leasehold improvements at our cost.

        The Company accounts for leased properties under the provisions of ASC Topic 840, Leases and other authoritative accounting literature. ASC Subtopic 840-10, Leases—Overview requires that the Company evaluate each lease for classification as either a capital lease or an operating lease. The Company performs this evaluation at the inception of the lease and when a modification is made to a lease. As to those arrangements that are classified as capital leases, the Company records property under capital leases and a capital lease obligation in an amount equal to the lesser of the present value of the minimum lease payments to be made over the life of the lease at the beginning of the lease term, or the fair value of the leased property. The property under capital lease is amortized on a straight-line basis as a charge to expense over the lease term, as defined, or the economic life of the leased property, whichever is less. During the lease term, as defined, each minimum lease payment is allocated between a reduction of the lease obligation and interest expense so as to produce a constant periodic rate of interest on the remaining balance of the lease obligation. The Company does not believe that exercise of the renewal options in its leases are reasonably assured at the inception of the lease agreements because such leases: (i) provide for either (a) renewal rents based on market rates or (b) renewal rents that equal or exceed the initial rents, and (ii) do not impose economic penalties upon the determination whether or not to exercise the renewal option. As a result, there are not sufficient economic incentives at the inception of the leases to consider the lease renewal options to be reasonably assured of being exercised and therefore, the initial base term is generally considered as the lease term under ASC Subtopic 840-10.

        The Company records rent expense for its operating leases with contractual rent increases in accordance with ASC Subtopic 840-20, Leases—Operating Leases, on a straight-line basis from the "lease commencement date" as specified in the lease agreement until the end of the base lease term.

        For leases in which the Company is involved with construction of the theatre, the Company accounts for the lease during the construction period under the provisions of ASC Subtopic 840-40, Leases—Sale-Leaseback Transactions. The landlord is typically responsible for constructing a theatre using guidelines and specifications agreed to by the Company and assumes substantially all of the risk of construction. In accordance with ASC Subtopic 840-40, if the Company concludes that it has substantially all of the construction period risks, it records a construction asset and related liability for the amount of total project costs incurred during the construction period. Once construction is completed, the Company considers the requirements under ASC Subtopic 840-40, for sale-leaseback treatment, and if the arrangement does not meet such requirements, it records the project's construction costs funded by the landlord as a financing obligation. The obligation is amortized over the financing term based on the payments designated in the contract.

        In accordance with ASC Subtopic 840-20, we expense rental costs incurred during construction periods for operating leases as such costs are incurred. For rental costs incurred during construction periods for both operating and capital leases, the "lease commencement date" is the date at which we gain access to the leased asset. Historically, and for the years ended December 29, 2011, December 30, 2010 and December 31, 2009, these rental costs have not been significant to our consolidated financial statements.

REGAL ENTERTAINMENT GROUP

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

December 29, 2011, December 30, 2010 and December 31, 2009

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

  Sale and Leaseback Transactions

        The Company accounts for the sale and leaseback of real estate assets in accordance with ASC Subtopic 840-40. Losses on sale leaseback transactions are recognized at the time of sale if the fair value of the property sold is less than the undepreciated cost of the property. Gains on sale and leaseback transactions are deferred and amortized over the remaining lease term.

  Goodwill

        The carrying amount of goodwill at December 29, 2011 and December 30, 2010 was approximately $178.8 million. The Company evaluates goodwill for impairment annually or more frequently as specific events or circumstances dictate. Under ASC Subtopic 350-20, Intangibles—Goodwill and Other—Goodwill, the Company has identified its reporting units to be the designated market areas in which the Company conducts its theatre operations. If the carrying value of the reporting unit exceeds its fair value the Company is required to reallocate the fair value of the reporting unit as if the reporting unit had been acquired in a business combination and the fair value of the reporting unit was the price paid to acquire the reporting unit. The Company determines fair value by using an enterprise valuation methodology determined by applying multiples to cash flow estimates less net indebtedness, which the Company believes is an appropriate method to determine fair value. There is considerable management judgment with respect to cash flow estimates and appropriate multiples and discount rates to be used in determining fair value and such management estimates fall under Level 3 within the fair value measurement hierarchy. The Company's annual goodwill impairment assessments for the years ended December 29, 2011 and December 30, 2010 indicated that the fair value of each of its reporting units exceeded their carrying value and therefore, goodwill was not deemed to be impaired.

  Intangible Assets

        As of December 29, 2011 and December 30, 2010, intangible assets totaled $32.5 million and $32.5 million, respectively, before accumulated amortization of $11.7 million and $10.3 million, respectively. Intangible assets are recorded at cost or fair value, in the case of intangible assets resulting from acquisitions, and are amortized on a straight-line basis over the estimated remaining useful lives of the assets. In connection with the acquisition of Consolidated Theatres in fiscal 2008, the Company acquired certain identifiable intangible assets, including $9.9 million related to favorable leases with a weighted average amortization period of 13.1 years and approximat ely $8.2 million related to an on-screen advertising contract which was amortized on a straight-line basis through January 2011. In addition, the Company acquired certain other identifiable intangible assets, consisting of $14.4 million related to favorable leases with a weighted average amortization period of 35 years, in connection with its acquisition of eight theatres acquired from AMC as further described in Note 3—"Acquisitions." During the years ended December 29, 2011, December 30, 2010 and December 31, 2009, the Company recognized $1.4 million, $3.9 million and $3.8 million of amortization, respectively, related to these intangible assets. The Company did not record an impairment of any intangible assets during the years ended December 29, 2011, December 30, 2010 and December 31, 2009. Estimated amortization

REGAL ENTERTAINMENT GROUP

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

December 29, 2011, December 30, 2010 and December 31, 2009

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

expense for the next five fiscal years for such intangible assets as of December 29, 2011 is projected below:

Projected amortization expense
(in millions)
2012	$1.1
2013	1.1
2014	1.1
2015	1.1
2016	1.1

  Debt Acquisition Costs

        Other non-current assets include debt acquisition costs, which are deferred and amortized over the terms of the related agreements using a method that approximates the effective interest method. Debt acquisition costs as of December 29, 2011 and December 30, 2010 were $36.0 million and $51.8 million, respectively, before accumulated amortization of $12.4 million and $19.4 million, respectively.

  Investments

        The Company accounts for its investments in non-consolidated entities using the equity method of accounting and has recorded the investments within "Other Non-Current Assets" in its consolidated balance sheets. The Company records equity in earnings and losses of these entities accounted for following the equity method of accounting in its consolidated statements of income. As of December 29, 2011, the Company holds a 19.9% interest in National CineMedia, LLC ("National CineMedia"), a 46.7% interest in Digital Cinema Implementation Partners, LLC and a 50% interest in Open Road Films (each as described further under Note 4—"Investments"). In addition, the Company holds an investment in available-for-sale equity securities of RealD, Inc., an entity specializing in the licensing of 3D technologies. See Note 13—"Fair Value of Financial Instruments" for a discussion of fair value estimation methods and assumptions with respect to the Company's investment in RealD, Inc. The carrying value of the Company's investment in these entities as of December 29, 2011 was approximately $140.1 million.

        The Company reviews investments in non-consolidated subsidiaries accounted for under the equity method for impairment whenever events or changes in circumstances indicate that the carrying amount of the investment may not be fully recoverable. The Company reviews unaudited financial statements on a quarterly basis and audited financial statements on an annual basis for indicators of triggering events or circumstances that indicate the potential impairment of these investments as well as current equity prices for its investment in National CineMedia and RealD, Inc. and discounted projections of cash flows for certain of its other investees. Additionally, the Company has periodic discussions with the management of significant investees to assist in the identification of any factors that might indicate the potential for impairment. In order to determine whether the carrying value of investments may have experienced an "other-than-temporary" decline in value necessitating the write-down of the recorded investment, the Company considers various factors, including the period of time during which the fair value of the investment remains substantially below the recorded amounts, the investees

REGAL ENTERTAINMENT GROUP

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

December 29, 2011, December 30, 2010 and December 31, 2009

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

financial condition and quality of assets, the length of time the investee has been operating, the severity and nature of losses sustained in current and prior years, a reduction or cessation in the investees dividend payments, suspension of trading in the security, qualifications in accountant's reports due to liquidity or going concern issues, investee announcement of adverse changes, downgrading of investee debt, regulatory actions, changes in reserves for product liability, loss of a principal customer, negative operating cash flows or working capital deficiencies and the recording of an impairment charge by the investee for goodwill, intangible or long-lived assets. Once a determination is made that an other-than-temporary impairment exists, the Company writes down its investment to fair value.

        As described in Note 13—"Fair Value of Financial Instruments," during the quarter ended December 29, 2011, the Company considered various factors pertaining to its investment in RealD, Inc. as part of its ongoing impairment review and determined that an other-than-temporary impairment existed as of December 29, 2011. Such determination was based primarily on the length (approximately six months) of time during which the fair value of the RealD, Inc. investment remained substantially below the recorded investment cost basis of approximately $19.40 per share, the severity of the decline during such period and the prospects of recovery of the investment to its original cost basis. As a result, the Company recorded a $13.9 million other-than-temporary impairment charge to write-down its cost basis in RealD, Inc. (1,222,780 shares) to fair value as of December 29, 2011. The fair value of RealD, Inc. common shares was based on the publicly traded common stock price of RealD, Inc. as of December 29, 2011 of $8.05 per share.

        There was no impairment of the Company's other investments during the years December 30, 2010 and December 31, 2009.

  Income Taxes

        Income taxes are accounted for under the asset and liability method. Deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases and operating loss and tax credit carryforwards. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date. The Company records a valuation allowance if it is deemed more likely than not that its deferred income tax assets will not be realized. The Company expects that certain deferred income tax assets are not more likely than not to be recovered and therefore has established a valuation allowance. The Company reassesses its need for the valuation allowance for its deferred income taxes on an ongoing basis.

        Additionally, income tax rules and regulations are subject to interpretation, require judgment by the Company and may be challenged by the taxation authorities. As described further in Note 7—"Income Taxes," the Company applies the provisions of ASC Subtopic 740-10, Income Taxes—Overview. In accordance with ASC Subtopic 740-10, the Company recognizes a tax benefit only for tax positions that are determined to be more likely than not sustainable based on the technical merits of the tax position. With respect to such tax positions for which recognition of a benefit is appropriate, the benefit is measured at the largest amount of benefit that is greater than 50 percent likely of being realized

REGAL ENTERTAINMENT GROUP

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

December 29, 2011, December 30, 2010 and December 31, 2009

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

upon ultimate settlement. Tax positions are evaluated on an ongoing basis as part of the Company's process for determining the provision for income taxes.

  Interest Rate Swaps

        Regal Cinemas has entered into hedging relationships via interest rate swap agreements to hedge against interest rate exposure of its variable rate debt obligations. Certain interest rate swaps settle any accrued interest for cash on the last day of each calendar quarter, until expiration. At such dates, the differences to be paid or received on the interest rate swaps will be included in interest expense. The interest rate swaps qualify for cash flow hedge accounting treatment and as such, the change in the fair values of the interest rate swaps is recorded on the Company's consolidated balance sheet as an asset or liability with the effective portion of the interest rate swaps' gains or losses reported as a component of other comprehensive income and the ineffective portion reported in earnings. As interest expense is accrued on the debt obligation, amounts in accumulated other comprehensive income/loss related to the interest rate swaps will be reclassified into earnings to obtain a net cost on the debt obligation equal to the effective yield of the fixed rate of each swap. In the event that an interest rate swap is terminated prior to maturity, gains or losses accumulated in other comprehensive income or loss remain deferred and are reclassified into earnings in the periods during which the hedged forecasted transaction affects earnings. The fair value of the Company's interest rate swaps is based on Level 2 inputs as described in ASC Topic 820, Fair Value Measurements and Disclosures, which include observable inputs such as dealer quoted prices for similar assets or liabilities, and represents the estimated amount Regal Cinemas would receive or pay to terminate the agreements taking into consideration various factors, including current interest rates, credit risk and counterparty credit risk. The counterparties to the Company's interest rate swaps are major financial institutions. The Company evaluates the bond ratings of the financial institutions and believes that credit risk is at an acceptably low level.

  Deferred Revenue

        Deferred revenue relates primarily to vendor marketing programs, gift cards and advance ticket sales, the amount we received related to the sale of our equity interest in Fandango and the amount we received for agreeing to the existing exhibitor services agreement ("ESA") modification described in Note 4—"Investments." Deferred revenue related to vendor marketing programs, gift cards and advance ticket sales are recognized as revenue as described above in this Note 2 under "Revenue Recognition." As described in this Note 2 under "Investments," deferred revenue related to the sale of our equity interest in Fandango will be amortized to revenue on a straight-line basis over the six-year term of the agreement. The amount we received for agreeing to the ESA modification will be amortized to advertising revenue over the 30 year term of the agreement following the units of revenue method. In addition, as described in Note 4—"Investments," amounts recorded as deferred revenue in connection with the receipt of newly issued common units of National CineMedia pursuant to the provisions of the Common Unit Adjustment Agreement will be amortized to advertising revenue over the remaining term of the ESA following the units of revenue method. As of December 29, 2011 and December 30, 2010, approximately $343.5 million and $339.2 million of deferred revenue related to the ESA was recorded as a component of non-current deferred revenue in the accompanying consolidated balance sheets.

REGAL ENTERTAINMENT GROUP

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

December 29, 2011, December 30, 2010 and December 31, 2009

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

  Deferred Rent

        The Company recognizes rent on a straight-line basis after considering the effect of rent escalation provisions resulting in a level monthly rent expense for each lease over its term. The deferred rent liability is included in other non-current liabilities in the accompanying consolidated balance sheets.

  Film Costs

        The Company estimates its film cost expense and related film cost payable based on management's best estimate of the ultimate settlement of the film costs with the distributors. Generally, less than one-third of our quarterly film expense is estimated at period-end. The length of time until these costs are known with certainty depends on the ultimate duration of the film's theatrical run, but is typically "settled" within two to three months of a particular film's opening release. Upon settlement with our film distributors, film cost expense and the related film cost payable are adjusted to the final film settlement.

  Loyalty Program

        Members of the Regal Crown Club® earn credits for each dollar spent at one of the Company's theatres and earn concession or ticket awards based on the number of credits accumulated. Because the Company believes that the value of the awards granted to Regal Crown Club® members is insignificant in relation to the value of the transactions necessary to earn the award, the Company records the estimated incremental cost of providing awards under the Regal Crown Club® loyalty program at the time the awards are earned. Historically, and for the years ended December 29, 2011, December 30, 2010 and December 31, 2009, the costs of these awards have not been significant to the Company's consolidated financial statements.

  Advertising and Start-Up Costs

        The Company expenses advertising costs as incurred. Start-up costs associated with a new theatre are also expensed as incurred.

  Stock-Based Compensation

        As described in Note 9—"Capital Stock And Share-Based Compensation," we apply the provisions of ASC Subtopic 718-10, Compensation—Stock Compensation—Overall. Under ASC Subtopic 718-10, share-based compensation cost is measured at the grant date, based on the estimated fair value of the award, and is recognized as expense over the employee's requisite service period.

        ASC Subtopic 718-10, the Company elected to adopt the alternative transition method for calculating the tax effects of share-based compensation. The alternative transition method includes a simplified method to establish the beginning balance of the additional paid-in capital pool ("APIC pool") related to the tax effects of employee share-based compensation, which is available to absorb tax deficiencies that could be recognized subsequent to the adoption of ASC Subtopic 718-10.

REGAL ENTERTAINMENT GROUP

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

December 29, 2011, December 30, 2010 and December 31, 2009

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

  Estimates

        The preparation of financial statements in conformity with U.S generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the consolidated financial statements and the reported amounts of revenues and expenses during the reporting period. Significant estimates include, but are not limited to, those related to film costs, property and equipment, goodwill, income taxes and purchase accounting. Actual results could differ from those estimates.

  Segments

        As of December 29, 2011, December 30, 2010 and December 31, 2009, the Company managed its business under one reportable segment: theatre exhibition operations.

  Acquisitions

        The Company accounts for acquisitions under the acquisition method of accounting. The acquisition method requires that the acquired assets and liabilities, including contingencies, be recorded at fair value determined on the acquisition date and changes thereafter reflected in income. For significant acquisitions, the Company obtains independent third party valuation studies for certain of the assets acquired and liabilities assumed to assist the Company in determining fair value. The estimation of the fair values of the assets acquired and liabilities assumed involves a number of estimates and assumptions that could differ materially from the actual amounts recorded. The results of the acquired businesses are included in the Company's results from operations beginning from the day of acquisition.

  Comprehensive Income

        Total comprehensive income for the years ended December 29, 2011, December 30, 2010 and December 31, 2009 was $43.4 million, $75.7 million and $95.1 million, respectively. Total comprehensive income consists of net income attributable to controlling interest and other comprehensive income, net of tax, related to the change in the aggregate unrealized gain/loss on the Company's interest rate swap arrangements and the change in fair value of available-for-sale equity securities (including other-than-temporary impairments) during each of the years ended December 29, 2011, December 30, 2010 and December 31, 2009. The Company's interest rate swap arrangements and available-for-sale equity securities are further described in Note 5—"Debt Obligations" and Note 13—"Fair Value of Financial Instruments."

  Reclassifications

        Certain reclassifications have been made to the 2009 and 2010 consolidated financial statements to conform to the 2011 presentation.

REGAL ENTERTAINMENT GROUP

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

December 29, 2011, December 30, 2010 and December 31, 2009

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

  Recent Accounting Pronouncements

        In March 2008, the FASB issued SFAS No. 161, Disclosures about Derivative Instruments and Hedging Activities which amends SFAS No. 133, and requires companies with derivative instruments to disclose information about how and why a company uses derivative instruments, how derivative instruments and related hedged items are accounted for under SFAS No. 133, and how derivative instruments and related hedged items affect a company's financial position, financial performance, and cash flows. The required disclosures include the fair value of derivative instruments and their gains or losses in tabular format, information about credit-risk-related contingent features in derivative agreements, counterparty credit risk, and the company's strategies and objectives for using derivative instruments. The Statement expands the current disclosure framework in SFAS No. 133. The Company adopted SFAS No. 161 during the year ended December 30, 2010. The adoption of SFAS No. 161 had no impact on the Company's consolidated financial position, cash flows or results of operations.

        In May 2009, the FASB issued SFAS 165, Subsequent Events, which establishes reporting and disclosure requirements based on the existence of conditions at the date of the balance sheet for events or transactions that occurred after the balance sheet date but before the financial statements are issued or are available to be issued. Companies are required to disclose the date through which subsequent events have been evaluated and whether that date is the date the financial statements were issued or were available to be issued. Effective July 2, 2009, the Company adopted SFAS No. 165 and has included certain disclosures in Note 14—"Subsequent Events."

        During June 2009, the FASB issued SFAS No. 167, Amendments to FASB Interpretation No. 46(R) which is to be adopted as of the beginning of its first annual reporting period that begins after November 15, 2009, and interim and annual reporting periods thereafter. SFAS No. 167 amends FASB Interpretation No. 46(R), Consolidation of Variable Interest Entities an interpretation of ARB No. 51 ("FIN 46(R)") to require an enterprise to perform an analysis to determine whether the enterprise's variable interest or interests give it a controlling financial interest in a variable interest entity. This analysis identifies the primary beneficiary of a variable interest entity as the enterprise that has both of the following characteristics:

  a.
  The power to direct the activities of a variable interest entity that most significantly impact the entity's economic performance; and

  b.
  The obligation to absorb losses of the entity that could potentially be significant to the variable interest entity or the right to receive benefits from the entity that could potentially be significant to the variable interest entity.

        Additionally, an enterprise is required to assess whether it has an implicit financial responsibility to ensure that a variable interest entity operates as designed when determining whether it has the power to direct the activities of the variable interest entity that most significantly impact the entity's economic performance. SFAS No. 167 amends FIN 46(R) to require ongoing reassessments of whether an enterprise is the primary beneficiary of a variable interest entity. SFAS No. 167 amends FIN 46(R) to add an additional reconsideration event for determining whether an entity is a variable interest entity when any changes in facts and circumstances occur such that the holders of the equity investment at risk, as a group, lose the power from voting rights or similar rights of those investments to direct the activities of the entity that most significantly impact the entity's economic performance. SFAS No. 167

REGAL ENTERTAINMENT GROUP

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

December 29, 2011, December 30, 2010 and December 31, 2009

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

amends FIN 46(R) to require enhanced disclosures that will provide users of financial statements with more transparent information about an enterprise's involvement in a variable interest entity. The enhanced disclosures are required for any enterprise that holds a variable interest in a variable interest entity. The adoption of SFAS No. 167 had no impact on the Company's consolidated financial position, cash flows and results of operations.

        In June 2009, the FASB issued SFAS No. 168, the FASB Accounting Standards Codification and the Hierarchy of Generally Accepted Accounting Principles. SFAS No. 168 will become the single source of authoritative nongovernmental U.S. generally accepted accounting principles (GAAP), superseding existing FASB, American Institute of Certified Public Accountants, Emerging Issues Task Force, and related accounting literature. SFAS No. 168 reorganizes the thousands of GAAP pronouncements into roughly 90 accounting topics and displays them using a consistent structure. Also included is relevant Commission guidance organized using the same topical structure in separate sections. SFAS No. 168 was effective for financial statements issued for reporting periods that end after September 15, 2009. The Company adopted the provisions of this guidance as of October 1, 2009. The adoption did not have an impact on the Company's consolidated financial position, cash flows or results of operations.

        In January 2010, the FASB issued Accounting Standards Update ("ASU") No. 2010-06, Fair Value Measurements and Disclosures (Topic 820)—Improving Disclosures about Fair Value Measurements, ("ASU 2010-06"). This Update provides a greater level of disaggregated information and enhanced disclosures about valuation techniques and inputs to fair value measurements. ASU 2010-06 is effective for interim and annual reporting periods beginning after December 15, 2009 and became effective for the Company as of April 1, 2010 except for certain disclosure requirements. Disclosures about purchases, sales, issuances, and settlements in the roll forward of activity in Level 3 fair value measurements are effective for fiscal years beginning after December 15, 2010, and for interim periods within those fiscal years and became effective for the Company as of the beginning of fiscal 2011.

        In June 2011, the FASB issued new guidance under ASC Topic 220, Presentation of Comprehensive Income, to amend the presentation of comprehensive income to allow an entity the option to present the total of comprehensive income, the components of net income, and the components of other comprehensive income either in a single continuous statement of comprehensive income or in two separate but consecutive statements. In both choices, an entity is required to present each component of net income along with total net income, each component of other comprehensive income along with a total for other comprehensive income, and a total amount for comprehensive income. The guidance eliminates the option to present the components of other comprehensive income as part of the statement of changes in stockholders' equity. This guidance is effective for interim and annual periods beginning after December 15, 2011, and is to be applied retrospectively. Because this guidance impacts presentation only, it will have no effect on our financial condition, results of operations or cash flows.

REGAL ENTERTAINMENT GROUP

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

December 29, 2011, December 30, 2010 and December 31, 2009

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

        In September 2011, the FASB issued ASU No. 2011-08, Intangibles—Goodwill and Other (Topic 350)—Testing Goodwill for Impairment ("ASU 2011-08"), to allow entities to use a qualitative approach to test goodwill for impairment. ASU 2011-08 permits an entity to first perform a qualitative assessment to determine whether it is more likely than not that the fair value of a reporting unit is less than its carrying value. If it is concluded that this is the case, it is necessary to perform the currently prescribed two-step goodwill impairment test. Otherwise, the two-step goodwill impairment test is not required. ASU 2011-08 is effective for interim and annual periods beginning after December 15, 2011, with early adoption permitted. The Company does not expect the adoption of ASU 2011-08 to have a material effect on its consolidated financial results.

3. ACQUISITIONS

        On May 24, 2010 and June 24, 2010, the Company acquired eight theatres with 106 screens located in Illinois, Indiana and Colorado from an affiliate of AMC Entertainment, Inc. ("AMC"). The Company purchased five of these AMC theatres representing 63 screens for approximately $55.0 million in cash and acquired the other three AMC theatres representing 43 screens in exchange for two Regal theatres consisting of 26 screens. As of the acquisition date, the exchanged Regal theatres had a net book value of approximately $0.2 million. The Company accounted for the exchanged theatre assets as a non-monetary transaction and as such, allocated the net book value of the Regal theatres to the exchanged AMC theatres. Total cash paid of approximately $55.0 million was directly allocated to the other five AMC theatres using the acquisition method of accounting. Accordingly, the total cash purchase price was allocated to the identifiable assets acquired and liabilities assumed for each of the respective theatre locations based on their estimated fair values at the dates of acquisition. The allocation of the purchase price is based on management's judgment after evaluating several factors, including an independent third party valuation. The results of operations of the eight acquired theatres have been included in the Company's consolidated financial statements for periods subsequent to the respective acquisition dates.

        The following is a summary of the final allocation of the aggregate cash purchase price to the estimated fair values of the identifiable assets acquired and liabilities assumed at the respective dates of acquisition (in millions):

4. INVESTMENTS

  Investment in Digital Cinema Implementation Partners

        On February 12, 2007, we, along with AMC and Cinemark, Inc. ("Cinemark") formed a joint venture company known as Digital Cinema Implementation Partners, LLC, a Delaware limited liability company ("DCIP"), to create a financing model and establish agreements with major motion picture studios for the implementation of digital cinema in our theatres. On March 10, 2010, DCIP executed definitive agreements and related financing transactions in connection with the conversion to digital projection. DCIP's financing raised approximately $660.0 million, consisting of approximately $445.0 million in senior bank debt, approximately $135.0 million in additional junior capital and approximately $80.0 million in equity contributions (consisting of cash and existing digital projection systems) from us, AMC and Cinemark. Concurrent with closing, the Company entered into a master equipment lease agreement (the "Master Lease") and other related agreements (collectively, the "Digital Cinema

REGAL ENTERTAINMENT GROUP

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

December 29, 2011, December 30, 2010 and December 31, 2009

4. INVESTMENTS (Continued)

Agreements") with Kasima, LLC, a wholly owned subsidiary of DCIP. Upon execution of the Digital Cinema Agreements, the Company made equity contributions to DCIP of approximately $41.7 million, consisting of $29.1 million in cash and 200 existing digital projection systems with a fair value of approximately $12.6 million (collectively, the "DCIP Contributions"). The Company recorded such DCIP Contributions as an increase in its investment in DCIP. In connection with the contribution of its 200 existing digital projection systems, the Company recorded a loss on the contribution of $2.0 million based on the excess of the carrying value of the digital projection systems contributed over the $12.6 million fair value (as determined by an independent appraisal) of such equipment. In addition, during May 2010, Regal sold an additional 337 digital projection systems to DCIP for aggregate proceeds of approximately $20.0 million. In connection with this sale, the Company recorded a loss on disposal of approximately $2.8 million. Such losses were presented as a component of "Net loss on disposal and impairment of operating assets and other" in the accompanying consolidated statement of income for the year ended December 30, 2010.

        After giving effect to the DCIP Contributions, the Company holds a 46.7% economic interest in DCIP as of December 29, 2011, while continuing to maintain a one-third voting interest along with each of AMC and Cinemark. Since the Company determined that it is not the primary beneficiary of DCIP or any of its subsidiaries, it will continue to account for its investment in DCIP under the equity method of accounting. The Company's investment in DCIP is included as a component of "Other Non-Current Assets" in the accompanying consolidated balance sheets. Through December 31, 2009, the Company effected cumulative cash equity contributions totaling $8.0 million and recorded cumulative equity losses in DCIP of $7.3 million. The changes in the carrying amount of our investment in DCIP for the years ended December 29, 2011 and December 30, 2010 are as follows (in millions):

Balance as of December 31, 2009	$0.7
Equity contributions(1)	42.4
Equity in loss of DCIP(2)	(11.0)

Balance as of December 30, 2010	32.1
Equity contributions(1)	17.4
Equity in loss of DCIP(2)	(1.2)

Balance as of December 29, 2011	$48.3

(1)
During the year ended December 29, 2011, the Company effected additional cash investments in DCIP of approximately $17.4 million. In addition to cash investments in DCIP totaling $0.7 million, upon execution of the Digital Cinema Agreements, the Company effected additional equity contributions to DCIP of approximately $41.7 million, consisting of cash and existing digital projection systems, during the year ended December 30, 2010.

(2)
For the years ended December 29, 2011 and December 30, 2010, the Company recorded losses of $1.2 million and $11.0 million, respectively, representing its share of the net loss of DCIP. Such amount is presented as a component of "Other, net" in the accompanying consolidated statements of income.

REGAL ENTERTAINMENT GROUP

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

December 29, 2011, December 30, 2010 and December 31, 2009

4. INVESTMENTS (Continued)

        DCIP funds the cost of conversion to digital projection principally through the collection of virtual print fees from motion picture studios and equipment lease payments from participating exhibitors, including us. In accordance with the Master Lease, the digital projection systems are leased from Kasima, LLC under a twelve-year term with ten one-year fair value renewal options. The Master Lease also contains a fair value purchase option. Under the Master Lease, the Company pays annual minimum rent of $1,000 per digital projection system from the effective date of the agreement through the end of the lease term and is, upon certain conditions described below, subject to incremental annual rent of $2,000 per digital projection system beginning at six and a half years from the effective date of the agreement through the end of the lease term. In the event that the junior capital raised by DCIP in the initial financing transactions remains outstanding at any time on or after the date that is six and a half years after the closing date of March 2010, the holders of the related notes will have the right to require the Company and other participating exhibitors to make incremental minimum rent payments of $2,000 per digital projection system per year through the earlier of the end of the lease term or until such notes are repaid. The Company considers both the $1,000 minimum rental and the incremental minimum rental payment of $2,000 per digital projection system to be minimum rents and accordingly has recorded such rents on a straight-line basis in its consolidated financial statements. The Company is also subject to various types of other rent if such digital projection systems do not meet minimum performance requirements as outlined in the Master Lease. Certain of the other rent payments are subject to either a monthly or an annual maximum. The Company accounts for the Master Lease as an operating lease for accounting purposes. During the years ended December 29, 2011 and December 30, 2010, the Company incurred total rent of approximately $7.4 million and $2.0 million, respectively, associated with the leased digital projection systems.

        During June 2011, we completed our deployment of 3D compatible digital projection systems to theatres across our circuit. The Company has accelerated depreciation of its owned 35mm film projection equipment that is scheduled to be replaced with leased digital projection systems, with such depreciation occurring over the expected deployment schedule since the Company plans to dispose of such equipment prior to the end of its useful life. To that end, during the years ended December 29, 2011 and December 30, 2010, the Company recorded approximately $7.5 million and $18.9 million, respectively, of accelerated depreciation related to such 35mm film projection equipment. As of December 29, 2011, we operated 4,721 screens outfitted with digital projection systems, 2,784 of which are digital 3D capable.

        Summarized unaudited consolidated statement of operations information for DCIP for the years ended December 31, 2011 and 2010 is as follows (in millions):

	Year Ended December 31, 2011	Year Ended December 31, 2010
Net revenues	$113.4	$32.4
Income from operations	70.5	12.8
Net loss	(2.5)	(24.5)

REGAL ENTERTAINMENT GROUP

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

December 29, 2011, December 30, 2010 and December 31, 2009

4. INVESTMENTS (Continued)

        Summarized unaudited consolidated balance sheet information for DCIP as of December 31, 2011 and 2010 is as follows (in millions):

	December 31, 2011	December 31, 2010
Current assets	$33.0	$19.6
Noncurrent assets	1,054.8	512.5
Total assets	1,087.8	532.1
Current liabilities	34.1	39.8
Noncurrent liabilities	963.6	428.4
Total liabilities	997.7	468.2
Members' equity	90.1	63.9
Liabilities and members' equity	1,087.8	532.1

  Investment in National CineMedia, LLC

        We maintain an investment in National CineMedia, LLC ("National CineMedia" or "NCM"). National CineMedia primarily concentrates on in-theatre advertising for its theatrical exhibition partners, which includes us, AMC and Cinemark.

        On February 13, 2007, National CineMedia, Inc. ("NCM, Inc."), the sole manager of National CineMedia, completed an initial public offering ("IPO") of its common stock. NCM, Inc. sold 38.0 million shares of its common stock for $21 per share in the IPO, less underwriting discounts and expenses. NCM, Inc. used a portion of the net cash proceeds from the IPO to acquire newly issued common units from National CineMedia. At the closing of the IPO, the underwriters exercised their over-allotment option to purchase an additional 4.0 million shares of common stock of NCM, Inc. at the initial offering price of $21 per share, less underwriting discounts and commissions. In connection with this over-allotment option exercise, Regal, AMC and Cinemark each sold to NCM, Inc. common units of National CineMedia on a pro rata basis at the initial offering price of $21 per share, less underwriting discounts and expenses. Upon completion of this sale of common units, Regal held approximately 21.2 million common units of National CineMedia ("Initial Investment Tranche"). Such common units are immediately redeemable on a one-to-one basis for shares of NCM, Inc. common stock.

        As a result of the transactions associated with the IPO, the Company reduced its investment in National CineMedia to zero. Accordingly, we will not provide for any additional losses as we have not guaranteed obligations of National CineMedia and we are not otherwise committed to provide further financial support for National CineMedia. In addition, subsequent to the IPO, the Company determined it would not recognize its share of any undistributed equity in the earnings of National CineMedia pertaining to the Company's Initial Investment Tranche in National CineMedia until National CineMedia's future net earnings, net of distributions received, equal or exceed the amount of the above described excess distribution. Until such time, equity earnings related to the Company's Initial Investment Tranche in National CineMedia will be recognized only to the extent that the Company receives cash distributions from National CineMedia. The Company believes that the accounting model provided by ASC 323-10-35-22 for recognition of equity investee losses in excess of

REGAL ENTERTAINMENT GROUP

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

December 29, 2011, December 30, 2010 and December 31, 2009

4. INVESTMENTS (Continued)

an investor's basis is analogous to the accounting for equity income subsequent to recognizing an excess distribution. The Company's Initial Investment Tranche is recorded at $0 cost.

        In connection with the completion of the IPO, the joint venture partners, including RCI, amended and restated their exhibitor services agreements with National CineMedia in exchange for a significant portion of its pro rata share of the IPO proceeds. The modification extended the term of the exhibitor services agreement ("ESA") to 30 years, provided National CineMedia with a five-year right of first refusal beginning one year prior to the end of the term and changed the basis upon which RCI is paid by National CineMedia from a percentage of revenues associated with advertising contracts entered into by National CineMedia to a monthly theatre access fee. The theatre access fee is composed of a fixed $0.07 payment per patron which will increase by 8% every five years starting at the end of fiscal 2011 and a fixed $800 payment per digital screen each year, which will increase by 5% annually starting at the end of fiscal 2007 (or $972 for fiscal 2011). The access fee revenues received by the Company under its contract are determined annually based on a combination of both fixed and variable factors which include the total number of theatre screens, attendance and actual revenues (as defined in the ESA) generated by National CineMedia. The ESA does not require us to maintain a minimum number of screens and does not provide a fixed amount of access fee revenue to be earned by the Company in any period. The theatre access fee paid in the aggregate to us, AMC and Cinemark will not be less than 12% of NCM's aggregate advertising revenue, or it will be adjusted upward to meet this minimum payment. On-screen advertising time provided to our beverage concessionaire is provided by National CineMedia under the terms of the ESA. In addition, we receive mandatory quarterly distributions of any excess cash from National CineMedia.

        The amount we received for agreeing to the ESA modification was approximately $281.0 million, which represents the estimated fair value of the ESA modification payment. We estimated the fair value of the ESA payment based upon a valuation performed by the Company with the assistance of third party specialists. This amount has been recorded as deferred revenue and will be amortized to advertising revenue over the 30 year term of the ESA following the units of revenue method. Under the units of revenue method, amortization for a period is calculated by computing a ratio of the proceeds received from the ESA modification payment to the total expected decrease in revenues due to entry into the new ESA over the 30 year term of the agreement and then applying that ratio to the current period's expected decrease in revenues due to entry into the new ESA.

        Also in connection with the IPO, the joint venture partners entered into a Common Unit Adjustment Agreement with National CineMedia. The Common Unit Adjustment Agreement was created to account for changes in the number of theatre screens operated by each of the joint venture partners. Historically, each of the joint venture partners has increased the number of screens it operates through acquisitions and newly built theatres. Since the increased attendance associated with these incremental screens in turn provides for additional advertising revenues to National CineMedia, National CineMedia agreed to compensate the joint venture partners by issuing additional common membership units to the joint venture partners in consideration for their increased attendance from newly built theatres and acquisitions and overall contribution to the joint venture. The Common Unit Adjustment Agreement also provides protection to National CineMedia in that the joint venture partners may be required to transfer or surrender common units to National CineMedia based on certain limited events, including declines in attendance associated with certain closed theatres and the

REGAL ENTERTAINMENT GROUP

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

December 29, 2011, December 30, 2010 and December 31, 2009

4. INVESTMENTS (Continued)

number of screens operated. As a result, each joint venture partner's equity ownership interests are proportionately adjusted to reflect the risks and rewards relative to their contributions to the joint venture.

        The Common Unit Adjustment Agreement provides that transfers of common units are solely between the joint venture partners and National CineMedia. There are no transfers of units among the joint venture partners. In addition, there are no circumstances under which common units would be surrendered by the Company to National CineMedia in the event of an acquisition by one of the joint venture partners. However, adjustments to the common units owned by one of the joint venture partners will result in an adjustment to the Company's equity ownership interest percentage in National CineMedia.

        Pursuant to our Common Unit Adjustment Agreement, from time to time, common units of National CineMedia held by the joint venture partners will be adjusted up or down through a formula primarily based on increases or decreases in the number of theatre screens operated and theatre attendance generated by each joint venture partner. The common unit adjustment is computed annually, except that an earlier common unit adjustment will occur for a joint venture partner if its acquisition or disposition of theatres, in a single transaction or cumulatively since the most recent common unit adjustment, will cause a change of two percent or more in the total annual attendance of all of the joint venture partners. In the event that a common unit adjustment is determined to be a negative number, the joint venture partner shall cause, at its election, either (a) the transfer and surrender to National CineMedia a number of common units equal to all or part of such joint venture partner's common unit adjustment or (b) pay to National CineMedia, an amount equal to such joint venture partner's common unit adjustment calculated in accordance with the Common Unit Adjustment Agreement.

        As described further below, subsequent to the IPO and through December 29, 2011, the Company received from National CineMedia approximately 5.1 million newly issued common units of National CineMedia ("Additional Investments Tranche") as a result of the adjustment provisions of the Common Unit Adjustment Agreement. The Company follows the guidance in ASC 323-10-35-29 (formerly EITF 02-18, Accounting for Subsequent Investments in an Investee after Suspension of Equity Loss Recognition) by analogy, which also refers to AICPA Technical Practice Aid 2220.14, which indicates that if a subsequent investment is made in an equity method investee that has experienced significant losses, the investor must determine if the subsequent investment constitutes funding of prior losses. The Company concluded that the construction or acquisition of new theatres that has led to the common unit adjustments included in its Additional Investments Tranche equates to making additional investments in National CineMedia. The Company evaluated the receipt of the additional common units in National CineMedia and the assets exchanged for these additional units and has determined that the right to use its incremental new screens would not be considered funding of prior losses. As such, the Additional Investments Tranche is accounted for separately from the Company's Initial Investment Tranche following the equity method with undistributed equity earnings included as a component of "Earnings recognized from NCM" in the accompanying consolidated financial statements.

        The NCM, Inc. IPO and related transactions have the effect of reducing the amounts NCM, Inc. would otherwise pay in the future to various tax authorities as a result of an increase in its

REGAL ENTERTAINMENT GROUP

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

December 29, 2011, December 30, 2010 and December 31, 2009

4. INVESTMENTS (Continued)

proportionate share of tax basis in NCM Inc.'s tangible and intangible assets. On the IPO date, NCM, Inc., the Company, AMC and Cinemark entered into a tax receivable agreement. Under the terms of this agreement, NCM, Inc. will make cash payments to us, AMC and Cinemark in amounts equal to 90% of NCM, Inc.'s actual tax benefit realized from the tax amortization of the intangible assets described above. For purposes of the tax receivable agreement, cash savings in income and franchise tax will be computed by comparing NCM, Inc.'s actual income and franchise tax liability to the amount of such taxes that NCM, Inc. would have been required to pay had there been no increase in NCM Inc.'s proportionate share of tax basis in NCM's tangible and intangible assets and had the tax receivable agreement not been entered into. The tax receivable agreement shall generally apply to NCM, Inc.'s taxable years up to and including the 30th anniversary date of the NCM, Inc. IPO and related transactions. Pursuant to the terms of the tax receivable agreement, the Company received payments of $7.0 million from NCM, Inc. during the year ended December 29, 2011 with respect to NCM, Inc.'s 2009 and 2010 taxable years. During the year ended December 30, 2010, the Company received payments of $7.0 million with respect to NCM, Inc.'s 2008 and 2009 taxable years. Finally, during the year ended December 31, 2009, the Company received payments of $5.7 million with respect to NCM, Inc.'s 2008 taxable year. Such payments are accounted for using the equity method as described further below.

        The Company accounts for its investment in National CineMedia following the equity method of accounting and such investment is included as a component of "Other Non-Current Assets" in the consolidated balance sheets. Below is a summary of activity with National CineMedia included in the

REGAL ENTERTAINMENT GROUP

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

December 29, 2011, December 30, 2010 and December 31, 2009

4. INVESTMENTS (Continued)

Company's consolidated financial statements as of and for the years ended December 29, 2011, December 30, 2010 and December 31, 2009 (in millions):

	As of the period ended				For the period ended
	Investment in NCM	Deferred Revenue	Due to NCM	Cash Received (Paid)	Earnings recognized from NCM	Other NCM Revenues	Gain on sale of NCM, Inc. common stock
Balance as of and for the period ended January 1, 2009	$73.1	$(341.2)	$(6.7)	$42.6	$(32.9)	$(14.3)	$—
Receipt of additional common units(1)	7.0	(7.0)	—	—	—	—	—
Payments to NCM for Consolidated screen integration(1)	—	—	2.6	(3.2)	—	—	—
Receipt of excess cash distributions(2)	(5.4)	—	—	33.9	(28.5)	—	—
Receipt under tax receivable agreement(2)	(0.8)	—	—	5.7	(4.9)	—	—
Revenues earned under ESA(3)	—	—	—	8.9	—	(8.9)	—
Amortization of deferred revenue(4)	—	4.1	—	—	—	(4.1)	—
Equity in earnings attributable to additional common units(5)	5.2	—	—	—	(5.2)	—	—

Balance as of and for the period ended December 31, 2009	$79.1	$(344.1)	$(4.1)	$45.3	$(38.6)	$(13.0)	$—
Receipt of additional common units(1)	5.9	(5.9)	—	—	—	—	—
Payments to NCM for Consolidated screen integration(1)	—	0.8	2.8	(3.9)	—	—	—
Receipt of excess cash distributions(2)	(6.3)	—	—	36.0	(29.7)	—	—
Receipt under tax receivable agreement(2)	(1.1)	—	—	7.0	(5.9)	—	—
Revenues earned under ESA(3)	—	—	—	8.1	—	(8.1)	—
Amortization of deferred revenue(4)	—	4.8	—	—	—	(4.8)	—
Equity in earnings attributable to additional common units(5)	5.4	—	—	—	(5.4)	—	—
Redemption/sale of NCM stock(6)	(14.0)	—	—	66.0	—	—	(52.0)
Change in interest loss	(0.2)	—	—	—	0.2	—	—

Balance as of and for the period ended December 30, 2010	$68.8	$(344.4)	$(1.3)	$113.2	$(40.8)	$(12.9)	$(52.0)
Receipt of additional common units(1)	10.4	(10.4)	—	—	—	—	—
Payments to NCM for Consolidated screen integration(1)	—	—	1.3	(1.9)	—	—	—
Receipt of excess cash distributions(2)	(6.4)	—	—	33.3	(26.9)	—	—
Receipt under tax receivable agreement(2)	(1.2)	—	—	7.0	(5.8)	—	—
Revenues earned under ESA(3)	—	—	—	9.4	—	(9.4)	—
Amortization of deferred revenue(4)	—	5.3	—	—	—	(5.3)	—
Equity in earnings attributable to additional common units(5)	5.2	—	—	—	(5.2)	—	—

Balance as of and for the period ended December 29, 2011	$76.8	$(349.5)	$—	$47.8	$(37.9)	$(14.7)	$—

(1)
On March 17, 2011, March 17, 2010 and March 17, 2009, we received from National CineMedia approximately 0.6 million, 0.3 million and 0.5 million, respectively, newly issued common units of National CineMedia in accordance with the annual adjustment provisions of the Common Unit Adjustment Agreement. The Company recorded the additional common units (Additional Investments Tranche) at fair value using the available closing stock prices of NCM, Inc. as of the dates on which the units were received. As a result of these adjustments, the Company recorded increases to its investment in National CineMedia (along with corresponding increases to deferred revenue) of $10.4 million, $5.9 million and $7.0 million during the years ended December 29, 2011, December 30, 2010 and December 31, 2009, respectively. Such deferred revenue amounts are being amortized to advertising revenue over the remaining term of the ESA between RCI and National CineMedia following the units of revenue method as described in (4) below. These transactions caused a

REGAL ENTERTAINMENT GROUP

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

December 29, 2011, December 30, 2010 and December 31, 2009

4. INVESTMENTS (Continued)

  proportionate increase in the Company's Additional Investments Tranche and increased our ownership share in National CineMedia to 22.1 million common units. As a result, on a fully diluted basis, we own a 19.9% interest in NCM, Inc. as of December 29, 2011.

  Since Consolidated Theatres maintains an existing agreement with an on-screen advertising provider, National CineMedia will not be provided access to such theatre locations until expiration of the related advertising contract. In accordance with the Common Unit Adjustment Agreement, Regal agreed to pay National CineMedia an amount that approximates the earnings before interest, taxes, depreciation and amortization that would have been generated by National CineMedia if it were able to sell on-screen advertising in the acquired theatre locations on an exclusive basis. The fair value of the screen integration payment was approximately $8.0 million and was accrued by the Company during 2008. Such amount was determined by the present value of the ultimate amount estimated to be paid to National CineMedia (approximately $8.9 million) through expiration of the on-screen advertising contract. The accretion associated with this obligation was reflected in interest expense over the life of the related obligation.

(2)
During the years ended December 29, 2011, December 30, 2010 and December 31, 2009, the Company received $40.3 million, $43.0 million, $39.6 million, respectively, in cash distributions from National CineMedia (including payments received under the tax receivable agreement). Approximately $7.6 million, $7.4 million and $6.2 million of these cash distributions received during the years ended December 29, 2011, December 30, 2010 and December 31, 2009, respectively, were attributable to the Additional Investments Tranche and were recognized as a reduction in our investment in National CineMedia. The remaining amounts were recognized in equity earnings during each of these periods and have been included as components of "Earnings recognized from NCM" in the accompanying consolidated financial statements.

(3)
The Company recorded other revenues, excluding the amortization of deferred revenue, of approximately $9.4 million, $8.1 million and $8.9 million for the years ended December 29, 2011, December 30, 2010 and December 31, 2009, respectively, pertaining to our agreements with National CineMedia, including per patron and per digital screen theatre access fees (net of payments $14.2 million, $14.3 million and $14.8 million for the years ended December 29, 2011, December 30, 2010 and December 31, 2009, respectively) for on-screen advertising time provided to our beverage concessionaire and other NCM revenue. These advertising revenues are presented as a component of "Other operating revenues" in the Company's consolidated financial statements.

(4)
Amounts represent amortization of ESA modification fees received from NCM to advertising revenue utilizing the units of revenue amortization method. These advertising revenues are presented as a component of "Other operating revenues" in the Company's consolidated financial statements.

(5)
Amounts represent the Company's share in the net income of National CineMedia with respect to the Additional Investments Tranche. Such amounts have been included as a component of "Earnings recognized from NCM" in the consolidated financial statements.

(6)
During the quarter ended September 30, 2010, we redeemed 4.3 million of our National CineMedia common units for a like number of shares of NCM, Inc. common stock, which we sold in an underwritten public offering (including underwriter over-allotments) for $16.00 per share, reducing our investment in National CineMedia by $14.0 million, the average carrying amount of the shares sold. We received approximately $66.0 million in proceeds after deducting related fees and expenses payable by us, resulting in a gain on sale of $52.0 million. These transactions caused a proportionate decrease in the Company's Initial Investment Tranche and Additional Investments Tranche and decreased our ownership share in National CineMedia.

        As of December 29, 2011, approximately $1.9 million and $2.0 million due from/to National CineMedia were included in "Trade and other receivables, net" and "Accounts payable," respectively. As of December 30, 2010, approximately $2.1 million and $1.6 million due from/to National CineMedia were included in "Trade and other receivables, net" and "Accounts payable," respectively.

REGAL ENTERTAINMENT GROUP

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

December 29, 2011, December 30, 2010 and December 31, 2009

4. INVESTMENTS (Continued)

        Summarized unaudited consolidated statement of operations information for National CineMedia for the years ended December 30, 2010, December 31, 2009 and January 1, 2009 is as follows (in millions):

	Year Ended December 30, 2010	Year Ended December 31, 2009	Year Ended January 1, 2009
Revenues	$427.5	$380.7	$369.5
Income from operations	190.6	168.2	173.2
Net income	139.5	128.5	95.3

        Summarized unaudited consolidated balance sheet information for National CineMedia as of December 30, 2010 and December 31, 2009 is as follows (in millions):

	December 30, 2010	December 31, 2009
Current assets	$116.4	$128.9
Noncurrent assets	309.6	175.5
Total assets	426.0	304.4
Current liabilities	112.1	114.5
Noncurrent liabilities	820.5	829.5
Total liabilities	932.6	944.0
Members' deficit	(506.6)	(639.6)
Liabilities and members' deficit	426.0	304.4

        As of the date of this Form 10-K, no summarized financial information for National CineMedia was available for the year ended December 29, 2011.

  Other Investments

        During the year ended December 29, 2011, the Company announced the creation of Open Road Films, a new film distribution company jointly owned with AMC. The Company's cumulative cash investment in Open Road Films totaled approximately $20.0 million as of December 29, 2011. The Company accounts for its investment in Open Road Films following the equity method of accounting. For the year ended December 29, 2011, the Company recorded a loss of approximately $14.8 million, representing its share of the net loss of Open Road Films. The carrying value of the Company's investment in Open Road Films as of December 29, 2011 was approximately $5.2 million and is included in the consolidated balance sheet as a component of "Other Non-Current Assets."

        The Company also maintains an investment in RealD, Inc., an entity specializing in the licensing of 3D technologies. The carrying value of the Company's investment in RealD, Inc. as of December 29, 2011 was approximately $9.8 million. See Note 13—"Fair Value of Financial Instruments" for a discussion of fair value estimation methods and assumptions with respect to the Company's investment in RealD, Inc., including an other-than-temporary impairment charge of $13.9 million recorded during the quarter ended December 29, 2011. The Company has recorded this investment within "Other Non-Current Assets."

REGAL ENTERTAINMENT GROUP

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

December 29, 2011, December 30, 2010 and December 31, 2009

5. DEBT OBLIGATIONS

        Debt obligations at December 29, 2011 and December 30, 2010 consist of the following (in millions):

	December 29, 2011	December 30, 2010
Regal Cinemas Amended Senior Credit Facility, net of debt discount	$998.5	$1,232.5
Regal 9 1/8% Senior Notes, including premium	534.8	275.0
Regal Cinemas 8 5/8% Senior Notes, net of debt discount	392.7	391.7
Regal 6 1/4% Convertible Senior Notes, net of debt discount	—	74.4
Lease financing arrangements, weighted average interest rate of 11.26% maturing in various installments through January 2021	66.0	71.5
Capital lease obligations, 8.5% to 10.3%, maturing in various installments through December 2017	13.3	15.4
Other	11.0	12.5

Total debt obligations	2,016.3	2,073.0
Less current portion	20.6	95.8

Total debt obligations, less current portion	$1,995.7	$1,977.2

        Regal Cinemas Sixth Amended and Restated Credit Agreement—On May 19, 2010, Regal Cinemas entered into a sixth amended and restated credit agreement (the "Amended Senior Credit Facility"), with Credit Suisse AG, Cayman Islands Branch, as Administrative Agent ("Credit Suisse") and the lenders party thereto (the "Lenders") which amended, restated and refinanced the fifth amended and restated credit agreement (the "Prior Senior Credit Facility") among Regal Cinemas, Credit Suisse, Cayman Islands Branch, and the lenders party thereto. The Amended Senior Credit Facility consisted of a term loan facility (the "Term Facility") in an aggregate principal amount of $1,250.0 million with a final maturity date in November 2016 and a revolving credit facility (the "Revolving Facility") in an aggregate principal amount of $85.0 million with a final maturity date in May 2015. Proceeds of the Term Facility (approximately $1,237.5 million, net of a $12.5 million debt discount) were applied to refinance the term loan under the Prior Senior Credit Facility, which had an aggregate principal balance of approximately $1,262.1 million. Upon the execution of the Amended Senior Credit Facility, Regal recognized a loss on debt extinguishment of approximately $18.4 million during the year ended December 30, 2010.

        On February 23, 2011, Regal Cinemas entered into a permitted secured refinancing agreement (the "Refinancing Agreement") with Regal, the Guarantors, Credit Suisse, and the Lenders, which amended and refinanced the Term Facility under the Amended Senior Credit Facility. Pursuant to the Refinancing Agreement, Regal Cinemas consummated a permitted secured refinancing of the Term Facility in the amount of $1,006.0 million, and in accordance therewith, the Lenders advanced term loans in an aggregate principal amount of $1,006.0 million with a final maturity date in August 2017 (the "New Term Loans"). Together with other amounts provided by Regal Cinemas, proceeds of the New Term Loans were applied to repay all of the outstanding principal and accrued and unpaid interest on the Term Facility under the Amended Senior Credit Facility in effect immediately prior to the making of the New Term Loans.

REGAL ENTERTAINMENT GROUP

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

December 29, 2011, December 30, 2010 and December 31, 2009

5. DEBT OBLIGATIONS (Continued)

        In addition to extending the maturity date of the New Term Loans, the Refinancing Agreement also amended the Amended Senior Credit Facility by reducing the interest rate on the New Term Loans, by providing, at Regal Cinemas' option, either a base rate or an adjusted LIBOR rate plus, in each case, an applicable margin that is determined according to the consolidated leverage ratio of Regal Cinemas and its subsidiaries. Such applicable margin will be either 2.00% or 2.25% in the case of base rate loans and either 3.00% or 3.25% in the case of LIBOR rate loans. Interest is payable (a) in the case of base rate loans, quarterly in arrears, and (b) in the case of LIBOR rate loans, at the end of each interest period, but in no event less often than every three months. The Refinancing Agreement also amended the Second Amended and Restated Guaranty and Collateral Agreement, dated May 19, 2010, to exclude Margin Stock (as such term is defined therein) from the grant of the security interest in the Collateral (as such term is defined therein) used to secure the obligations under the Amended Senior Credit Facility.

        As described below, in connection with the additional offerings of the Company's 9 1/8% Senior Notes (defined below) during the year ended December 29, 2011, the Company used a portion of the net proceeds to repay approximately $234.6 million of the Amended Senior Credit Facility. As a result of this repayment, coupled with the execution of the Refinancing Agreement, the Company recorded an aggregate loss on extinguishment of debt of approximately $21.9 million during the year ended December 29, 2011.

        The obligations of Regal Cinemas are secured by, among other things, a lien on substantially all of its tangible and intangible personal property (including but not limited to accounts receivable, inventory, equipment, general intangibles, investment property, deposit and securities accounts, and intellectual property) and certain owned real property. The obligations under the Amended Senior Credit Facility are also guaranteed by certain subsidiaries of Regal Cinemas and secured by a lien on all or substantially all of such subsidiaries' personal property and certain real property pursuant to that certain second amended and restated guaranty and collateral agreement, dated as of May 19, 2010, among Regal Cinemas, certain subsidiaries of Regal Cinemas party thereto and Credit Suisse AG, Cayman Islands Branch, as Administrative Agent (the "Amended Guaranty Agreement"). The obligations are further guaranteed by REH, on a limited recourse basis, with such guaranty being secured by a lien on the capital stock of Regal Cinemas, and by Regal on an unsecured basis.

        Regal Cinemas may prepay borrowings under the Amended Senior Credit Facility, in whole or in part, in minimum amounts and subject to other conditions set forth in the Amended Senior Credit Facility. Regal Cinemas is required to make mandatory prepayments with:

  •
  50% of excess cash flow in any fiscal year (as reduced by voluntary repayments of the Amended Senior Credit Facility), with elimination based upon achievement and maintenance of a leverage ratio of 3.75:1.00 or less;

  •
  100% of the net cash proceeds of all asset sales or other dispositions of property by Regal Cinemas and its subsidiaries, subject to certain exceptions (including reinvestment rights);

  •
  100% of the net cash proceeds of issuances of funded debt of Regal Cinemas and its subsidiaries, subject to exceptions; and

REGAL ENTERTAINMENT GROUP

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

December 29, 2011, December 30, 2010 and December 31, 2009

5. DEBT OBLIGATIONS (Continued)

  •
  50% of the net cash proceeds of issuances of equity securities by Regal Cinemas, including the net cash proceeds of capital contributions to Regal Cinemas, with elimination based upon achievement and maintenance of a leverage ratio of 3.75:1.00 or less.

        The above-described mandatory prepayments are required to be applied pro rata to the remaining amortization payments under the Amended Senior Credit Facility. When there are no longer outstanding loans under the Amended Senior Credit Facility, mandatory prepayments are to be applied to prepay outstanding loans under the Revolving Facility with no corresponding permanent reduction of commitments under the Revolving Facility.

        The Amended Senior Credit Facility includes several financial covenants including:

  •
  maximum ratio of (i) the sum of funded debt (net of unencumbered cash) plus the product of eight (8) times lease expense to (ii) consolidated EBITDAR (as defined in the Amended Senior Credit Facility) of 6.00 to 1.0 throughout the term of the Amended Senior Credit Facility;

  •
  maximum ratio of funded debt (net of unencumbered cash) to consolidated EBITDA of 4.00 to 1.0 throughout the term of the Amended Senior Credit Facility;

  •
  minimum ratio of (i) consolidated EBITDAR to (ii) the sum of interest expense plus lease expense of 1.50 to 1.0 throughout the term of the Amended Senior Credit Facility; and

  •
  maximum capital expenditures not to exceed 35% of consolidated EBITDA for the prior fiscal year plus a one-year carryforward for unused amounts from the prior fiscal year.

        The Amended Senior Credit Facility requires that Regal Cinemas and its subsidiaries comply with certain customary covenants, including with respect to incurring indebtedness and liens, making investments and acquisitions, effecting mergers and asset sales, prepaying indebtedness, and paying dividends. Among other things, such limitations will restrict the ability of Regal Cinemas to fund the operations of Regal or any subsidiary of Regal that is not a subsidiary of Regal Cinemas, which guaranties the Amended Senior Credit Facility.

        The Amended Senior Credit Facility includes events of default relating to customary matters, including, among other things, nonpayment of principal, interest or other amounts; violation of covenants; any material inaccuracy of representations and warranties; cross default and cross acceleration with respect to indebtedness in an aggregate principal amount of $25.0 million or more; bankruptcy; judgments involving liability of $25.0 million or more that are not paid; ERISA events; actual or asserted invalidity of guarantees or security documents; and change of control.

        No amounts have been drawn on the Revolving Facility. The Amended Senior Credit Facility also permits Regal Cinemas to borrow additional term loans thereunder, subject to lenders providing additional commitments of up to $200.0 million and satisfaction of other conditions, as well as other term loans for acquisitions and certain capital expenditures subject to lenders providing additional commitments and satisfaction of other conditions.

        As of December 29, 2011 and December 30, 2010, borrowings of $998.5 million and $1,232.5 million (net of debt discount), respectively, were outstanding under the New Term Loans at an effective interest rate of 4.96% (as of December 29, 2011) and 5.42% (as of December 30, 2010), after the impact of the interest rate swaps described below is taken into account.

REGAL ENTERTAINMENT GROUP

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

December 29, 2011, December 30, 2010 and December 31, 2009

5. DEBT OBLIGATIONS (Continued)

        Regal 9 1/8% Senior Notes—On August 10, 2010, Regal entered into an Underwriting Agreement with Credit Suisse Securities (USA) LLC, Barclays Capital Inc., Banc of America Securities LLC and Deutsche Bank Securities Inc., as the representatives of the underwriters, with respect to the Company's issuance and sale of $275.0 million in aggregate principal amount of the Company's 9 1/8% Senior Notes due 2018 (the "9 1/8% Senior Notes"). On August 16, 2010, the Company issued the 9 1/8% Senior Notes under the Indenture with Wells Fargo Bank, National Association, as trustee (the "Trustee"). The net proceeds from the offering, after deducting offering expenses paid by the Company, were approximately $269.5 million. The Company used a portion of the net proceeds from the offering to repurchase a portion of the 6 1/4% Convertible Senior Notes as described below under the heading "Regal 6 1/4% Convertible Senior Notes."

        On January 4, 2011, Regal issued and sold $150.0 million in aggregate principal amount of the Company's 9 1/8% Senior Notes at a price equal to 104.5% of their face value. The notes were issued under an existing Indenture entered into by and between the Company and the Trustee, as supplemented by the First Supplemental Indenture, dated January 7, 2011. In addition, on February 10, 2011, Regal issued and sold $100.0 million in aggregate principal amount of the Company's 9 1/8% Senior Notes at a price equal to 104.5% of their face value. The notes were issued on February 15, 2011 under an existing Indenture entered into by and between the Company and the Trustee, as supplemented by the First Supplemental Indenture, and the Second Supplemental Indenture, dated February 15, 2011. The notes issued in 2011 constitute additional securities under the existing Indenture and are treated as a single series with, and have the same terms as, and will be fungible with, the $275.0 million aggregate principal amount of the Company's 9 1/8% Senior Notes previously issued under the Indenture in 2010. The net proceeds from the 2011 offerings, after deducting underwriting discounts and commissions by the Company, were approximately $257.8 million. The Company used the net proceeds to repay approximately $234.6 million of the Amended Senior Credit Facility and for general corporate purposes.

        The 9 1/8% Senior Notes bear interest at a rate of 9.125% per year, payable semiannually in arrears in cash on February 15 and August 15 of each year. The 9 1/8% Senior Notes mature on August 15, 2018. The 9 1/8% Senior Notes are the Company's senior unsecured obligations. They rank on parity with all of the Company's existing and future senior unsecured indebtedness and prior to all of the Company's subordinated indebtedness. The 9 1/8% Senior Notes are effectively subordinated to all of the Company's future secured indebtedness to the extent of the assets securing that indebtedness and to any indebtedness and other liabilities of the Company's subsidiaries. None of the Company's subsidiaries initially guarantee any of the Company's obligations with respect to the 9 1/8% Senior Notes.

        Prior to August 15, 2014, the Company may redeem all or any part of the 9 1/8% Senior Notes at its option at 100% of the principal amount plus a make-whole premium. The Company may redeem the 9 1/8% Senior Notes in whole or in part at any time on or after August 15, 2014 at the redemption prices specified in the Indenture. In addition, prior to August 15, 2013, the Company may redeem up to 35% of the original aggregate principal amount of the 9 1/8% Senior Notes from the net proceeds of certain equity offerings at the redemption price specified in the Indenture.

        If the Company undergoes a change of control (as defined in the Indenture), holders may require the Company to repurchase all or a portion of their 9 1/8% Senior Notes at a price equal to 101% of the

REGAL ENTERTAINMENT GROUP

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

December 29, 2011, December 30, 2010 and December 31, 2009

5. DEBT OBLIGATIONS (Continued)

principal amount of the 9 1/8% Senior Notes being repurchased, plus accrued and unpaid interest, if any, to the repurchase date.

        The Indenture contains covenants that limit the Company's (and its restricted subsidiaries') ability to, among other things: (i) incur additional indebtedness; (ii) pay dividends on or make other distributions in respect of its capital stock, purchase or redeem capital stock, or purchase, redeem or otherwise acquire or retire certain subordinated obligations; (iii) enter into certain transactions with affiliates; (iv) permit, directly or indirectly, it to create, incur, or suffer to exist any lien, except in certain circumstances; (v) create or permit encumbrances or restrictions on its ability to pay dividends or make distributions on its capital stock, make loans or advances to its subsidiaries (or the Company), or transfer any properties or assets to its subsidiaries (or the Company); and (vi) merge or consolidate with other companies or transfer all or substantially all of its assets. These covenants are, however, subject to a number of important limitations and exceptions. The Indenture contains other customary terms, including, but not limited to, events of default, which, if any of them occurs, would permit or require the principal, premium, if any, interest and any other monetary obligations on all the then outstanding 9 1/8% Senior Notes to be due and payable immediately.

        Regal Cinemas 8 5/8% Senior Notes—On July 15, 2009, Regal Cinemas issued $400.0 million in aggregate principal amount of the 8 5/8% Senior Notes due 2019 (the "8 5/8% Senior Notes") at a price equal to 97.561% of their face value in a transaction exempt from registration under the Securities Act of 1933, as amended (the "Securities Act"). Interest on the 8 5/8% Senior Notes is payable semi-annually in arrears on January 15 and July 15 of each year, beginning on January 15, 2010. The 8 5/8% Senior Notes will mature on July 15, 2019.

        The net proceeds from the offering, after deducting the initial purchase discount (approximately $9.8 million) and offering expenses paid by the Company, were approximately $381.3 million. The Company used all of the net proceeds from the offering to repay a portion of the Prior Senior Credit Facility.

        The 8 5/8% Senior Notes are Regal Cinemas' general senior unsecured obligations and rank equally in right of payment with all of its existing and future senior unsecured indebtedness; and senior in right of payment to all of Regal Cinemas' existing and future subordinated indebtedness. The 8 5/8% Senior Notes are effectively subordinated to all of Regal Cinemas' existing and future secured indebtedness, including all borrowings under the Amended Senior Credit Facility, to the extent of the value of the collateral securing such indebtedness, and are structurally subordinated to all existing and future indebtedness and other liabilities of any of Regal Cinemas' subsidiaries that are not guarantors of the 8 5/8% Senior Notes.

        The 8 5/8% Senior Notes are fully and unconditionally guaranteed on a joint and several senior unsecured basis by Regal and all of Regal Cinemas' existing and future domestic restricted subsidiaries that guarantee its other indebtedness (collectively, with Regal, the "Note Guarantors"). The guarantees of the 8 5/8% Senior Notes are the Note Guarantors' general senior unsecured obligations and rank equally in right of payment with all of the Note Guarantors' existing and future senior unsecured indebtedness, including the 9 1/8% Senior Notes and rank senior in right of payment to all of the Note Guarantors' existing and future subordinated indebtedness. The 8 5/8% Senior Notes are effectively subordinated to all of the Note Guarantors' existing and future secured indebtedness, including the

REGAL ENTERTAINMENT GROUP

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

December 29, 2011, December 30, 2010 and December 31, 2009

5. DEBT OBLIGATIONS (Continued)

guarantees under the Amended Senior Credit Facility, to the extent of the value of the collateral securing such indebtedness, and are structurally subordinated to all existing and future indebtedness and other liabilities of any of the Note Guarantors' subsidiaries that is not a guarantor of the 8 5/8% Senior Notes.

        Regal 6 1/4% Convertible Senior Notes—On March 10, 2008, Regal issued $200.0 million aggregate principal amount of 6 1/4% convertible senior notes due March 15, 2011 (the "6 1/4% Convertible Senior Notes").

        Subsequent to the issuance of the 9 1/8% Senior Notes described above, during the year ended December 30, 2010, the Company used a portion of the net proceeds from the offering to repurchase a total of approximately $125.3 million aggregate principal amount of the 6 1/4% Convertible Senior Notes, in a series of privately negotiated transactions. As a result of the repurchases, the Company recorded a $5.2 million loss on extinguishment of debt during year ended December 30, 2010. During March 2011, we redeemed the remaining $74.7 million aggregate principal amount of the 6 1/4% Convertible Senior Notes at a redemption price of 100% of their principal amount, plus accrued interest.

        ASC Subtopic 470-20, Debt—Debt with Conversion and Other Options, requires that issuers of convertible debt instruments that may be settled in cash upon conversion (including partial cash settlement) should separately account for the liability and equity (conversion feature) components of such instruments. As a result, interest expense is imputed and recognized based upon the entity's nonconvertible debt borrowing rate, which resulted in incremental non-cash interest expense. During the years ended December 29, 2011, December 30, 2010 and December 31, 2009, the Company recorded approximately $0.3 million, $3.6 million and $4.1 million, respectively, of non-cash interest expense on the 6 1/4% Convertible Senior Notes. The amount of contractual coupon interest recognized on the 6 1/4% Convertible Senior Notes during the same periods was approximately $1.0 million, $10.1 million and $12.5 million, respectively.

  Interest Rate Swaps

        During the year ended December 31, 2009, Regal Cinemas entered into four hedging relationships via four distinct interest rate swap agreements with maturity terms of two to three years each from the respective effective dates of the swaps, which require Regal Cinemas to pay interest at fixed rates ranging from 2.15% to 2.53% and receive interest at a variable rate. These four interest rate swap agreements were designated to hedge $1,000.0 million of variable rate debt obligations at an effective rate 5.82% as of December 30, 2010. On September 30, 2011, one of the interest rate swaps designated to hedge $200.0 million of variable rate debt obligations matured. As a result, the Company's three interest rate swap agreements effective as of December 29, 2011 hedge an aggregate of $800.0 million of variable rate debt obligations at an effective rate of approximately 5.36%.

        Under the terms of the Company's effective interest rate swap agreements as of December 29, 2011, Regal Cinemas pays interest at various fixed rates ranging from 2.22% to 2.53% and receives interest at a variable rate based on the 3-month LIBOR. The 3-month LIBOR rate on each reset date determines the variable portion of the interest rate-swaps for the following three-month period. The interest rate swaps settle any accrued interest for cash on the last day of each calendar quarter, until expiration. At such dates, the differences to be paid or received on the interest rate swaps will be

REGAL ENTERTAINMENT GROUP

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

December 29, 2011, December 30, 2010 and December 31, 2009

5. DEBT OBLIGATIONS (Continued)

included in interest expense. No premium or discount was incurred upon the Company entering into the interest rate swaps, because the pay and receive rates on the interest rate swaps represented prevailing rates for each counterparty at the time the interest rate swaps were entered into. The interest rate swaps qualify for cash flow hedge accounting treatment and as such, the Company has effectively hedged its exposure to variability in the future cash flows attributable to the 3-month LIBOR on $800.0 million of variable rate obligations. The change in the fair values of the interest rate swaps is recorded on the Company's consolidated balance sheet as an asset or liability with the effective portion of the interest rate swaps' gains or losses reported as a component of other comprehensive income and the ineffective portion reported in earnings (interest expense). As interest expense is accrued on the debt obligation, amounts in accumulated other comprehensive income (loss) related to the designated hedging instruments (the three interest rate swaps) will be reclassified into earnings to obtain a net cost on the debt obligation equal to the effective yield of the fixed rate of each swap.

        During the quarter ended September 29, 2011, Regal Cinemas entered into an additional hedging relationship via a distinct interest rate swap agreement with an effective date of June 30, 2012 and a maturity term of three years from the effective date of the swap. The swap will require Regal Cinemas to pay interest at a fixed rate of 1.82% and receive interest at a variable rate. The interest rate swap is designated to hedge $200.0 million of variable rate debt obligations. In addition, during the quarter ended December 29, 2011, Regal Cinemas entered into an additional hedging relationship via a distinct interest rate swap agreement with an effective date of December 31, 2012 and a maturity term of three years from the effective date of the swap. The swap will require Regal Cinemas to pay interest at a fixed rate of 1.325% and receive interest at a variable rate. The interest rate swap is designated to hedge $100.0 million of variable rate debt obligations.

        See Note 13—"Fair Value of Financial Instruments" for discussion of the Company's interest rate swaps' fair value estimation methods and assumptions.

        Lease Financing Arrangements—These obligations primarily represent capitalized lease obligations resulting from the requirements of ASC Subtopic 840-40.

REGAL ENTERTAINMENT GROUP

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

December 29, 2011, December 30, 2010 and December 31, 2009

5. DEBT OBLIGATIONS (Continued)

        Maturities of Debt Obligations—The Company's long-term debt and future minimum lease payments for its capital lease obligations and lease financing arrangements are scheduled to mature as follows:

	Long-Term Debt and Other	Capital Leases	Lease Financing Arrangements	Total
	(in millions)
2012	$11.9	$3.4	$13.2	$28.5
2013	12.1	3.4	13.9	29.4
2014	14.7	3.4	13.9	32.0
2015	12.4	2.4	12.2	27.0
2016	10.1	2.3	11.3	23.7
Thereafter	1,883.1	2.0	34.4	1,919.5
Less: debt discount	(7.3)	—	—	(7.3)
Less: interest on capital leases and lease financing arrangements	—	(3.6)	(32.9)	(36.5)

Totals	$1,937.0	$13.3	$66.0	$2,016.3

6. LEASES

        The Company accounts for a majority of its leases as operating leases. Minimum rentals payable under all non-cancelable operating leases with terms in excess of one year as of December 29, 2011, are summarized for the following fiscal years (in millions):

2012	$366.2
2013	357.1
2014	348.2
2015	331.6
2016	309.0
Thereafter	1,478.7

Total	$3,190.8

        Rent expense under such operating leases amounted to $381.5 million, $382.3 million and $378.8 million for the years ended December 29, 2011, December 30, 2010 and December 31, 2009, respectively. Contingent rent expense was $20.4 million, $22.4 million and $22.3 million for the years ended December 29, 2011, December 30, 2010 and December 31, 2009, respectively.

  Sale-Leaseback Transactions

        The Company has historically entered into sale and leaseback transactions whereby owned properties were sold and leased back under operating leases. The minimum rentals for these operating leases are included in the table above.

        In December 1995, United Artists Theatre Circuit, Inc. ("UATC") entered into a sale and leaseback transaction whereby 31 owned properties were sold to and leased back from an unaffiliated third party. In conjunction with the transaction, the buyer of the properties issued publicly traded

REGAL ENTERTAINMENT GROUP

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

December 29, 2011, December 30, 2010 and December 31, 2009

6. LEASES (Continued)

pass-through certificates. In connection with this sale and leaseback transaction, UATC entered into a Participation Agreement that requires UATC to comply with various covenants, including limitations on indebtedness, restricted payments, transactions with affiliates, guarantees, issuance of preferred stock of subsidiaries and subsidiary distributions, transfer of assets and payment of dividends. As of December 29, 2011, 11 theatres were subject to the sale leaseback transaction and approximately $26.9 million in principal amount of pass-through certificates were outstanding.

7. INCOME TAXES

        The components of the provision for income taxes for income from operations are as follows (in millions):

	Year ended December 29, 2011	Year ended December 30, 2010	Year ended December 31, 2009
Federal:
Current	$(21.3)	$41.4	$51.3
Deferred	44.0	0.4	0.4

Total Federal	22.7	41.8	51.7

State:
Current	(2.3)	14.8	11.7
Deferred	(2.7)	(7.9)	(1.5)

Total State	(5.0)	6.9	10.2

Total income tax provision	$17.7	$48.7	$61.9

        During the years ended December 29, 2011, December 30, 2010 and December 31, 2009, a current tax benefit of $0.4 million, $0.7 million and $0.3 million, respectively, was allocated directly to stockholders' equity for the exercise of stock options and dividends paid on restricted stock.

        A reconciliation of the provision for income taxes as reported and the amount computed by multiplying the income before taxes and extraordinary item by the U.S. federal statutory rate of 35% was as follows (in millions):

	Year ended December 29, 2011	Year ended December 30, 2010	Year ended December 31, 2009
Provision calculated at federal statutory income tax rate	$20.2	$44.1	$55.0
State and local income taxes, net of federal benefit	(3.3)	5.8	7.2
Federal hiring credits	(1.1)	(0.3)	(0.3)
Other	1.9	(0.9)	—

Total income tax provision	$17.7	$48.7	$61.9

REGAL ENTERTAINMENT GROUP

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

December 29, 2011, December 30, 2010 and December 31, 2009

7. INCOME TAXES (Continued)

        Significant components of the Company's net deferred tax asset consisted of the following at (in millions):

	December 29, 2011	December 30, 2010
Deferred tax assets:
Net operating loss carryforward	$35.9	$35.8
Excess of tax basis over book basis of intangible assets	11.0	21.3
Deferred revenue	139.5	137.6
Deferred rent	52.7	52.2
Other	25.5	26.9

Total deferred tax assets	264.6	273.8
Valuation allowance	(16.0)	(15.6)

Total deferred tax assets, net of valuation allowance	248.6	258.2
Deferred tax liabilities:
Excess of book basis over tax basis of fixed assets	(61.4)	(79.5)
Excess of book basis over tax basis of investments	(146.9)	(81.4)
Other	(1.8)	(2.0)

Total deferred tax liabilities	(210.1)	(162.9)

Net deferred tax asset	$38.5	$95.3

        At December 29, 2011, the Company had net operating loss carryforwards for federal income tax purposes of approximately $61.6 million with expiration commencing in 2018 and tax credit carryforwards for federal income tax purposes of approximately $0.8 million expiring in 2031. The Company's net operating loss carryforwards were generated by the entities of United Artists, Edwards and Hoyts. The Tax Reform Act of 1986 imposed substantial restrictions on the utilization of net operating losses in the event of an "ownership change" of a corporation. Accordingly, the Company's ability to utilize the net operating losses acquired from United Artists, Edwards and Hoyts may be impaired as a result of the "ownership change" limitations.

        In assessing the realizable value of deferred tax assets, management considers whether it is more likely than not that some portion or all of the deferred tax assets will not be realized. The ultimate realization of deferred tax assets is dependent upon the generation of future taxable income during the periods in which these temporary differences become deductible. The Company maintains a valuation allowance against deferred tax assets of $16.0 million and $15.6 million as of December 29, 2011 and December 30, 2010, respectively, as management believes it is more likely than not that certain deferred tax assets will not be realized in future tax periods. Future reductions in the valuation allowance associated with a change in management's determination of the Company's ability to realize these deferred tax assets will result in a decrease in the provision for income taxes. During the year ended December 29, 2011, the valuation allowance was increased by $1.0 million related to management's determination that it was more likely than not that certain state net operating losses created during the year ended December 29, 2011 would not be realized. Also during the year ended

REGAL ENTERTAINMENT GROUP

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

December 29, 2011, December 30, 2010 and December 31, 2009

7. INCOME TAXES (Continued)

December 29, 2011, the valuation allowance was decreased by $0.6 million primarily related to the realization of certain state net operating losses created in years ended before December 29, 2011.

        Effective December 29, 2006, the Company adopted the provisions of ASC Subtopic 740-10. A reconciliation of the change in the amount of unrecognized tax benefits during the years ended December 29, 2011 and December 30, 2010 was as follows (in millions):

	Year Ended December 29, 2011	Year Ended December 30, 2010
Beginning balance	$29.7	$30.2
Decreases related to prior year tax positions	(3.0)	—
Increases related to current year tax positions	0.1	1.6
Lapse of statute of limitations	(5.0)	(2.1)

Ending balance	$21.8	$29.7

        Exclusive of interest and penalties, it is reasonably possible that gross unrecognized tax benefits associated with state tax positions will decrease between $8.0 million and $8.5 million within the next twelve months due the expiration of the statute of limitations and settlement of tax disputes with taxing authorities.

        The total net unrecognized tax benefits that would affect the effective tax rate if recognized at December 29, 2011 and December 30, 2010, were $12.4 million and $17.6 million, respectively. Additionally, the total net unrecognized tax benefits that would result in an increase to the valuation allowance if recognized at December 29, 2011 and December 30, 2010 were approximately $1.7 million.

        The Company recognizes interest and penalties accrued related to unrecognized tax benefits as a component of income tax expense. As of December 29, 2011 and December 30, 2010, the Company has accrued gross interest and penalties of approximately $3.6 million and $6.9 million, respectively. The total amount of interest and penalties recognized in the statement of income for the years ended December 29, 2011, December 30, 2010 and December 31, 2009 was $(0.8) million, $1.1 million and $3.1 million, respectively.

        The Company and its subsidiaries collectively file income tax returns in the U.S. federal jurisdiction and various state jurisdictions. The Company is not subject to U.S. federal examinations by tax authorities for years before 2008, and with limited exceptions, is not subject to state income tax examinations for years before 2007. However, the taxing authorities still have the ability to review the propriety of tax attributes created in closed tax years if such tax attributes are utilized in an open tax year.

        As further described Note 4—"Investments," the Company maintains an investment in National CineMedia, a pass-through entity for federal income tax purposes. The Internal Revenue Service ("IRS") is currently examining National CineMedia's 2007 and 2008 income tax returns and, as of December 29, 2011, has proposed an adjustment related to agreements entered into in conjunction with NCM Inc.'s IPO. Management is currently evaluating the proposed adjustment but does not anticipate the adjustment would result in a material change to the Company's results of operations or financial position. The Company believes that it is reasonably possible that an increase in unrecognized tax

REGAL ENTERTAINMENT GROUP

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

December 29, 2011, December 30, 2010 and December 31, 2009

7. INCOME TAXES (Continued)

benefits related to this position may be necessary within the next twelve months, however the amount of such unrecognized tax benefits is not reasonably estimable as of December 29, 2011.

8. LITIGATION AND CONTINGENCIES

        The Company is presently involved in various judicial, administrative, regulatory and arbitration proceedings concerning matters arising in the ordinary course of business operations, including but not limited to, personal injury claims, landlord-tenant disputes, employment and other contractual matters, some of which are described below. Many of these proceedings are at preliminary stages, and many of these cases seek an indeterminate amount of damages.

        With respect to certain matters described herein, management has estimated the upper end of the range of reasonably possible loss to be approximately $2.5 million. Under ASC Topic 450, Contingencies—Loss Contingencies, an event is "reasonably possible" if "the chance of the future event or events occurring is more than remote but less than likely" and an event is "remote" if "the chance of the future event or events occurring is slight." Thus, references to the upper end of the range of reasonably possible loss for cases in which the Company is able to estimate a range of reasonably possible loss mean the upper end of the range of loss for cases for which the Company believes the risk of loss is more than slight.

        Management is unable to estimate a range of reasonably possible loss for cases described below in which damages have not been specified and (i) the proceedings are in early stages, (ii) there is uncertainty as to the likelihood of a class being certified or the ultimate size of the class, (iii) there is uncertainty as to the outcome of pending appeals or motions, (iv) there are significant factual issues to be resolved, and/or (v) there are novel legal issues presented. However, for these cases, management does not believe, based on currently available information, that the outcomes of these proceedings will have a material adverse effect on the Company's financial condition, though the outcomes could be material to the Company's operating results for any particular period, depending, in part, upon the operating results for such period.

        Our theatres must comply with Title III of the Americans with Disabilities Act of 1990 (the "ADA") to the extent that such properties are "public accommodations" and/or "commercial facilities" as defined by the ADA. Compliance with the ADA requires that public accommodations "reasonably accommodate" individuals with disabilities and that new construction or alterations made to "commercial facilities" conform to accessibility guidelines unless "structurally impracticable" for new construction or technically infeasible for alterations. Non-compliance with the ADA could result in the imposition of injunctive relief, fines, awards of damages to private litigants and additional capital expenditures to remedy such non-compliance.

        In prior years, private litigants and the Department of Justice ("DOJ") had filed claims against the Company alleging that a number of theatres with stadium seating violated the ADA because these theatres allegedly failed to provide wheelchair-bound patrons with lines of sight comparable to those available to other members of the general public and denied persons in wheelchairs access to the stadium portion of the theatres. On June 8, 2005, Regal reached an agreement with the DOJ resolving and dismissing the private litigants' claims and all claims made by the United States under the ADA. On December 9, 2010, the parties renewed the Consent Decree for another three year term. From time

REGAL ENTERTAINMENT GROUP

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

December 29, 2011, December 30, 2010 and December 31, 2009

8. LITIGATION AND CONTINGENCIES (Continued)

to time, the Company receives claims that the stadium seating offered by theatres allegedly violates the ADA. In these instances, the Company seeks to resolve or dismiss these claims based on the terms of the DOJ settlement or under applicable ADA standards.

        The Company believes that it is in substantial compliance with all current applicable regulations relating to accommodations for the disabled. The Company intends to comply with future regulations in this regard and except as set forth above, does not currently anticipate that compliance will require the Company to expend substantial funds.

        In addition, from time to time, the Company receives letters from the state officials in states where we operate theatres regarding investigation into the accessibility of theatres to persons with visual impairments or that are deaf or hard of hearing. On July 20, 2010, the DOJ issued Advance Notice of Proposed Rulemaking concerning the provision of closed captioning and descriptive audio within the theatre environment. Significantly, this is the first time the DOJ has stated that open captioning may not be required by the ADA. However, by so stating, the DOJ has implied that closed captioning may be required. The Company believes it provides the members of the visually and hearing impaired communities with reasonable access to the movie-going experience but has announced its intention to deploy new digital captioning and descriptive video systems during 2012 and 2013 that should meet all such potential requirements or expectations of any federal, state or individual concerns. The Company expects the capital outlay with respect to these systems to be approximately $11.5 million.

        The Company's theatre operations are also subject to federal, state and local laws governing such matters as wages, working conditions, citizenship and health and sanitation and environmental protection requirements.

        In situations where management believes that a loss arising from such proceedings is probable and can reasonably be estimated, the Company records the amount of the loss, or the minimum estimated liability when the loss is estimated using a range and no amount within the range is more probable than another. As additional information becomes available, any potential liability related to these proceedings is assessed and the estimates are revised, if necessary. The amounts reserved for such proceedings (primarily landlord-tenant disputes) totaled approximately $8.2 million as of December 29, 2011. Management believes any additional liability with respect to these claims and disputes will not be material in the aggregate to the Company's consolidated financial position, results of operations or cash flows.

        The Company has entered into employment contracts (the "employment contracts)," with four of its current executive officers, Ms. Miles and Messrs. Dunn, Ownby, and Brandow, to whom we refer as the "executive" or "executives." Under each of the employment contracts, the Company must indemnify each executive from and against all liabilities with respect to such executive's service as an officer, and as a director, to the extent applicable. In addition, under the employment contracts, each executive is entitled to severance payments in connection with the termination by the Company of the executive without cause, the termination by the executive for good reason, or the termination of the executive, under circumstances in connection with a change in control of the Company (as defined within each employment contract).

        Pursuant to each employment contract, the Company provides for severance payments if the Company terminates an executive's employment without cause or if an executive terminates his or her

REGAL ENTERTAINMENT GROUP

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

December 29, 2011, December 30, 2010 and December 31, 2009

8. LITIGATION AND CONTINGENCIES (Continued)

employment for good reason; provided, however, such executive must provide written notification to the Company of the existence of a condition constituting good reason within 90 days of the initial existence of such condition and the resignation must occur within two (2) years of such existence date. Under these circumstances, the executive shall be entitled to receive severance payments equal to (i) the actual bonus, pro-rated to the date of termination, that executive would have received with respect to the fiscal year in which the termination occurs; (ii) two times the executive's annual base salary plus one times the executive's target bonus; and (iii) continued coverage under any medical, health and life insurance plans for a 24-month period following the date of termination.

        If the Company terminates any executive's employment, or if any executive resigns for good reason, within three (3) months prior to, or one (1) year after, a change of control of the Company (as defined within each employment contract), the executive shall be entitled to receive severance payments equal to: (i) the actual bonus, pro-rated to the date of termination, that executive would have received with respect to the fiscal year in which the termination occurs; and (ii)(a) in the case of Ms. Miles, two and one-half times the executive's annual base salary plus two times the executive's target bonus; and (b) in the case of Messrs. Dunn, Ownby, and Brandow, two times the executive's annual salary plus one and one-half times the executive's target bonus; and (iii) continued coverage under any medical, health and life insurance plans for a 30-month period following the date of termination.

        Pursuant to the employment contracts, the maximum amount of payments and benefits payable to Ms. Miles and Messrs. Dunn, Ownby and Brandow, in the aggregate, if such executives were terminated (in the event of a change of control) would be approximately $9.4 million.

        Each employment contract contains standard provisions for non-competition and non-solicitation of the Company's employees (other than the executive's secretary or other administrative employee who worked directly for executive) that are effective during the term of the executive's employment and shall continue for a period of one year following the executive's termination of employment with the Company. Each Executive is also subject to a permanent covenant to maintain confidentiality of the Company's confidential information.

        On December 20, 2011, Michael L. Campbell resigned from his position as Executive Chairman of the Company, effective December 28, 2011. Mr. Campbell will continue to serve as a member of the board of directors of the Company and has transitioned to a non-executive role as Chairman of the Board of the Company. In connection with his resignation, Mr. Campbell and the Company terminated the Amended and Restated Executive Employment Agreement, dated May 5, 2009, by and between the Company and Mr. Campbell, and entered into a Separation and General Release Agreement, dated December 20, 2011 (the "Agreement"), as described below.

REGAL ENTERTAINMENT GROUP

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

December 29, 2011, December 30, 2010 and December 31, 2009

8. LITIGATION AND CONTINGENCIES (Continued)

        Under the Agreement, the Company paid Mr. Campbell his base salary through December 28, 2011 and his annual bonus for fiscal 2011 in the amount of $800,000. In exchange for his continuing service as Chairman of the Board, the Company will also pay Mr. Campbell a $100,000 annual cash retainer and make annual grants to him of restricted shares of Class A common stock of the Company having, at the time of grant, a fair market value of $200,000. In addition, Mr. Campbell's unvested equity awards, comprised of 122,916 unvested restricted shares and 169,682 unvested performance shares as of December 29, 2011, remained outstanding. Mr. Campbell will be considered in service for purposes of vesting in these equity awards as long as he continues to be a member of the board. If Mr. Campbell's service on the board terminates other than due to his voluntary resignation from the board or his declining to be nominated for an additional term, then his unvested restricted shares will become fully vested and his unvested performance shares will remain outstanding and will vest to the extent that the as-adjusted EBITDA targets applicable to such performance shares are achieved.

9. CAPITAL STOCK AND SHARE-BASED COMPENSATION

  Capital Stock

        As of December 29, 2011, the Company's authorized capital stock consisted of:

  •
  500,000,000 shares of Class A common stock, par value $0.001 per share;

  •
  200,000,000 shares of Class B common stock, par value $0.001 per share; and

  •
  50,000,000 shares of preferred stock, par value $0.001 per share.

        Of the authorized shares of Class A common stock, 18.0 million shares were sold in connection with the Company's initial public offering in May 2002. The Company's Class A common stock is listed on the New York Stock Exchange under the trading symbol "RGC." As of December 29, 2011, 130,864,513 shares of Class A common stock were outstanding. Of the authorized shares of Class B common stock, 23,708,639 shares were outstanding as of December 29, 2011, all of which are held by Anschutz Company. Each share of Class B common stock converts into a single share of Class A common stock at the option of the holder or upon certain transfers of a holder's Class B common stock. Each holder of Class B common stock is entitled to ten votes for each outstanding share of Class B common stock owned by that stockholder on every matter properly submitted to the stockholders for their vote. Of the authorized shares of the preferred stock, no shares were issued and outstanding as of December 29, 2011. The Class A common stock is entitled to a single vote for each outstanding share of Class A common stock on every matter properly submitted to the stockholders for a vote. Except as required by law, the Class A and Class B common stock vote together as a single class on all matters submitted to the stockholders. The material terms and provisions of the Company's certificate of incorporation affecting the relative rights of the Class A common stock and the Class B common stock are described below.

  Common Stock

        The Class A common stock and the Class B common stock are identical in all respects, except with respect to voting and except that each share of Class B common stock will convert into a single share of Class A common stock at the option of the holder or upon a transfer of the holder's Class B

REGAL ENTERTAINMENT GROUP

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

December 29, 2011, December 30, 2010 and December 31, 2009

9. CAPITAL STOCK AND SHARE-BASED COMPENSATION (Continued)

common stock, other than to certain transferees. Each holder of Class A common stock will be entitled to a single vote for each outstanding share of Class A common stock owned by that stockholder on every matter properly submitted to the stockholders for their vote. Each holder of Class B common stock will be entitled to ten votes for each outstanding share of Class B common stock owned by that stockholder on every matter properly submitted to the stockholders for their vote. Except as required by law, the Class A common stock and the Class B common stock will vote together on all matters. Subject to the dividend rights of holders of any outstanding preferred stock, holders of common stock are entitled to any dividend declared by the board of directors out of funds legally available for this purpose, and, subject to the liquidation preferences of any outstanding preferred stock, holders of common stock are entitled to receive, on a pro rata basis, all the Company's remaining assets available for distribution to the stockholders in the event of the Company's liquidation, dissolution or winding up. No dividend can be declared on the Class A or Class B common stock unless at the same time an equal dividend is paid on each share of Class B or Class A common stock, as the case may be. Dividends paid in shares of common stock must be paid, with respect to a particular class of common stock, in shares of that class.

        Holders of common stock do not have any preemptive right to become subscribers or purchasers of additional shares of any class of the Company's capital stock. The outstanding shares of common stock are, when issued and paid for, fully paid and nonassessable. The rights, preferences and privileges of holders of common stock may be adversely affected by the rights of the holders of shares of any series of preferred stock that the Company may designate and issue in the future.

  Preferred Stock

        The Company's certificate of incorporation allows the Company to issue, without stockholder approval, preferred stock having rights senior to those of the common stock. The Company's board of directors is authorized, without further stockholder approval, to issue up to 50,000,000 shares of preferred stock in one or more series and to fix the rights, preferences, privileges and restrictions of any series of preferred stock, including dividend rights, conversion rights, voting rights, terms of redemption and liquidation preferences, and to fix the number of shares constituting any series and the designations of these series. The issuance of preferred stock could decrease the amount of earnings and assets available for distribution to the holders of common stock or could adversely affect the rights and powers, including voting rights, of the holders of common stock. The issuance of preferred stock could also have the effect of decreasing the market price of the Class A common stock. As of December 29, 2011, no shares of preferred stock are outstanding.

  Share Repurchase Program

        During 2004, the Company's board of directors authorized a share repurchase program, which provided for the authorization to repurchase up to $50.0 million of the Company's outstanding Class A common stock within a twelve month period. The share repurchase program expired in November 2009. The Company made no repurchases of its outstanding Class A common stock under the program during the years ended December 29, 2011, December 30, 2010 and December 31, 2009.

REGAL ENTERTAINMENT GROUP

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

December 29, 2011, December 30, 2010 and December 31, 2009

9. CAPITAL STOCK AND SHARE-BASED COMPENSATION (Continued)

  Warrants

        No warrants to acquire the Company's Class A or Class B common stock were outstanding as of December 29, 2011.

  Dividends

        Regal paid four quarterly cash dividends of $0.21 per share on each outstanding share of the Company's Class A and Class B common stock, or approximately $129.8 million in the aggregate, during the year ended December 29, 2011. Regal paid four quarterly cash dividends of $0.18 per share on each outstanding share of the Company's Class A and Class B common stock, or approximately $111.1 million in the aggregate, during the year ended December 30, 2010. In addition, on December 1, 2010, Regal declared an extraordinary cash dividend of $1.40 per share on each outstanding share of its Class A and Class B common stock, or approximately $216.0 million in the aggregate. Stockholders of record at the close of business on December 20, 2010 were paid this dividend on December 30, 2010. Finally, Regal paid four quarterly cash dividends of $0.18 per share on each outstanding share of the Company's Class A and Class B common stock, or approximately $110.8 million in the aggregate, during the year ended December 31, 2009.

  Share-Based Compensation

        In 2002, the Company established the Regal Entertainment Group Stock Incentive Plan (the "Incentive Plan") for a total of 11,194,354 authorized shares, which provides for the granting of incentive stock options and non-qualified stock options to officers, employees and consultants of the Company. As described below under "Restricted Stock" and "Performance Share Units" the Incentive Plan also provides for grants of restricted stock and performance shares that are subject to restrictions and risks of forfeiture.

        In connection with the July 1, 2003, June 2, 2004, April 13, 2007 and December 30, 2010 extraordinary cash dividends and pursuant to the antidilution adjustment terms of the Incentive Plan, the exercise price and the number of shares of Class A common stock subject to options held by the Company's option holders were adjusted to prevent dilution and restore their economic position to that existing immediately before the extraordinary dividends. The antidilution adjustments made with respect to such options resulted in a decrease in the range of exercise prices, from $4.4134 to $14.6414 per share, an increase in the aggregate number of shares issuable upon exercise of such options by 5,235,094, and an increase in the total number of authorized shares under the Incentive Plan to 18,319,207 (after giving effect to the May 11, 2005 amendment to the Incentive Plan, which increased the total number of shares of Class A common stock authorized for issuance under the Incentive Plan by 1,889,759 shares). As of December 29, 2011 and after giving effect to the antidilution adjustments and the May 11, 2005 amendment to the Incentive Plan, options to purchase a total of 454,951 shares of Class A common stock were outstanding under the Incentive Plan, and 1,109,763 shares remain available for future issuance under the Incentive Plan. Stock option information presented herein has been adjusted to give effect to the extraordinary dividends. There were no accounting consequences for changes made to reduce the exercise prices and increase the number of shares underlying options as a result of the extraordinary cash dividends because (1) the aggregate intrinsic value of the awards immediately after the extraordinary dividends was not greater than the aggregate intrinsic value of the

REGAL ENTERTAINMENT GROUP

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

December 29, 2011, December 30, 2010 and December 31, 2009

9. CAPITAL STOCK AND SHARE-BASED COMPENSATION (Continued)

awards immediately before the extraordinary dividends and (2) the ratio of the exercise price per share to the market value per share was not reduced.

  Stock Options

        Stock option grants have been established at prices not less than the fair market value as of the date of grant and are exercisable in installments of 20% per year and expire no later than 10 years from the date of grant. There were no stock options granted during the years ended December 29, 2011, December 30, 2010 and December 31, 2009. During the year ended December 31, 2009, the Company recognized approximately $0.2 million of share-based compensation expense related to stock options. Such expense is presented as a component of general and administrative expenses. No compensation expense related to stock options was recorded during the years ended December 29, 2011 and December 30, 2010.

        The Company receives a tax deduction for certain stock option exercises during the period the options are exercised, generally for the excess of the price at which the stock is sold over the exercise price of the options. The Company is required to report excess tax benefits from the award of equity instruments as financing cash flows. Excess tax benefits are recorded when a deduction reported for tax return purposes for an award of equity instruments exceeds the cumulative compensation cost for the instruments recognized for financial reporting purposes. For the year ended December 29, 2011, the accompanying consolidated statement of cash flows reflects approximately $0.1 million of excess tax benefits as financing cash flows. Net cash proceeds from the exercise of stock options were $0.4 million for the year ended December 29, 2011. The actual income tax benefit realized from stock option exercises was $0.2 million for the same period.

        The following table represents stock option activity for the year ended December 29, 2011:

	Number of Shares	Weighted Average Exercise Price	Weighted Average Contract Life (Yrs.)
Outstanding options at beginning of year	526,742	$8.38	1.80
Granted during the year	—	—
Exercised during the year	(65,380)	6.18
Forfeited during the year	(6,411)	9.12

Outstanding options at end of year	454,951	$8.69	0.85
Exercisable options at end of year	454,951	$8.69	0.85

        The aggregate intrinsic value of options outstanding and exercisable at December 29, 2011 was approximately $1.8 million. Total intrinsic value of options exercised was $0.5 million, $0.5 million and $0.1 million, for the years ended December 29, 2011, December 30, 2010, and December 31, 2009, respectively. As of December 29, 2011 and December 30, 2010, the Company had no nonvested stock options outstanding.

REGAL ENTERTAINMENT GROUP

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

December 29, 2011, December 30, 2010 and December 31, 2009

9. CAPITAL STOCK AND SHARE-BASED COMPENSATION (Continued)

  Restricted Stock

        The Incentive Plan provides for restricted stock awards to officers, directors and key employees. Under the Incentive Plan, shares of Class A common stock of the Company may be granted at nominal cost to officers, directors and key employees, subject to a continued employment restriction. The restriction is fulfilled upon continued employment for a specified number of years (typically one to four years after the award date) and as such restrictions lapse, the award immediately vests. In addition, we will receive a tax deduction when restricted stock vests. The Incentive Plan participants are entitled to cash dividends and to vote their respective shares, although the sale and transfer of such shares is prohibited during the restricted period. The shares are also subject to the terms and conditions of the Incentive Plan. Through fiscal 2008, 817,717 shares were granted under the Incentive Plan at nominal cost to officers, key employees and certain directors. The closing price of the Company's Class A common stock on the date of grant ranged from $17.07 to $22.40 per share.

        On January 14, 2009, 371,129 restricted shares were granted under the Incentive Plan at nominal cost to officers, directors and key employees. On January 13, 2010, 289,679 restricted shares were granted under the Incentive Plan at nominal cost to officers, directors and key employees. On January 12, 2011, 349,856 restricted shares were granted under the Incentive Plan at nominal cost to officers, directors and key employees. These awards vest 25% at the end of each year for four years in the case of officers and key employees and vest 100% at the end of one year in the case of directors. The closing price of our Class A common stock on the date of this grant was $10.01 per share on January 14, 2009, $14.72 per share on January 13, 2010 and $12.21 per share on January 12, 2011. In addition, on June 30, 2009, 150,489 shares were granted under the Incentive Plan at nominal cost to the Company's Chief Executive Officer. The closing price of our Class A common stock on the date of grant was $13.29 per share. All of the restricted shares subject to this award vest on June 30, 2013.

        During the years ended December 29, 2011, December 30, 2010 and December 31, 2009, the Company withheld approximately 99,217 shares, 62,171 shares and 40,629 shares, respectively, of restricted stock at an aggregate cost of approximately $1.3 million, $0.9 million and $0.4 million, respectively, as permitted by the applicable equity award agreements, to satisfy employee tax withholding requirements related to the vesting of restricted stock awards.

        During the fiscal years ended December 29, 2011, December 30, 2010 and December 31, 2009, the Company recognized approximately $4.4 million, $4.4 million and $3.8 million, respectively, of share-based compensation expense related to restricted share grants. Such expense is presented as a component of "General and administrative expenses." The compensation expense for these awards was determined based on the market price of the Company's stock at the date of grant applied to the total numbers of shares that were anticipated to fully vest. As of December 29, 2011, we have unrecognized compensation expense of $7.1 million associated with restricted stock awards.

REGAL ENTERTAINMENT GROUP

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

December 29, 2011, December 30, 2010 and December 31, 2009

9. CAPITAL STOCK AND SHARE-BASED COMPENSATION (Continued)

        The following table represents the restricted stock activity for the years ended December 29, 2011, December 30, 2010 and December 31, 2009:

	Year Ended December 29, 2011	Year Ended December 30, 2010	Year Ended December 31, 2009
Unvested at beginning of year:	971,110	971,568	637,615
Granted during the year	349,856	289,679	521,618
Vested during the year	(323,880)	(283,108)	(183,458)
Forfeited during the year	(46,768)	(7,029)	(4,207)

Unvested at end of year	950,318	971,110	971,568

        During the year ended December 29, 2011, the Company paid four cash dividends of $0.21 on each share of outstanding restricted stock totaling approximately $0.8 million.

  Performance Share Units

        The Incentive Plan also provides for grants in the form of performance share units to officers, directors and key employees. Performance share agreements are entered into between the Company and each grantee of performance share units (each, a "Performance Agreement"). The initial original Performance Agreement covered performance share grants issued through the year ended December 31, 2009 (each, a "2006 Performance Agreement"). Pursuant to the terms and conditions of the 2006 Performance Agreement, grantees will be issued shares of restricted common stock of the Company in an amount determined by the attainment of Company performance criteria set forth in the 2006 Performance Agreement. The performance criteria are tied to the average annual total shareholder returns (stock price appreciation plus dividend yield) attained ("TSRA") by the Company for each full twelve month period ending on the yearly anniversary of the grant date through the applicable calculation date (subject to the provisions contained in the Performance Agreement relating to the grantee's death, disability, retirement, termination with or without cause or the occurrence of a change of control). The shares of restricted common stock received upon attainment of the performance criteria will be subject to further vesting over a period of time, provided the grantee remains a service provider to the Company during such period. Pursuant to the 2006 Performance Agreement, on the calculation date, the grantee will be entitled to receive a payment in an amount equal to the dividends paid by the Company with respect to a share of its Class A common stock from the grant date through the calculation date, multiplied by the number of shares of restricted common stock, if any, the grantee receives pursuant to the 2006 Performance Agreement.

        Through fiscal 2008, 843,660 performance shares were granted under the Incentive Plan at nominal cost to officers and key employees. The closing price of the Company's Class A common stock on the date of grant ranged from $17.07 to $22.25 per share. Each performance share represented the right to receive from 0% to 175% of the target numbers of shares of restricted common stock. The number of shares of restricted common stock ultimately earned was determined by comparing the actual TSRA on Regal's Class A common stock on the third anniversary of the grant date to the target TSRA set forth in each respective 2006 Performance Agreement. As of December 29, 2011, no shares were earned under these grants as a result of performance criteria not achieved at the respective calculation dates.

REGAL ENTERTAINMENT GROUP

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

December 29, 2011, December 30, 2010 and December 31, 2009

9. CAPITAL STOCK AND SHARE-BASED COMPENSATION (Continued)

        In 2009, the Company adopted an amended and restated form of Performance Agreement (each, a "2009 Performance Agreement"). On January 14, 2009, 401,907 performance shares were granted under the Incentive Plan, at nominal cost to officers and key employees. In addition, on January 13, 2010, 311,953 performance shares were granted under the Incentive Plan, at nominal cost to officers and key employees. Finally, on January 12, 2011, 376,902 preferred shares were granted under the incentive plan at nominal cost to officers and key employees. Under the 2009 Performance Agreement, which is described in the section entitled "Compensation Discussion and Analysis—Elements of Compensation—Performance Shares," of our 2011 proxy statement, each performance share represents the right to receive from 0% to 150% of the target numbers of shares of restricted Class A common stock. The number of shares of restricted common stock earned will be determined based on the attainment of specified performance goals by January 14, 2012 (the third anniversary of the grant date for the January 14, 2009 grant), January 13, 2013 (the third anniversary of the grant date for the January 13, 2010 grant) and January 12, 2014 (the third anniversary of the grant date for the January 12, 2011 grant), as set forth in the 2009 Performance Agreement. Such performance shares vest on the fourth anniversary of their respective grant dates. The shares are subject to the terms and conditions of the Incentive Plan. The closing price of the Company's Class A common stock on the date of this grant was $10.01 per share on January 14, 2009, $14.72 per share on January 13, 2010 and $12.21 per share on January 12, 2011, which approximates the respective grant date fair value of the awards.

        As of the respective grant dates, the aggregate fair value of the performance share awards was determined to be $23.4 million, which includes related dividends on shares estimated to be earned and paid on the third anniversary of the respective grant dates. The fair value of the performance share awards are amortized as compensation expense over the expected terms of the awards, which range from 3 to 4 years. During the years ended December 29, 2011, December 30, 2010 and December 31, 2009, the Company recognized approximately $3.5 million, $4.0 million and $2.0 million, respectively, of share-based compensation expense related to performance share grants. Such expense is presented as a component of "General and administrative expenses." As of December 29, 2011, we have unrecognized compensation expense of $9.1 million associated with the performance share units.

        The following table summarizes information about the Company's number of performance shares for the years ended December 29, 2011, December 30, 2010 and December 31, 2009:

	Year Ended December 29, 2011	Year Ended December 30, 2010	Year Ended December 31, 2009
Unvested at beginning of year:	1,115,363	999,330	793,005
Granted (based on target) during the year	376,902	311,953	401,907
Cancelled/forfeited during the year	(265,058)	(195,920)	(195,582)

Unvested at end of year	1,227,207	1,115,363	999,330

        The above table does not reflect the maximum or minimum number of shares of restricted stock contingently issuable. An additional 0.7 million shares of restricted stock could be issued providing the performance criteria maximums are met.

REGAL ENTERTAINMENT GROUP

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

December 29, 2011, December 30, 2010 and December 31, 2009

10. RELATED PARTY TRANSACTIONS

        During the year ended December 31, 2009, Regal Cinemas incurred capitalized costs of $1.2 million to Qwest Communications, which was affiliated with Anschutz, and its subsidiaries for network infrastructure upgrades. Regal Cinemas incurred approximately $6.2 million of expenses payable to Qwest Communications and its subsidiaries for telecommunication and network monitoring services during the year ended December 31, 2009.

        During each of the years ended December 29, 2011, December 30, 2010 and December 31, 2009, Regal Cinemas incurred approximately $0.1 million of expenses payable to Anschutz affiliates for certain advertising services. Also during each of the years ended December 29, 2011, December 30, 2010 and December 31, 2009, Regal Cinemas received less than $0.1 million from an Anschutz affiliate for rent and other expenses related to a theatre facility.

        During each of the years ended December 29, 2011, December 30, 2010 and December 31, 2009, in connection with an agreement with an Anschutz affiliate, Regal received various forms of advertising in exchange for on-screen advertising provided in certain of its theatres. The value of such advertising was approximately $0.1 million.

        During the years ended December 29, 2011, December 30, 2010 and December 31, 2009, the Company received approximately $0.5 million, $0.5 million and $0.1 million, respectively, from an Anschutz affiliate for management fees related to a theatre site in Los Angeles, California. As of December 31, 2009, the Company was due approximately $0.6 million from the Anschutz affiliate related to certain reimbursable costs (primarily pre-opening costs) associated with the theatre. This amount was paid to Regal during the year ended December 30, 2010.

        During 2005 and 2006, National CineMedia entered into a lease assignment and sublease arrangements with RCM pursuant to which National CineMedia leases a regional office in Chicago, Illinois. This arrangement expired in July 2009. The amounts paid by National CineMedia under this arrangement totaled approximately $0.1 million for the fiscal year ended December 31, 2009.

11. EMPLOYEE BENEFIT PLAN

Defined Contribution Plan

        The Company sponsors an employee benefit plan, the Regal Entertainment Group 401(k) Plan (the "401k Plan") under section 401(k) of the Code of 1986, as amended, for the benefit of substantially all employees. The 401k Plan provides that participants may contribute up to 50% of their compensation, subject to Internal Revenue Service limitations. The 401k Plan currently matches an amount equal to 100% of the first 3% of the participant's contributions and 50% of the next 2% of the participant's contributions. Employee contributions are invested in various investment funds based upon elections made by the employee. The Company made matching contributions of approximately $2.9 million, $2.8 million and $2.6 million to the 401k Plan in 2011, 2010 and 2009, respectively.

Union-Sponsored Plans

        Certain of our theatre employees are covered by various union-sponsored pension and health and welfare plans. Company contributions into these plans are determined in accordance with provisions of negotiated labor contracts. Contributions to such plans aggregated $0.1 million, $0.2 million and

REGAL ENTERTAINMENT GROUP

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

December 29, 2011, December 30, 2010 and December 31, 2009

11. EMPLOYEE BENEFIT PLAN (Continued)

$0.3 million for the years ended December 29, 2011, December 30, 2010 and December 31, 2009, respectively.

        During the quarter ended September 29, 2011, the Company received a notice of a written demand for payment of a complete withdrawal liability assessment from a collectively-bargained multiemployer pension plan, Pension and Welfare Funds of Moving Picture Machine Operators Union of Greater New York, Local 306 ("Local 306" or the "Plan") (Employment Identification No. 131665124), that covers certain of its unionized theatre employees. The Company made a complete withdrawal from Local 306 during the year ended December 29, 2011. Based on the payment schedule that the Company received from Local 306, the Company holds the option of providing a lump sum settlement payment of approximately $2.6 million, the estimated withdrawal liability recorded as of December 29, 2011. The certified zone status for Local 306 was red for 2011 and 2010. The expiration dates of the collective-bargaining agreements requiring contributions to the Plan were June 22, 2010 and January 11, 2011. The Company's contributions to Local 306 were less than $0.1 million for the years ended December 29, 2011 and December 30, 2010 and $0.2 million for the year ended December 31, 2009, which did not exceed five percent of total contributions to the Plan during such years. Finally, as of December 29, 2011, there was no funding improvement or rehabilitation plan associated with Local 306 nor have any surcharges been paid by the Company to the Plan.

        In addition, the Company has established an estimated withdrawal liability of approximately $0.9 million related to nine other insignificant union-sponsored multiemployer pension and health and welfare plans where it has ceased or expects to cease making contributions as of December 29, 2011.

12. EARNINGS PER SHARE

        We compute earnings per share of Class A and Class B common stock using the two-class method. Basic earnings per share is computed using the weighted average number of common shares outstanding during the period. Diluted earnings per share is computed using the weighted average number of common shares and, if dilutive, common stock equivalents outstanding during the period. Potential common stock equivalents consist of the incremental common shares issuable upon the exercise of common stock options, restricted stock and performance shares, the assumed conversion of the 6 1/4% Convertible Senior Notes and the warrant issued in connection with the 6 1/4% Convertible Senior Notes. The dilutive effect of outstanding stock options, restricted shares, performance shares, and the warrant issued in connection with the 6 1/4% Convertible Senior Notes is reflected in diluted earnings per share by application of the treasury-stock method. The dilutive effect of assumed conversion of the 6 1/4% Convertible Senior Notes is reflected in diluted earnings per share by application of the if-converted method. In addition, the computation of the diluted earnings per share of Class A common stock assumes the conversion of Class B common stock, while the diluted earnings per share of Class B common stock does not assume the conversion of those shares.

        The rights, including the liquidation and dividend rights, of the holders of our Class A and Class B common stock are identical, except with respect to voting. The undistributed earnings for the periods presented are allocated based on the contractual participation rights of the Class A and Class B common shares as if the earnings for the periods presented had been distributed. As the liquidation and dividend rights are identical, the undistributed earnings are allocated on a proportionate basis. Further, as we assume the conversion of Class B common stock in the computation of the diluted

REGAL ENTERTAINMENT GROUP

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

December 29, 2011, December 30, 2010 and December 31, 2009

12. EARNINGS PER SHARE (Continued)

earnings per share of Class A common stock, the undistributed earnings are equal to net income attributable to controlling interest for that computation.

        The following table sets forth the computation of basic and diluted earnings per share of Class A and Class B common stock (in millions, except share and per share data):

	Year Ended December 29, 2011			Year Ended December 30, 2010			Year Ended December 31, 2009
	Class A		Class B	Class A		Class B	Class A		Class B
Basic earnings per share:
Numerator:
Allocation of undistributed earnings	$34.1		$6.2	$65.6		$12.0	$80.7		$14.8
Denominator:
Weighted average common shares outstanding (in thousands)	129,868		23,709	129,690		23,709	129,353		23,709

Basic earnings per share	$0.26		$0.26	$0.51		$0.51	$0.62		$0.62

Numerator:
Allocation of undistributed earnings for basic computation	$34.1		$6.2	$65.6		$12.0	$80.7		$14.8
Reallocation of undistributed earnings as a result of conversion of Class B to Class A shares	6.2		—	12.0		—	14.8		—
Reallocation of undistributed earnings to Class B shares for effect of other dilutive securities	—			—		(0.2)	—		(0.1)
Interest expense on 6 1/4% Convertible Senior Notes	—	(1)	—	—	(1)	—	—	(1)	—

Allocation of undistributed earnings	$40.3		$6.2	$77.6		$11.8	$95.5		$14.7
Denominator:
Number of shares used in basic computation (in thousands)	129,868		23,709	129,690		23,709	129,353		23,709
Weighted average effect of dilutive securities (in thousands)
Add:
Conversion of Class B to Class A common shares outstanding	23,709		—	23,709		—	23,709		—
Stock options	147		—	163		—	143		—
Restricted stock and performance shares	832		—	955		—	887		—
Conversion of 6 1/4% Convertible Senior Notes	—	(1)	—	—	(1)	—	—	(1)	—

Number of shares used in per share computations (in thousands)	154,556		23,709	154,517		23,709	154,092		23,709

Diluted earnings per share	$0.26		$0.26	$0.50		$0.50	$0.62		$0.62

(1)
No amount reported as the impact on earnings per share of Class A common stock would have been antidilutive.

13. FAIR VALUE OF FINANCIAL INSTRUMENTS

        Fair value refers to the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants in the market in which the entity transacts. The inputs used to develop these fair value measurements are established in a hierarchy, which ranks the

REGAL ENTERTAINMENT GROUP

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

December 29, 2011, December 30, 2010 and December 31, 2009

13. FAIR VALUE OF FINANCIAL INSTRUMENTS (Continued)

quality and reliability of the information used to determine fair value. The fair value classification is based on levels of inputs. Assets and liabilities that are carried at fair value are classified and disclosed in one of the following categories described in ASC Topic 820, Fair Value Measurements and Disclosures:

Level 1:	Quoted market prices in active markets for identical assets or liabilities.
Level 2:	Observable market based inputs or unobservable inputs that are corroborated by market data.
Level 3:	Unobservable inputs that are not corroborated by market data.

        The following table summarizes the fair value hierarchy of the Company's financial assets and liabilities carried at fair value on a recurring basis as of December 29, 2011:

		Fair Value Measurements at December 29, 2011 Using
	Total Carrying Value at December 29, 2011
		Quoted prices in active market (Level 1)	Significant other observable inputs (Level 2)	Significant unobservable inputs (Level 3)
		(in millions)
Assets:
Equity securities, available-for-sale(1)	$9.8	$9.8	$—	$—

Total assets at fair value	$9.8	$9.8	$—	$—

Liabilities:
Interest rate swaps(2)	$15.0	$—	$15.0	$—

Total liabilities at fair value	$15.0	$—	$15.0	$—

(1)
The Company maintains an investment in RealD, Inc., an entity specializing in the licensing of 3D technologies. In connection with the RealD, Inc. motion picture license agreement, the Company received 1,222,780 shares of RealD, Inc. common stock during fiscal 2010. The fair value of the RealD, Inc. shares is determined using RealD, Inc.'s publicly traded common stock price, which currently falls under Level 1 of the valuation hierarchy. The RealD, Inc. shares previously fell under Level 2 of the valuation hierarchy due to a lock-up period to which the Company was subject. Such lock-up period expired in July 2011. The held shares of RealD, Inc. stock are accounted for as available-for-sale equity securities and recurring fair value adjustments to these shares are recorded to "Other Non-Current Assets" with a corresponding entry to "Accumulated other comprehensive loss" on a quarterly basis. During the quarter ended December 29, 2011, the Company considered various factors pertaining to its investment in RealD, Inc. as part of its ongoing impairment review and determined that an other-than-temporary impairment existed as of December 29, 2011. Such determination was based primarily on the length (approximately six months) of time during which the fair value of the RealD, Inc. investment remained substantially below the recorded investment cost basis of approximately $19.40 per share, the severity of the decline during such period and the prospects of recovery of the investment to its original cost basis. As a result, the Company recorded a $13.9 million other-than-temporary impairment charge

REGAL ENTERTAINMENT GROUP

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

December 29, 2011, December 30, 2010 and December 31, 2009

13. FAIR VALUE OF FINANCIAL INSTRUMENTS (Continued)

  to write-down its cost basis in RealD, Inc. (1,222,780 shares) to fair value as of December 29, 2011. The fair value of RealD, Inc. common shares was based on the publicly traded common stock price of RealD, Inc. as of December 29, 2011 of $8.05 per share.

(2)
The fair value of the Company's interest rate swaps described in Note 5—"Debt Obligations" is based on Level 2 inputs, which include observable inputs such as dealer quoted prices for similar assets or liabilities, and represents the estimated amount Regal Cinemas would receive or pay to terminate the agreements taking into consideration various factors, including current interest rates, credit risk and counterparty credit risk. The counterparties to the Company's interest rate swaps are major financial institutions. The Company evaluates the bond ratings of the financial institutions and believes that credit risk is at an acceptably low level. As of December 29, 2011, the aggregate fair value the Company's interest rate swaps was determined to be approximately $(15.0) million, which was recorded as components of "Other Non-Current Liabilities" ($4.5 million) and "Accrued expenses" ($10.5 million) with a corresponding amount of $(9.1) million, net of tax, recorded to "Accumulated other comprehensive loss, net." As of December 30, 2010, the aggregate fair value of the Company's interest rate swaps was determined to be approximately $(28.2) million, which was recorded as components of "Other Non-Current Liabilities" ($24.6 million) and "Accrued expenses" ($3.6 million) with a corresponding amount of $(17.1) million, net of tax, recorded to "Accumulated other comprehensive loss, net." These interest rate swaps exhibited no ineffectiveness during the years ended December 29, 2011, December 30, 2010 and December 31, 2009 and accordingly, the net gain (loss) on the swaps of $8.0 million, $(6.8) million and $(1.6) million, respectively, were reported as a component of other comprehensive loss for the years ended December 29, 2011, December 30, 2010 and December 31, 2009.

        In addition, the Company is required to disclose the fair value of financial instruments that are not recognized in the statement of financial position for which it is practicable to estimate that value. The methods and assumptions used to estimate the fair value of each class of financial instrument are as follows:

Cash and cash equivalents, accounts receivable, accounts payable and accrued liabilities:

        The carrying amounts approximate fair value because of the short maturity of these instruments.

Long term obligations, excluding capital lease obligations, lease financing arrangements and other:

        The fair value of the Amended Senior Credit Facility described in Note 5—"Debt Obligations," which consists of the New Term Loans and the Revolving Facility, is estimated based on quoted prices (Level 2 inputs as described in ASC Topic 820) as of December 29, 2011 and December 30, 2010. The associated interest rates are based on floating rates identified by reference to market rates and are assumed to approximate fair value. The fair values of the 9 1/8% Senior Notes, the 8 5/8% Senior Notes and the 6 1/4% Convertible Senior Notes are estimated based on quoted prices (Level 1 inputs as described in ASC Topic 820) for these issuances as of December 29, 2011 and December 30, 2010.

REGAL ENTERTAINMENT GROUP

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

December 29, 2011, December 30, 2010 and December 31, 2009

13. FAIR VALUE OF FINANCIAL INSTRUMENTS (Continued)

        The aggregate carrying values and fair values of long-term debt at December 29, 2011 and December 30, 2010 consist of the following:

	December 29, 2011	December 30, 2010
	(in millions)
Carrying value	$1,926.0	$1,973.6
Fair value	$1,989.8	$2,026.6

14. SUBSEQUENT EVENTS

  Restricted Stock and Performance Share Grants

        On January 11, 2012, 327,287 restricted shares were granted under the Incentive Plan at nominal cost to officers, directors and key employees. Under the Incentive Plan, Class A common stock of the Company may be granted at nominal cost to officers, directors and key employees, subject to a continued employment restriction (typically one to four years after the award date). The awards vest 25% at the end of each year for four years in the case of officers and key employees and vest 100% at the end of one year in the case of directors. The plan participants are entitled to cash dividends and to vote their respective shares, although the sale and transfer of such shares is prohibited during the restricted period. The shares are subject to the terms and conditions of the Incentive Plan. The closing price of our Class A common stock on the date of this grant was $12.30 per share.

        Also on January 11, 2012, 326,072 performance shares were granted under our Incentive Plan at nominal cost to officers and key employees. Each performance share represents the right to receive from 0% to 150% of the target numbers of shares of restricted Class A common stock. The number of shares of restricted common stock earned will be determined based on the attainment of specified performance goals by January 11, 2015 (the third anniversary of the grant date) set forth in the 2009 Performance Agreement. The shares are subject to the terms and conditions of the Incentive Plan. The closing price of our Class A common stock on the date of this grant was $12.30 per share.

        On February 13, 2012, the Company declared a cash dividend of $0.21 per share on each share of the Company's Class A and Class B common stock (including outstanding restricted stock), payable on March 15, 2012, to stockholders of record on March 5, 2012.

15. CONDENSED CONSOLIDATING FINANCIAL INFORMATION

        On July 15, 2009, Regal Cinemas issued $400.0 million in aggregate principal amount of the 8 5/8% Senior Notes. The 8 5/8% Senior Notes are fully and unconditionally guaranteed on a joint and several senior unsecured basis by Regal and all of Regal Cinemas' existing and future domestic restricted subsidiaries that guarantee Regal Cinemas' other indebtedness (the "Subsidiary Guarantors").

        The following condensed consolidating financial information, which has been prepared in accordance with the requirements for presentation of Rule 3-10(d) of Regulation S-X promulgated by the Commission, presents the condensed consolidating financial information separately for:

  (i)
  Regal, which is a guarantor of the 8 5/8% Senior Notes;

  (ii)
  Regal Cinemas, which is the issuer of the 8 5/8% Senior Notes;

REGAL ENTERTAINMENT GROUP

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

December 29, 2011, December 30, 2010 and December 31, 2009

15. CONDENSED CONSOLIDATING FINANCIAL INFORMATION (Continued)

  (iii)
  The Subsidiary Guarantors, on a combined basis, which are guarantors of the 8 5/8% Senior Notes;

  (iv)
  The non-guarantor subsidiaries, on a combined basis, which are not guarantors of the 8 5/8% Senior Notes;

  (v)
  Consolidating entries and eliminations representing adjustments to (a) eliminate intercompany transactions between or among Regal, Regal Cinemas, the Subsidiary Guarantors and the non-guarantor subsidiaries, (b) eliminate the investments in our subsidiaries and (c) record consolidating entries; and

  (vi)
  Regal and its subsidiaries on a consolidated basis.

REGAL ENTERTAINMENT GROUP

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

December 29, 2011, December 30, 2010 and December 31, 2009

15. CONDENSED CONSOLIDATING FINANCIAL INFORMATION (Continued)

CONDENSED CONSOLIDATING BALANCE SHEET INFORMATION
DECEMBER 29, 2011
(in millions)

	REG Parent Company	RCC Parent Company	Subsidiary Guarantors	Subsidiary Non- Guarantors	Consolidating Adjustments	Consolidated
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$—	$—	$197.5	$55.5	$—	$253.0
Trade and other receivables, net	—	—	98.5	1.3	—	99.8
Other current assets	—	—	45.7	5.0	—	50.7

TOTAL CURRENT ASSETS	—	—	341.7	61.8	—	403.5
Property and equipment, net	21.2	—	1,501.0	38.4	(12.4)	1,548.2
Goodwill and other intangible assets	—	—	192.5	7.1	—	199.6
Deferred income tax asset	2.2	—	38.0	—	(22.9)	17.3
Other non-current assets	—	1,307.8	859.0	75.0	(2,069.1)	172.7

TOTAL ASSETS	$23.4	$1,307.8	$2,932.2	$182.3	$(2,104.4)	$2,341.3

LIABILITIES AND EQUITY (DEFICIT)
CURRENT LIABILITIES:
Current portion of debt obligations	$1.9	$10.1	$—	$13.4	$(4.8)	$20.6
Accounts payable	0.3	—	164.0	10.2		174.5
Accrued expenses and other liabilities	47.6	28.4	154.6	4.2	(29.2)	205.6

TOTAL CURRENT LIABILITIES	49.8	38.5	318.6	27.8	(34.0)	400.7
Long-term debt, less current portion	543.9	1,381.1	—	—	—	1,925.0
Lease financing arrangements, less current portion	—	—	59.6	—	—	59.6
Capital lease obligations, less current portion	—	—	10.0	1.1	—	11.1
Deferred income tax liability	—	—	—	22.9	(22.9)	—
Other liabilities	0.6	—	490.9	25.9	—	517.4

TOTAL LIABILITIES	594.3	1,419.6	879.1	77.7	(56.9)	2,913.8
EQUITY (DEFICIT):
Stockholders' equity (deficit) of Regal Entertainment Group	(570.9)	(111.8)	2,054.9	104.4	(2,047.5)	(570.9)
Noncontrolling interest	—	—	(1.8)	0.2	—	(1.6)

TOTAL EQUITY (DEFICIT)	(570.9)	(111.8)	2,053.1	104.6	(2,047.5)	(572.5)

TOTAL LIABILITIES AND EQUITY (DEFICIT)	$23.4	$1,307.8	$2,932.2	$182.3	$(2,104.4)	$2,341.3

REGAL ENTERTAINMENT GROUP

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

December 29, 2011, December 30, 2010 and December 31, 2009

15. CONDENSED CONSOLIDATING FINANCIAL INFORMATION (Continued)

CONDENSED CONSOLIDATING BALANCE SHEET INFORMATION
DECEMBER 30, 2010
(in millions)

	REG Parent Company	RCC Parent Company	Subsidiary Guarantors	Subsidiary Non- Guarantors	Consolidating Adjustments	Consolidated
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$—	$—	$152.4	$52.9	$—	$205.3
Trade and other receivables, net	—	—	93.8	1.5	—	95.3
Other current assets	—	—	42.5	3.4	—	45.9

TOTAL CURRENT ASSETS	—	—	288.7	57.8	—	346.5
Property and equipment, net	21.8	—	1,636.5	44.5	(12.3)	1,690.5
Goodwill and other intangible assets	—	—	193.9	7.1	—	201.0
Deferred income tax asset	2.1	—	100.8	—	(21.7)	81.2
Other non-current assets	5.8	1,454.9	491.2	67.1	(1,845.6)	173.4

TOTAL ASSETS	$29.7	$1,454.9	$2,711.1	$176.5	$(1,879.6)	$2,492.6

LIABILITIES AND EQUITY (DEFICIT)
CURRENT LIABILITIES:
Current portion of debt obligations	$76.0	$12.5	$—	$13.4	$(6.1)	$95.8
Accounts payable	0.3	—	153.2	8.9	—	162.4
Accrued expenses and other liabilities	157.2	33.2	159.2	7.0	(145.8)	210.8

TOTAL CURRENT LIABILITIES	233.5	45.7	312.4	29.3	(151.9)	469.0
Long-term debt, less current portion	286.0	1,611.7	—	—	—	1,897.7
Lease financing arrangements, less current portion	—	—	66.2	—	—	66.2
Capital lease obligations, less current portion	—	—	12.1	1.2	—	13.3
Deferred income tax liability	—	—	—	21.7	(21.7)	—
Other liabilities	0.5	—	514.5	23.1	—	538.1

TOTAL LIABILITIES	520.0	1,657.4	905.2	75.3	(173.6)	2,984.3
EQUITY (DEFICIT):
Stockholders' equity (deficit) of Regal Entertainment Group	(490.3)	(202.5)	1,807.5	101.0	(1,706.0)	(490.3)
Noncontrolling interest	—	—	(1.6)	0.2	—	(1.4)

TOTAL EQUITY (DEFICIT)	(490.3)	(202.5)	1,805.9	101.2	(1,706.0)	(491.7)

TOTAL LIABILITIES AND EQUITY (DEFICIT)	$29.7	$1,454.9	$2,711.1	$176.5	$(1,879.6)	$2,492.6

REGAL ENTERTAINMENT GROUP

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

December 29, 2011, December 30, 2010 and December 31, 2009

15. CONDENSED CONSOLIDATING FINANCIAL INFORMATION (Continued)

CONDENSED CONSOLIDATING STATEMENT OF INCOME INFORMATION
YEAR ENDED DECEMBER 29, 2011
(in millions)

	REG Parent Company	RCC Parent Company	Subsidiary Guarantors	Subsidiary Non- Guarantors	Consolidating Adjustments	Consolidated
REVENUES	$—	$—	$2,466.6	$221.1	$(6.0)	$2,681.7
OPERATING EXPENSES:
Film rental and advertising costs	—	—	877.6	76.1	—	953.7
Cost of concessions	—	—	86.9	9.7	—	96.6
Rent expense	—	—	347.0	37.3	(2.8)	381.5
Other operating expenses	—	—	674.3	70.1	—	744.4
General and administrative expenses	0.4	—	64.6	6.8	(6.0)	65.8
Depreciation and amortization	0.5	—	186.0	11.1	—	197.6
Net loss on disposal and impairment of operating assets and other	—	—	20.7	0.1	—	20.8

TOTAL OPERATING EXPENSES	0.9		2,257.1	211.2	(8.8)	2,460.4

INCOME (LOSS) FROM OPERATIONS	(0.9)	—	209.5	9.9	2.8	221.3
OTHER EXPENSE (INCOME):
Interest expense, net	48.9	94.5	5.6	0.7	—	149.7
Loss on extinguishment of debt	—	—	21.9	—	—	21.9
Impairment of investment in RealD, Inc.	—	—	13.9	—	—	13.9
Earnings recognized from NCM	—	—	(37.9)	—	—	(37.9
Other, net	(71.3)	(136.9)	(74.5)	—	298.6	15.9

TOTAL OTHER EXPENSE (INCOME), NET	(22.4)	(42.4)	(71.0)	0.7	298.6	163.5

INCOME (LOSS) BEFORE INCOME TAXES	21.5	42.4	280.5	9.2	(295.8)	57.8
PROVISION FOR (BENEFIT FROM) INCOME TAXES	(18.5)	(25.7)	57.2	4.7	—	17.7

NET INCOME (LOSS)	40.0	68.1	223.3	4.5	(295.8)	40.1
NONCONTROLLING INTEREST, NET OF TAX	—	—	0.2	—	—	0.2

NET INCOME (LOSS) ATTRIBUTABLE TO CONTROLLING INTEREST	$40.0	$68.1	$223.5	$4.5	$(295.8)	$40.3

REGAL ENTERTAINMENT GROUP

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

December 29, 2011, December 30, 2010 and December 31, 2009

15. CONDENSED CONSOLIDATING FINANCIAL INFORMATION (Continued)

CONDENSED CONSOLIDATING STATEMENT OF INCOME INFORMATION
YEAR ENDED DECEMBER 30, 2010
(in millions)

	REG Parent Company	RCC Parent Company	Subsidiary Guarantors	Subsidiary Non- Guarantors	Consolidating Adjustments	Consolidated
REVENUES	$—	$—	$2,587.1	$227.1	$(6.3)	$2,807.9
OPERATING EXPENSES:
Film rental and advertising costs	—	—	946.9	79.8	—	1,026.7
Cost of concessions	—	—	91.4	9.7	—	101.1
Rent expense	—	—	345.3	38.4	(1.4)	382.3
Other operating expenses	—	—	710.5	73.5	—	784.0
General and administrative expenses	0.5	—	65.4	7.1	(6.3)	66.7
Depreciation and amortization	0.3	—	201.3	11.8	—	213.4
Net loss on disposal and impairment of operating assets and other	—	—	16.4	1.5	—	17.9

TOTAL OPERATING EXPENSES	0.8	—	2,377.2	221.8	(7.7)	2,592.1

INCOME (LOSS) FROM OPERATIONS	(0.8)	—	209.9	5.3	1.4	215.8
OTHER EXPENSE (INCOME):
Interest expense, net	26.0	115.2	6.3	0.6	—	148.1
Loss on extinguishment of debt	5.2	—	18.3	—	—	23.5
Earnings recognized from NCM	—	—	(40.8)	—	—	(40.8)
Gain on sale of NMC, Inc., common stock	—	—	(52.0)	—	—	(52.0)
Other, net	(97.2)	(136.2)	(112.8)	—	357.2	11.0

TOTAL OTHER EXPENSE (INCOME), NET	(66.0)	(21.0)	(181.0)	0.6	357.2	89.8

INCOME (LOSS) BEFORE INCOME TAXES	65.2	21.0	390.9	4.7	(355.8)	126.0
PROVISION FOR (BENEFIT FROM) INCOME TAXES	(12.1)	(74.5)	132.0	3.3	—	48.7

NET INCOME (LOSS)	77.3	95.5	258.9	1.4	(355.8)	77.3
NONCONTROLLING INTEREST, NET OF TAX	—	—	0.3	—	—	0.3

NET INCOME (LOSS) ATTRIBUTABLE TO CONTROLLING INTEREST	$77.3	$95.5	$259.2	$1.4	$(355.8)	$77.6

REGAL ENTERTAINMENT GROUP

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

December 29, 2011, December 30, 2010 and December 31, 2009

15. CONDENSED CONSOLIDATING FINANCIAL INFORMATION (Continued)

CONDENSED CONSOLIDATING STATEMENT OF INCOME INFORMATION
YEAR ENDED DECEMBER 31, 2009
(in millions)

	REG Parent Company	RCC Parent Company	Subsidiary Guarantors	Subsidiary Non- Guarantors	Consolidating Adjustments	Consolidated
REVENUES	$—	$—	$2,663.5	$237.1	$(6.7)	$2,893.9
OPERATING EXPENSES:
Film rental and advertising costs	—	—	963.6	82.9	—	1,046.5
Cost of concessions	—	—	100.5	10.1	—	110.6
Rent expense	—	—	339.8	39.0	—	378.8
Other operating expenses	—	—	704.3	74.2	—	778.5
General and administrative expenses	0.4	—	63.0	7.5	(6.7)	64.2
Depreciation and amortization	—	—	190.3	11.6	—	201.9
Net loss on disposal and impairment of operating assets and other	—	—	27.3	6.7	—	34.0

TOTAL OPERATING EXPENSES	0.4	—	2,388.8	232.0	(6.7)	2,614.5

INCOME (LOSS) FROM OPERATIONS	(0.4)	—	274.7	5.1	—	279.4
OTHER EXPENSE (INCOME):
Interest expense, net	18.8	122.7	9.3	0.2	—	151.0
Loss on extinguishment of debt	—	—	7.4	—	—	7.4
Earnings recognized from NCM	—	—	(38.6)	—	—	(38.6)
Other, net	(106.5)	(213.5)	(72.5)	—	394.9	2.4

TOTAL OTHER EXPENSE (INCOME), NET	(87.7)	(90.8)	(94.4)	0.2	394.9	122.2

INCOME (LOSS) BEFORE INCOME TAXES	87.3	90.8	369.1	4.9	(394.9)	157.2
PROVISION FOR (BENEFIT FROM) INCOME TAXES	(8.0)	(16.4)	83.1	3.2	—	61.9

NET INCOME (LOSS)	95.3	107.2	286.0	1.7	(394.9)	95.3
NONCONTROLLING INTEREST, NET OF TAX	—	—	0.3	(0.1)	—	0.2

NET INCOME (LOSS) ATTRIBUTABLE TO CONTROLLING INTEREST	$95.3	$107.2	$286.3	$1.6	$(394.9)	$95.5

REGAL ENTERTAINMENT GROUP

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

December 29, 2011, December 30, 2010 and December 31, 2009

15. CONDENSED CONSOLIDATING FINANCIAL INFORMATION (Continued)

CONDENSED CONSOLIDATING STATEMENT OF CASH FLOWS INFORMATION
YEAR ENDED DECEMBER 29, 2011
(in millions)

	REG Parent Company	RCC Parent Company	Subsidiary Guarantors	Subsidiary Non- Guarantors	Consolidating Adjustments	Consolidated
NET CASH PROVIDED BY (USED IN) OPERATING ACTIVITIES	$27.4	$—	$320.1	$5.6	$—	$353.1
Cash Flows from Investing Activities:
Capital expenditures	—	—	(82.5)	(4.7)	—	(87.2)
Proceeds from disposition of assets	—	—	18.7	1.8	—	20.5
Investment in DCIP and other	—	—	(34.4)	—	—	(34.4)

NET CASH USED IN INVESTING ACTIVITIES	—	—	(98.2)	(2.9)	—	(101.1)
Cash Flows from Financing Activities:
Cash used to pay dividends	(129.8)	—	—	—	—	(129.8)
Cash received (paid) to/from REG Parent Company	(77.5)	77.5	—	—	—	—
Cash received (paid) to/from subsidiary	—	(77.5)	77.5	—	—	—
Proceeds from issuance of Regal Entertainment Group 9 1/8% Senior Notes	261.3	—	—	—	—	261.3
Cash used to redeem 6 1/4% Convertible Senior Notes	(74.7)	—	—	—	—	(74.7)
Net payments on long-term obligations	(1.6)	—	(252.6)	—	—	(254.2)
Cash used to purchase treasury shares	(1.3)	—	—	—	—	(1.3)
Payment of debt acquisition costs and other	(3.8)	—	(1.8)	—	—	(5.6)

NET CASH PROVIDED BY (USED IN) FINANCING ACTIVITIES	(27.4)	—	(176.9)	—	—	(204.3)

NET DECREASE IN CASH AND CASH EQUIVALENTS	—	—	45.0	2.7	—	47.7
CASH AND CASH EQUIVALENTS AT BEGINNING OF YEAR	—	—	152.5	52.8	—	205.3

CASH AND CASH EQUIVALENTS AT END OF YEAR	$—	$—	$197.5	$55.5	$—	$253.0

REGAL ENTERTAINMENT GROUP

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

December 29, 2011, December 30, 2010 and December 31, 2009

15. CONDENSED CONSOLIDATING FINANCIAL INFORMATION (Continued)

CONDENSED CONSOLIDATING STATEMENT OF CASH FLOWS INFORMATION
YEAR ENDED DECEMBER 30, 2010
(in millions)

	REG Parent Company	RCC Parent Company	Subsidiary Guarantors	Subsidiary Non- Guarantors	Consolidating Adjustments	Consolidated
NET CASH PROVIDED BY (USED IN) OPERATING ACTIVITIES	$(19.7)	$—	$280.7	$(1.6)	$—	$259.4
Cash Flows from Investing Activities:
Capital expenditures	—	—	(92.6)	(5.8)	—	(98.4)
Proceeds from disposition of assets	—	—	34.7	—	—	34.7
Cash used for acquisition	—	—	(55.0)	—	—	(55.0)
Net proceeds from sale of NCM, Inc. common stock	—	—	66.0	—	—	66.0
Investment in DCIP and other	—	—	(30.0)	—	—	(30.0)

NET CASH USED IN INVESTING ACTIVITIES	—	—	(76.9)	(5.8)	—	(82.7)
Cash Flows from Financing Activities:
Cash used to pay dividends	(327.1)	—	—	—	—	(327.1)
Cash received (paid) to/from REG Parent Company	206.6	(206.6)	—	—	—	—
Cash received (paid) to/from subsidiary	—	206.6	(206.6)	—	—	—
Proceeds from issuance of Regal Entertainment Group 9 1/8% Senior Notes	275.0	—	—	—	—	275.0
Cash used to repurchase 6 1/4% Convertible Senior Notes	(128.6)	—	—	—	—	(128.6)
Cash used to redeem 9 3/8% Senior Subordinated Notes	—	—	(51.5)	—	—	(51.5)
Net payments on long-term obligations	(0.7)	—	(28.3)	(0.2)	—	(29.2)
Debt discount paid on amended senior credit facility	—	—	(12.5)	—	—	(12.5)
Payment of debt acquisition costs and other	(5.5)	—	(20.1)	—	—	(25.6)

NET CASH PROVIDED BY (USED IN) FINANCING ACTIVITIES	19.7	—	(319.0)	(0.2)	—	(299.5)

NET INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS	—	—	(115.2)	(7.6)	—	(122.8)
CASH AND CASH EQUIVALENTS AT BEGINNING OF YEAR	—	—	267.7	60.4	—	328.1

CASH AND CASH EQUIVALENTS AT END OF YEAR	$—	$—	$152.5	$52.8	$—	$205.3

REGAL ENTERTAINMENT GROUP

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

December 29, 2011, December 30, 2010 and December 31, 2009

15. CONDENSED CONSOLIDATING FINANCIAL INFORMATION (Continued)

CONDENSED CONSOLIDATING STATEMENT OF CASH FLOWS INFORMATION
YEAR ENDED DECEMBER 31, 2009
(in millions)

	Regal	Regal Cinemas	Subsidiary Guarantors	Subsidiary Non- Guarantors	Consolidating Adjustments	Consolidated
NET CASH PROVIDED BY (USED IN) OPERATING ACTIVITIES	$(18.9)	$—	$412.6	$17.1	$—	$410.8
Cash Flows from Investing Activities:
Capital expenditures	—	—	(98.9)	(9.9)	—	(108.8)
Proceeds from disposition of assets	—	—	0.6	0.2	—	0.8
Other	—	—	(2.5)	—	—	(2.5)

NET CASH USED IN INVESTING ACTIVITIES	—	—	(100.8)	(9.7)	—	(110.5)
Cash Flows from Financing Activities:
Cash used to pay dividends	(110.8)	—	—	—	—	(110.8)
Cash received (paid) to/from REG Parent Company	130.0	(130.0)	—	—	—	—
Cash received (paid) to/from subsidiary	—	(260.2)	260.2	—	—	—
Net proceeds from issuance of Regal Cinemas 8 5/8% Senior Notes	—	390.2	—	—	—	390.2
Net payments on long-term obligations	—	—	(402.6)	(0.1)	—	(402.7)
Cash used to purchase treasury shares	(0.4)	—	—	—	—	(0.4)
Payment of debt acquisition costs and other	0.1	—	(18.8)	—	—	(18.7)

NET CASH PROVIDED BY (USED IN) FINANCING ACTIVITIES	18.9	—	(161.2)	(0.1)	—	(142.4)

NET INCREASE IN CASH AND CASH EQUIVALENTS	—	—	150.6	7.3	—	157.9
CASH AND CASH EQUIVALENTS AT BEGINNING OF YEAR	—	—	117.1	53.1	—	170.2

CASH AND CASH EQUIVALENTS AT END OF YEAR	$—	$—	$267.7	$60.4	$—	$328.1

CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND FINANCIAL DISCLOSURE

        None.

CONTROLS AND PROCEDURES

Evaluation of Disclosure Controls and Procedures

        We maintain disclosure controls and procedures that are designed to ensure that information required to be disclosed by us in the reports that we file or submit to the Commission under the Exchange Act, is recorded, processed, summarized and reported within the time periods specified by the Commission's rules and forms, and that information is accumulated and communicated to our management, including our principal executive and principal financial officers (whom we refer to in this periodic report as our Certifying Officers), as appropriate to allow timely decisions regarding required disclosure. Our management evaluated, with the participation of our Certifying Officers, the effectiveness of our disclosure controls and procedures as of December 29, 2011, pursuant to Rule 13a-15(b) under the Exchange Act. Based upon that evaluation, our Certifying Officers concluded that, as of December 29, 2011, our disclosure controls and procedures were effective.

Management's Report on Internal Control Over Financial Reporting and Attestation of Registered Public Accounting Firm

        Our management's report on internal control over financial reporting and our registered public accounting firm's audit report on the effectiveness of management's assessment of our internal control over financial reporting are included in Part II, Item 8, on pages 53 and 54 of this Form 10-K, which are incorporated herein by reference.

Changes in Internal Control Over Financial Reporting

        There were no changes in our internal control over financial reporting that occurred during our fiscal quarter ended December 29, 2011 that have materially affected, or are reasonably likely to materially affect, our internal control over financial reporting.

Limitations on the Effectiveness of Controls

        Management is responsible for the preparation and fair presentation of the consolidated financial statements included in this annual report. The consolidated financial statements have been prepared in conformity with U.S. generally accepted accounting principles and reflect management's judgments and estimates concerning effects of events and transactions that are accounted for or disclosed. The Company's internal control over financial reporting includes those policies and procedures that pertain to the Company's ability to record, process, summarize and report reliable financial data. Management recognizes that there are inherent limitations in the effectiveness of any internal control over financial reporting, including the possibility of human error and the circumvention or overriding of internal control. Accordingly, even effective internal control over financial reporting can provide only reasonable assurance with respect to financial statement preparation. Further, because of changes in conditions, the effectiveness of internal control over financial reporting may vary over time.

OTHER INFORMATION

        None.

Appendix B

REGAL ENTERTAINMENT GROUP
2002 STOCK INCENTIVE PLAN

Section 1.    General Purpose of Plan; Definitions

        The name of this plan is the Regal Entertainment Group 2002 Stock Incentive Plan (the "Plan"). The Plan was adopted by the Board (defined below) on May 3, 2002. The purpose of the Plan is to enable the Company to attract and retain highly qualified personnel who will contribute to the Company's success and to provide incentives to Participants (defined below) that are linked directly to increases in shareholder value and will therefore inure to the benefit of all shareholders of the Company. Any of the Awards (defined below), may be made as performance incentives or to reward attainment of annual or long-term performance goals in accordance with the terms hereof.

        For purposes of the Plan, the following terms shall be defined as set forth below:

  (a)
  "Administrator" means the Board, or if and to the extent the Board does not administer the Plan, the Committee in accordance with Section 2 below.

  (b)
  "Annual Incentive Award" means any Award made subject to the attainment of performance goals over a performance period of up to one year.

  (c)
  "Award" means any grant of an Option or Restricted Stock under the Plan.

  (d)
  "Award Agreement" means, with respect to each Award, the signed written agreement between the Company and the Participant setting forth the terms and conditions of the Award.

  (e)
  "Board" means the Board of Directors of the Company.

  (f)
  "Cause" means, as determined by the Board, unless otherwise provided in an Award Agreement, (i) any willful breach of any material written policy of the Company that results in material and demonstrable liability or loss to the Company; (ii) the engaging by the Participant in conduct involving moral turpitude that causes material and demonstrable injury, monetarily or otherwise, to the Company, including, but not limited to, misappropriation or conversion of assets of the Company (other than nonmaterial assets); (iii) any conviction of or entry of a plea of nolo contendere to a felony; or (iv) any material breach of any term of any employment, consulting or other services, confidentiality, intellectual property or non-competition agreements between a Participant and the Company or any Parent or Subsidiary hereof.

  (g)
  "Change in Control" shall be deemed to have occurred, unless otherwise defined in an Award Agreement, upon both of the following occurring: (A) acquisition by any individual, entity, or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Securities Exchange Act of 1934, as amended (the "Exchange Act")), other than Anschutz Company, The Anschutz Corporation, Anschutz Investment Fund, LP or any entity or organization controlled by Philip F. Anschutz (collectively, the "Anschutz Entities"), of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of twenty percent (20%) or more of the combined voting power of the then-outstanding voting securities of the Company entitled to vote generally in the election of directors ("Voting Power"); and (B) such beneficial ownership (as so defined) by such individual, entity or group of more than 20% of the Voting Power shall then exceed the beneficial ownership (as so defined) by the Anschutz Entities of the Voting Power.

  (h)
  "Code" means the Internal Revenue Code of 1986, as amended from time to time, or any successor thereto.

  (i)
  "Committee" means any committee the Board may appoint to administer the Plan. If at any time or to any extent the Board shall not administer the Plan, then the functions of the Board specified in the Plan shall be exercised by the Committee.

  (j)
  "Common Stock" means the common stock designated Class A, par value $0.001 per share, of the Company.

  (k)
  "Company" means Regal Entertainment Group, a Delaware corporation or any successor corporation.

  (l)
  "Covered Employee" means a Participant who is a covered employee within the meaning of Code Section 162(m).

  (m)
  "Disability" means, when used in connection with the exercise of an Incentive Stock Option following termination of employment, disability within the meaning of section 22(e)(3) of the Code.

  (n)
  "Eligible Recipient" means an officer, director, employee, consultant or advisor of, or one who has accepted an offer to be so by, the Company or of any Parent or Subsidiary.

  (o)
  "Exercise Price" means the per share price, if any, at which a holder of an Award may purchase the Shares issuable upon exercise of the Award.

  (p)
  "Fair Market Value" of a share of Common Stock as of a particular date shall mean: (1) until such time as shares of Common Stock are listed on a national securities exchange or traded in an over-the-counter market, the fair market value of a share of Common Stock as determined by the Board in good faith based on all of the relevant facts and circumstances and (2) after such time as shares of Common Stock are listed on a national or regional securities exchange or traded in an over-the-counter market, (i) the closing price per share of Common Stock on the national or regional securities exchange on which such stock is principally traded or (ii) if Common Stock is not listed or admitted for trading on any such exchange, the closing price as reported by the NASDAQ Stock Market or over-the-counter market, in each case on such date or, if such stock was not traded on such date, on the last preceding date on which there was a sale of Common Stock.

  (q)
  "Incentive Stock Option" means any Option intended to be designated as an "incentive stock option" within the meaning of Section 422 of the Code or the corresponding provision of any subsequently enacted tax statute, as amended from time to time.

  (r)
  "Nonqualified Stock Option" means any Option that is not an Incentive Stock Option.

  (s)
  "Option" means an option to purchase Shares granted pursuant to Section 6 below.

  (t)
  "Parent" means any corporation (other than the Company) in an unbroken chain of corporations ending with the Company, if each of the corporations in the chain (other than the Company) owns stock possessing 50% or more of the combined voting power of all classes of stock in one of the other corporations in the chain.

  (u)
  "Participant" means any Eligible Recipient selected by the Administrator, pursuant to the Administrator's authority in Section 2 below, to receive grants of Options and/or awards of Restricted Stock.

  (v)
  "Performance Award" means an Award made subject to the attainment of performance goals over a period of up to ten (10) years.

  (w)
  "Permanent Disability" means any medically determinable physical or mental condition that the Administrator, in its discretion, finds to permanently prevent a Participant from performing the material duties of his or her current employment. If a Participant makes application for disability benefits under the Company's long-term disability program, as now in effect or as hereafter amended, and qualifies for such benefits, the Participant shall be presumed to qualify as permanently disabled under this Plan.

  (x)
  "Person" shall have the meaning given in Section 3(a)(9) of the Exchange Act, as modified and used in Sections 13(d) and 14(d) thereof, except that such term shall not include (i) the Company or any of its subsidiaries, (ii) a trustee or other fiduciary holding securities under an employee benefit plan of the Company or any of its affiliates, (iii) an underwriter temporarily holding securities pursuant to an offering of such securities, or (iv) a corporation owned, directly or indirectly, by the shareholders of the Company in substantially the same proportions as their ownership of stock of the Company.

  (y)
  "Retirement" means termination by the Participant of employment or service with the Company or any Parent or Subsidiary on or after reaching the normal retirement age of sixty-five.

  (z)
  "Restricted Stock" means Shares subject to certain restrictions granted pursuant to Section 7 below.

  (aa)
  "Shares" means shares of Common Stock reserved for issuance under the Plan, as adjusted pursuant to Sections 3 and 5, and any successor security.

  (bb)
  "Subsidiary" means any corporation (other than the Company) in an unbroken chain of corporations beginning with the Company, if each of the corporations (other than the last corporation) in the unbroken chain owns stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in the chain.

Section 2.    Administration.

(a)
The Plan shall be administered by the Board or, at the Board's sole discretion, by the Committee, which shall be appointed by the Board, and which shall serve at the pleasure of the Board. Pursuant to the terms of the Plan, the Administrator shall have the power and authority:

(i)
to select those Eligible Recipients who shall be Participants; to determine whether and to what extent Options or awards of Restricted Stock or other Awards are to be granted hereunder to Participants;

(ii)
to determine the number of Shares to be covered by each Award granted hereunder;

(iii)
to determine the terms and conditions, not inconsistent with the terms of the Plan, of each Award granted hereunder;

(iv)
to determine the terms and conditions, not inconsistent with the terms of the Plan, which shall govern all written instruments evidencing Options or awards of Restricted Stock or other Awards granted hereunder;

(v)
to adopt, alter and repeal such administrative rules, guidelines and practices governing the Plan as it shall from time to time deem advisable; and

(vi)
to interpret the terms and provisions of the Plan and any Award issued under the Plan (and any Award Agreement relating thereto) in its sole discretion and to otherwise supervise the administration of the Plan.

(b)
The Administrator may, in its discretion, without amendment to the Plan, (i) accelerate the date on which any Option granted under the Plan becomes exercisable or vested, waive or amend the operation of Plan provisions respecting, exercise after termination of employment or otherwise adjust any of the terms of such Option, and (ii) accelerate the lapse of restrictions, or waive any condition imposed hereunder, with respect to any share of Restricted Stock or otherwise adjust any of the terms applicable to any such Award; provided that no action under this Section 2(b) shall adversely affect any outstanding Award without the consent of the holder thereof.

(c)
As a condition to any subsequent Award, the Administrator may, at its discretion, require Participants to return to the Company Awards previously made under the Plan. Subject to the terms and conditions of the Plan, any such new Award shall be upon such terms and conditions as are specified by the Administrator at the time the new Award is made. The Administrator may, in its discretion, make Awards in substitution or exchange for any other award under another plan of the Company, any Parent or Subsidiary thereof, or any business entity to be acquired by the Company or Parent or Subsidiary thereof.

(d)
All decisions made by the Administrator pursuant to the provisions of the Plan shall be final, conclusive and binding on all persons, including the Company and the Participants.

Section 3.    Shares Subject to Plan.

        The total number of shares of Common Stock reserved and available for issuance under the Plan shall be 11,194,354 Shares. Such Shares may consist, in whole or in part, of authorized and unissued shares or treasury shares.

        To the extent that (i) an Option expires or is otherwise terminated without being exercised, or (ii) any Shares subject to any award of Restricted Stock are forfeited, such Shares shall again be available for issuance in connection with future Awards granted under the Plan. If in connection with the exercise of an Option, or any Shares are withheld by the Company as payment of the exercise price or income taxes, any Shares have been pledged as collateral for indebtedness incurred by a Participant and such Shares are returned to the Company in satisfaction of such indebtedness, such Shares shall again be available for issuance in connection with future Awards granted under the Plan.

Section 4.    Eligibility.

        Eligible Recipients may be granted Options and/or Restricted Stock. The Participants under the Plan shall be selected from time to time by the Administrator, in its sole discretion, from among the Eligible Recipients.

        The Administrator shall have the authority to grant to any Eligible Recipient who is an employee of the Company or of any Parent or Subsidiary (including directors who are also officers of the Company) Incentive Stock Options, Nonqualified Stock Options, or both types of Options, and/or Restricted Stock. Directors of the Company or of any Parent or Subsidiary, consultants or advisors who are not also employees of the Company or of any Parent or Subsidiary may only be granted Options that are Nonqualified Stock Options and/or Restricted Stock.

        During any time when the Company has a class of equity securities registered under Section 12 of the Exchange Act, but only after such time as the reliance period described in Treasury Regulation Section 1.162-27(f)(2) has expired:

  (i)
  The maximum number of Shares subject to Options that can be awarded under the Plan to any person eligible for an Award is 2,000,000 per year; and

  (ii)
  The maximum number of Shares that can be awarded under the Plan, other than pursuant to an Option to any person eligible for an Award is 2,000,000 per year.

The preceding limitations are subject to adjustments as provided in the Plan.

 Section 5.    Corporate Reorganization; Change in Control.

(a)
Reorganization of Company.    Except as provided otherwise by the Administrator at the time an Award is granted, upon the occurrence of any of the following events, if the notice required by Section 5(b) shall have first been given, the Plan and all Options then outstanding hereunder shall automatically terminate and be of no further force and effect whatsoever, and other Awards then outstanding shall be treated as described in Sections 5(b) and 5(c), without the necessity for any additional notice or other action by the Board or Company: (a) the merger or consolidation of the Company with or into another corporation or other reorganization (other than a reorganization under the United States Bankruptcy Code) of the Company (other than a consolidation, merger, or reorganization in which the Company is the continuing corporation and which does not result in any reclassification or change of outstanding shares of Stock); or (b) the sale or conveyance of the property of Company as an entirety or substantially as an entirety (other than a sale or conveyance in which the Company continues as a holding company of an entity or entities that conduct the business or businesses formerly conducted by the Company); or (c) the dissolution or liquidation of the Company.

(b)
Required Notice.    At least 30 days prior written notice of any event described in Section 5(a) shall be given by the Company to each Option holder and Participant unless (a) in the case of the events described in clause (a) or (b) of Section 5(a), the Company, or the successor or purchaser, as the case may be, shall make adequate provision for the equitable assumption of the outstanding Options or the equitable substitution of new options for the outstanding Options on terms comparable to the outstanding Options except that the Option holder shall have the right thereafter, subject to the terms of the assumed or substituted Options, to purchase the kind and amount of securities or property or cash receivable upon such merger, consolidation, other reorganization, sale or conveyance by a holder of the number of Shares that would have been receivable upon exercise of the Option immediately prior to such merger, consolidation, sale or conveyance (assuming such holder of Shares failed to exercise any rights of election and received per share of the kind and amount received per share by a majority of the non-electing shares), (b) the Company, or the successor or purchaser, as the case may be, shall make an equitable adjustment of outstanding Awards (other than Options) so that thereafter, subject to the terms and conditions of the adjusted Awards, such Awards shall entitle the Participant to receive the kind and amount of securities or property or cash receivable upon such merger, consolidation, other reorganization, sale or conveyance by a holder of the number of Shares that would have been receivable with respect to such Award immediately prior to such merger, consolidation, other reorganization, sale or conveyance (assuming such holder of Shares failed to exercise any rights of election and received per share the kind and amount received per share by a majority of the non-elected shares). The provisions of this Section 5 shall similarly apply to successive mergers, consolidations, reorganizations, sales or conveyances. Such notice shall be deemed to have been given when delivered personally to a Participant or when mailed to a Participant by registered or certified mail, postage prepaid, at such Participant's address last known to the Company.

(c)
Acceleration of Exercisability.    Participants notified in accordance with Section 5(b) may exercise their Options at any time before the occurrence of the event requiring the giving of notice (but subject to occurrence of such event), regardless of whether all conditions of exercise relating to length of service, attainment of financial performance goals or otherwise have been satisfied. Upon the giving of notice in accordance with Section 5(b), all restrictions with respect to Restricted Stock shall lapse immediately. Any Options that are not assumed or substituted under clauses (a) or (b) of Section 5(b) that have not been exercised prior to the event described in Section 5(a) shall automatically terminate upon the occurrence of such event.

(d)
Adjustments.    In the event of any stock dividend, extraordinary cash dividend or other change in the corporate structure affecting the Common Stock, an equitable substitution or proportionate adjustment shall be made in (i) the aggregate number of Shares reserved for issuance under the Plan, (ii) the kind, number and Exercise Price of Shares subject to outstanding Options granted under the Plan and (iii) the kind, number and purchase price of Shares subject to outstanding awards of Restricted Stock granted under the Plan, in each case as may be determined by the Administrator, in its sole discretion, so as not to enlarge or diminish the value of the Options or the awards of Restricted Stock. In connection with any event described in this paragraph, the Administrator may provide, in its sole discretion, for the cancellation of any outstanding Awards and payment of the Fair Market Value thereof in cash or other property.

(e)
Change in Control.    Unless provided otherwise by the Administrator at the time of the grant of an Award, notwithstanding any other provision of the Plan, upon a Change in Control of the Company (i) all Options shall become immediately exercisable in full during the remaining term thereof, and shall remain so, whether or not the Participants to whom such Options have been granted remain employees or consultants of the Company; and (ii) all restrictions with respect to outstanding Restricted Stock Awards shall immediately lapse without any further action or passage of time.

Section 6.    Options.

        Options may be granted alone or in addition to other awards of Restricted Stock granted under the Plan. Any Option granted under the Plan shall be in such form as the Administrator may from time to time approve, and the provisions of each Option need not be the same with respect to each Participant. Participants who are granted Options shall enter into an Award Agreement with the Company, in such form as the Administrator shall determine, which Award Agreement shall set forth, among other things, the Exercise Price of the Option, the term of the Option and provisions regarding exercisability of the Option granted thereunder.

        The Options granted under the Plan may be of two types: (i) Incentive Stock Options and (ii) Nonqualified Stock Options. The Award Agreement shall specify the type of Option being granted. To the extent that any Option purporting to be an Incentive Stock Option does not qualify as an Incentive Stock Option, it shall constitute a separate Nonqualified Stock Option. More than one Option may be granted to the same Participant and be outstanding concurrently hereunder.

        Options granted under the Plan shall be subject to the following terms and conditions and shall contain such additional terms and conditions, not inconsistent with the terms of the Plan, as the Administrator shall deem desirable:

  (a)
  Option Exercise Price.    The per share Exercise Price of Shares purchasable under an Option shall be determined by the Administrator in its sole discretion at the time of grant but shall not, (i) in the case of Incentive Stock Options, be less than 100% of the Fair Market Value of the Common Stock on such date (110% of the Fair Market Value per Share on such date if, on such date, the Eligible Recipient owns (or is deemed to own under Section 424(d) of the Code) stock possessing more than 10% of the total combined voting power of all classes of stock of the Company, its Parent or Subsidiary), and (ii) in the case of Nonqualified Stock Options, to the extent required at the time of grant by California "Blue Sky" law, be less than 85% of the Fair Market Value of the Common Stock on such date and in no event be less than the par value of the Common Stock. Notwithstanding the foregoing, if a Participant owns or is deemed to own (by reason of the attribution rules applicable under Section 424(d) of the Code) more than 10% of the total combined voting power of all classes of stock of the Company or of any Parent or Subsidiary and an Option is granted to such Participant, the Exercise Price of such Option, to the extent required at the time of grant by California "Blue Sky" law with respect to any Option, shall be no less than 110% of the Fair Market Value of the Stock on the date such Option is granted.

  (b)
  Option Term.    The term of each Option shall be fixed by the Administrator, but no Option shall be exercisable more than ten years after the date such Option is granted; provided, however, that if an employee owns or is deemed to own (by reason of the attribution rules of Section 424(d) of the Code) more than 10% of the total combined voting power of all classes of stock of the Company or of any Parent or Subsidiary and an Incentive Stock Option is granted to such employee, the term of such Incentive Stock Option (to the extent required by the Code at the time of grant) shall be no more than five years from the date of grant.

  (c)
  Exercisability.    Options shall be exercisable at such time or times and subject to such terms and conditions as shall be determined by the Administrator at or after the time of grant; provided, however, that, to the extent required at the time of grant by California "Blue Sky" law, Options granted to individuals other than officers, directors or consultants of the Company shall be exercisable at the rate of at least 20% per year over five years from the date of grant. The Administrator may also provide that any Option shall be exercisable only in installments, and the Administrator may waive such installment exercise provisions at any time, in whole or in part, based on such factors as the Administrator may determine, in its sole discretion.

  (d)
  Method of Exercise.    Subject to Section 6(c), Options may be exercised in whole or in part at any time during the Option Period, by giving written notice of exercise to the Company specifying the number of Shares to be purchased, accompanied by (i) payment in full of the aggregate Exercise Price of the Shares so purchased in cash; (ii) delivery of outstanding shares of Common Stock that have been owned by you for more than six months with a Fair Market Value on the date of exercise equal to the aggregate exercise price payable with respect to the Options' exercise; (iii) to the extent a public market for the Common Stock exists as determined by the Company, simultaneous sale through a broker reasonably acceptable to the Administrator of Shares acquired on exercise, as permitted under Regulation T of the Federal Reserve Board; or (iv) any combination of the foregoing that fully satisfies the aggregate Exercise Price of the shares being purchased.

    In the event a grantee elects to pay the exercise price payable with respect to an Option pursuant to clause (ii) above, (A) only a whole number of share(s) of Common Stock (and not fractional shares of Common Stock) may be tendered in payment, (B) such grantee must present evidence acceptable to the Company that he or she has owned any such shares of Common Stock tendered in payment of the Exercise Price (and that such tendered shares of Common Stock have not been subject to any substantial risk of forfeiture) for at least six months prior to the date of exercise, and (C) Common Stock must be delivered to the Company. Delivery for this purpose may, at the election of the grantee, be made either by (A) physical delivery of the certificate(s) for all such shares of Common Stock tendered in payment of the price, accompanied by duly executed instruments of transfer in a form acceptable to the Company, or (B) direction to the grantee's broker to transfer, by book entry, of such shares of Common Stock from a brokerage account of the grantee to a brokerage account specified by the Company. When payment of the exercise price is made by delivery of Common Stock, the difference, if any, between the aggregate exercise price payable with respect to the Option being exercised and the Fair Market Value of the shares of Common Stock tendered in payment (plus any applicable taxes) shall be paid in cash. No grantee may tender shares of Common Stock having a Fair Market Value exceeding the aggregate exercise price payable with respect to the Option being exercised (plus any applicable taxes).

  (e)
  Non-Transferability of Options.    Except as otherwise permitted by the Administrator or in the Award Agreement, Options may not be sold, pledged, assigned, hypothecated, transferred, or disposed of in any manner other than by will, by the laws of descent or distribution.

  (f)
  Termination of Employment or Service.    Upon the termination of a Participant's employment or service with the Company and its Parent and Subsidiaries for any reason (including, without limitation, by reason of the Participant' s continuing employment with a subsidiary following the sale of such Subsidiary) other than due to death, Permanent Disability or Retirement, which are discussed in Section 8 below, any Shares subject to an Option that have not vested prior to such termination, shall immediately expire as of the date of such termination (the "Termination Date," except as provided in the applicable Award Agreement). If a Participant's employment with, or service as a director, consultant or advisor to the Company or to any Parent or Subsidiary terminates for any reason other than Cause, any vested Option or vested portion thereof may thereafter be exercised to the extent that it is exercisable at the time of such termination. Incentive Stock Options not exercised by such Participant within three (3) months after the date of termination (or within one (1) year after a termination caused by Disability) will cease to qualify as Incentive Stock Options and will be treated as Nonqualified Stock Options under the Plan if required to be so treated under the Code. In the absence of a specified time in the Award Agreement, the Option shall remain exercisable for a period equal to the shorter of three (3) years (or six (6) months in the event the Company previously consummated an initial underwritten public offering of its equity securities pursuant to an effective registration statement filed under the Securities Act) following the Participant's termination of employment or service with the Company or any Parent or Subsidiary for any reason (other than Cause) or the unexpired term of the Option. Notwithstanding the foregoing, no Option shall be exercisable after the expiration of its term. Unless provided otherwise in an Award Agreement or in the Administrator's discretion any time thereafter, in the event of the termination of an Optionee's employment for Cause, all outstanding Options, vested or not vested, granted to such Participant shall expire on the date of such termination.

  (g)
  Incentive Stock Options.    An Option shall constitute an Incentive Stock Option only (i) if the Participant is an employee of the Company or a Parent or Subsidiary thereof, (ii) to the extent specifically provided in the related Award Agreement, and (iii) to the extent that the aggregate Fair Market Value (determined as of the date the Incentive Stock Option is granted) of Shares with respect to which Incentive Stock Options granted to a Participant under this Plan and all other option plans of the Company or of any Parent or Subsidiary become exercisable for the first time by the Participant during any calendar year is less than or equal to $100,000 (as determined in accordance with Section 422(d) of the Code), with the portion of such Incentive Stock Options in excess of $100,000 being treated as Nonqualified Stock Options. This limitation shall be applied by taking Options into account in the order in which they are granted.

  (h)
  Rights as Shareholder.    An Optionee shall have no rights to dividends or any other rights of a shareholder with respect to the Shares subject to the Option until the Optionee has given written notice of exercise, has paid in full for such Shares, has satisfied the requirements of Section 11 hereof and, if requested, has given the representation described in paragraph (b) of Section 12 hereof, and, upon becoming a shareholder, the Participant shall become a party to and be bound by the conditions of the Stockholders' Agreement as provided in the Award Agreement.

  (i)
  Repurchase Rights.    Unless the Administrator determines otherwise, the Award Agreement pertaining to the Option, shall grant the Company a repurchase option with respect to Shares obtained upon the exercise of an Option. Such repurchase option shall be exercisable, at the discretion of the Board, upon the voluntary or involuntary termination of the Participant's service with the Company for any reason including, without limitation, for death, Permanent Disability or Retirement and must be exercised, except to the extent otherwise required by California law, within one year following such termination or within one year of exercise of an option that is exercised after the date of such termination, whichever is later. The purchase price for the Shares repurchased pursuant to the Award Agreement pertaining to the Option shall be no less than the Fair Market Value of the Shares on the date of termination, and may be paid by cancellation of any indebtedness of the Participant to the Company. Such repurchase option shall terminate upon the consummation of an initial underwritten public offering by the Company of its equity securities pursuant to an effective registration statement filed under the Securities Act.

Section 7.    Restricted Stock.

        Awards of Restricted Stock may be issued either alone or in addition to Options granted under the Plan. The Administrator shall determine the Eligible Recipients to whom, and the time or times at which, awards of Restricted Stock shall be made; the number of Shares to be awarded; the purchase price to be paid by the Participant for the acquisition of Restricted Stock; and the Restricted Period (as defined in Section 7(b)(ii)) applicable to awards of Restricted Stock. The Administrator may also condition the grant of the award of Restricted Stock upon the exercise of Options, or upon such other criteria as the Administrator may determine, in its sole discretion. The provisions of the awards of Restricted Stock need not be the same with respect to each Participant.

(a)
Awards and Certificates.    The prospective recipient of awards of Restricted Stock shall not have any rights with respect to any such Award, unless and until such recipient has executed an Award Agreement evidencing the Award (a "Restricted Stock Award Agreement") and delivered a fully executed copy thereof to the Company, within a period of sixty (60) days (or such other period as the Administrator may specify) after the award date. Except as otherwise provided below in Section 7(c), each Participant who is granted an award of Restricted Stock shall be issued a stock certificate in respect of such shares of Restricted Stock, which certificate shall be registered in the name of the Participant and shall bear an appropriate legend referring to the terms, conditions, and restrictions applicable to any such Award.

  The Company may require that the stock certificates evidencing Restricted Stock granted hereunder be held in the custody of the Company until the restrictions thereon shall have lapsed, and that, as a condition of any award of Restricted Stock, the Participant shall have delivered a stock power, endorsed in blank, relating to the Shares covered by such Award.

(b)
Restrictions and Conditions.    The awards of Restricted Stock granted pursuant to this Section 7 shall be subject to the following restrictions and conditions:

(i)
The price per Share, if any, that a Participant must pay for Shares purchasable under an award of Restricted Stock shall be determined by the Administrator in its sole discretion at the time of grant but, to the extent required at the time of grant by California "Blue Sky" law, such price shall not be less than 85% of the Fair Market Value of the Stock on such date or at the time the purchase is consummated. In no event may the purchase price be less than the par value of the Common Stock. If a Participant owns or is deemed to own (by reason of the attribution rules applicable under Section 424(d) of the Code) more than 10% of the total combined voting power of all classes of stock of the Company or of any Parent or Subsidiary and an award of Restricted Stock is granted to such Participant, the purchase price of such

    Award, to the extent required at the time of grant by California "Blue Sky" law with respect to any Option, shall be no less than 100% of the Fair Market Value of the Common Stock on the date such award of Restricted Stock is granted or the date the purchase is consummated.

  (ii)
  Subject to the provisions of the Plan and the Restricted Stock Award Agreement governing any such Award, during such period as may be set by the Administrator commencing on the date of grant (the "Restricted Period"), the Participant shall not be permitted to sell, hypothecate, dispose, transfer, pledge or assign shares of Restricted Stock awarded under the Plan; provided, however, that the Administrator may, in its sole discretion, provide for the lapse of such restrictions in installments and may accelerate or waive such restrictions in whole or in part based on such factors and such circumstances as the Administrator may determine, in its sole discretion.

(c)
Rights as Stockholder.    Except as provided in Section 7(a) and subject to the terms and conditions of the Shareholders' Agreement, or as otherwise provided in a Restricted Stock Award Agreement, the Participant shall generally have the rights of a stockholder of the Company with respect to Restricted Stock during the Restricted Period. Certificates for unrestricted Shares shall be delivered to the Participant promptly after, and only after, the Restricted Period shall expire without forfeiture in respect of such awards of Restricted Stock except as the Administrator, in its sole discretion, shall otherwise determine.

(d)
Repurchase Rights.    Unless the Administrator determines otherwise, the Restricted Stock Award Agreement shall grant the Company a repurchase option exercisable, at the discretion of the Board, upon the voluntary or involuntary termination of the Participant's service with the Company for any reason including, without limitation, for death, Permanent Disability or Retirement which must be exercised, except as otherwise provided by California "Blue Sky" law, within one year following such termination. The purchase price for unrestricted Shares repurchased pursuant to the Restricted Stock Award Agreement shall be no less than the Fair Market Value of the Shares on the date of termination, and may be paid by cancellation of any indebtedness of the Participant to the Company. The purchase price for all other Shares repurchased pursuant to the Restricted Stock Award Agreement may be paid by cancellation of any indebtedness of the Participant to the Company and shall be the lesser of the Fair Market Value on the date of termination, or the purchase price paid by the Participant. Such repurchase options shall lapse at a rate determined by the Administrator; provided that, to the extent required at the time of grant by California "Blue Sky" law, for awards of Restricted Stock granted to Participants other than officers, directors or consultants of the Company, the repurchase option with respect to Shares that are subject to forfeiture shall lapse at the rate of at least 20% per year over five years from the date of grant, and the repurchase option with respect to unrestricted Shares shall terminate upon the consummation of an initial underwritten public offering by the Company of its equity securities pursuant to an effective registration statement filed under the Securities Act.

(e)
Termination of Employment or Service.    Unless the Administrator otherwise provides in an Award Agreement or in writing after the Award Agreement is issued, upon a Participant's termination of employment or service, any Restricted Stock held by such Participant that has not vested, or with respect to which all applicable restrictions and conditions have not lapsed, shall immediately be deemed forfeited. Upon forfeiture of Restricted Stock, the Participant shall have no further rights with respect to such Award, including, but not limited to, any right to vote or any right to receive dividends with respect to shares of Restricted Stock.

Section 8.    Acceleration of Vesting upon Death, Permanent Disability, and Retirement

        Unless otherwise provided in an Award Agreement, a Participant shall immediately become 100 percent Vested in all of his or her outstanding Options or Restricted Stock upon the occurrence of the Participant's death, Permanent Disability or Retirement while the Participant is in the employ or service of the Company or any Parent or Subsidiary.

Section 9.    Performance and Annual Incentive Awards.

(a)
Performance Conditions.    The right of a Participant to exercise or receive a grant or settlement of any Award, and the timing thereof, may be subject to such performance conditions as may be specified by the Board. The Board may use such business criteria and other measures of performance as it may deem appropriate in establishing any performance conditions, and may exercise its discretion to reduce the amounts payable under any Award subject to performance conditions, except as limited under this Section 9 hereof in the case of a Performance Award or Annual Incentive Award intended to qualify under Code Section 162(m). If and to the extent required under Code Section 162(m), any power or authority relating to a Performance Award or Annual Incentive Award intended to qualify under Code Section 162(m), shall be exercised by the Committee and not the Board.

(b)
Performance or Annual Incentive Awards Granted to Designated Covered Employees.    If and to the extent that the Committee determines that a Performance or Annual Incentive Award to be granted to a Participant who is designated by the Committee as likely to be a Covered Employee should qualify as "performance-based compensation" for purposes of Code Section 162(m), the grant, exercise and/or settlement of such Performance or Annual Incentive Award shall be contingent upon achievement of pre-established performance goals and other terms set forth in this Section 9.

(c)
Performance Goals Generally.    The performance goals for such Performance or Annual Incentive Awards shall consist of one or more business criteria and a targeted level or levels of performance with respect to each of such criteria, as specified by the Committee consistent with this Section 9. Performance goals shall be objective and shall otherwise meet the requirements of Code Section 162(m) and regulations thereunder, including the requirement that the level or levels of performance targeted by the Committee result in the achievement of performance goals being "substantially uncertain." The Committee may determine that such Performance or Annual Incentive Awards shall be granted, exercised and/or settled upon achievement of any one performance goal or that two or more of the performance goals must be achieved as a condition to grant, exercise and/or settlement of such Performance or Annual Incentive Awards. Performance goals may differ for Performance or Annual Incentive Awards granted to any one Grantee or to different Grantees.

(d)
Business Criteria.    One or more of the following business criteria for the Company, on a consolidated basis, and/or specified subsidiaries or business units of the Company (except with respect to the total stockholder return and earnings per share criteria), shall be used exclusively by the Committee in establishing performance goals for such Performance or Annual Incentive Awards: (i) total stockholder return; (ii) such total stockholder return as compared to total return (on a comparable basis) of a publicly available index such as, but not limited to, the Standard & Poor's 500 Stock Index; (iii) net income; (iv) pretax earnings; (v) earnings before interest expense, taxes, depreciation and amortization; (vi) pretax operating earnings after interest expense and before bonuses, service fees, and extraordinary or special items; (vii) operating margin; (viii) earnings per share; (ix) return on equity; (x) return on capital; (xi) return on investment; (xii) operating earnings; (xiii) working capital; (xiv) ratio of debt to stockholders' equity and (xv) revenue.

(e)
Timing For Establishing Performance Goals.    Performance goals shall be established not later than 90 days after the beginning of any performance period applicable to such Performance or Annual

  Incentive Awards, or at such other date as may be required or permitted for "performance-based compensation" under Code Section 162(m).

(f)
Performance or Annual Incentive Award Pool.    The Committee may establish a Performance or Annual Incentive Award pool, which shall be an unfunded pool, for purposes of measuring Company performance in connection with Performance or Annual Incentive Awards.

(g)
Settlement of Performance or Annual Incentive Awards; Other Terms.    Settlement of such Performance or Annual Incentive Awards shall be in cash, Stock, other Awards or other property, in the discretion of the Committee. The Committee may, in its discretion, reduce the amount of a settlement otherwise to be made in connection with such Performance or Annual Incentive Awards. The Committee shall specify the circumstances in which such Performance or Annual Incentive Awards shall be paid or forfeited in the event of termination of Service by the Participant prior to the end of a performance period or settlement of Performance Awards.

(h)
Written Determinations.    All determinations by the Committee as to the establishment of performance goals, the amount of any Performance Award pool or potential individual Performance Awards and as to the achievement of performance goals relating to Performance Awards, and the amount of any Annual Incentive Award pool or potential individual Annual Incentive Awards and the amount of final Annual Incentive Awards, shall be made in writing in the case of any Award intended to qualify under Code Section 162(m). To the extent required to comply with Code Section 162(m), the Committee may delegate any responsibility relating to such Performance Awards or Annual Incentive Awards.

(i)
Status of Section 9 Awards Under Code Section 162(m).    It is the intent of the Company that Performance Awards and Annual Incentive Awards under Section 9 hereof granted to persons who are designated by the Committee as likely to be Covered Employees within the meaning of Code Section 162(m) and regulations thereunder shall, if so designated by the Committee, constitute "qualified performance-based compensation" within the meaning of Code Section 162(m) and regulations thereunder. Accordingly, the terms of Section 9, including the definitions of Covered Employee and other terms used therein, shall be interpreted in a manner consistent with Code Section 162(m) and regulations thereunder. The foregoing notwithstanding, because the Committee cannot determine with certainty whether a given Grantee will be a Covered Employee with respect to a fiscal year that has not yet been completed, the term "Covered Employee" as used herein shall mean only a person designated by the Committee, at the time of grant of Performance Awards or an Annual Incentive Award, as likely to be a Covered Employee with respect to that fiscal year. If any provision of the Plan or any agreement relating to such Performance Awards or Annual Incentive Awards does not comply or is inconsistent with the requirements of Code Section 162(m) or regulations thereunder, such provision shall be construed or deemed amended to the extent necessary to conform to such requirements.

Section 10.    Parachute Limitations.

        Notwithstanding any other provision of this Plan or of any other agreement, contract, or understanding heretofore or hereafter entered into by a Participant with the Company or any Parent of a Subsidiary, except an agreement, contract, or understanding hereafter entered into that expressly modifies or excludes application of this paragraph (an "Other Agreement"), and notwithstanding any formal or informal plan or other arrangement for the direct or indirect provision of compensation to the Participant (including groups or classes of Participants or beneficiaries of which the Participant is a member), whether or not such compensation is deferred, is in cash, or is in the form of a benefit to or for the Participant (a "Benefit Arrangement"), if the Participant is a "disqualified individual," as defined in Section 280G(c) of the Code, any Option, Restricted Stock held by that Participant and any right to receive any payment or other benefit under this Plan shall not become exercisable or vested

(i) to the extent that such right to exercise, vesting, payment, or benefit, taking into account all other rights, payments, or benefits to or for the Participant under this Plan, all Other Agreements, and all Benefit Arrangements, would cause any payment or benefit to the Participant under this Plan to be considered a "parachute payment" within the meaning of Section 280G(b)(2) of the Code as then in effect (a "Parachute Payment") and (ii) if, as a result of receiving a Parachute Payment, the aggregate after-tax amounts received by the Participant from the Company under this Plan, all Other Agreements, and all Benefit Arrangements would be less than the maximum after-tax amount that could be received by the Participant without causing any such payment or benefit to be considered a Parachute Payment. In the event that the receipt of any such right to exercise, vesting, payment, or benefit under this Plan, in conjunction with all other rights, payments, or benefits to or for the Participant under any Other Agreement or any Benefit Arrangement would cause the Participant to be considered to have received a Parachute Payment under this Plan that would have the effect of decreasing the after-tax amount received by the Participant as described in clause (ii) of the preceding sentence, then the Participant shall have the right, in the Participant's sole discretion, to designate those rights, payments, or benefits under this Plan, any Other Agreements, and any Benefit Arrangements that should be reduced or eliminated so as to avoid having the payment or benefit to the Participant under this Plan be deemed to be a Parachute Payment.

Section 11.    Amendment and Termination.

        The Board may amend, alter or discontinue the Plan, but no amendment, alteration, or discontinuation shall be made that would impair the rights of a Participant under any Award theretofore granted without such Participant's consent. To the extent necessary and desirable, the Board shall obtain approval of the shareholders (as described below), for any amendment that would:

  (a)
  except as provided in Section 5 of the Plan, increase the total number of Shares reserved for issuance under the Plan;

  (b)
  change the class of officers, directors, employees, consultants and advisors eligible to participate in the Plan; or

  (c)
  extend the maximum Option period under Section 6(b) of the Plan.

        The Administrator may amend the terms of any Award theretofore granted, prospectively or retroactively, but, subject to Section 2 and to Section 5 of the Plan, no such amendment shall impair the rights of any Participant without his or her consent.

        Notwithstanding the foregoing, the Plan shall terminate upon the sale of all or substantially all of the assets of the Company, or a distribution of all or substantially all of the assets of the Company to its shareholders, or the merger or reorganization of the Company if the Company is not the surviving entity and the Plan is not assumed in connection therewith.

Section 12.    Unfunded Status of Plan.

        The Plan is intended to constitute an "unfunded" plan for incentive compensation. With respect to any payments not yet made to a Participant by the Company, nothing contained herein shall give any such Participant any rights that are greater than those of a general creditor of the Company.

Section 13.    Withholding Taxes.

(a)
Whenever cash is to be paid pursuant to an Award, the Company shall have the right to deduct therefrom an amount sufficient to satisfy any federal, state, local and other withholding tax requirements related thereto. Whenever Shares are to be delivered pursuant to an Award, the Company shall have the right to require the Participant to remit to the Company in cash an amount sufficient to satisfy any federal, state, local and other withholding tax requirements related thereto.

(b)
Unless otherwise determined by the Administrator, a Participant may elect to deliver shares of Common Stock (or have the Company withhold shares deliverable upon grant or vesting of Restricted Stock) to satisfy, in whole or in part, the amount the Company is required to withhold for taxes in connection with the exercise of an Option or the delivery of Restricted Stock upon grant or vesting, as the case may be. Such election must be made on or before the date the amount of tax to be withheld is determined. Once made, the election shall be irrevocable. The fair market value of the Shares to be withheld or delivered will be the Fair Market Value as of the date the amount of tax to be withheld is determined. In the event a Participant elects to deliver or have the Company withhold Shares of Common Stock pursuant to this Section 11(b), such delivery or withholding must be made subject to the conditions and pursuant to the procedures set forth in Section 6(d) with respect to the delivery or withholding of Common Stock in payment of the Exercise Price of Options.

Section 14.    General Provisions.

(a)
Shares shall not be issued pursuant to the exercise of any Award granted hereunder unless the exercise of such Award and the issuance and delivery of such Shares pursuant thereto shall comply with all relevant provisions of law, including, without limitation, the Securities Act, the Exchange and the requirements of any stock exchange upon which the Common Stock may then be listed, and shall be further subject to the approval of counsel for the Company with respect to such compliance.

(b)
The Administrator may require each person acquiring Shares to represent to and agree with the Company in writing that such person is acquiring the Shares without a view to distribution thereof. The certificates for such Shares may include any legend that the Administrator deems appropriate to reflect any restrictions on transfer.

(c)
All certificates for Shares delivered under the Plan shall be subject to such stock-transfer orders and other restrictions as the Administrator may deem advisable under the rules, regulations, and other requirements of the Securities and Exchange Commission, any stock exchange upon which the Common Stock is then listed, and any applicable Federal or state securities law, and the Administrator may cause a legend or legends to be placed on any such certificates to make appropriate reference to such restrictions.

(d)
The Company's repurchase of any Shares shall be subject to the terms of any credit or loan agreement or similar arrangement to which the Company may be a party.

(e)
Nothing contained in the Plan shall prevent the Board from adopting other or additional compensation arrangements, subject to shareholder approval, if such approval is required; and such arrangements may be either generally applicable or applicable only in specific cases.

(f)
Each Participant shall, no later than the date as of which the value of an Award first becomes includible in the gross income of the Participant for Federal income tax purposes, pay to the Company, or make arrangements satisfactory to the Administrator regarding payment of, which shall include, without limitation, compliance with Section 11(b) hereof, any Federal, state, or local taxes of any kind required by law to be withheld with respect to such Award. The obligations of the Company under the Plan shall be conditional on the making of such payments or arrangements, and the Company shall, to the extent permitted by law, have the right to deduct any such taxes from any payment of any kind otherwise due to the Participant.

(g)
No member of the Board or the Administrator, nor any officer or employee of the Company acting on behalf of the Board or the Administrator, shall be personally liable for any action,

  determination, or interpretation taken or made in good faith with respect to the Plan, and all members of the Board or the Administrator and each and any officer or employee of the Company acting on their behalf shall, to the extent permitted by law, be fully indemnified and protected by the Company in respect of any such action, determination or interpretation.

(h)
To the extent applicable, pursuant to the provisions of Section 260.140.46 of Title 10 of the California Code of Regulations, the Company shall provide to each Participant and to each individual who acquires Common Stock pursuant to the Plan, not less frequently than annually during the period such Participant or purchaser has one or more awards granted under the Plan outstanding, and, in the case of an individual who acquires Common Stock pursuant to the Plan, during the period such individual owns such Common Stock, copies of the Company's annual financial statements. The Company shall not be required to provide such statements to key employees of the Company whose duties in connection with the Company assure their access to equivalent information.

(i)
To the extent applicable, the provisions of Sections 260.160.41, 260.140.42 and 260.140.45 of Title 10 of the California Code of Regulations are incorporated herein by reference.

(j)
Unless the Committee expressly provides otherwise, in connection with any underwritten public offering by the Company of its equity securities pursuant to an effective registration statement filed under the Securities Act, for such period as the Company or its underwriters may request and subject to such other provisions as the Committee may deem necessary or desirable, the Participant shall not, directly or indirectly, sell, make any short sale of, loan, hypothecate, pledge, offer, grant or sell any Option or other contract for the purchase of, purchase any Option or other contract for the sale of, or otherwise dispose of or transfer, or agree to engage in any of the foregoing transactions with respect to, any Shares acquired under this Plan without the prior written consent of the Company or its underwriters.

(k)
If the shares of Common Stock are not listed on a national securities exchange or traded in an over-the-counter market, then at the end of the Company's fiscal year containing the fifth anniversary of the Effective Date, the Company shall obtain an appraisal of the fair market value of a share of Common Stock as of the end of such fiscal year prepared within 90 days of the end of such fiscal year by an independent appraiser selected by the Board of Directors.

(l)
No provision in the Plan or any Award or Award Agreement shall be construed to confer upon any individual the right to remain in the employ or service of the Company or Parent or Subsidiary or to interfere in any way with any contractual or other right or authority of the Company either to increase or decrease the compensation or other payment to any individual at any time, or to terminate any employment or other relationship between any individual and the Company. In addition, notwithstanding anything contained in the Plan to the contrary, unless otherwise stated in the applicable Award Agreement, no Award granted under the Plan shall be affected by any change of duties or positions of the Participant, so long as such Participant continues to be a director, officer, employee, consultant, or adviser of the Company or Parent or Subsidiary. The obligation of the Company to pay any benefits pursuant to this Plan shall be interpreted as a contractual obligation to pay only those amounts described herein, in the manner and under the conditions prescribed herein. The Plan shall in no way be interpreted to require the Company to transfer any amounts to a third party trustee or otherwise hold any amount in trust or escrow for payment to any Participant or beneficiary under the terms of the Plan.

Section 15.    Shareholder Approval; Effective Date of Plan.

(a)
The grant of any Award hereunder shall be contingent upon shareholder approval of the Plan being obtained within 12 months before or after the date the Board adopts the Plan.

(b)
Subject to the approval of the Plan by the stockholders of the Company within twelve (12) months before or after the date the Plan is adopted by the Board, the Plan shall be effective as of May 3, 2002 (the "Effective Date").

Section 16.    Term of Plan.

        No Award shall be granted pursuant to the Plan on or after the tenth anniversary of the Effective Date, but Awards theretofore granted may extend beyond that date.

Section 17.    Severability

        Whenever possible, each provision of the Plan shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of the Plan is held to be prohibited by or invalid under applicable law, such provision shall be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of the Plan.

Section 18.    Governing Law.

        The Plan and all determinations made and actions taken pursuant hereto shall be governed by the laws of the State of Delaware, without giving effect to the conflict of laws principles thereof.

REGAL ENTERTAINMENT GROUP
2005 AMENDMENT TO THE 2002 STOCK INCENTIVE PLAN

        The Regal Entertainment Group 2002 Stock Incentive Plan (the "Plan") is amended as set forth below, effective as of March 22, 2005, the date of adoption of this Amendment (the "Adoption Date"), by the Board of Directors of Regal Entertainment Group (the "Company"), subject to approval within one year of the Adoption Date by a majority of the stockholders of the Company. If the stockholders fail to approve this Amendment within one year of the Adoption Date, no awards may be granted under the Plan covering shares of stock in excess of the number permitted under the Plan as in effect before the Adoption Date.

        The first paragraph of Section 3 of the Plan is hereby amended and restated in its entirety to read as follows:

          "The total number of shares of Common Stock reserved and available for issuance under the Plan shall be 18,000,000 Shares. Such Shares may consist, in whole or in part, of authorized and unissued shares or treasury shares."

 REGAL ENTERTAINMENT GROUP
PROPOSED AMENDMENTS TO THE 2002 STOCK INCENTIVE PLAN

        The Regal Entertainment Group 2002 Stock Incentive Plan (as amended, the "Plan") is further amended as set forth below, effective as of March 13, 2012, the date of adoption of these Amendments (the "Adoption Date"), by the Board of Directors of Regal Entertainment Group (the "Company"), subject to approval within one year of the Adoption Date by a majority of the stockholders of the Company. If the stockholders fail to approve these Amendments within one year of the Adoption Date, no awards may be granted under the Plan covering shares of stock in excess of the number permitted under the Plan as in effect before the Adoption Date. In addition, if these Amendments are not approved by the stockholders, the Plan would terminate on May 3, 2012 although all awards outstanding at that time would continue.

        The first paragraph of Section 3 of the Plan is hereby amended and restated in its entirety to read as follows:

          "The total number of shares of Common Stock reserved and available for issuance under the Plan shall be 23, 319,207 Shares. Such Shares may consist, in whole or in part, of authorized and unissued shares or treasury shares."

        Section 16 of the Plan is hereby amended and restated in its entirety to read as follows:

          "No Award shall be granted pursuant to the Plan on or after May 9, 2022."

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. KEEP THIS PORTION FOR YOUR RECORDS DETACH AND RETURN THIS PORTION ONLY TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: Signature (Joint Owners) Signature [PLEASE SIGN WITHIN BOX] Date Date To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below. 0000137033_1 R1.0.0.11699 For Withhold For All All All Except The board of directors recommends that you vote FOR the election of the Class I directors to serve a three year term. 1. Election of Directors Nominees 01 Charles E. Brymer 02 Michael L. Campbell 03 Alex Yemenidjian REGAL ENTERTAINMENT GROUP 7132 REGAL LANE KNOXVILLE, TN 37918 VOTE BY INTERNET - www.proxyvote.com Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form. ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS If you would like to reduce the costs incurred by REGAL ENTERTAINMENT GROUP in mailing proxy materials, you can elect to receive all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years. VOTE BY PHONE - 1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the meeting date. Have your proxy card in hand when you call and then follow the instructions. VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. The board of directors recommends that you vote FOR proposals 2, 3 and 4: For Against Abstain 2. Approval, on an advisory basis, of the compensation of our named executive officers. 3 Ratification of the Audit Committee's selection of KPMG LLP as our independent registered public accounting firm for the fiscal year ending December 27, 2012. 4 Approval of the amendments to our 2002 Stock Incentive Plan. NOTE: The shares represented by this proxy when properly executed will be voted in the manner directed herein by the undersigned Stockholder(s). If no direction is made, this proxy will be voted FOR proposals 1, 2, 3 and 4. If any other matters properly come before the meeting, or if cumulative voting is required, the person named in this proxy will vote in their discretion. Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name, by authorized officer. For address change/comments, mark here. (see reverse for instructions) Yes No Please indicate if you plan to attend this meeting

0000137033_2 R1.0.0.11699 Important Notice Regarding Internet Availability of Proxy Materials for the Annual Meeting: The Notice of Annual Meeting of Stockholders and Proxy Statement and Summary Annual Report are available at http://ww3.ics.adp.com/streetlink/RGC. For directions to attend the Annual Meeting and Annual Admission information, contact investor Relations at (865)922-1123. Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The NPS/AR Combo is/are available at www.proxyvote.com . ANNUAL MEETING OF STOCKHOLDERS May 9, 2012 This proxy, when properly executed, will be voted as directed by the stockholder. If this proxy is properly executed and returned, but no direction is made, this proxy will be voted as the board of directors recommends for proposals 1, 2, 3 and 4 at the Annual Meeting. The undersigned stockholder of Regal Entertainment Group hereby acknowledges receipt of the Notice of Annual Meeting of Stockholders, Proxy Statement and Summary Annual Report relating to the 2012 Annual Meeting of Stockholders to be held at 8:30 a.m. (Eastern Time) on May 9, 2012, at our Pinnacle Stadium 18 at Turkey Creek theatre, located at 11240 Parkside Drive, Knoxville, Tennessee 37922, and hereby appoints Peter B. Brandow and Amy E. Miles, and each of them (with full power to act alone), the attorneys and proxies of the undersigned, with full power of substitution to each, to vote all shares of the Class A and Class B common stock of Regal Entertainment Group registered in the name provided herein which the undersigned is entitled to vote at the 2012 Annual Meeting of Stockholders, and at any adjournments thereof, with all the powers the undersigned would have if personally present. Without limiting the general authorization hereby given, the proxies are, and each of them is, instructed to vote or act as directed hereby or, in the absence of any direction, in accordance with the board of directors' recommendations on each of the proposals set forth in the Proxy Statement, which proposals are set forth on the reverse side. PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED REPLY ENVELOPE. (If you noted any Address Changes and/or Comments above, please mark corresponding box on the reverse side.) Address change/comments: Continued and to be signed on reverse side